QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on November 4, 2004

Registration No. 333-115341

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RURAL LEC ACQUISITION LLC
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	4813 (Primary Standard Industrial Classification Code Number)	52-2126395 (I.R.S. Employer Identification Number)

505 Third Avenue East
Oneonta, Alabama 35121
(205) 625-3574
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

(For Co-Registrants, please see "Table of Additional Registrant Guarantors")

Michael D. Weaver
President and Chief Executive Officer
Rural LEC Acquisition LLC
505 Third Avenue East
Oneonta, Alabama 35121
(205) 625-3574
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With copies to:

Richard A. Boehmer, Esq. O'Melveny & Myers LLP 400 South Hope Street Los Angeles, California 90071 (213) 430-6643	Richard L. Muglia, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3710

Approximate date of commencement of proposed sale to the public:
 As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Income Deposit Securities (IDSs)(2)	$	$

Class A Common Stock, par value $0.01 per share(3)

% Senior Subordinated Notes due 2019(4)

Subsidiary Guarantees of % Senior Subordinated Notes due 2019(5)

Total	$190,000,000	$24,073(6)

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)
The IDSs represent 9,524,940 underlying shares of the Class A common stock and $71,627,549 aggregate principal amount of underlying      % senior subordinated notes of the Registrant. Includes IDSs subject to the underwriters' over-allotment option and an indeterminate number of IDSs of the same series which may be received by holders of IDSs in the future on one or more occasions in replacement of the IDSs being offered hereby in the event of a subsequent issuance of IDSs, upon an automatic exchange of portions of the senior subordinated notes for identical portions of such additional notes as discussed in note (4) below.
(3)
Represents 9,524,940 shares of the Registrant's Class A common stock included in the IDSs described in note (2) above.
(4)
Includes $71,627,549 aggregate principal amount of the Registrant's      % senior subordinated notes included in the IDSs described in note (2) above and $8,500,000 aggregate principal amount of senior subordinated notes of the same series that will be issued separately (not in the form of IDSs). Also includes an indeterminate principal amount of notes of the same series as the senior subordinated notes which may be received by holders of the senior subordinated notes in the future on one or more occasions in the event of a subsequent issuance of IDSs, upon an automatic exchange of portions of the senior subordinated notes for identical portions of such additional notes.
(5)
Each of the subsidiary guarantors listed in the Table of Additional Registrant Guarantors on the next page will guarantee the senior subordinated notes represented by the IDSs and the senior subordinated notes of the same series that may be issued separately from the IDSs. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.
(6)
Previously paid.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Otelco Telecommunications LLC	Delaware	52-2126385
Otelco Telephone LLC	Delaware	52-2126398
Hopper Holding Company, Inc.	Alabama	63-1141724
Hopper Telecommunications Company, Inc.	Alabama	63-0392708
Brindlee Holdings LLC	Delaware	52-2250807
Brindlee Mountain Telephone Company	Alabama	63-0349793
Page & Kiser Communications, Inc.	Alabama	63-1062947
Blountsville Telephone Company, Inc.	Alabama	63-0326561

        The address of the principal executive officers of the additional registrants listed above is 505 Third Avenue East, Oneonta, Alabama 35121. Their telephone number at that address is (205) 625-3574.

Explanatory Notes

Rural LEC Acquisition LLC is a Registrant under this Registration Statement on Form S-1. Prior to the effectiveness of this Registration Statement, Rural LEC Acquisition LLC will be converted from a Delaware limited liability company to a Delaware corporation and its name will be changed to Otelco Inc. Accordingly, the prospectus included within this Registration Statement refers to Otelco Inc. as the issuer of the securities being offered pursuant to the prospectus.

This Registration Statement contains two forms of prospectus: one to be used in connection with an offering in the United States and one to be used in a concurrent underwritten offering in Canada. The two forms of prospectus are identical in all material respects except for the cover pages and certain additional pages to be included in the Canadian prospectus which are produced beginning on page C-1.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 4, 2004

8,659,000
Income Deposit Securities (IDSs)

representing
8,659,000 shares of Class A Common Stock
$65,115,680    % Senior Subordinated Notes due 2019 and

$8,500,000    % Senior Subordinated Notes due 2019

We and our existing equity investors are offering 8,659,000 IDSs in the United States and Canada representing an aggregate of 8,659,000 shares of our Class A common stock and $65,115,680 aggregate principal amount of our    % senior subordinated notes due 2019. Each IDS initially represents:

  •
  one share of our Class A common stock; and

  •
  a      % senior subordinated note due 2019 with a $7.52 principal amount.

Of the 8,659,000 IDSs offered hereby, 860,657 IDSs are being offered by us and 7,798,343 IDSs are being offered by our affiliates who are existing equity investors.

We are also offering $8,500,000 aggregate principal amount of our      % senior subordinated notes separately (not in the form of IDSs) in the United States and Canada. The offering of IDSs and the offering of separate senior subordinated notes (not in the form of IDSs) are each conditioned upon each other.

This is our initial public offering of IDSs and senior subordinated notes. We anticipate that the public offering price of the IDSs will be between $15.20 and $16.80 per IDS and the public offering price of the senior subordinated notes will be 100% of the stated principal amount.

Holders of IDSs may separate the IDSs into the shares of our Class A common stock and senior subordinated notes represented thereby at any time after the earlier of 45 days from the closing of this offering or the occurrence of a change of control. Similarly, except as described below, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form IDSs.

We will be permitted to defer interest payments on our senior subordinated notes subject to the limitations described in "Description of Senior Subordinated Notes—Terms of the Notes—Interest Deferral." Our obligations under the senior subordinated notes will be fully and unconditionally guaranteed by certain of our direct and indirect wholly owned subsidiaries.

Upon a subsequent issuance by us of IDSs or senior subordinated notes of the same series (not in the form of IDSs), a portion of your senior subordinated notes may be automatically exchanged for an identical principal amount of the senior subordinated notes issued in such subsequent issuance, and in that event your IDSs will be replaced with new IDSs.

We have applied to list our IDSs on the American Stock Exchange under the trading symbol "OTT." In addition, we have applied to list our IDSs on the Toronto Stock Exchange under the symbol "OTT.un" and the shares of our Class A common stock under the trading symbol "OTT." We currently do not anticipate an active trading market for the Class A common stock to develop.

Investing in our IDSs and in our senior subordinated notes (not in the form of IDSs) involves risks. See "Risk Factors" beginning on page 25.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per IDS(1)	Total	Per Senior Subordinated Note(2)		Total
Public offering price	$	$		%	$
Underwriting discount	$	$		%	$
Proceeds to Otelco Inc. (before expenses)(3)	$	$		%	$
Proceeds to selling securityholders	$	$			$

(1)
The price per IDS is comprised of $8.48 allocated to each share of Class A common stock and $7.52 allocated to each senior subordinated note, assuming an initial public offering price of $16.00 per IDS, the mid-point of our offering price range.
(2)
Relates to $8,500,000 aggregate principal amount of senior subordinated notes that we are selling separately (not in the form of IDSs).
(3)
We are selling 860,657 IDSs in this offering. We will not receive any proceeds from the sale by our existing equity investors of 7,798,343 IDSs being sold in this offering.

Certain of our affiliates who are existing equity investors have granted the underwriters an option to purchase up to 865,940 additional IDSs at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments, if any.

The underwriters expect to deliver the IDSs and senior subordinated notes to purchasers on or about                        , 2004.

CIBC World Markets	RBC Capital Markets	UBS Investment Bank
Deutsche Bank SecuritiesHarris NesbittKeyBanc Capital MarketsRaymond James

                        , 2004

Summary

The following is a summary of the principal features of this offering of IDSs and senior subordinated notes (not in the form of IDSs) and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus. Unless otherwise indicated, the disclosure contained in this prospectus assumes the underwriters' over-allotment option has not been exercised.

Our Company

Overview

We are the sole wireline telephone services provider in several rural communities in Alabama and Missouri. Our services include local telephone, network access, long distance, Internet access, cable television and other telephone related services. Our core businesses of providing local telephone service and network access to other telecommunications carriers for calls originated or terminated on our network generated approximately 77.9% and 77.1% of our pro forma revenue for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively. As of September 30, 2004, we operated approximately 36,500 access lines, cable modems and digital subscriber lines, or DSL, which we collectively refer to as access line equivalents, which we believe places us among the top 50 largest local exchange carriers in the United States based on number of access line equivalents. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Access Lines and Customer Trends" for a discussion of our access line trends. For the nine months ended September 30, 2004 and the year ended December 31, 2003, we had pro forma revenues of approximately $35.8 million and $44.9 million, respectively. As of September 30, 2004, on a pro forma basis without giving effect to this offering, we had long-term notes payable of approximately $94.5 million and upon completion of this offering we expect to have total indebtedness of approximately $161.1 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Overview—Impact of this Offering on our Results of Operations and Liquidity" and "—Liquidity and Capital Resources" for a discussion of our indebtedness.

We operate five incumbent telephone companies serving rural markets, or rural local exchange carriers, each of which can trace its history as a local telecommunications provider as far back as the early 1900s. We are able to leverage our long-standing relationship with our local service customers by offering them a broad suite of other telecommunications and information services, such as long distance, Internet access and cable television, thereby increasing customer loyalty and average revenue per access line. Our average monthly revenue per access line has increased from $91.41 to $101.45 from 2001 to 2003 and to $104.28 for the nine months ended September 30, 2004.

Our rural local exchange carriers have generally experienced stable operating results and strong cash flows and operate in supportive regulatory environments. Each of our rural local exchange carriers qualifies as a "rural telephone company" under the federal Communications Act of 1934, as amended, or the Communications Act, so we are currently exempt from certain costly interconnection requirements imposed on incumbent or "historical" local telephone companies, or incumbent local exchange carriers, by the Communications Act. This exemption helps us maintain our strong competitive position. Competition is typically limited because rural local exchange carriers primarily serve low customer density communities with predominantly residential customers, and the cost of operations and capital investment requirements for new entrants is high.

Our Strengths

Consistent and Predictable Cash Flows.    We maintain a recurring revenue stream and stable and predictable cash flows as a result of (i) our established and loyal customer base, which consists primarily of residential customers, (ii) the near-essential nature of telephone services and (iii) the absence of wireline telephone competition in our rural local exchange carrier territories. Our cash flows provided by operating activities were $17.1 million for each of the years ended December 31, 2003 and 2002.

Modest Capital Expenditure Requirements.    We have made significant capital expenditures to upgrade our telephone, cable and Internet networks over the past five years. Due to these investments, we expect that capital expenditures required to maintain our existing networks will be modest and lower than in the past.

Sole Provider of Integrated Services.    We believe we are the only telecommunications service provider in our markets offering an integrated package consisting of local telephone, long distance, Internet access and, in certain markets, cable television, as well as a variety of enhanced features such as caller identification, call waiting, call forwarding and voicemail.

Experienced Management Team.    We are led by an experienced senior management team, the members of which have an average of more than 20 years of telecommunications industry experience. Our management team has successfully integrated four acquisitions since 1999, improving revenues and cash flow significantly while enhancing service quality and broadening service offerings.

Our Strategy

Cross-Sell Additional Services and Introduce New Services.    We will continue to focus on increasing our average revenue per access line through cross-selling additional services to our existing local telephone customers and offering new services to meet our customers' growing needs.

Continue to Improve Operating Efficiencies and Profitability.    We have achieved significant efficiencies as a result of our operating, regulatory and management expertise. We intend to continue to improve our operating efficiencies by consolidating various administrative functions at Mid-Missouri Holding Corp., or Mid-Missouri Holding, and implementing best practices across our company.

Increase Customer Loyalty and Brand Identity.    We believe that our local presence allows us to provide consistent and exceptional customer service that leads to high levels of customer satisfaction and greater demand for our services, thus strengthening our brand identity and customer loyalty.

Expand Through Strategic Acquisitions.    Since January 1999, we have acquired four rural local exchange carrier businesses, and immediately prior to the closing of this offering, will acquire Mid-Missouri Holding. We intend to pursue selective strategic mergers or acquisitions, primarily with rural local exchange carriers that are proximate, though not necessarily contiguous, to our current territories, or which serve a customer base large enough for us to realize operational efficiencies or other strategic benefits.

Actions to Occur in Connection with this Offering

New Credit Facility.    Concurrent with the closing of this offering, we will enter into a new senior secured credit facility with a syndicate of financial institutions. In this prospectus, we refer to this credit facility as the "new credit facility." CIBC World Markets Corp. will act as sole lead arranger in connection with the new credit facility in which capacity it will assist us with the structuring and allocation of the new credit facility. The new credit facility will be comprised of a secured revolving credit facility in a total principal amount of up to $15.0 million and a senior secured term loan in an aggregate principal amount of $80.0 million. The revolving credit facility and the term loan will each have a five year maturity. CIBC is also acting as a joint book-running manager of this offering. The closing of this offering is conditioned upon the closing of the new credit facility.

Our Conversion.    Prior to the closing of this offering, we will convert from a Delaware limited liability company to a Delaware corporation and change our name to Otelco Inc., which we refer to as our conversion. All 2,512,699.41 of the outstanding membership interests of Rural LEC Acquisition LLC will convert to a combination of IDSs and shares of Class B common stock, par value $0.01 per share, of Otelco Inc. based on a conversion ratio of 3.10570 IDSs and 0.20349 shares of Class B common stock for each membership interest of Rural LEC Acquisition LLC. The membership interests of Rural LEC Acquisition LLC are held by our financial sponsors and their affiliates and certain of our officers. In addition, affiliates of certain of the underwriters in this offering own a percentage of funds managed by one of our financial sponsors. See "Principal and Selling Stockholders" and "Underwriting." Unless otherwise specifically stated, the information in this prospectus assumes this conversion has occurred. In general, beginning on the second anniversary of the closing of this offering, and subject to a financial test and other conditions, each share of Class B common stock will be exchangeable at the holder's option for one IDS registered under the Securities Act of 1933. See "Related Party Transactions—Investor Rights Agreement." No additional consideration will be paid by such holders for the senior subordinated notes that form part of the IDSs. The conversion was structured to include both IDSs and shares of Class B common stock to strengthen the positions regarding the tax treatment of the IDSs.

All outstanding options to acquire membership interests in Rural LEC Acquisition LLC will vest and immediately prior to the closing of this offering, each holder of outstanding options will exchange those options for a combination of IDSs and shares of Class B common stock. We expect to record compensation expense of approximately $0.4 million in connection with the vesting of the remaining options in applying variable accounting under Accounting Principles Board Opinion No. 25 ("APB 25"). The number of IDSs and shares of Class B common stock to be received upon exchange of each outstanding option will be equal to the number of IDSs and shares of Class B common stock that a holder would have received in the conversion had the holder exercised the option on a "cashless basis." Certain of our officers and one of our directors hold options that will be exchanged for IDSs and shares of Class B common stock. See "Management—Director and Executive Compensation." No additional consideration will be paid by holders of outstanding options for the senior subordinated notes that form part of the IDSs.

Acquisition of Mid-Missouri Holding.    Prior to the closing of this offering, we will acquire Mid-Missouri Holding from Mid-Missouri Parent, LLC, which is an affiliate of certain of our existing equity investors. As a result of the acquisition, Mid-Missouri Holding will become a wholly owned subsidiary of ours and will guarantee the senior subordinated notes and borrowings under the new credit facility. All outstanding options to acquire shares of Mid-Missouri Holding common stock will vest and immediately prior to the closing of this offering, each holder of outstanding options will exchange those options for a combination of IDSs and shares of Class B common stock. No additional consideration will be paid by holders of outstanding options for the senior subordinated notes that form part of the IDSs. The number of IDSs and shares of Class B common stock to be received upon exchange of each outstanding option will be equal to the number of IDSs and shares of Class B common stock that the holder would have received in the merger had the holder exercised the option on a "cashless basis." Certain of Mid-Missouri Holding's officers hold options to acquire shares of Mid-Missouri Holding common stock that will be exchanged for IDSs and shares of Class B common stock. The stockholders of Mid-Missouri Holding immediately prior to the consummation of the acquisition will receive an aggregate of 850,750 IDSs and 55,744 shares of Class B common stock as consideration for their shares of Mid-Missouri Holding, using an exchange ratio of 0.14036 IDSs and 0.00920 shares of Class B common stock for each share of common stock of Mid-Missouri Holding. Mid-Missouri Holding is currently the sole stockholder of Mid-Missouri Telephone Company, or Mid-Missouri Telephone, a rural local exchange carrier based in central Missouri, which at September 30, 2004 operated approximately 4,300 access line equivalents. Although Mid-Missouri Holding will guarantee our obligations under the senior subordinated notes and the new credit facility, because of regulatory requirements in Missouri relating to the pledge of the capital stock of a telephone operating company and the ability of a telephone operating company to guarantee debt, the stock of Mid-Missouri Telephone will not be pledged to secure the obligations under the senior subordinated notes and Mid- Missouri Telephone will not guarantee the senior subordinated notes or borrowings under the new credit facility. Unless otherwise specifically stated herein, the information in this prospectus, other than financial information, assumes this acquisition has occurred and the pro forma financial information in this prospectus assumes this acquisition occurred as of the respective period presented, for balance sheet information, and on the first day of the respective period presented, for income statement information. See "Selected Unaudited Pro Forma Consolidated Financial Information."

The respective boards of directors of each of Rural LEC Acquisition LLC, Mid-Missouri Parent, LLC and Mid-Missouri Holding agreed that Mid-Missouri Holding's equity owners would own approximately 9.6% of the combined entity, Otelco Inc., consisting of Rural LEC Acquisition LLC and Mid-Missouri Holding immediately prior to this offering. This percentage ownership approach was the basis for the consideration and conclusions by the respective boards of directors of Rural LEC Acquisition LLC, Mid-Missouri Holding and Mid-Missouri Parent LLC. None of the boards assigned a dollar value to Mid-Missouri Holding.

Class B common stock.    The Class B common stock to be issued in connection with our conversion and the acquisition of Mid-Missouri Holding will be exchangeable, at the holder's option and subject to a financial test and other conditions, into IDSs, registered under the Securities Act, at an initial exchange rate of one-to-one (subject to certain adjustments). Only Class A common stock is eligible to be included in IDSs and entitled to receive dividends and other distributions. Otherwise, the Class B common stock will have the same rights, preferences and privileges as the Class A common stock. See "Related Party Transactions—Investor Rights Agreement," "Description of Capital Stock—Class A Common Stock" and "Description of Capital Stock—Class B Common Stock."

Repurchase of Class B common stock and IDSs.    Concurrently with this offering, we will repurchase and retire an aggregate of 11,941 shares of Class B common stock and 65,727 IDSs to be issued in connection with the exchange of the options with respect to Rural LEC Acquisition LLC's membership interests and Mid-Missouri Holding's common stock. We will repurchase a portion of the IDSs and all of the shares of the Class B common stock issued in connection with such option exchanges with management of Rural LEC Acquisition LLC and Mid-Missouri Holding in an amount necessary to satisfy the tax liability incurred by such option holders in connection with such option exchanges. All of the IDSs will be repurchased at the public offering price set forth on the cover page of this prospectus less the applicable underwriting discount. All of the Class B common stock will be repurchased at the same price as the IDSs. See "Principal and Selling Stockholders" and "Related Party Transactions—Repurchase of Class B common stock and IDSs."

Use of Proceeds

Assuming an initial public offering price of $16.00 per IDS (the midpoint of the range set forth on the cover page of this prospectus) and that the initial public offering price of the senior subordinated notes (not in the form of IDSs) will be 100% of the stated principal amount, we estimate that we will receive net proceeds from this offering of approximately $22.3 million before deducting underwriting discounts and commissions and that our existing equity investors will receive net proceeds of $117.3 million.

We will use our net proceeds from this offering, together with $5.3 million of cash on hand and $80.0 million from the senior secured term loan under our new credit facility, as follows:

  •
  approximately $94.5 million to repay in full our existing long-term notes payable;

  •
  approximately $4.4 million to purchase an interest rate cap in connection with the floating rate borrowings under our new credit facility;

  •
  approximately $1.2 million to repurchase shares of Class B common stock and IDSs issued upon exchange of the options with respect to Rural LEC Acquisition LLC's membership interests and Mid-Missouri Holding's common stock; and

  •
  approximately $7.5 million to pay fees and expenses.

We will not receive any of the $117.3 million of proceeds from the sale of IDSs offered hereby by our existing equity investors.

Certain of our existing equity investors have granted the underwriters an option to purchase from them up to 865,940 additional IDSs, at the public offering price, solely to cover over-allotments in this offering. We will not receive any of the proceeds from the exercise of the underwriters' over-allotment option.

Our Organizational Structure After this Offering

Public
84.7%(1)
Existing Equity
Investors 15.3%(2)
Public Holders of
Senior Subordinated
Notes (Not in the
form of IDSs)
Otelco Inc.
(Issuer of IDSs and Senior
Subordinated Notes and Borrower
Under New Credit Facility)
Guarantors of Senior Subordinated Notes
and New Credit Facility
Guarantors of Senior Subordinated Notes
and New Credit Facility
Mid-Missouri
Holding Corp.
("Mid-Missouri Holding")(3)
Otelco
Telecommunications
LLC(3)
Hopper Holding
Company, Inc.(3)
Brindlee Holdings
LLC(3)
Page & Kiser
Communications, Inc.
(3)
Mid-Missouri
Telephone Company
("Mid-Missouri Telephone")
(3)(4)(5)
Otelco Telephone LLC
("Otelco Telephone")
(3)(4)
Hopper
Telecommunications
Company, Inc.
("Hopper")(3)(4)
Brindlee Mountain
Telephone Company
("Brindlee")(3)(4)
Blountsville
Telephone Company,
Inc. ("Blountsville")
(3)(4)

(1) Held in the form of IDSs.

(2) Held 9.7% in the form of Class A common stock as part of IDSs and 5.6% in the form of Class B common stock. Included in this percentage is 1.2% in the aggregate held by our officers and directors.

(3) All of our subsidiaries other than Mid-Missouri Telephone will fully and unconditionally guarantee on a senior basis the new credit facility and we and all of our subsidiaries other than Mid-Missouri Holding will pledge all outstanding shares of the rural local exchange carriers we or they own to the lenders under the new credit facility. Each of our subsidiaries other than Mid-Missouri Telephone also will jointly and severally, fully and unconditionally guarantee the senior subordinated notes on a senior subordinated unsecured basis.

(4) These five companies are the rural local exchange carriers through which we conduct our operations.

(5) Mid-Missouri Telephone is the sole stockholder of Imagination, Inc., which provides Internet services in certain locations in Missouri. Imagination, Inc. will fully and unconditionally guarantee the new credit facility on a senior basis and the senior subordinated notes on a senior subordinated unsecured basis.

Our Corporate Information

Our principal executive office is located at 505 Third Avenue East, Oneonta, Alabama 35121, and our telephone number is (205) 625-3574. Our Internet address is www.otelco.net. www.otelco.net is a textual reference only, meaning that the information contained on the website is not part of this prospectus and is not incorporated in this prospectus by reference.

The Offering

Summary of the IDSs

This is an offering of:

  •
  8,659,000 IDSs, representing 8,659,000 shares of Class A common stock and $65,115,680 aggregate principal amount of senior subordinated notes, at an assumed initial public offering price of $16.00 per IDS (comprised of $8.48 allocated per share of Class A common stock and $7.52 allocated per senior subordinated note), which represents the midpoint of the range set forth on the cover page of this prospectus; and

  •
  $8,500,000 aggregate principal amount of senior subordinated notes sold separately (not in the form of IDSs).

The IDSs offered hereby are comprised of 860,657 shares of Class A common stock and $6,472,141 aggregate principal amount of senior subordinated notes to be sold by us, and 7,798,343 shares of Class A common stock and $58,643,539 aggregate principal amount of senior subordinated notes to be sold by our existing equity investors. If the underwriters' over-allotment option is exercised in full, certain of our existing equity investors will sell an additional 865,940 IDSs. The $8,500,000 aggregate principal amount of senior subordinated notes offered separately (not in the form of IDSs) is being offered by us. The offering of IDSs and the separate offering of senior subordinated notes (not in the form of IDSs) are conditioned upon each other and the closing of this offering is conditioned upon the closing of the new credit facility. In addition, none of the senior subordinated notes sold separately (not in the form of IDSs) are to be purchased in connection with this offering, directly or indirectly, by persons who are also (1) purchasing IDSs in this offering or (2) otherwise receiving shares of Class B common stock in connection with our conversion or our acquisition of Mid-Missouri Holding. The aggregate principal amount of the senior subordinated notes sold separately (not in the form of IDSs) will represent at least 10% of the aggregate principal amount of senior subordinated notes outstanding immediately following this offering.

Interest payments on the senior subordinated notes may be deferred under certain circumstances and dividends on the Class A common stock are payable at the discretion of our board of directors and only as permitted by applicable law and the terms of the agreements governing our indebtedness.

  What are IDSs?

IDSs are securities consisting of Class A common stock and senior subordinated notes.

Each IDS initially represents:

  •
  one share of our Class A common stock; and

  •
  a      % senior subordinated note with $7.52 principal amount.

The ratio of Class A common stock to principal amount of senior subordinated notes represented by an IDS is subject to change in the event of a stock split, recombination or reclassification of our Class A common stock. For example, if we effect a two-for-one stock split, from and after the effective date of the stock split, each IDS will represent two shares of Class A common stock and the same principal amount of senior subordinated notes as it previously represented. Likewise, if we effect a recombination or reclassification of our Class A common stock, each IDS will thereafter represent the appropriate number of shares of Class A common stock on a recombined or reclassified basis, as applicable, and the same principal amount of senior subordinated notes as it previously represented.

  What payments can I expect to receive as a holder of IDSs?

Assuming we make our scheduled interest payments on the senior subordinated notes and pay dividends in the amount contemplated by the dividend policy we will adopt upon the closing of this offering, for the first full year following completion of this offering you will receive in the aggregate approximately $1.68 in interest on the senior subordinated notes and dividends on the Class A common stock represented by each IDS. We expect to make interest and dividend payments on March 30, June 30, September 30 and December 30 of each year to holders of record on the preceding March 15, June 15, September 15 and December 15, respectively, commencing December 30, 2004.

You will be entitled to receive quarterly interest payments at an annual rate of        % of the aggregate principal amount of senior subordinated notes represented by your IDSs or approximately $0.9776 per IDS per year, subject to our right or obligation, under certain circumstances specified in the indenture governing the senior subordinated notes and in our new credit facility, including the failure to meet certain financial tests specified in our new credit facility, to defer interest payments on our senior subordinated notes. For a detailed description of these circumstances, see "Description of Senior Subordinated Notes—Terms of the Notes—Interest Deferral" and "Description of New Credit Facility—Interest Deferral/Dividend Suspension."

You will also receive quarterly dividends on the shares of our Class A common stock represented by your IDSs, if and to the extent dividends are declared by our board of directors and permitted by applicable law, our certificate of incorporation, the terms of the new credit facility, the indenture governing our senior subordinated notes and any other then outstanding indebtedness of ours. Specifically, the indenture governing our senior subordinated notes restricts our ability to declare and pay dividends on our common stock as described under "Dividend Policy and Restrictions" and "Description of Senior Subordinated Notes—Certain Covenants—Limitation on Restricted Payments." In addition, the new credit facility restricts our ability to declare and pay dividends on our common stock as described under "Dividend Policy and Restrictions" and "Description of New Credit Facility—Interest Deferral/Dividend Suspension." Upon the closing of this offering, our board of directors will adopt a dividend policy which contemplates that, subject to applicable law and the terms of our then existing indebtedness, initial annual dividends will be approximately $0.7024 per share of our Class A common stock for the first full year following completion of this offering. However, our board of directors may, in its discretion, modify or repeal this dividend policy at any time. We cannot assure you that we will pay dividends at this level in the future or at all.

  What instruments will govern my rights as an IDS holder?

Your rights as an IDS holder will be governed by a global IDS certificate which includes provisions with respect to the separation, combination and adjustment of the Class A common stock and senior subordinated notes represented by the IDSs. The Class A common stock represented by the IDSs will be governed by our certificate of incorporation, and the global stock certificate for our Class A common stock. The senior subordinated notes represented by the IDSs will be governed by the indenture, including the global notes and guarantees.

  Will my rights as a holder of IDSs be any different than the rights of a beneficial owner of separately held Class A common stock and senior subordinated notes?

No. As a holder of IDSs you are the beneficial owner of the Class A common stock and senior subordinated notes represented by your IDSs. As such, through your broker or other financial institution and The Depository Trust Company, or DTC, or the Canadian Depository for Securities Ltd., or CDS, you will have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the indenture governing our senior subordinated notes, ranking upon bankruptcy and rights to receive communications and notices as a beneficial owner of separately held Class A common stock and senior subordinated notes, as applicable, would have through its broker or other financial institution and DTC or CDS, as applicable.

  Will the terms of the senior subordinated notes represented by IDSs be the same as the senior subordinated notes sold separately (not in the form of IDSs)?

Yes. The terms of the senior subordinated notes sold separately (not in the form of IDSs) will be identical in all respects to the senior subordinated notes represented by IDSs and will be part of the same series of senior subordinated notes issued under the same indenture. Accordingly, holders of senior subordinated notes sold separately and holders of senior subordinated notes represented by IDSs will vote together as a single class, in proportion to the aggregate principal amount of senior subordinated notes they hold, on all matters on which they were eligible to vote under the indenture.

  Do I have voting rights as a holder of IDSs?

Yes. As a holder of IDSs, you will be able to vote with respect to the underlying shares of Class A common stock. Shares of our Class A common stock and Class B common stock are entitled to one vote per share and vote together as a single class on all matters with respect to which holders are entitled to vote. Our existing equity investors, through their ownership of shares of Class A and Class B common stock, will hold 15.3% of the voting power of our common equity outstanding immediately following this offering.

  Will the IDSs be listed on an exchange?

We have applied to list the IDSs for trading on the American Stock Exchange under the trading symbol "OTT." In addition, we have applied to list the IDSs on the Toronto Stock Exchange under the trading symbol "OTT.un."

  Will the shares of our Class A common stock and senior subordinated notes represented by the IDSs be separately listed on an exchange?

We will apply to list the shares of our Class A common stock on the Toronto Stock Exchange under the trading symbol "OTT." We cannot assure you that our Class A common stock will trade on the Toronto Stock Exchange or any other exchange or that our senior subordinated notes will trade separately from the IDSs on any exchange. We currently do not expect an active trading market for our Class A common stock or senior subordinated notes to develop. In addition, we will use our commercially reasonable efforts to list our Class A common stock for separate trading on the American Stock Exchange if a sufficient number of shares of our Class A common stock are held separately to meet the minimum requirements for separate trading on the American Stock Exchange for at least 30 consecutive trading days. Within 30 days after the maturity or redemption of the senior subordinated notes, we will use our commercially reasonable efforts to list or quote the outstanding shares of our Class A common stock on the securities exchange(s) or automated securities quotation system(s), if any, on which the IDSs then are listed or quoted, in addition to any other securities exchange on which the Class A common stock is then listed. The shares of Class A common stock and senior subordinated notes offered hereby will be freely tradable without restriction or further registration under the Securities Act, unless they are held by "affiliates" as that term is defined in Rule 144 under the Securities Act and under securities legislation in all the provinces (other than the province of Quebec) and territories of Canada, subject to "control person" distribution rules under the applicable Canadian provincial and territorial securities laws.

  In what form will IDSs and the shares of our Class A common stock and senior subordinated notes represented by the IDSs be issued?

The IDSs and the shares of our Class A common stock and senior subordinated notes represented by the IDSs will be issued in book-entry form only. This means that you will not be a registered holder of IDSs or the securities represented by the IDSs, and you will not receive a certificate for your IDSs or the securities represented by your IDSs. We do not believe that there are any material differences from being a registered holder of IDSs and holding IDSs in book-entry form. However, a holder of Class A common stock, including a holder of an IDS that requests that IDSs be separated, has a legal right under Delaware law to request that we issue a certificate for such common stock. Until such request is made, you must rely on your broker or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of IDSs.

  Can I separate my IDSs into shares of Class A common stock and senior subordinated notes or recombine shares of Class A common stock and senior subordinated notes to form IDSs?

Yes. Holders of IDSs, whether purchased in this offering or in a subsequent offering of IDSs of the same series may, at any time after the earlier of 45 days from the date of the closing of this offering or the occurrence of a change of control, through their broker or other financial institution, separate the IDSs into the shares of our Class A common stock and senior subordinated notes represented thereby. Similarly, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through his or her broker, custodian or other financial institution, combine the applicable number of shares of Class A common stock and senior subordinated notes to form IDSs unless the IDSs have previously been automatically separated as a result of the redemption or maturity of any senior subordinated notes or upon a payment default on the senior subordinated notes continuing for 90 days. A holder of IDSs that purchases in this offering or in a subsequent offering may choose to separate such IDSs in order to sell either the Class A common stock or senior subordinated notes represented by such IDSs and an investor that purchases Class A common stock and separate senior subordinated notes may choose to recombine such securities to form IDSs, for which there will be a public trading market. Separation and recombination of IDSs may involve transaction fees charged by your broker and/or financial intermediary. See "Description of IDSs—Book-Entry Settlement and Clearance—Separation and Combination."

  Will my IDSs automatically separate into shares of Class A common stock and senior subordinated notes upon the occurrence of certain events?

Yes. Separation of all of the IDSs will occur automatically upon the occurrence of any redemption, whether in whole or in part, of the senior subordinated notes, upon a payment default on the senior subordinated notes continuing for 90 days or upon the maturity of the senior subordinated notes. Following any such automatic separation, shares of Class A common stock and senior subordinated notes may no longer be combined to form IDSs.

  What will happen if we issue additional IDSs or senior subordinated notes of the same series in the future?

We may conduct future financings by selling additional IDSs or senior subordinated notes of the same series. Additional IDSs or senior subordinated notes will have terms that are identical to those of the IDSs or senior subordinated notes, respectively, being sold in this offering, except that:

  •
  if additional IDSs are issued 45 days or more after the closing of this offering, they will be immediately separable into shares of Class A common stock and senior subordinated notes represented by such IDSs, whereas the IDSs issued in this offering are not separable for 45 days after the closing of this offering; and

  •
  if additional IDSs are issued less than 45 days after the closing of this offering, they will become separable on the same date as the IDSs issued in this offering.

If we issue senior subordinated notes (whether or not in the form of IDSs) in the future and these senior subordinated notes are sold with original issue discount, or OID, for U.S. federal income tax purposes (and any subsequent issuance of senior subordinated notes thereafter), holders of our senior subordinated notes outstanding prior to such issuance and purchasers of the newly issued senior subordinated notes will automatically exchange among themselves a portion of the senior subordinated notes they hold so that immediately following such automatic exchange, each holder will own a pro rata portion of the new senior subordinated notes and the old senior subordinated notes. The automatic exchange has been structured this way to ensure fungibility of the new senior subordinated notes and the old senior subordinated notes. The automatic exchange provisions ensure that the IDSs and senior subordinated notes offered in this offering can be fungible with IDSs and senior subordinated notes offered in the future and accordingly, can trade in the same trading market. The ability to issue fungible securities in the future allows for an expansion of the public float, which could increase liquidity in the trading market and facilitate our ability to conduct future financings into an existing market. Accordingly, the aggregate amount of new senior subordinated notes and old senior subordinated notes held by any holder prior to the exchange will be the same as such holder holds subsequent to the exchange. This exchange will be effected automatically, without any action by the holders, through the facilities of DTC. DTC has advised us that the implementation of this automatic exchange may cause a delay in the settlement of trades of up to 24 hours. See "Description of IDSs—Procedures Relating to Subsequent Issuances." The automatic exchange has been structured in this manner to promote and increase the fungibility and liquidity of our senior subordinated notes and IDSs upon the occurrence of any such subsequent issuances.

Other than the fact that the holders will receive senior subordinated notes with OID, which may have adverse tax consequences and may affect such holders' ability to collect the full stated principal amount prior to maturity, we do not believe that the automatic exchange described above will affect the underlying economics of your investment in our IDSs or senior subordinated notes sold separately (not represented by IDSs), as the case may be. For a description of the tax and economic impact of OID in connection with a subsequent issuance of senior subordinated notes, see "Risk Factors—Subsequent issuances of senior subordinated notes may cause you to recognize taxable gain and/or original issue discount and may reduce your recovery in the event of bankruptcy."

This automatic exchange should not impair the rights any holder might otherwise have to assert a claim under applicable securities laws, against us or the underwriters, with respect to the full amount of senior subordinated notes purchased by such holder.

  What will be the United States federal income tax consequences of an investment in the IDSs?

The United States federal income tax consequences of the purchase, ownership and disposition of IDSs or senior subordinated notes in this offering are not entirely clear.

  Treatment of Purchase of IDSs.

Our counsel, O'Melveny & Myers LLP, is of the opinion that purchase of IDSs in this offering should be treated as the purchase of shares of our Class A common stock and senior subordinated notes, rather than as the purchase of a single integrated security, and, by purchasing IDSs, you will agree to such treatment. You must allocate the purchase price of the IDSs between those shares of Class A common stock and senior subordinated notes in proportion to their respective initial fair market values, which will establish your initial tax basis in each component of the IDSs. The value attributed to the shares of Class A common stock and senior subordinated notes represented by the IDSs have been established based on the fair market value of such shares of Class A common stock and senior subordinated notes at issuance. Assuming an initial public offering price of $16.00 per IDS (the midpoint of the range set forth on the cover page of this prospectus), we will report the initial fair market value of each share of Class A common stock as $8.48 and the initial fair market value of each $7.52 principal amount of senior subordinated notes as $7.52, and by purchasing IDSs, you will agree to such allocation.

  Treatment of Senior Subordinated Notes.

Our counsel is of the opinion that under U.S. federal income tax laws senior subordinated notes should be treated as debt for United States federal income tax purposes. If the senior subordinated notes were treated as equity rather than debt for United States federal income tax purposes, then the stated interest on the senior subordinated notes could be treated as a dividend, and interest on the senior subordinated notes would not be deductible by us for United States federal income tax purposes, which could significantly reduce our future cash flow. In addition, payments on the senior subordinated notes to foreign holders would be subject to United States federal withholding taxes at rates of up to 30% if the senior subordinated notes were treated as equity. Payments to foreign holders would not be grossed-up on account of any such taxes. It is the opinion of our counsel that if we elect to defer the payment of interest on the senior subordinated notes, you would incur OID income.

  What will be the United States federal income tax consequences of a subsequent issuance of senior subordinated notes?

The United States federal income tax consequences to you of the subsequent issuance of senior subordinated notes with OID upon a subsequent offering by us of IDSs or upon the issuance of senior subordinated notes following an automatic exchange with purchasers of our Class B common stock from our existing equity investors are not entirely clear, and accordingly, our counsel is unable to opine on those consequences.

  Exchange of Senior Subordinated Notes.

The indenture governing the senior subordinated notes will provide that, in the event there is a subsequent issuance of senior subordinated notes (whether or not in the form of IDSs) and these senior subordinated notes are sold with OID for U.S. federal income tax purposes (and any subsequent issuance of senior subordinated notes thereafter) having terms that are otherwise identical (other than issuance date) in all material respects to the senior subordinated notes represented by the IDSs, including an issuance of senior subordinated notes upon an exchange of shares of Class B common stock, each holder of IDSs or separately held senior subordinated notes, as the case may be, agrees that a portion of such holder's senior subordinated notes will be exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, immediately following such subsequent issuance, each holder of subsequently issued senior subordinated notes, held either as part of IDSs or separately, and each holder of existing senior subordinated notes, held either as part of IDSs or separately, will own an inseparable unit composed of a proportionate percentage of both the old senior subordinated notes and the newly issued senior subordinated notes. The aggregate principal amount of senior subordinated notes owned by each holder will not change as a result of such subsequent issuance and exchange.

It is unclear whether the exchange of senior subordinated notes for subsequently issued senior subordinated notes results in a taxable exchange for United States federal income tax purposes, and it is possible that the IRS might successfully assert that such an exchange should be treated as a taxable exchange. In such case, a holder would recognize any gain realized on such exchange, but a loss realized might be disallowed. If the exchange of senior subordinated notes is treated as a taxable exchange, then your initial tax basis in the senior subordinated notes deemed to have been received in the exchange would be the fair market value of such senior subordinated notes on the date of the deemed exchange (adjusted to reflect any disallowed loss), and your holding period for such senior subordinated notes would begin on the day after the deemed exchange.

  Reporting of OID.

Even if the exchange were not treated as a taxable event, such exchange could result in holders having to include OID in taxable income prior to the receipt of cash. Following any subsequent issuance of senior subordinated notes with OID, we (and our agents) will report any OID on the subsequently issued senior subordinated notes ratably among all holders of IDSs and separately held senior subordinated notes, and each holder of IDSs and separately held senior subordinated notes will, by purchasing IDSs or senior subordinated notes, agree to report OID in a manner consistent with this approach. However, we cannot assure you that the IRS will not assert that any OID should be reported only by the persons that initially acquired such subsequently issued senior subordinated notes (and their transferees) and they may challenge a holder's reporting of OID on its tax returns.

Because there is no statutory, judicial or administrative authority directly addressing the tax treatment of the IDSs or instruments similar to the IDSs, we urge you to consult your own tax advisor concerning the tax consequences of an investment in the IDSs. For additional information, see "Material United States Federal Income Tax Considerations."

  What is the initial and prospective accounting treatment of the IDSs?

There is no explicit guidance under generally accepted accounting principles regarding the accounting and reporting for unit securities comprised of common stock and senior subordinated notes like the IDSs. Any accounting treatment utilized by us for the IDSs may be subject to future scrutiny and challenge. Authoritative accounting bodies such as the Financial Accounting Standards Board, the Emerging Issues Task Force or the SEC may issue future guidance, rules or interpretations which may require us to adjust our accounting for our IDSs. For our interpretation of the accounting treatment based on existing guidance available, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Additional Critical Accounting Policies and Estimates Related to IDSs."

Summary of the Common Stock

Issuer	Otelco Inc.
Shares of Class A common stock represented by IDSs being offered to the public
by us	860,657 shares.
by our existing equity investors	7,798,343 shares, or 8,664,283 shares if the underwriters' over-allotment option is exercised in full.
Shares of common stock to be outstanding following the offering and the use of proceeds therefrom	9,652,951 shares of Class A common stock and 568,453 shares of Class B common stock.
Common Stock	We have 20,000,000 shares of authorized Class A common stock, par value $0.01 per share, and 800,000 shares of authorized Class B common stock, par value $0.01 per share. Class A common stock and Class B common stock are identical in all respects, except that only Class A common stock is eligible to be included in IDSs and entitled to receive dividends and other distributions, as more fully described in "Dividend Policy and Restrictions," "Description of Capital Stock—Class A Common Stock" and "Description of Capital Stock—Class B Common Stock." In addition, we will enter into an agreement with holders of our Class B common stock that provides that, beginning on the second anniversary of the closing of this offering, and subject to a financial test relating to our Adjusted EBITDA (as such term is defined in the indenture governing our senior subordinated notes) that will no longer apply following the fifth anniversary of the closing of this offering and other conditions, at the option of such holders we will automatically exchange one IDS for each share of Class B common stock, subject to compliance with law and applicable agreements more fully described in "Related Party Transactions—Investor Rights Agreement." Furthermore, our third amended and restated by-laws, or by-laws, provide that we may only issue additional shares of Class A common stock as part of IDSs. Unless the context otherwise requires, references to our "common stock" throughout this prospectus refer to our Class A common stock and Class B common stock.
Voting rights	Each outstanding share of our common stock will carry one vote per share and all classes of common stock will vote as a single class on all matters presented to the stockholders for a vote.
Dividends	You will receive quarterly dividends on the shares of our Class A common stock if and to the extent dividends are declared by our board of directors and permitted by applicable law, our certificate of incorporation and the terms of our then outstanding indebtedness. Specifically, the senior subordinated notes indenture and the new credit facility both restrict our ability to declare and pay dividends on our common stock as described in detail under "Dividend Policy and Restrictions," "Description of Senior Subordinated Notes—Certain Covenants—Limitation on Restricted Payments" and "Description of New Credit Facility—Interest Deferral/Dividend Suspension." Upon the closing of this offering, our board of directors will adopt a dividend policy which contemplates that, subject to applicable law and the terms of our then existing indebtedness, initial annual dividends will be approximately $0.7024 per share of our Class A common stock for the first full year following completion of this offering. However, our board of directors may, in its discretion, modify or repeal this dividend policy at any time. We cannot assure you that we will pay dividends at this level in the future or at all.

Our certificate of incorporation prevents the payment of any dividends, whether in cash or in property, on shares of our Class B common stock.
Dividend payment dates	If declared, dividends on our Class A common stock will be paid quarterly on March 30, June 30, September 30 and December 30 of each year.
Listing	We have applied to list our Class A common stock on the Toronto Stock Exchange under the trading symbol "OTT." We currently do not expect an active trading market for our Class A common stock to develop. In addition, we will use our commercially reasonable efforts to list our Class A common stock for separate trading on the American Stock Exchange if a sufficient number of shares of our Class A common stock are held separately to meet the minimum requirements for separate trading on the American Stock Exchange for at least 30 consecutive trading days. Within 30 days after the maturity or redemption of the senior subordinated notes, we will use our commercially reasonable efforts to list or quote the outstanding shares of our Class A common stock on the securities exchange(s) or automated securities quotation system(s), if any, on which the IDSs then are listed or quoted, in addition to any other securities exchange on which the Class A common stock is then listed. The shares of Class A common stock offered hereby will be freely tradable without restriction or further registration under the Securities Act, unless they are held by "affiliates" as that term is defined in Rule 144 under the Securities Act, and under the securities legislation in all the provinces (other than the province of Quebec) and territories of Canada, subject to "control person" distribution rules under applicable Canadian provincial and territorial securities laws.

Summary of the Senior Subordinated Notes

Issuer	Otelco Inc.
Senior subordinated notes represented by IDSs being offered to the public
by us	$6,472,141 aggregate principal amount of % senior subordinated notes.
by our existing equity investors
$58,643,539 aggregate principal amount of % senior subordinated notes, or $65,155,408 aggregate principal amount of % senior subordinated notes if the underwriters' over-allotment option to purchase IDSs is exercised in full.
Senior subordinated notes being offered to the public separately (not in the form of IDSs)	$8,500,000 aggregate principal amount of % senior subordinated notes.
Senior subordinated notes to be outstanding following the offering	$81,090,192 aggregate principal amount of % senior subordinated notes.
Interest rate	% per year.
Interest payment dates
Interest will be paid quarterly in arrears on March 30, June 30, September 30 and December 30 of each year to holders of record on the preceding March 15, June 15, September 15 and December 15, respectively, commencing December 30, 2004.
Interest deferral
Prior to , 2009, we may, subject to certain restrictions, defer interest payments on our senior subordinated notes on one or more occasions for up to an aggregate period of eight quarters. We will repay all interest deferred prior to , 2009, including interest accrued on deferred interest, on , 2009. In addition, after , 2009, we may, subject to certain restrictions, defer interest payments on our senior subordinated notes on four occasions for not more than an aggregate of two quarters on each occasion, provided that at the end of any interest deferral period following , 2009, we may not further defer interest unless and until all deferred interest including interest accrued on deferred interest is paid in full.

During any interest deferral period and so long as any deferred interest or interest on deferred interest remains outstanding, we will not be permitted to make any payment of dividends on the common stock.
For a detailed description of interest deferral provisions of the indenture see "Description of Senior Subordinated Notes—Terms of the Notes—Interest Deferral."

Our new credit facility will require that we defer interest on our senior subordinated notes if we fail to meet certain financial tests and other specified conditions. See "Description of New Credit Facility—Interest Deferral/Dividend Suspension."

In the event that interest payments on the senior subordinated notes are deferred, you would be required to continue to include the yield on the senior subordinated notes in your income for United States federal income tax purposes as it accrues, even if you do not receive any cash interest payments. See "Material United States Federal Income Tax Considerations—Consequences to U.S. Holders—Senior Subordinated Notes—Deferral of Interest."

In the event that interest payments on the senior subordinated notes are deferred, you would be required to include accrued interest in your income for U.S. federal income tax purposes even if you do not receive any cash interest payments.
Maturity date	The senior subordinated notes will mature on , 2019.
Optional redemption
We may, at our option, redeem the senior subordinated notes on the terms set forth in the indenture governing the senior subordinated notes. If the senior subordinated notes are redeemed in whole or in part, the senior subordinated notes and Class A common stock represented by each IDS will be automatically separated and may not be subsequently recombined to form IDSs. See "Description of Senior Subordinated Notes—Optional Redemption."
Change of control
Upon the occurrence of a change of control, as defined under "Description of Senior Subordinated Notes—Change of Control," each holder of senior subordinated notes will have the right to require us to repurchase that holder's senior subordinated notes at a price equal to 101% of the principal amount of the senior subordinated notes being repurchased, plus any accrued but unpaid interest to but not including the repurchase date. If senior subordinated notes are held in the form of IDSs, in order to exercise that right, a holder must separate its IDSs into the shares of Class A common stock and senior subordinated notes represented thereby and hold the senior subordinated notes separately.
Guarantees of senior subordinated notes
The senior subordinated notes will be jointly and severally, fully and unconditionally guaranteed by all our subsidiaries on the closing date of this offering, other than Mid-Missouri Telephone, on a senior subordinated basis on the terms set forth in the indenture. All guarantors of the senior subordinated notes will be guarantors of our new credit facility.

Subsequent issuances may affect tax treatment
The indenture governing the senior subordinated notes will provide that in the event there is a subsequent issuance of senior subordinated notes (whether or not in the form of IDSs) and the senior subordinated notes are sold with OID for U.S. federal income tax purposes (and any subsequent issuance of senior subordinated notes thereafter) having terms that are otherwise identical to the senior subordinated notes (except for the issuance date) in connection with the issuance by us of additional IDSs, including any issuance of IDSs in exchange for shares of Class B common stock, each holder of IDSs or separately held senior subordinated notes, as the case may be, agrees that a portion of such holder's senior subordinated notes, whether held as part of IDSs or separately, will be exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes, and our records of any record holders of senior subordinated notes will be revised to reflect such exchanges. Consequently, following each such subsequent issuance and exchange, each holder of IDSs or separately held senior subordinated notes, as the case may be, will own senior subordinated notes of each separate issuance in the same proportion as each other holder. However, the aggregate principal amount of senior subordinated notes owned by each holder will not change as a result of such subsequent issuance and exchange. Any subsequent issuance of senior subordinated notes by us may affect the tax treatment of the IDSs and senior subordinated notes. See "Material United States Federal Income Tax Considerations—Consequences to U.S. Holders—Senior Subordinated Notes—Additional Issuances."
Ranking of senior subordinated notes and guarantees
We are a holding company that derives our operating income and cash flow from our subsidiaries. The senior subordinated notes will be our and any guarantor's unsecured senior subordinated indebtedness, and will be subordinated in right of payment to all our and any guarantor's existing and future senior indebtedness, including our borrowings and all guarantees of the subsidiary guarantors under the new credit facility. The senior subordinated notes and guarantees will rank pari passu in right of payment with all our and any guarantor's existing and future senior subordinated indebtedness and trade payables except that the contractual subordination provided in the indenture governing the senior subordinated notes may have the effect of causing the holders of the senior subordinated notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the U.S. federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors rights generally. The senior subordinated notes will be effectively subordinated to any of our and any guarantor's secured indebtedness to the extent of the value of the assets securing the indebtedness. The senior subordinated notes will also be effectively subordinated to all existing and future indebtedness of our subsidiaries that do not guarantee the senior subordinated notes.

The indenture governing the senior subordinated notes will permit us and our subsidiary guarantors to incur additional indebtedness, including senior indebtedness, subject to specified limitations. On a pro forma basis as of September 30, 2004:
	•	we and the subsidiary guarantors would have had no senior or pari passu indebtedness outstanding except for the new credit facility, as described below; and
	•	we and the subsidiary guarantors would have had $80.0 million aggregate principal amount of senior secured indebtedness outstanding under the new credit facility.
Restrictive covenants	The indenture governing the senior subordinated notes will contain covenants with respect to us and our restricted subsidiaries that will restrict:
	•	the incurrence of additional indebtedness and the issuance of preferred stock and certain redeemable capital stock;
	•	the payment of dividends on, and redemption of, capital stock;
	•	a number of other restricted payments, including investments;
	•	specified sales of assets;
	•	specified transactions with affiliates;
	•	the creation of a number of liens; and
	•	consolidations, mergers and transfers of all or substantially all of our assets.

The indenture will also prohibit certain restrictions on distributions from our restricted subsidiaries. However, there will be no restriction in the indenture on our ability to incur indebtedness in connection with the issuance of additional IDSs so long as the ratio of the aggregate principal amount of the additional senior subordinated notes to the number of the additional shares of Class A common stock will not exceed the equivalent ratio represented by the then existing IDSs. In addition, all the limitations and prohibitions described above are subject to a number of other important qualifications and exceptions described under "Description of Senior Subordinated Notes—Certain Covenants."
Listing	We do not anticipate that our senior subordinated notes will be separately listed on any exchange.

Risk Factors

You should carefully consider the information under the heading "Risk Factors" beginning on page 25 and all other information in this prospectus before investing in the IDSs (including the shares of our Class A common stock and senior subordinated notes represented by the IDSs) or in our senior subordinated notes (not in the form of IDSs).

General Information About This Prospectus

Throughout this prospectus, unless otherwise noted, we have assumed:

  •
  that our conversion and the acquisition of Mid-Missouri Holding will be consummated;

  •
  no exercise of the underwriters' over-allotment option;

  •
  a 13.0% annual interest rate on the senior subordinated notes, which is subject to change depending on market conditions prior to the pricing date;

  •
  an initial public offering price of $16.00 per IDS, the midpoint of the range set forth on the cover page of this prospectus, comprised of $8.48 allocated to one share of Class A common stock and $7.52 allocated to the senior subordinated note included in each IDS, which equals 100% of the principal amount thereof; and

  •
  an initial public offering price of the senior subordinated notes that are being offered separately and not in the form of IDSs, of 100% of their stated principal amount.

Unless the context otherwise requires, references in this prospectus to the "offering" refer collectively to both the U.S. offering and Canadian offering of:

  •
  an aggregate of 8,659,000 IDSs to the public; and

  •
  $8.5 million aggregate principal amount of senior subordinated notes to the public separately (not in the form of IDSs).

Furthermore, unless the context otherwise requires, references in this prospectus to "senior subordinated notes" refer to both senior subordinated notes underlying IDSs as well as senior subordinated notes issued separately (not in the form of IDSs).

In this prospectus, when we refer to number of access lines served, we mean the number of single connections between a switch and a customer. One telephone cable connecting to one customer may be equivalent to several access lines. For example, in the case of larger business customers subscribing to centrex, digital channel service or integrated services digital network (ISDN) services with multiple lines sharing one or more numbers, we count each separate connection as an access line.

We calculate our average monthly revenue per access line as equal to (A) our average revenues for the period divided by (B) the average of the number of access lines on the first day and the last day of the period.

Summary Consolidated Financial and Other Information

The following table sets forth our summary consolidated financial and other information. The summary historical consolidated financial information for the years ended December 31, 2001, 2002 and 2003 was derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary historical consolidated financial information for the nine months ended September 30, 2003 and 2004 and at September 30, 2004 was derived from our unaudited consolidated financial statements included elsewhere in this prospectus. Our unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, include all adjustments considered necessary for a fair presentation of our financial condition and results of operations for such periods. Operating results for the nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. This summary consolidated financial and other information should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Consolidated Financial and Other Information" and our consolidated financial statements and related notes included elsewhere in this prospectus. As described in Note 1 to our audited consolidated financial statements, we adopted variable accounting rules for our stock option plans and, accordingly, restated our financial statements as of and for the years ended December 31, 2001, 2002 and 2003.

	Year Ended December 31,				Nine Months Ended September 30,
	2001	2002	2003	Pro Forma 2003(2)	2003	2004	Pro Forma 2004(2)
	(restated)	(restated)	(restated)
	(dollars in thousands)
Income Statement Data
Total revenues	$29,281	$29,870	$33,755	$44,934	$24,459	$27,476	$35,772
Income from operations	7,924	14,847	14,719	14,997	11,504	12,014	15,757
Net income (loss)	(405)	7,199	7,493	(2,634)	5,971	6,247	1,876
Other Data
Adjusted EBITDA(1)	$21,244	$21,488	$23,347	$28,924	$17,220	$18,808	$23,236
Cash flows provided by operating activities	10,945	17,061	17,122		14,376	14,751
Total capital expenditures	4,249	4,304	3,838	4,669	3,010	2,651	3,208
Access line equivalents:
Residential access lines	20,020	19,343	22,100	25,712	22,205	21,831	25,449
Business access lines	6,717	6,654	7,355	7,922	7,552	7,268	7,856
High-speed lines	502	1,361	2,185	2,240	1,984	3,117	3,207

Total access line equivalents	27,239	27,358	31,640	35,874	31,741	32,216	36,512
Long distance customers	5,650	8,183	11,374	12,371	9,987	12,413	13,446
Cable television customers	3,354	3,442	3,628	3,995	3,638	3,640	4,020
Dial-up Internet customers	2,673	2,463	2,331	16,971	2,394	2,216	15,547

September 30, 2004 Pro Forma(2)
(in thousands)
Balance Sheet Data
Cash and cash equivalents	$3,000
Property and equipment, net	49,117
Total assets	193,269
Long-term notes payable (including current portion)	161,090
Total members'/stockholders' equity	5,441

(1)
We define Adjusted EBITDA as consolidated net income (loss) plus interest expense, depreciation and amortization (including write-down of goodwill), income taxes and certain non-recurring fees, expenses or charges, as set forth in the indenture, the management fees paid to our equity sponsor and other non-cash charges reducing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally accepted accounting principles, or GAAP. While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with GAAP. We believe Adjusted EBITDA is useful to investors because it allows investors to analyze us on the basis of operating performance and leverage. Adjusted EBITDA as defined herein is expected to correspond to the definition of Adjusted EBITDA in the indenture governing the senior subordinated notes and the new credit facility and certain of the covenants contained therein are based on Adjusted EBITDA. Investors should note that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

  The table below reconciles net income, calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented above:

	Year Ended December 31,				Nine Months Ended September 30,
	2001	2002	2003	Pro Forma 2003(2)	2003	2004	Pro Forma 2004(2)
	(in thousands)
Net income (loss)	$(405)	$7,199	$7,493	$(2,634)	$5,971	$6,247	$1,876
Interest expense	8,065	4,585	3,384	17,134	2,475	2,415	12,851
Depreciation and amortization	11,612	4,881	5,482	7,420	4,132	4,595	5,993
Income tax expense	2,157	3,817	4,107	794	3,272	3,423	1,138
Write-off of capitalized loan costs	3,412	—	—	—	—	—	—
Write-off of impaired investment	—	—	—	3,907	—	—	—
Gain on sale of marketable securities	(4,797)	—	—	—	—	—	—
Management fees paid to equity sponsor	700	700	850	—	600	750	—
Write-off of capitalized transaction costs	—	—	1,005	1,277	—	—	—
Non-cash compensation expense	500	305	1,026	1,026	770	1,378	1,378

Adjusted EBITDA	$21,244	$21,488	$23,347	$28,924	$17,220	$18,808	$23,236

  The table below reconciles cash flow from operations, calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented above:

	Year Ended December 31,			Nine Months Ended September 30,
	2001	2002	2003	2003	2004
	(in thousands)
Net cash provided by operating activities	$10,945	$17,061	$17,122	$14,376	$14,751
Adjustments to reconcile net cash provided by operating activities to net income:
Depreciation	(4,030)	(4,530)	(5,107)	(3,856)	(4,297)
Amortization	(7,582)	(351)	(375)	(276)	(298)
Write-off of capitalized loan costs	(3,412)	—	—	—	—
Write-off of impaired investment	—	—	—	—	—
Gain on sale of marketable securities	4,797	—	—	—	—
Unrealized gain on assets	—	—	—	—	—
Loss on sale of assets	—	—	(50)	—	—
Deferred financing costs	—	—	—	—	—
Provision for deferred income taxes	(415)	(3,817)	(3,153)	(2,683)	(4,078)
Provision for doubtful accounts	(121)	(122)	(31)	(78)	(79)
Changes in working capital	(587)	(1,041)	(913)	(1,512)	248

Net income (loss)	(405)	7,199	7,493	5,971	6,247
Add (subtract)
Interest expense	8,065	4,585	3,384	2,475	2,415
Depreciation and amortization	11,612	4,881	5,482	4,132	4,595
Income tax expense	2,157	3,817	4,107	3,272	3,423
Write-off of capitalized loan costs	3,412	—	—	—	—
Write-off of impaired investment	—	—	—	—	—
Gain on sale of marketable securities	(4,797)	—	—	—	—
Management fees paid to equity sponsor	700	700	850	600	750
Write-off of capitalized transaction costs	—	—	1,005	—	—
Non-cash compensation expense	500	305	1,026	770	1,378

Adjusted EBITDA	$21,244	$21,488	$23,347	$17,220	$18,808

(2)
Pro forma assumes that the acquisition of Mid-Missouri Holding, the conversion, this offering, the new credit facility and the use of proceeds therefrom occurred as of the respective period presented for balance sheet information and on the first day of the respective period presented for income statement information. Please also see the information under "Use of Proceeds" and "Selected Unaudited Pro Forma Consolidated Financial and Other Information" included elsewhere in this prospectus.

Risk Factors

Before you invest in the IDSs (including the shares of our Class A common stock and our senior subordinated notes represented by the IDSs) or the senior subordinated notes offered separately (not in the form of IDSs), you should carefully consider the various risks of the investment, including those described below, together with all of the other information included in this prospectus. If any of these risks actually occur, our business, financial condition or operating results could be adversely affected. In that case, the trading price of the IDSs and the senior subordinated notes (not in the form of IDSs) could decline and you could lose all or part of your investment.

Risks Relating to the IDSs, the Shares of Class A Common Stock and Senior Subordinated Notes Represented by the IDSs and the Senior Subordinated Notes Offered Separately (not in the form of IDSs)

Under certain circumstances set forth in the indenture and the new credit facility, we may defer the payment of interest to you for a significant period of time.

Prior to            , 2009, we may, under certain circumstances set forth in the indenture and the new credit facility, defer interest payments on our senior subordinated notes on one or more occasions for up to an aggregate period of eight quarters.

In addition, after            , 2009, we may, under certain circumstances set forth in the indenture defer interest payments on our senior subordinated notes on four occasions for not more than an aggregate of two quarters on each occasion.

Deferred interest will bear interest at the same rate as the senior subordinated notes. For any interest deferred during the first five years, we are not obligated to pay any deferred interest until             , 2009, so you may be owed a substantial amount of deferred interest that will not be due and payable until such date. For any interest deferred after            , 2009, we are not obligated to pay all of the deferred interest until            , 2019, so you may be owed a substantial amount of deferred interest that will not be due and payable until such date.

Our dividend policy may negatively impact our ability to maintain or expand our network infrastructure and finance capital expenditures or operations.

Upon the closing of this offering, our board of directors will adopt a dividend policy pursuant to which substantially all of the cash generated by our business in excess of operating needs, interest and principal payments on indebtedness, and capital expenditures sufficient to maintain our network infrastructure, would in general be distributed as regular quarterly cash dividends (up to the intended dividend rates set forth under "Dividend Policy and Restrictions") to the holders of our Class A common stock and not be retained by us. As a result, we may not have a sufficient amount of cash to fund our operations in the event of a significant business downturn, finance growth of our network or unanticipated capital expenditure needs. We may have to forego growth opportunities or capital expenditures that would otherwise be necessary or desirable if we do not find alternative sources of financing. If we do not have sufficient cash for these purposes, our financial condition and our business will suffer.

You may not receive the level of dividends provided for in the dividend policy our board of directors will adopt upon the closing of this offering or any dividends at all.

Our board of directors may, in its discretion, amend or repeal the dividend policy that it will adopt upon the closing of this offering. Our board of directors may decrease the level of dividends provided for in this dividend policy or entirely discontinue the payment of dividends at any time. Future dividends with respect to shares of our capital stock, if any, will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, business opportunities, provisions of applicable law and other factors that our board of directors may deem relevant. The indenture governing our senior subordinated notes and the new credit facility contain significant restrictions on our ability to make dividend payments, including, if we defer interest on the senior subordinated notes under the new credit facility or the indenture, restrictions on the payment of dividends until we have paid all deferred interest.

There can be no assurance that we will have sufficient cash in the future to pay dividends on our capital stock in the intended amounts or at all. If we do not generate sufficient cash from our operating activities in the future to pay dividends, we may have to rely on cash provided by financing activities in order to fund dividend payments, and such financing may not be available. However, if we use working capital or borrowings under the new credit facility to fund dividends, we would have less cash available for future dividends and we may not have sufficient cash to pursue growth opportunities such as the expansion of our high-speed Internet service area, the introduction of new services and the acquisition of other telephone companies, or to respond to unanticipated events such as the failure of a portion of our switching or network facilities. If we do not have sufficient cash to finance growth opportunities or capital expenditures that would otherwise be necessary or desirable, and cannot find alternative sources of financing, our financial condition and our business will suffer.

In addition, our after-tax cash flow available for dividend and interest payments would be reduced if the senior subordinated notes were treated as equity rather than debt for United States federal income tax purposes. In that event, the stated interest on the senior subordinated notes could be treated as a dividend, and interest on the senior subordinated notes would not be deductible by us for United States federal income tax purposes. Our inability to deduct interest on the senior subordinated notes could materially increase our taxable income and, thus, our United States federal and applicable state income tax liability.

Deferral of interest payments would have adverse tax consequences for you and may adversely affect the trading price of the IDSs or the senior subordinated notes.

If we defer interest payments on the senior subordinated notes, the senior subordinated notes will be treated as issued with OID and you will be required to recognize interest income for United States federal income tax purposes in respect of the senior subordinated notes before you receive any cash payment of this interest. In addition, we will not pay you this cash if you sell the IDSs or the senior subordinated notes, as the case may be, before the end of any deferral period or before the record date relating to interest payments that are to be paid.

The IDSs or the senior subordinated notes may trade at a price that does not fully reflect the value of accrued but unpaid interest on the senior subordinated notes. In addition, the requirement that we defer payments of interest on the senior subordinated notes under certain circumstances may mean that the market price for the IDSs or the senior subordinated notes may be more volatile than other securities that do not have this requirement.

The United States federal income tax consequences of the purchase, ownership and disposition of IDSs are unclear.

No statutory, judicial or administrative authority directly addresses the treatment of the IDSs or the senior subordinated notes, or instruments similar to the IDSs or the senior subordinated notes for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of IDSs and senior subordinated notes are unclear. We will receive an opinion from our counsel, O'Melveny & Myers LLP, to the effect that an IDS should be treated as a unit representing a share of common stock and senior subordinated notes, and that the senior subordinated notes should be classified as debt for United States federal income tax purposes. However, the IRS or the courts may take the position that the IDSs are a single security classified as equity, which could adversely affect the amount, timing and character of income, gain or loss in respect of your investment in IDSs or senior subordinated notes, and materially increase our taxable income and, thus, our United States federal and applicable state income tax liability. This would reduce our after-tax cash flow and materially and adversely impact our ability to make interest and dividend payments on the senior subordinated notes and the common stock. Foreign holders could be subject to withholding taxes with regard to the senior subordinated notes in the same manner as they will be with regard to the common stock. Payments to foreign holders would not be grossed-up for any such taxes. For discussion of these tax related risks, see "Material United States Federal Income Tax Considerations."

The allocation of the purchase price of the IDSs may not be respected.

The purchase price of each IDS must be allocated between the share of common stock and senior subordinated notes comprising the IDS in proportion to their respective fair market values at the time of purchase. If our allocation is not respected (because, for example, the separately issued senior subordinated notes are sold to the public for a price that differs materially from our allocation), then it is possible that the senior subordinated notes will be treated as having been issued with original issue discount, or OID (if the allocation to the senior subordinated notes were determined to be too high), or amortizable bond premium (if the allocation to the senior subordinated notes were determined to be too low). You generally would have to include OID in income in advance of the receipt of cash attributable to that income and would be able to elect to amortize bond premium over the term of the senior subordinated notes. Futhermore, in the event that the senior subordinated notes were determined to be issued at a premium, we would effectively be required to reduce our tax deduction for interest payments by the amount of that premium over the term of the senior subordinated notes, which would increase our tax liability and reduce our cash available for interest and dividend payments.

Because of the deferral of interest provisions, our senior subordinated notes may be treated as issued with OID.

Under applicable Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Although there is no authority directly on point, based on our financial forecasts, we believe that the likelihood of deferral of interest payments on the senior subordinated notes is "remote" within the meaning of the Treasury regulations. Based on the foregoing, although the matter is not free from doubt because of the lack of direct authority, the senior subordinated notes would not be considered issued with OID at the time of their original issuance. If deferral of any payment of interest were determined not to be "remote," then the senior subordinated notes would be treated as issued with OID at the time of issuance. In such case, all stated interest on the senior subordinated notes would be treated as OID, with the consequence that all holders would be required to include the yield on the senior subordinated notes in income as it is accrued on a constant yield basis, possibly in advance of their receipt of the associated cash and regardless of their method of tax accounting.

Subsequent issuances of senior subordinated notes may cause you to recognize taxable gain and/or original issue discount and may reduce your recovery in the event of bankruptcy.

Subsequently issued senior subordinated notes may be issued with OID if they are issued at a discount to their face value (for example, as a result of changes in prevailing interest rates). The indenture governing the senior subordinated notes and the agreements with DTC will provide that, in the event that there is a subsequent issuance of senior subordinated notes with OID, and in connection with each issuance of senior subordinated notes thereafter, each holder of senior subordinated notes or IDSs, as the case may be, agrees that a portion of such holder's senior subordinated notes will be automatically exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes.

The aggregate stated principal amount of senior subordinated notes owned by you and each other holder will not change as a result of such subsequent issuance and exchange. However, under federal bankruptcy law, holders of senior subordinated notes will not be entitled to a claim for the portion of their principal amount that represents unaccrued OID. As a result, an automatic exchange that results in a holder receiving an OID note could have the effect of ultimately reducing the amount such holder can recover from us in the event of an acceleration or bankruptcy.

The United States federal income tax consequences to you of the subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) are unclear. Due to a lack of applicable authority, it is unclear whether an exchange of senior subordinated notes for subsequently issued senior subordinated notes will result in a taxable exchange for United States federal income tax purposes, and it is possible that the IRS might successfully assert that such an exchange should be treated as a taxable exchange. In such case, you would recognize any gain realized on the exchange, but a loss realized might be disallowed.

Regardless of whether the exchange is treated as a taxable event, such exchange may result in an increase in the amount of OID, if any, that you are required to accrue with respect to the senior subordinated notes. Consequently, you may be required to report OID as a result of a subsequent issuance (even though you purchased senior subordinated notes having no OID). This will generally result in you reporting more interest income over the term of the senior subordinated notes than you would have reported had no such subsequent issuance and exchange occurred. However, the IRS may assert that any OID should be reported only to the persons that initially acquired such subsequently issued senior subordinated notes (and their transferees). In such case, the IRS might further assert that, unless a holder can establish that it is not such a person (or a transferee thereof), all of the senior subordinated notes held by such holder will have OID. Any of these assertions by the IRS could create significant uncertainties in the pricing of IDSs and senior subordinated notes and could adversely affect the market for IDSs and senior subordinated notes. For a more complete description of the tax consequences of a subsequent issuance, see "Material United States Federal Income Tax Considerations—Consequences to U.S. Holders—Senior Subordinated Notes—Additional Issuances."

If we subsequently issue subordinated notes with significant OID, then we may be unable to deduct all the interest on the senior subordinated notes.

It is possible that senior subordinated notes we issue in a subsequent issuance will be issued at a discount to their face value and, accordingly, may have "significant OID" and thus be classified as "applicable high yield discount obligations." If any such senior subordinated notes were so treated, then a portion of the OID on such notes would be nondeductible by us and the remainder would be deductible only when paid. This treatment would have the effect of increasing our taxable income and may adversely affect our cash flow available for interest payments and distributions to our equity investors.

We have substantial indebtedness, which could restrict our ability to pay interest and principal on the senior subordinated notes and to pay dividends with respect to shares of our Class A common stock represented by the IDSs, and may impact our financing options and liquidity position.

Our ability to make distributions, pay dividends or make other payments will be subject to applicable law, our certificate of incorporation and contractual restrictions contained in the instruments governing our indebtedness, including the new credit facility which certain of our subsidiaries will guarantee on a senior secured basis. The degree to which we are leveraged on a consolidated basis could have important consequences to the holders of the IDSs and of the separate senior subordinated notes, including:

  •
  our ability to obtain additional financing in the future for working capital, capital expenditures or acquisitions may be limited;

  •
  we may not be able to refinance our indebtedness on terms acceptable to us or at all;

  •
  a significant portion of our cash flow from operations is likely to be dedicated to the payment of the principal of and interest on our indebtedness, thereby reducing funds available for other corporate purposes; and

  •
  our substantial indebtedness may make us more vulnerable to economic downturns and limit our ability to withstand competitive pressures.

Although the new credit facility will contain, among other things, senior leverage and fixed charge coverage covenants and incurrence tests based on total leverage that will restrict our ability to incur debt as described under "Description of New Credit Facility—Other Covenants," the indenture governing the senior subordinated notes allows us to issue an unlimited amount of senior subordinated notes so long as we issue additional shares of Class A common stock in the appropriate proportionate amounts to represent additional IDSs.

We may amend the terms of our new credit facility, or we may enter into new agreements that govern our senior indebtedness, and the amended or new terms may significantly affect our ability to pay interest on our senior subordinated notes and dividends on shares of our common stock.

The new credit facility will contain significant restrictions on our ability to pay interest on the senior subordinated notes and dividends on shares of common stock based on meeting certain financial tests and compliance with other conditions. As a result of general economic conditions, conditions in the lending markets, the results of our business or for any other reason, we may elect or be required to amend or refinance our new credit facility, at or prior to maturity, or enter into additional agreements for senior indebtedness. Regardless of any protection you have in the indenture governing the senior subordinated notes, any such amendment, refinancing or additional agreement may contain covenants that could limit in a significant manner our ability to make interest payments and dividends to you.

We are subject to restrictive debt covenants that limit our business flexibility by imposing operating and financial restrictions on our operations.

The agreements governing our indebtedness impose significant operating and financial restrictions on us. These restrictions prohibit or limit, among other things:

  •
  the incurrence of additional indebtedness and the issuance of preferred stock and certain redeemable capital stock;

  •
  a number of other restricted payments, including investments and acquisitions;

  •
  specified sales of assets;

  •
  specified transactions with affiliates;

  •
  the creation of a number of liens;

  •
  consolidations, mergers and transfers of all or substantially all of our assets; and

  •
  our ability to change the nature of our business.

The terms of the new credit facility will include other and more restrictive covenants and will restrict us from prepaying our other indebtedness, including the senior subordinated notes, while indebtedness under the new credit facility is outstanding. A breach of any of these covenants, ratios or tests could result in a default under the new credit facility and/or the indenture. Events of default under the new credit facility would prohibit us from refinancing the senior subordinated notes in cash, including payment of interest when due. If the lenders accelerate the payment of the indebtedness and proceed against the security granted to them, our assets may not be sufficient to repay in full this indebtedness and our other indebtedness, including the senior subordinated notes.

We are a holding company and rely on dividends and other payments, advances and transfers of funds from our subsidiaries to meet our debt service and other obligations.

We are a holding company and conduct all of our operations through our subsidiaries. We currently have no significant assets other than the capital stock and equity interests in our subsidiaries and intercompany debt owed by our subsidiaries, all of which will be pledged to the creditors under the new credit facility. As a result, we will rely on dividends and other payments or distributions from our subsidiaries to meet our debt service obligations and enable us to pay dividends. The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on their respective operating results and may be restricted by, among other things, agreements of those subsidiaries, the terms of the new credit facility and the covenants of any future outstanding indebtedness we or our subsidiaries incur.

Payments on the senior subordinated notes may be blocked if we default under our senior indebtedness, including the new credit facility.

If we default in the payment of any of our senior indebtedness, including the new credit facility, we will be prohibited from making any payments on the senior subordinated notes until the payment default has been cured or waived. In addition, even if we are making payments on our senior indebtedness on a timely basis, payments on the senior subordinated notes may be blocked for up to 179 days if we default on our senior indebtedness in some other manner.

After this offering, our existing equity holders will have sold most of their interest in our company and, after repayment of our existing indebtedness, repurchasing IDSs and Class B common stock and payment of expenses, we will not receive any net proceeds from this offering for future operations.

In connection with this offering, our existing equity holders will sell approximately 84.4% (or approximately 93.7% if the underwriters' over-allotment option is exercised in full) of their interest in our company. Most of the net proceeds from this offering will be received by our existing equity holders. The net proceeds we receive from this offering will be used to repay existing indebtedness, repurchase IDSs and Class B common stock and to pay fees and expenses. Since we will receive no net proceeds that can be used for future operations and we currently intend to use a significant portion of our cash from operations to pay dividends, we may not have sufficient cash to pursue growth opportunities such as the expansion of our high-speed Internet access service area, the introduction of new services and the acquisition of other telephone companies, or to respond to unanticipated events such as a failure of a portion of our switching or network facilities. If we do not have sufficient cash to finance growth opportunities or capital expenditures that would otherwise be necessary or desirable, and cannot find alternative sources of financing, our financial condition and our business will suffer.

You will be immediately diluted by $20.58 per share of Class A common stock if you purchase IDSs in this offering.

If you purchase IDSs in this offering, based on the pro forma net tangible book value of the assets and liabilities reflected on our balance sheet and assuming an initial public offering price of $16.00 per IDS (the midpoint of the range set forth on the cover page of this prospectus), you will experience an immediate dilution of $20.58 per share of Class A common stock represented by the IDSs, which exceeds the entire price allocated to each share of Class A common stock represented by the IDSs in this offering because there will be a pro forma net tangible book deficiency for each share of Class A common stock outstanding immediately after this offering. Our net tangible book deficiency as of September 30, 2004, after giving effect to this offering, was approximately $123.7 million, or $12.10 per share of Class A common stock.

Our interest expense may increase significantly and could cause our net income and distributable cash to decline significantly.

The new credit facility will be subject to periodic renewal or must otherwise be refinanced. We may not be able to renew or refinance the new credit facility, or if renewed or refinanced, the renewal or refinancing may occur on less favorable terms. Borrowings under the revolving portion of the new credit facility will be made at a floating rate of interest. In the event of an increase in the base reference interest rates or LIBOR, our interest expense will increase and could have a material adverse effect on our ability to make cash dividend payments to our stockholders. Our ability to continue to expand our business will, to a large extent, be dependent upon our ability to borrow funds under our new credit facility and to obtain other third-party financing, including through the sale of IDSs or other securities. We cannot assure you that such financing will be available to us on favorable terms or at all.

We may not generate sufficient funds from operations to pay our indebtedness at maturity.

A significant portion of our cash flow from operations will be dedicated to servicing our debt requirements and making capital expenditures to maintain the quality of our physical plant. In addition, we currently expect to distribute a significant portion of any remaining cash earnings to our stockholders in the form of quarterly dividends. Moreover, prior to the maturity of our senior subordinated notes, we will not be required to make any payments of principal on our senior subordinated notes. We may not generate sufficient funds from operations to repay the principal amount of our indebtedness at maturity. We may therefore need to refinance our debt or raise additional capital. These alternatives may not be available to us when needed or on satisfactory terms due to prevailing market conditions, a decline in our business or restrictions contained in our senior debt obligations.

The indenture governing our senior subordinated notes and the new credit facility permit us to pay a significant portion of our free cash flow to stockholders in the form of dividends.

Although the indenture governing our senior subordinated notes and the new credit facility have some limitations on our payment of dividends, they permit us to pay a significant portion of our free cash flow to stockholders in the form of dividends and, following completion of this offering, we intend to pay quarterly dividends. Specifically, the indenture governing our senior subordinated notes permits us to pay up to 100% of our excess cash (which is Adjusted EBITDA, as defined in the indenture, minus the sum of cash interest expense, cash income tax expense and certain capital expenditures) from and including the first fiscal quarter beginning after the date of the indenture to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such payment, as more fully described in "Description of Senior Subordinated Notes—Certain Covenants."

The new credit facility permits us to use excess cash, as defined in the new credit facility, to fund dividends on our shares of common stock. Any amounts paid by us in the form of dividends will not be available in the future to satisfy our obligations under the senior subordinated notes.

The realizable value of our assets upon liquidation may be insufficient to satisfy claims.

At September 30, 2004, our assets included intangible assets in the amount of $102.2 million, consisting primarily of goodwill. These intangible assets represent approximately 66.4% of our total consolidated assets. The value of these intangible assets will continue to depend significantly upon the success of our business as a going concern. As a result, in the event of a default on our senior subordinated notes or under the new credit facility or any bankruptcy or dissolution of our company, the realizable value of these assets may be substantially lower and may be insufficient to satisfy the claims of our creditors.

Because of the subordinated nature of the senior subordinated notes, holders of our senior subordinated notes may not be entitled to be paid in full, or at all, in a bankruptcy, liquidation or reorganization or similar proceeding.

As a result of the subordinated nature of our senior subordinated notes and related guarantees, upon any distribution to our creditors or the creditors of the subsidiary guarantors in bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors or our or their property, the holders of our senior indebtedness and senior indebtedness of the subsidiary guarantors will be entitled to be paid in full in cash before any payment may be made with respect to our senior subordinated notes or the subsidiary guarantees. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors. Holders of our senior subordinated notes may, therefore, receive less, ratably, than the holders of senior indebtedness and, in some cases, less than other unsecured creditors.

On a pro forma basis as of September 30, 2004, our senior subordinated notes and the associated subsidiary guarantees would have ranked junior, on a consolidated basis, to $80.0 million of outstanding senior secured indebtedness, and the subsidiary guarantees would have ranked junior to no senior unsecured debt and pari passu to no indebtedness of ours and the subsidiary guarantors. In addition, as of September 30, 2004 on a pro forma basis, we would have had the ability to borrow up to an additional amount of $15.0 million under the new credit facility (less amounts reserved for letters of credit), which would have ranked senior in right of payment to our senior subordinated notes.

In the event of bankruptcy or insolvency, the senior subordinated notes and guarantees could be adversely affected by principles of equitable subordination or recharacterization.

In the event of bankruptcy or insolvency, a party in interest may seek to subordinate our debt, including the senior subordinated notes or the guarantees, under principles of equitable subordination or to recharacterize the senior subordinated notes as equity. The possible recharacterization of the senior subordinated notes as equity results because of the structure of the IDSs and our conversion. In the event a court exercised its equitable powers to subordinate the senior subordinated notes or the guarantees, or recharacterizes the senior subordinated notes as equity, you may not recover any amounts owed on the senior subordinated notes or the guarantees and you may be required to return any payments made to you within six years before the bankruptcy on account of the senior subordinated notes or the guarantees. In addition, should the court treat the senior subordinated notes or the guarantees as equity either under principles of equitable subordination or recharacterization, you may not be able to enforce the senior subordinated notes or the guarantees.

The senior subordinated notes and the guarantees may not be enforceable because of fraudulent conveyance laws.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the obligations under the senior subordinated notes or the guarantees, further subordinate the senior subordinated notes or the guarantees or take other action detrimental to you, if, among other things, at the time the indebtedness under the senior subordinated notes or the guarantees, as applicable, was incurred, we or a guarantor:

  •
  issued the senior subordinated notes or the guarantee to delay, hinder or defraud present or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for issuing the senior subordinated notes or the guarantee and, at the time of the issuance:

  •
  was insolvent or rendered insolvent by reason of issuing the senior subordinated notes or the guarantee and the application of the proceeds of the senior subordinated notes;

  •
  was engaged or about to engage in a business or a transaction for which the issuer's or the guarantor's remaining unencumbered assets constituted unreasonably small capital to carry on its business;

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature; or

  •
  was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied.

The measures of insolvency for the purposes of fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

Regardless of the standard that a court uses to determine whether we or a guarantor were solvent at the relevant time, the issuance of the senior subordinated notes or the guarantees may be voided or further subordinated to the claims of creditors if it concludes the issuer or a guarantor was insolvent.

The guarantee of the senior subordinated notes by any subsidiary guarantor could be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the guarantee was incurred for less than fair consideration. A court could therefore void the obligations of the subsidiary guarantor, under the guarantees or subordinate these obligations to the subsidiary guarantor's other debt or take action detrimental to holders of the senior subordinated notes. If the of any subsidiary guarantor were voided, the holders of the senior subordinated notes would not have a debt claim against that subsidiary guarantor.

In addition, in the event that we meet any of the financial condition fraudulent transfer tests described above at the time of or as a result of this offering, a court could view our conversion, the issuance of the senior subordinated notes, the guarantees and the other transactions occurring on the issue date, such as repayment of our existing debt and various distributions described under "Use of Proceeds" as a single transaction and, as a result, conclude that we did not get fair value for the offering. In such a case, a court could hold the debt (including the guarantees) owed to the noteholders void or unenforceable or may further subordinate it to the claims of other creditors.

Before this offering, there has not been a public market for our IDSs, shares of our Class A common stock or senior subordinated notes. The price of the IDSs may fluctuate substantially, which could negatively affect IDS holders.

None of the IDSs, the shares of our Class A common stock or senior subordinated notes has a public market history. In addition, there has not been an established market in the United States or Canada for securities similar to the IDSs. We cannot assure you that an active trading market for the IDSs will develop in the future or at all, and we currently do not expect that an active trading market for the shares of our Class A common stock will develop until the senior subordinated notes are redeemed or mature. If the senior subordinated notes represented by your IDSs are redeemed or mature, the IDSs will automatically separate and you will then hold shares of our Class A common stock. We do not intend to list our senior subordinated notes on any securities exchange.

The initial public offering price of the IDSs has been determined by negotiations among us, our existing equity investors and the representatives of the underwriters and may not be indicative of the market price of the IDSs after the offering. Factors such as quarterly variations in our financial results, announcements by us or others, developments affecting us, our clients and our suppliers, general interest rate levels and general market volatility could cause the market price of the IDSs to fluctuate significantly.

If the IDSs separate, the limited liquidity of the market for the senior subordinated notes and Class A common stock may adversely affect your ability to sell the senior subordinated notes and Class A common stock.

We do not intend to list the senior subordinated notes represented by the IDSs on any exchange or quotation system. Our Class A common stock will not initially be listed for separate trading on the American Stock Exchange or any other exchange or quotation system other than the Toronto Stock Exchange (on which we do not anticipate an active trading market for the Class A common stock to develop). We will not apply to list our shares of Class A common stock for separate trading on the American Stock Exchange or any other exchange or quotation system until the number of shares held separately is sufficient to satisfy applicable requirements for separate trading on such exchange or quotation system. Upon separation of the IDSs, no sizable market for the senior subordinated notes and the Class A common stock may ever develop and the liquidity of any trading market for the notes or the Class A common stock that does develop may be limited. As a result, your ability to sell your notes or Class A common stock, and the market price you can obtain, could be adversely affected.

The limited liquidity of the trading market for the senior subordinated notes sold separately (not represented by IDSs) may adversely affect the trading price of the separate senior subordinated notes.

We are separately selling (not in the form of IDSs) $8.5 million aggregate principal amount of senior subordinated notes, representing approximately 10% of the total principal amount of the outstanding senior subordinated notes. While the senior subordinated notes sold separately (not in the form of IDSs) are part of the same series of notes as, and are identical to, the senior subordinated notes represented by IDSs at the time of the issuance of the separate senior subordinated notes, the senior subordinated notes represented by the IDSs will not be separable for at least 45 days and will not be separately tradeable until separated. As a result, the initial trading market for the senior subordinated notes sold separately (not represented by IDSs) will be very limited. Even after holders of the IDSs are permitted to separate their IDSs, a sufficient number of holders of IDSs may not separate their IDSs into shares of our Class A common stock and senior subordinated notes to create a sizable and more liquid trading market for the senior subordinated notes not represented by IDSs. Therefore, a liquid market for the senior subordinated notes may not develop, which may adversely affect the ability of the holders of the separate senior subordinated notes to sell any of their separate senior subordinated notes and the price at which these holders would be able to sell any of the senior subordinated notes sold separately.

Future sales or the possibility of future sales of a substantial amount of IDSs, shares of our common stock or our senior subordinated notes may depress the price of the IDSs and the shares of our common stock and our senior subordinated notes.

Future sales or the availability for sale of substantial amounts of IDSs or shares of our common stock or a significant principal amount of our senior subordinated notes in the public market could adversely affect the prevailing market price of the IDSs and the shares of our common stock and our senior subordinated notes and could impair our ability to raise capital through future sales of our securities.

We may issue shares of our common stock and senior subordinated notes, which may be in the form of IDSs, or other securities from time to time as consideration for future acquisitions and investments. In the event that any such acquisition or investment is significant, the number of shares of our common stock and the aggregate principal amount of senior subordinated notes, which may be in the form of IDSs, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be significant. In addition, we may also grant registration rights covering those IDSs, shares of our common stock, senior subordinated notes or other securities in connection with any such acquisitions and investments.

If interest rates rise, the trading value of our IDSs and the senior subordinated notes sold separately in this offering may decline.

We cannot predict the interest rate environment or guarantee that interest rates will not rise in the near future. Should interest rates rise or should the threat of rising interest rates develop, debt markets may be adversely affected. As a result, the trading value of our IDSs and senior subordinated notes may decline.

Our certificate of incorporation and by-laws could limit another party's ability to acquire us and deprive our investors of the opportunity to obtain a takeover premium for their securities.

A number of provisions in our certificate of incorporation and by-laws will make it difficult for another company to acquire us and for you to receive any related takeover premium for your securities. For example, our certificate of incorporation will provide that stockholders generally may not act by written consent and only stockholders representing at least a majority in voting power may request that our board of directors call a special meeting. Stockholders will not be able to cumulate votes and must give advanced written notice of stockholder proposals and director nominations. In addition, our certificate of incorporation will provide for a classified board of directors and will authorize the issuance of preferred stock without stockholder approval and upon such terms as our board of directors may determine. The rights of the holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any class or series of preferred stock that may be issued in the future.

We may not be able to repurchase the senior subordinated notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase the outstanding senior subordinated notes at 101% of their principal amount at the date of repurchase unless such senior subordinated notes have been previously called for redemption. We may not have sufficient financial resources to purchase all of the senior subordinated notes that are tendered upon a change of control offer. Furthermore, the new credit facility will prohibit the repurchase or redemption of the senior subordinated notes following a change of control. Consequently, lenders thereunder may have the right to prohibit any such purchase or redemption, in which event we will seek to obtain waivers from the required lenders. We cannot assure you that we would be able to obtain such waivers or refinance our indebtedness on terms acceptable to us, or at all. Finally, the occurrence of a change of control could also constitute an event of default under the new credit facility, which could result in the acceleration of all amounts due thereunder. See "Description of Senior Subordinated Notes—Change of Control."

Risks Relating to Our Business and the Industry

Our business is concentrated geographically and dependent on regional economic conditions.

Our business is conducted primarily in north central Alabama and central Missouri and, accordingly, our business is dependent upon the general economic conditions of these regions. There can be no assurance that future economic conditions in these regions will not impact demand for our services or cause residents to relocate to other regions, which may adversely impact our business, revenue and cash flow.

The telecommunications industry has experienced increased competition.

Although we have historically experienced no wireline telephone competition in our rural local exchange carrier territories, the market for telecommunications services is highly competitive. Certain competitors benefit from brand recognition and financial, personnel, marketing and other resources that are significantly greater than ours. We cannot predict the number of competitors that will emerge, especially as a result of existing or new federal and state regulatory or legislative actions. Increased competition from existing and new entities could have an adverse effect on our business, revenue and cash flow.

In our markets, we face competition from wireless carriers. We believe that we have experienced a minor decrease in our minutes of use, primarily due to flat rate "free minutes and long distance calling" offers from certain wireless carriers. As wireless carriers continue to build-out their networks, we may experience increased competition, which could have an adverse effect on our business, revenue and cash flow.

Our current and potential competitors could include competitive local exchange carriers and other providers of telecommunications and information services, including Internet and voice over Internet protocol, or VoIP, service providers, wireless carriers, satellite television companies, alternate access providers, neighboring incumbent local exchange carriers, long distance companies, electric utilities and cable television companies that may provide services competitive with those products and services that we provide or intend to provide.

Although our long distance operations have historically been modest in relation to our competitors, we intend to continue to expand our long distance business within our territories, through marketing to our existing telephone services customers. Our existing long distance competitors can be expected to respond to such initiatives, including those with significantly greater resources than us. There can be no assurance that our revenue from long distance services will not decrease in the future as competition and/or the cost of providing long distance services increase.

The FCC has recently adopted regulations requiring wireline telephone carriers to provide portability of telephone numbers to wireless carriers when a customer substitutes wireless service for wireline service. Wireline to wireless portability may enhance the competitive position of wireless carriers.

We may not be able to integrate new technologies and provide new services in a cost-efficient manner.

The telecommunications industry is subject to rapid and significant changes in technology, frequent new service introductions and evolving industry standards. We cannot predict the effect of these changes on our competitive position, our profitability or the industry generally. Technological developments may reduce the competitiveness of our networks and require additional capital expenditures or the procurement of additional products that could be expensive and time consuming. In addition, new products and services arising out of technological developments may reduce the attractiveness of our services. If we fail to adapt successfully to technological advances or fail to obtain access to new technologies, we could lose customers and be limited in our ability to attract new customers and/or sell new services to our existing customers. In addition, delivery of new services in a cost-efficient manner depends upon many factors, and we may not generate anticipated revenue from such services.

We may have difficulty acquiring businesses, managing growth and integrating acquired businesses.

We have grown rapidly by acquiring other businesses. Since 1999, we have acquired four rural local exchange carrier businesses and immediately prior to the closing of this offering, will acquire Mid-Missouri Holding.

We face competition acquiring rural local exchange carriers, including from businesses that are larger or have access to more financing than us. There can be no assurance that owners of rural local exchange carriers will want to sell at all or to us. If we fail to expand our business, make acquisitions or successfully integrate the operations of any acquired companies with our own operations, the rate of our future growth, if any, will likely be lower than our historical growth rate. There can be no assurance that we will be able to successfully expand our business through acquisitions or otherwise. In addition, the pursuit of future acquisitions could lead to a diversion of resources and management attention from operational matters.

Disruptions in our networks and infrastructure may cause us to lose customers and incur additional expenses.

To be successful, we will need to continue to provide our customers with reliable and timely service over our networks. We face the following risks to our networks and infrastructure:

  •
  our territory can have significant weather events which physically damage access lines;

  •
  our rural geography creates the risk of security breaches, break-ins and sabotage;

  •
  power surges and outages, computer viruses or hacking, and software or hardware defects which are beyond our control; and

  •
  unusual spikes in demand or capacity limitations in our or our suppliers' networks.

Disruptions may cause interruptions in service or reduced capacity for customers, either of which could cause us to lose customers and incur expenses, and thereby adversely affect our business, revenue and cash flow. In addition, the Alabama and Missouri Public Service Commissions could require us to issue credits on customer bills for such service interruptions, further impacting revenue and cash.

Our success depends on a small number of key personnel.

Our success depends on the personal efforts of a small group of skilled employees and senior management. The rural nature of our service area provides for a smaller pool of skilled telephone employees and increases the challenge of hiring employees from metropolitan areas. Although we believe we will be able to replace our key employees within a reasonable time should the need arise, the loss of key personnel could have a material short-term adverse effect on our financial performance.

We provide services to our customers over access lines, and if we lose access lines, our business and results of operations may be adversely affected.

Our business generates revenue by delivering voice and data services over access lines. We have experienced net access line loss due to challenging economic conditions and increased competition. Our access line count declined by 2.2% from September 2003 to September 2004. We may continue to experience net access line loss in our markets for an unforeseen period of time. Continued access line losses could adversely affect our business and results of operations.

Our performance is subject to a number of other economic and non-economic factors, which we may not be able to predict accurately.

There are factors that may be beyond our control that could affect our operations and business. Such factors include adverse changes in the conditions in the specific markets for our products and services, the conditions in the broader market for telecommunications services and the conditions in the domestic and global economies, generally.

Although our performance is affected by the general condition of the economy, not all of our services are affected equally. Local services revenue is generally linked to relatively consistent variables such as population changes, housing starts and general economic activity levels in the areas served. Internet and cable television revenue is generally related to more variable factors such as changing levels of discretionary spending on entertainment, the adoption of e-commerce and other on-line activities by our current or prospective customers. It is not possible for management to accurately predict all of these factors and the impact of such factors on our performance.

Changes in the regulatory, competitive and technological environments may also impact our ability to increase revenue and/or earnings from the provision of local wireline services. We may therefore have to place increased emphasis on developing and realizing revenue through the provision of new and enhanced services with higher growth potential. In such a case, there is a risk that these revenue sources as well as our cost savings efforts through further efficiency gains will not grow or develop at a fast enough pace to offset slowing growth in local services. It is also possible that as we invest in new technologies and services, demand for those new services may not develop. There can be no assurance that we will be able to successfully expand our service offerings through the development of new services, and our efforts to do so may have a material adverse effect on our financial performance.

Risks Relating to Our Regulatory Environment

Changes in the regulation of the telecommunications industry could adversely affect our business, revenue or cash flow.

We operate in a heavily regulated industry. The majority of our revenue has been generally supported by and subject to regulation at the federal, state and local level. Certain federal, Alabama and Missouri regulations and local franchise requirements have been, are currently, and may in the future be, the subject of judicial proceedings, legislative hearings and administrative proposals. Such proceedings may relate to, among other things, the rates we may charge for our local, network access and other services, the manner in which we offer and bundle our services, the terms and conditions of interconnection, federal and state universal service funds (including the Universal Service Fund High Cost, or USF HC), unbundled network elements and resale rates, and could change the manner in which telecommunications companies operate. We cannot predict the outcome of these proceedings or the impact they will have on our business, revenue and cash flow.

Governmental authorities could decrease network access charges or rates for local services, which would adversely affect our revenue.

Approximately 20.4% and 18.1% of our pro forma revenue for the nine months ended September 30, 2004 and for the year ended December 31, 2003, respectively, was derived from network access charges paid by long distance carriers for use of our facilities to originate and terminate interstate and intrastate telephone calls. The interstate network access rates that we can charge are regulated by the Federal Communications Commission, or FCC, and the intrastate network access rates that we can charge are regulated by the Alabama Public Service Commission, or APSC, and the Missouri Public Service Commission, or MPSC. Those rates may change from time to time. The FCC has reformed and continues to reform the federal network access charge system. It is unknown at this time what additional changes, if any, the FCC, APSC or MPSC may adopt. Such regulatory developments could adversely affect our business, revenue and cash flow.

The local services rates and intrastate access charges charged by our rural local exchange carriers are regulated by state regulatory commissions which have the power to grant and revoke authorization to companies to provide telecommunications services and to impose other conditions and penalties. If we fail to comply with regulations set forth by the APSC or the MPSC, we may face revocation of our authorizations in Alabama or Missouri, as applicable, or other conditions and penalties. The APSC is considering several proposals that would result in greater pricing flexibility for our Alabama rural local exchange carriers in regard to most services, as well as the expansion of local calling options. It is possible that a new plan would require us to reduce our rates, forego future rate increases, provide greater features as part of our basic service plan or limit our rates for certain offerings. We cannot predict the ultimate outcome of the review process or the impact that it will have on our business, revenue and cash flow.

Mid-Missouri Telephone charges rates for local services and intrastate access service based in part upon a rate-of-return authorized by the MPSC. These authorized rates are subject to audit by the MPSC at any time and may be reduced if the MPSC finds them excessive. If Mid-Missouri Telephone is ordered to reduce its rates or if its applications to increase rates are denied or delayed, our business, revenue and cash flow may be negatively impacted.

Various transactions related to this offering require regulatory approval or may be subject to other regulatory reviews. Such approvals may not be granted to us or may be subject to conditions that could adversely affect our business.

The FCC must approve various transactions related to this offering, including the transfer of control of various radio licenses and domestic and international operational authorizations held by the rural local exchange carriers which will result from the change in current ownership. We cannot assure you that we will receive FCC approvals free of conditions that could adversely affect our business.

It is possible that the MPSC may assert jurisdiction to approve certain aspects of the proposed transactions.

Certain transactions involving a Missouri telecommunications company require prior MPSC approval. We do not believe that the transactions related to this offering will require MPSC approval. If the MPSC reviews any of the transactions related to this offering, we may not receive approval of these transactions or we may have conditions imposed that could adversely affect our business.

Certain transactions related to the enforceability of the guarantees of the senior subordinated notes by certain of our subsidiaries may require FCC, APSC or MPSC approval, which may not be granted or which may be subject to delays or conditions that could affect your ability to enforce the guarantees.

The FCC, MPSC and APSC may need to approve certain transactions related to the enforceability of the guarantees of the senior subordinated notes by certain of our subsidiaries, including the transfer of control of various radio licenses held by the rural local exchange carriers or the transfer of control over or sale of the assets of our rural local exchange carriers. Such approvals may not be obtained, in which case such guarantees would be unenforceable, or may be subject to delays or conditions that could affect your ability to enforce the guarantees.

A reduction in Universal Service Fund High Cost support would adversely affect our business, revenue and cash flow.

Hopper, Blountsville and Mid-Missouri Telephone receive federal USF HC revenue to support their high cost of operations. Such support payments represented approximately 11.4% and 12.2% of our pro forma revenue for the nine months ended September 30, 2004 and for the year ended December 31, 2003, respectively, and were based upon each participating rural local exchange carrier's average cost per loop as compared to the national average cost per loop. These support payments fluctuate based upon the historical costs of our participating rural local exchange carriers as compared to the national average cost per loop. If our participating rural local exchange carriers are unable to receive support from the USF HC, or if such support is reduced, our business, revenue and cash flow would be negatively affected.

During the past two years, the FCC made certain modifications to the USF HC support system that changed the sources of support and the method for determining the level of support. There is a cap on the total USF HC payments nationwide. It is unclear whether the changes in methodology will continue to accurately reflect the costs incurred by our participating rural local exchange carriers, and whether they will provide for the same amount of USF HC support that we have received in the past. In addition, a number of issues regarding source and amount of contributions to, and eligibility for, payments from USF HC are currently being reviewed by the FCC. A joint board of federal and state commissioners made recommendations to change various aspects of the USF HC, and the FCC has until February 2005 to act on these recommendations. Similarly, the FCC in September 2004 asked the Federal-State Joint Board on Universal Service to review the federal rules relating to universal service support mechanisms for rural carriers, including addressing the relevant costs and the definition of rural telephone company for the purpose of determining the appropriate universal service support. The outcome of these proceedings or other regulatory changes could affect the amount of USF HC support that we receive, and could have an adverse effect on our business, revenue and cash flow. If a wireless or other telecommunications carrier receives ETC status in our service areas or even outside of our service areas, the amount of support we receive from the USF HC could decline under current rules, and under some proposed USF HC rule changes, could be significantly reduced. Recently, some disbursements to another class of universal service fund recipients, schools and libraries, were suspended to comply with the Anti-Deficiency Act (31 U.S.C. § 1341) (2000)). Some analysts have suggested that disbursements under the USF HC could also be suspended to comply with the Anti-Deficiency Act. We cannot predict the impact these actions may have on us, including on our receipts from, and contributions to, the universal service fund.

If we were to lose our protected status under interconnection rules, we would incur additional administrative and regulatory expenses and face more competition.

As a "rural telephone company" under the Communications Act, each of our rural local exchange carriers is exempt from the obligation to lease its unbundled facilities to competitive local exchange carriers, to offer retail services at wholesale prices for resale, to permit competitive collocation at its facilities and to comply with certain other requirements applicable to larger incumbent local exchange carriers. However, we eventually may be required to comply with these requirements in some or all of our service areas if: (i) we receive a bona fide request from a telecommunications carrier; and (ii) the APSC or MPSC, as applicable, determines that it is in the public interest to impose such requirements. In addition, we may be required to comply with some or all of these requirements in order to achieve greater pricing flexibility from state regulators. If we are required to comply with these requirements, we could incur additional administrative and regulatory expenses and face more competition which could adversely affect our business, revenue and cash flow.

Changes in the regulation of cable television franchises and services may adversely impact our cable television operations.

Cable television systems are operated under franchises granted by local government authorities. Franchises may contain various conditions, including time limitations on commencement or completion of construction, approval of initial fees charged to customers for basic service, the number of channels offered and the types of programming to be provided. The regulation of cable television at the federal, state and local levels is subject to a political process and has been in constant flux over the past decade. This process continues in the context of new legislative proposals and the adoption or deletion of administrative regulations and policies. We anticipate further material developments in these areas, but cannot anticipate their direction or impact on our cable television operations. In addition, the regulatory approach to the utilization of cable television facilities for the provision of services beyond video programming is also in flux, rendering it impossible to anticipate the extent or scope of future regulatory requirements or limitations.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this prospectus are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward-looking statements are based on assumptions that we have made in light of our experience in the industry in which we operate, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial condition or results of operations and cause actual results to differ materially from those in the forward-looking statements. These factors include, among other things, those discussed under the caption "Risk Factors" in this prospectus.

Because of these factors, we caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Except as required by law, we have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus.

Market and Industry Data

This prospectus includes market and industry data and forecasts that we obtained from industry publications and surveys, reports of governmental agencies and management's knowledge of the industry. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any misstatements regarding industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the "Risk Factors" section of this prospectus. Some of the industry data and forecasts presented in this prospectus were obtained from The United States Telecommunications Association, U.S. Census Bureau, Bureau of Economic Analysis—U.S. Department of Commerce, The Federal Communications Commission, JSI Capital Advisors, LLC, Birmingham Regional Chamber of Commerce, the Rural Task Force and Bureau of Business and Economic Research.

Dividend Policy and Restrictions

Upon the closing of this offering, our board of directors will adopt a dividend policy for our Class A common stock pursuant to which, in the event and to the extent we have any available cash for distribution to the holders of shares of our Class A common stock and subject to applicable law and the terms of the new credit facility, the indenture governing our senior subordinated notes and any other then outstanding indebtedness of ours, our board of directors will declare cash dividends on our Class A common stock at a rate equal to $0.7024 per share per annum, or $6.8 million in the aggregate, subject to adjustment, for the first full year following completion of this offering. We expect to make those dividend payments on March 30, June 30, September 30 and December 30 of each year to holders of record on the preceding March 15, June 15, September 15 and December 15, respectively, commencing December 30, 2004.

Our dividend policy reflects a basic judgment that our stockholders would be better served by distributing available cash in the form of dividends rather than retaining it. Under this dividend policy, cash generated by our business in excess of operating needs, interest and principal payments on indebtedness, capital expenditures and income taxes, if any, would in general be distributed as regular quarterly dividends to the holders of our Class A common stock rather than retained by us as cash on our consolidated balance sheet. In determining our expected initial dividend levels, we reviewed and analyzed, among other things, our operating and financial performance in recent years, the anticipated cash requirements associated with our new capital structure, our anticipated capital expenditure requirements, our expected other cash needs, the terms of our debt instruments, including our new credit facility, other potential sources of liquidity and various other aspects of our business. If these factors were to change, including based on new growth opportunities, we would need to reassess our dividend policy.

As described more fully below, you may not receive any dividends as a result of the following factors:

  •
  nothing requires us to pay dividends;

  •
  while our current dividend policy contemplates the distribution of our available cash, this policy could be modified or revoked at any time;

  •
  even if our dividend policy were not modified or revoked, the actual amount of dividends distributed under the policy and the decision to make any distribution is entirely at the discretion of our board of directors;

  •
  the amount of dividends distributed is subject to covenant restrictions under our indenture and the new credit facility;

  •
  the amount of dividends distributed is subject to state law restrictions;

  •
  our stockholders have no contractual or other legal right to dividends; and

  •
  we may not have enough cash to pay dividends due to changes to our operating earnings, working capital requirements and anticipated cash needs.

Dividends on our Class A common stock will not be cumulative. Consequently, if dividends on our Class A common stock are not declared and/or paid at the targeted levels, our stockholders will not be entitled to receive such payments in the future.

If we have any remaining cash after the payment of dividends as contemplated above, our board of directors will, in its sole discretion, decide to use that cash to fund capital expenditures or acquisitions, repay indebtedness, pay additional dividends or for general corporate purposes.

We have not made distributions to our members in the past two years.

Minimum Adjusted EBITDA

We believe that, in order to fund dividends to holders of our Class A common stock at the levels described above from cash generated by our business, our minimum Adjusted EBITDA for the year following this offering would need to be at least $27.2 million. As described under "—Assumptions and Considerations" below, we believe that our minimum Adjusted EBITDA for the year following the closing of this offering will be at least $27.2 million. We have also determined that if our Adjusted EBITDA for such period were at or above this level, we would be permitted to pay dividends at these levels under the restricted payment covenants in our new credit facility and our indenture. The following table sets forth our calculation that $27.2 million of Adjusted EBITDA would be sufficient to fund dividends at the above levels and would satisfy such restricted payment covenants.

Estimated Cash Available to Pay Dividends Based on Estimated Minimum Adjusted EBITDA	Amount
(dollars in thousands)
Estimated minimum Adjusted EBITDA(1)(2)	$27,235
Less:
Estimated capital expenditures(3)	4,200
Estimated cash interest expense on new credit facility(4)	5,713
Estimated cash interest expense on senior subordinated notes(5)	10,542
Estimated state and federal cash income tax expense(6)	—

Estimated cash available to pay dividends on our outstanding Class A common stock(7)	$6,780

Estimated interest coverage ratio derived from the above(8)	1.7x
Estimated fixed charge ratio derived from the above(9)	1.3x
Estimated senior leverage ratio derived from the above(10)	2.9x

The following table illustrates, on a pro forma basis, for our fiscal year ended December 31, 2003 and for the twelve months ended September 30, 2004, the amount of available cash that would have been available for distributions to our stockholders, assuming, in each case, that the offering had been consummated at the beginning of such period, subject to the assumptions described in such table.

Pro Forma Available Cash for the Year Ended December 31, 2003 and the Twelve Months Ended September 30, 2004	Year Ended December 31, 2003	Twelve Months Ended September 30, 2004
	(in thousands)
Net cash provided by operating activities	$17,122	$17,497
Interest expense	3,384	3,324
Income tax expense	4,107	4,258
Non-cash compensation expense	1,026	1,634
Write-off of capitalized transaction costs (11)	1,005	1,005
Loss on sale of assets	(50)	(50)
Provision for deferred income taxes	(3,153)	(4,548)
Provision for doubtful accounts	(31)	(32)
Management fees paid to equity sponsor	850	1,000
Net change in operating assets and liabilities	(913)	847

Historical Rural LEC Acquisition LLC Adjusted EBITDA	23,347	24,935
Net cash provided by operating activities	3,870	2,586
Interest expense	622	556
Income tax expense	929	1,042
Write-off of capitalized transaction costs (11)	272	272
Unrealized gain on asset	10	8
Provision for deferred income taxes	(34)	(34)
Management fees paid to equity sponsor	500	500
Net change in operating assets and liabilities	(592)	788

Historical Mid Missouri Holding Corp. Adjusted EBITDA	5,577	5,718
Pro forma adjustments for Blountsville acquisition (12):
Net income	406	—
Income tax expense	166	—
Gain on disposal of property	(146)	—
Depreciation and amortization	480	—

Pro forma Adjusted EBITDA	29,830	30,653
Estimated cash interest expense on new credit facility (4)	(5,713)	(5,713)
Estimated cash interest expense on senior subordinated notes (5)	(10,542)	(10,542)
Estimated cash interest expense on revolving credit facility (13)	(199)	(158)
Estimated state and federal cash income tax expense(6)	—	—
Capital expenditures (14)	(4,930)	(4,469)
Non-recurring capital expenditures (14)	1,570	976
Additional public costs (1)	(1,500)	(1,500)

Available cash that would have been available to pay dividends	$8,516	$9,247

(1)
In comparing our estimated minimum Adjusted EBITDA to our historical Adjusted EBITDA, our historical Adjusted EBITDA does not include approximately $1.5 million in incremental ongoing expenses associated with being a public company, including estimated incremental accounting and audit fees, director and officer liability insurance, expenses relating to the annual stockholders' meeting, printing expenses, investor relations expenses, additional filing fees, additional trustee fees, registrar and transfer agent fees, directors' fees, additional legal fees, listing fees and miscellaneous fees. This amount does not include potential costs associated with compliance with certain provisions of the Sarbanes-Oxley Act relating to internal controls and procedures, which costs may be substantial.

(2)
To pay the targeted dividends on our Class A common stock, our Adjusted EBITDA for the first full year following the offering must be at least $6.81 million in each three-month dividend payment period.

(3)
We expect our pro forma capital expenditures to be approximately $4.2 million per year through fiscal 2009. We estimate that approximately $3.3 million of this amount will be used to maintain our network infrastructure and operate our business and that approximately $0.9 million of this amount will be available for one-time or discretionary capital expenditures related to the growth of our network. Capital expenditures related to the maintenance of our network include items such as refurbishing existing copper phone lines and purchasing annual software upgrades for our switching facilities. One-time or discretionary capital expenditures related to the growth of our network include items such as the purchase of additional equipment to expand our DSL service area or the expansion of our cable television network into new territories. We expect to fund all of these capital expenditures through our cash flow from operations. If cash is available beyond what is required to support our dividend policies, we may consider additional capital expenditures if we believe they are beneficial. Although the amount of capital expenditures can fluctuate from quarter to quarter, an annual basis we do not expect capital expenditures through fiscal 2009 to vary significantly from our estimated amounts. We believe our annual pro forma capital expenditures through fiscal 2009 will be less than our actual capital expenditures for the year ended December 31, 2003 because capital expenditures in 2003 included one-time or discretionary capital expenditures of approximately $1.6 million which exceeds the annual amount of one-time or discretionary capital expenditures we estimate through fiscal 2009 by $0.7 million. We do not believe that our dividend policies will materially affect our ability to maintain our network infrastructure and operate our business. However, our dividend policies may cause us to reduce or eliminate one-time or discretionary capital expenditures related to the growth of our network in the future.

(4)
Assumes interest at current rates, estimated as 7.0% per annum, based on the purchase of a five-year interest rate cap with a portion of the proceeds of this offering, on $80.0 million outstanding borrowings under the new term loan and a 0.75% annual commitment fee on the average unused balance of $15.0 million under the revolving credit facility.

(5)
Assumes 13.0% per annum interest on approximately $72.6 million of senior subordinated notes represented by IDSs, and $8.5 million of senior subordinated notes issued separately (not in the form of IDSs).

(6)
We do not expect any state and federal cash income tax expense during the year following the closing of this offering, after giving effect to the offering, the new capital structure and the deductible expenses resulting from the offering and related transactions. In computing our estimated state and federal cash income tax expense during the year following the closing of this offering, we have taken into account our estimated cash interest expense on the new credit facility of $5.7 million, our estimated cash interest expense on the senior subordinated notes of $10.5 million, incremental ongoing expenses associated with being a public company of $1.5 million, amortization of debt issuance costs of $0.6 million, the write-off of existing deferred financing costs of $1.0 million and compensation expense of $3.6 million associated with the exchange of management options for a combination of IDSs and Class B common stock. As a result of these items, we do not expect to have taxable income during the year following the closing of this offering. In future years, we may be required to pay state and/or federal cash income taxes which may reduce our ability to pay dividends in those periods.

(7)
		Dividends
	Number of Shares
		Per Share	Aggregate
			(000s)
Estimated dividends on our Class A common stock	9,652,951	$0.7024	$6,780

  If all the shares of Class B common stock are exchanged for IDSs at the initial exchange rate of one IDS for each share of Class B common stock, an additional 568,453 shares of Class A common stock would be outstanding. The exchange generally will not occur prior to the second anniversary of the offering and is subject to a financial test and other conditions described below under "—Assumptions and Considerations."

(8)
Interest coverage ratio is calculated as Adjusted EBITDA divided by consolidated interest expense. Under our indenture we may not pay dividends on our capital stock if our interest coverage ratio is below 1.4x.

(9)
Fixed charge coverage ratio is calculated as Adjusted EBITDA divided by the sum of certain capital expenditures, cash income taxes, the aggregate amount of cash interest expense and scheduled principal payments. Under our new credit facility, we may not pay dividends on our capital stock if our fixed charge coverage ratio is below 1.2x.

(10)
Senior leverage ratio is calculated as senior secured debt divided by Adjusted EBITDA. Under our new credit facility, we may not pay dividends on our capital stock if our senior leverage ratio is above 3.1x.

(11)
The write-off of capitalized transaction costs for Rural LEC Acquisition LLC and Mid Missouri Holding Corp. consists of expenses associated with a proposed financing transaction that was not consummated during 2003 and includes associated legal and accounting fees. We have assumed that we would have funded these transaction costs through borrowings on our revolving credit facility of approximately $1.3 million.

(12)
Presents Adjusted EBITDA as if the Blountsville acquisition had occurred on January 1, 2003.

(13)
Assumes borrowings under our revolving credit facility of approximately $2.8 million and $2.3 million for the year ended December 31, 2003 and the twelve months ended September 30, 2004, respectively, to fund the transaction costs described in footnote (11) and the non-recurring capital expenditures described in footnote (14). The interest expense on such borrowings has been computed on the basis that such borrowings were outstanding for the entire applicable periods and bore interest at 7.0% per annum. Borrowings under our revolving credit facility will require principal repayments in future periods which would impact our cash available to pay dividends.

(14)
Includes capital expenditures incurred by Blountsville of $0.3 million for the period prior to our acquisition from January 1, 2003 to June 30, 2003 to present capital expenditures as if the Blountsville acquisition had occurred on January 1, 2003. Includes non-recurring capital expenditures of $0.8 million and $0.6 million for the year ended December 31, 2003 and the twelve months ended September 30, 2004, respectively, related to the upgrade of our central office equipment to allow us to serve as the point of exchange for long distance calling traffic. Also includes non-recurring capital expenditures of $0.5 million and $0.3 million for the year ended December 31, 2003 and the twelve months ended September 30, 2004, respectively, for the expansion of our cable television network into new territories. Also includes non-recurring capital expenditures of $0.1 million and $0.1 million for the year ended December 31, 2003 and the twelve months ended September 30, 2004, respectively, to replace obsolete remote switching equipment. The balance of the non-recurring capital expenditures for each period is related to miscellaneous items. Our management views non-recurring capital expenditures as either one-time capital expenditures or discretionary capital expenditures which are not necessary to maintain our network infrastructure or operate our business. We have assumed that non-recurring capital expenditures would have been funded through borrowings under our revolving credit facility. Our dividend policies may cause us to reduce or eliminate such one-time or discretionary capital expenditures in the future. If our capital expenditures in the year following the offering exceed our actual capital expenditures of approximately $4.9 million and $4.5 million in the year ended December 31, 2003 and the four fiscal quarters ended September 30, 2004, respectively, our cash available to pay dividends and our excess cash, as defined in the indenture, would have been reduced.

Assumptions and Considerations

Based on a review and analysis conducted by our management and our board, we believe that our minimum Adjusted EBITDA for the year following the closing will be at least $27.2 million, and we have determined that the assumptions as to capital expenditures, cash interest expense, and cash income tax expense in the above tables are reasonable. We considered numerous factors in making such determination, including the following:

  •
  our pro forma Adjusted EBITDA for the twelve-month period ended September 30, 2004 was $30.7 million;

  •
  for fiscal year 2003, our pro forma Adjusted EBITDA was $29.8 million after giving effect to the Blountsville acquisition for a full year;

  •
  for fiscal years 2001, 2002 and 2003 and the twelve months ended September 30, 2004, our historical Adjusted EBITDA was approximately $21.2 million, $21.5 million, $23.3 million and $24.9 million, respectively. Results for these periods exclude Mid-Missouri Holding. Absent our acquisition of Mid-Missouri Holding we would not be able to meet our estimated minimum Adjusted EBITDA for the year ended December 31, 2003 and the twelve months ended September 30, 2004 and therefore we would not have been able to pay dividends at the levels set forth above. We believe, based upon our and Mid-Missouri Holding's historical performance and the other assumptions and considerations set forth under this heading, that our acquisition of Mid Missouri Holding provides us with the means to meet our estimated minimum Adjusted EBITDA for the year following the offering necessary to pay the Class A dividends in full. However, the pro forma Adjusted EBITDA for the year ended December 31, 2003 and the twelve months ended September 30, 2004 may not be indicative of the actual Adjusted EBITDA had the acquisition of Mid-Missouri Holding occurred prior to these periods;

  •
  for fiscal year 2003 and for the twelve months ended September 30, 2004, we incurred $4.9 million and $4.5 million, respectively, in pro forma capital expenditures, including $1.6 million and $1.0 million in non-recurring capital expenditures for fiscal year 2003 and for the twelve months ended September 30, 2004, respectively; and

  •
  we expect to make annual capital expenditures of approximately $4.2 million in each fiscal year through fiscal year 2009.

Our analysis of the impact of our new capital structure (including the payment of dividends at the levels described above) on our operations and performance in prior years and our determination that the new credit facility's revolving facility would have had sufficient capacity to finance any fluctuations in working capital and other cash needs, including the payment of dividends at the levels described above. We currently do not intend to borrow under our new credit facility's revolving facility to pay dividends.

We have also assumed:

  •
  that our general business climate, including such factors as consumer demand for our services, the level of competition and our favorable regulatory environment, will remain consistent with previous periods; and

  •
  the absence of extraordinary business events, such as new industry altering technological advances or adverse regulatory developments, that may adversely affect our business, results of operations or anticipated capital expenditures.

If our Adjusted EBITDA for the first year were to fall below the $27.2 million level (or if our assumptions as to capital expenditures or interest expense were too low), we would need to either reduce or eliminate dividends or, to the extent we were permitted to do so under the indenture and the new credit facility, to fund a portion of our dividends with borrowings or from other sources. If we were to use working capital or permanent borrowings to fund dividends, we would have less cash available for future dividends and other purposes, which could negatively impact our financial condition, our results of operations and our ability to maintain or expand our business.

We cannot assure you that our Adjusted EBITDA will in fact equal or exceed the minimum level set forth above, and our belief that it will equal or exceed such level is subject to all of the risks, considerations and factors identified in other sections of this prospectus, including those identified in the section entitled "Risk Factors."

As noted above, we have estimated our initial dividend level and our minimum Adjusted EBITDA only for the twelve-month period following the closing. Moreover, there can be no assurance that during or following such period we will pay dividends at the levels estimated above, or at all. Dividend payments are within the absolute discretion of our board of directors and will be dependent upon many factors and future developments that could differ materially from out current expectations. Indeed, over time our capital and other cash needs will invariably be subject to uncertainties which could impact the level of any dividends we pay in the future. Our new credit facility will need to be refinanced on or prior to                        , 2009 and thereafter our interest expense could well be higher. We may not be able to renew or refinance the new credit facility, or if renewed or refinanced, the renewal or refinancing may occur on less favorable terms, which may materially adversely affect our ability to pay dividends. If we are unable to refinance or renew our new credit facility, our failure to repay all amounts due on the maturity date would cause a default under the new credit facility. We expect our scheduled principal repayments on debt to be approximately $80.0 million in 2009.

The senior subordinated notes will mature in 2019, and we may not be able to refinance the senior subordinated notes when they become due. Even if we were able to refinance the senior subordinated notes, the refinancing may occur on terms that are less favorable to us, which would materially adversely affect our results of operations and our ability to pay dividends.

In addition, we have grown rapidly by acquiring other businesses. To the extent we finance future acquisitions or capital expenditures with indebtedness, we will begin to incur incremental debt service obligations and associated incremental interest payments. Our intended policy to distribute rather than retain available cash is based upon our assessment of our financial performance, our cash needs, acquisition opportunities and our investment opportunities. If these factors were to change based on, for example, competitive or technological developments (which could increase our need for capital expenditures), or new acquisition or investment opportunities, we would need to reassess that policy. Our board is free to depart from or change our dividend policy at any time and could do so, for example, if it were to determine that we had insufficient cash to take advantage of growth opportunities, including future acquisitions. Although management currently has no specific plans to increase capital spending to materially expand our business, management will evaluate growth opportunities as they arise and may pursue opportunities that it believes would result in net increases to our cash available for distribution.

Restrictions on Payment of Dividends

The indenture governing our senior subordinated notes restricts our ability to declare and pay dividends on our common stock as follows:

  •
  we may only pay dividends in any given fiscal quarter equal to 100% of our excess cash (as defined below) for the period from and including the first fiscal quarter beginning after the date of the indenture to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such payment. "Excess cash" shall mean with respect to any period, Adjusted EBITDA, as defined in the indenture, minus the sum of (i) cash interest expense, (ii) capital expenditures and (iii) cash income tax expense, in each case, for such period;

  •
  we may not pay dividends if our interest coverage ratio, which is defined as Adjusted EBITDA divided by consolidated interest expense, is below 1.4x;

  •
  we may not pay any dividends if not permitted under any of our senior indebtedness;

  •
  we may not pay any dividends while interest on the senior subordinated notes is being deferred or, after the end of any interest deferral, so long as any deferred interest has not been paid in full; and

  •
  we may not pay any dividends if a default or event of default under the indenture governing the senior subordinated notes has occurred and is continuing.

The new credit facility will not allow us to pay dividends on our common stock unless we maintain:

  •
  a "fixed charge coverage ratio" (defined as our Adjusted EBITDA for any period of four consecutive fiscal quarters divided by the sum of certain capital expenditures, cash income taxes, the aggregate amount of cash interest expense and scheduled principal payments for such period) of not less than 1.2x; and

  •
  a "senior leverage ratio" (defined as senior secured debt as of the last day of any period divided by our Adjusted EBITDA for any period of four consecutive fiscal quarters) of not more than 3.1x.

In addition, the new credit facility will not allow us to pay dividends on our common stock if and for as long as (a) interest payments on our senior subordinated notes are required to be deferred pursuant to the terms of the new credit facility, (b) certain defaults or events occur or any event of default exists under the new credit facility, (c) deferred interest is outstanding under our senior subordinated notes, (d) a compliance certificate for the prior fiscal quarter has not been timely delivered and (e) there is insufficient excess cash, as defined in the new credit facility, as further described under "Description of New Credit Facility—Interest Deferral/Dividend Suspension."

Our board of directors may, in its sole discretion, amend or repeal these dividend policies at any time. Our board of directors may decrease the level of dividends provided for in these dividend policies or discontinue entirely the payment of dividends.

Future dividends, if any, with respect to shares of our common stock will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, the income tax treatment of the IDSs, provisions of applicable law and other factors that our board of directors may deem relevant. If the senior subordinated notes were treated as equity rather than debt for U.S. federal income tax purposes, interest on the senior subordinated notes would not be deductible by us for federal income tax purposes, which could materially increase our taxable income and, thus, our U.S. federal income tax liability. This would reduce our after-tax cash flow, thereby adversely affecting our ability to pay dividends on the Class A common stock. Under Delaware law, our board of directors may declare dividends only to the extent of our "surplus" (which is defined as total assets at fair market value minus total liabilities, minus statutory capital), or if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal years. The distributions you receive on the Class A common stock portion of our IDSs, or on separately held Class A common stock, will be taxed as dividends for federal income tax purposes to the extent of our current and accumulated earnings and profits, and generally thereafter as a non-taxable return of tax basis and then a taxable capital gain. See "Material United States Federal Tax Considerations."

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2004:

  •
  on an actual basis; and

  •
  on a pro forma basis as if our conversion from a limited liability company to a corporation, the acquisition of Mid-Missouri Holding, our new credit facility and this offering, including the use of proceeds from this offering and our new credit facility, had occurred on September 30, 2004.

	As of September 30, 2004
	Actual	Pro Forma
	(in thousands)
Cash and cash equivalents	$7,240	$3,000

Long-term notes payable, including current portion
Existing credit facility	$77,317	$–
New credit facility	–	80,000
% Senior Subordinated Notes due 2019	–	81,090

Total long-term notes payable, including current portion	77,317	161,090
Derivative liability(1)	–	2,876
Class B common convertible to senior subordinated notes(2)	–	3,348
Members' equity:
Members' units, 2,512,699 actual; none pro forma; none pro forma as adjusted	39,000	–
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 2,000,000 shares authorized; none issued and outstanding actual; none issued and outstanding pro forma	–	–
Class A Common Stock, par value $0.01 per share; 20,000,000 shares authorized; none issued and outstanding actual; 9,652,951 issued and outstanding pro forma	–	97
Class B Common Stock, par value $0.01 per share; 800,000 shares authorized; none issued and outstanding actual; 568,453 issued and outstanding pro forma(3)	–	6
Additional paid-in-capital	–	12,353
Retained earnings	21,165	(7,015)

Total members'/stockholders' equity	60,165	5,441

Total capitalization	$137,482	$172,755

(1)
Represents the value of the exchange feature of the Class B common stock, which will be accounted for as a derivative liability in our financial statements until such feature is exercised.

(2)
Represents the senior subordinated notes underlying the IDSs issuable upon exchange of the Class B common stock.

(3)
Does not include the portion of the Class B common stock exchangeable for senior subordinated notes underlying IDSs.

Dilution

Dilution is the amount by which the portion of the offering price paid by the purchasers of the IDSs to be sold in the offering that is allocated to our shares of Class A common stock represented by the IDSs exceeds the pro forma net tangible book value or deficiency per share of our common stock after the offering. Pro forma net tangible book value or deficiency per share of our common stock is determined at any date by subtracting our total pro forma liabilities from our total pro forma assets less our intangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

For purposes of calculating dilution below, we have assumed that as of September 30, 2004, all shares of Class B common stock had been exchanged for IDSs concurrently with the closing of this offering.

Our pro forma net tangible book deficiency as of September 30, 2004 was approximately $123.7 million, or $12.10 per share of common stock, assuming the completion of our conversion from a limited liability company to a corporation and the acquisition of Mid-Missouri Holding on September 30, 2004 and after giving effect to our receipt and intended use of approximately $21.2 million of estimated net proceeds (after deducting estimated underwriting discounts and commissions and offering expenses) from our sale of IDSs in this offering at an assumed initial public offering price of $16.00 per IDS (the midpoint of the range set forth on the cover page of this prospectus) and the sale of our senior subordinated notes (not in the form of IDSs) at an assumed initial public offering price of 100% of their stated principal amount. This represents an immediate increase in pro forma net tangible book value of $1.02 per share of our common stock to existing stockholders prior to this offering and an immediate dilution of $20.58 per share of our Class A common stock to new investors purchasing IDSs in this offering.

The following table illustrates this substantial and immediate dilution to new investors:

Per Share of Common Stock
Portion of assumed initial public offering price per IDS allocated to one share of Class A common stock	$8.48

Pro forma net tangible book deficiency at September 30, 2004 without giving effect to this offering	$(13.12)
Decrease in pro forma net tangible book deficiency attributable to this offering	1.02

Pro forma net tangible book deficiency giving effect to this offering	$(12.10)

Dilution per share to new investors	$20.58

The following table sets forth on a pro forma basis as of September 30, 2004, assuming no exercise of the over-allotment option:

  •
  the total number of shares of our common stock owned by our existing equity investors and to be owned by the new investors, as represented by the IDSs to be sold in this offering;

  •
  the total consideration paid by our existing equity investors and to be paid by the new investors purchasing IDSs in this offering, assuming an initial public offering price of $16.00 per IDS; and

  •
  the average price per share of common stock paid by our existing equity investors and to be paid by new investors purchasing IDSs in this offering, assuming an initial public offering price of $16.00 per IDS.

	Shares of Common Stock Owned
			Total Consideration
					Average Price Per Share of Common Stock
	Number	Percent	Amount	Percent
Existing equity investors	1,562,404	15.3%	$17,523,952.48	19.3%	$11.22
New investors	8,659,000	84.7%	73,428,320.00	80.7%	8.48

Total	10,221,404	100.0%	90,952,272.48	100.0%	8.90

Selected Consolidated Financial and Other Information

The following table sets forth our selected consolidated financial and other information. The consolidated financial information as of December 31, 2002 and 2003 and for each of the three years ended December 31, 2003 have been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes included elsewhere in this prospectus. The consolidated financial information as of December 31, 2001 has been derived from our audited consolidated financial statements not included in this prospectus. The consolidated financial information as of December 31, 1999 and 2000 and for each of the years ended December 31, 1999 and 2000 have been derived from our unaudited consolidated financial statements not included in this prospectus. The consolidated financial information as of September 30, 2003 and 2004 and for each of the nine months ended September 30, 2003 and 2004 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. Our unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, include all adjustments considered necessary for a fair presentation of our financial condition and results of operations for such periods. Operating results for the nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. The consolidated financial information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements and related notes included elsewhere in this prospectus. As described in Note 1 to our audited consolidated financial statements, we adopted variable accounting rules for our stock option plans and, accordingly, restated our financial statements as of and for the years ended December 31, 2001, 2002 and 2003.

	At and For The Year Ended December 31,					Nine Months Ended September 30,
	1999	2000	2001	2002	2003	2003	2004
	(unaudited)	(unaudited)	(restated)	(restated)	(restated)	(unaudited)	(unaudited)
	(in thousands except per unit amounts and ratios)
Income Statement Data
Revenues:
Local service	$3,661	$7,491	$13,251	$12,882	$13,090	$9,631	$10,492
Network access	2,527	7,212	11,750	12,003	14,701	10,491	12,113
Long distance and other telephone services	1,851	3,917	2,113	2,197	2,571	1,851	1,992
Cable television	953	1,051	1,361	1,586	1,748	1,285	1,337
Internet	268	548	806	1,202	1,645	1,201	1,542

Total revenues	9,260	20,219	29,281	29,870	33,755	24,459	27,476
Expenses:
Cost of services	1,976	3,691	5,719	6,346	7,488	5,291	6,057
Selling, general and administrative expenses	1,439	3,206	4,026	3,796	5,061	3,532	4,810
Write-off of capitalized transaction costs	–	–	–	–	1,005	–	–
Depreciation and amortization	3,602	7,692	11,612	4,881	5,482	4,132	4,595

Total operating expenses	7,017	14,589	21,357	15,023	19,036	12,956	15,462
Income from operations	2,243	5,630	7,924	14,847	14,719	11,504	12,014
Other income (expense):
Interest expense	(2,185)	(6,333)	(8,065)	(4,585)	(3,384)	(2,475)	(2,415)
Gain on sale of marketable securities	–	–	4,797	–	–	–	–
Write-off of capitalized loan costs	–	–	(3,412)	–		–	–
Other income	297	121	508	755	266	215	71

Total other income (expense)	(1,888)	(6,212)	(6,172)	(3,830)	(3,118)	(2,260)	(2,344)
Income (loss) before income taxes	355	(582)	1,752	11,017	11,600	9,243	9,670
Income tax (expense) benefit	150	2,237	(2,157)	(3,817)	(4,107)	(3,272)	(3,423)

Net income (loss)	$505	$1,655	$(405)	$7,199	$7,493	$5,971	$6,247

Net income per unit
Basic	$0.41	$0.82	$(0.16)	$2.87	$2.98	$2.38	$2.49
Diluted	0.41	0.81	(0.16)	2.83	2.93	2.33	2.44
Weighted average units outstanding
Basic	1,225	2,018	2,513	2,513	2,513	2,513	2,513
Diluted	1,225	2,032	2,513	2,548	2,561	2,560	2,563
Ratio of earnings to fixed charges(1)	1.2	—	1.2	3.4	4.4	4.7	5.0
Balance Sheet Data
Cash and cash equivalents	$1,975	$859	$5,695	$2,322	$1,650	$5,254	$7,240
Property and equipment, net	16,099	32,678	32,897	32,672	37,919	38,421	36,217
Total assets	74,330	158,570	139,396	135,138	149,831	155,263	153,960
Long-term notes payable (including current portion)	46,435	111,971	97,622	81,493	83,073	88,940	77,317
Total members' equity	22,306	43,380	39,226	46,426	53,918	52,397	60,165

(1)
For the purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense. For the year ended December 31, 2000, we had a deficiency to cover fixed charges of $582,000.

Selected Unaudited Pro Forma Consolidated Financial Information

The following tables set forth selected unaudited pro forma consolidated financial information presented as if our conversion, the acquisition of Mid-Missouri Holding by us, our new credit facility, this offering and the use of proceeds therefrom had occurred on the first day of the respective period presented, for income statement data, and as of the respective period presented, for balance sheet data. The selected unaudited pro forma consolidated financial information is based on the estimates and assumptions set forth in the notes to the unaudited pro forma consolidated financial statements included elsewhere in this prospectus and are preliminary. The selected unaudited pro forma consolidated financial information is not necessarily indicative of the financial position and results of operations that would have been achieved had the acquisition been consummated as of the dates indicated, nor is it necessarily indicative of future financial position or operating results. This information should be read in conjunction with the unaudited pro forma financial statements and the related notes and the historical financial statements and related notes of Rural LEC Acquisition LLC and Mid-Missouri Holding included elsewhere in this prospectus.

Year Ended December 31, 2003
(in thousands except per unit and per share amounts)
Income Statement Data
Revenues:
Local service	$13,689
Network access	20,956
Long distance and other telephone services	3,161
Cable television	1,897
Internet	5,231

Total revenues	44,934
Operating expenses:
Cost of services	11,667
Selling, general and administrative	5,666
Write-off of capitalized transaction costs	1,277
Write-off of impaired investment	3,907
Depreciation and amortization	7,420

Total operating expenses	29,937
Income (loss) from operations	14,997
Other income (expense)
Interest expense	(17,134)
Other income	297

Total other expense	(16,837)
Income before income taxes	(1,840)
Income tax expense	(794)

Net income (loss)	(2,634)
Accretion of Class B common stock convertible to senior subordinated notes	(463)

Net income (loss) available to shareholders	$(3,098)

Class A shares outstanding	9,653
Class B shares outstanding	568
Net income (loss) per share available to shareholders:
Basic—Class A	$(0.32)
Basic—Class B	$0.82
Diluted—Class A	$(0.31)

Nine Months Ended September 30, 2004
(in thousands except per unit and per share amounts)
Income Statement Data
Revenues:
Local service	$10,953
Network access	16,920
Long distance and other telephone services	2,427
Cable television	1,453
Internet	4,019

Total revenues	35,772
Operating expenses:
Cost of services	9,145
Selling, general and administrative	4,877
Depreciation and amortization	5,993

Total operating expenses	20,014
Income from operations	15,757
Other income (expense)
Interest expense	(12,851)
Other income	107

Total other expense	(12,744)
Income before income taxes	3,014
Income tax expense	(1,138)

Net income	1,876
Accretion of Class B common convertible to senior subordinated notes	(348)

Net income available to shareholders	$1,528

Class A shares outstanding	9,653
Class B shares outstanding	568
Net income per share available to shareholders:
Basic—Class A	$0.16
Basic—Class B	$0.61
Diluted—Class A	0.14
As of September 30, 2004
(in thousands)
Balance Sheet Data
Total current assets	$9,300
Total current liabilities (excluding current portion of long-term notes payable)	11,488
Long-term notes payable (including current portion of long-term notes payable)	161,090
Total liabilities	187,828
Total members'/stockholders' equity	5,441

Management's Discussion and Analysis of Financial Condition
and Results of Operations

Overview

General

Since 1999, we have acquired four contiguous rural local exchange carriers serving eight exchanges through three central offices and thirteen remote switches in approximately 839 square miles of north central Alabama. Immediately prior to the closing of this offering, we will acquire Mid-Missouri Holding, whose wholly owned subsidiary, Mid-Missouri Telephone, is a rural local exchange carrier, serving twelve exchanges through one central office in approximately 700 square miles of central Missouri.

We are the sole wireline telephone services provider in the rural communities we serve. Our services include local telephone, network access, long distance and other telephone related services, cable television and Internet access. We view, manage and evaluate the results of operations from the various telephony products and services as one company and therefore have identified one reporting segment as it relates to providing segment information. As of September 30, 2004, including the acquisition of Mid-Missouri Holding, we operated approximately 36,500 access line equivalents.

We operate four rural local exchange carriers. Our core businesses are local service and the provision of network access to other wireline, long distance and wireless carriers for calls originated or terminated on our network. Our core businesses generated approximately 82.3% of our total revenues in 2003. We also provide long distance and other telephone related services, cable television and dial-up and high-speed Internet access.

The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes and other financial information appearing elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. See "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements." The following discussion and analysis discusses our financial condition and results of operations on a consolidated basis and does not take into account the proposed acquisition of Mid-Missouri Holding.

Impact of this Offering on our Results of Operations and Liquidity

As a result of the significant amount of debt that we will have outstanding through both our new credit facility, the senior subordinated note portion of the outstanding IDSs and the senior subordinated notes sold separately (not in the form of IDSs), our interest expense will likely increase. We will be required to refinance the new credit facility upon its maturity and if interest rates are higher at the time we are required to refinance the new credit facility, interest expense will increase further. In addition, we will incur higher expenses as a public company after the consummation of this offering. These expenses will include additional accounting and finance expenses, audit fees, legal fees and increased premiums for director and liability insurance coverage. These additional expenses are expected to impact negatively our cash provided by operating activities and our operating margins. In addition, we expect to record compensation expense of approximately $0.4 million in connection with the exchange of outstanding options to acquire membership interests in Rural LEC Acquisition LLC into a combination of IDSs and shares of Class B common stock.

Upon the closing of this offering, our board of directors will adopt a dividend policy for our Class A common stock pursuant to which, in the event and to the extent we have any available cash for distribution to the holders of shares of our Class A common stock and subject to applicable law and terms of our then existing indebtedness, our board of directors will declare cash dividends on our Class A common stock at a rate equal to $0.7024 per share per annum, subject to adjustment, for the first full year following completion of this offering. The cash requirements of the expected dividend policy are in addition to the increase in our indebtedness and related debt service requirements discussed above. We expect that the cash requirements will be funded through cash flow generated from the operations of our business. We will also have access to a $15.0 million revolving credit facility to supplement our liquidity position as needed.

There can be no assurance that we will have sufficient cash in the future to pay dividends on our Class A common stock in the intended amounts or at all. If we do not generate sufficient cash from our operating activities in the future to pay dividends, we may have to rely on cash provided by financing activities in order to fund dividend payments, and such financing may not be available. However, if we use working capital or borrowings under the new credit facility to fund dividends, we would have less cash available for future dividends and we may not have sufficient cash to pursue growth opportunities such as the expansion of our high-speed Internet access service area, the introduction of new services and the acquisition of other telephone companies, or to respond to unanticipated events such as the failure of a portion of our switching or network facilities. If we do not have sufficient cash to finance growth opportunities or capital expenditures that would otherwise be necessary or desirable, and cannot find alternative sources of financing, our financial condition and our business will suffer.

Our dividend policy, the increase in our indebtedness and related debt service requirements and our capital expenditure requirements will significantly limit any cash available from operations for other uses for the foreseeable future.

Factors Affecting Our Operating Performance

We believe that a number of industry and company-specific factors have affected and will continue to affect our results of operations. These factors, some of which are also discussed under the headings "Risk Factors" and "Business," include the following:

  •
  the effect on our revenues of our historically flat or declining number of access lines resulting from the recent economic environment and other factors;

  •
  our strategic response to recent access line trends, which includes cross-selling additional services such as long distance, high-speed Internet access, cable television and a variety of calling features to our customers;

  •
  the effect on our revenues of future changes in rate structure and regulation at the state and federal levels; and

  •
  the continuing lack of competitive wireline service providers in our territory.

Revenue Sources

We derive our revenues from five sources:

  •
  Local services.  We receive revenues from providing local exchange telephone services. These revenues include monthly subscription charges for basic service, calling to adjacent communities on a per minute basis, local private line services and enhanced calling features, such as voicemail, caller identification, call waiting and call forwarding.

  •
  Network access services.  We receive revenues from charges established to compensate us for the origination, transport and termination of calls of long distance and other interexchange carriers. These include subscriber line charges imposed on end users and switched and special access charges paid by carriers. Switched access charges for long distance services within Alabama are based on rates approved by the APSC. Switched and special access charges for interstate and international services are based on rates approved by the FCC.

  •
  Long distance and other telephone services.  We receive revenues for providing long distance services to our customers. We also provide billing and collections services for other carriers under contract and receive revenues from directory advertising.

  •
  Cable television services.  We offer basic, digital and pay per view cable television services to a portion of our telephone service territory.

  •
  Internet services.  We receive revenues from monthly recurring charges for dial-up and high-speed Internet access.

Access Line and Customer Trends

The number of access lines served is a fundamental factor in determining revenue stability for a telecommunications provider. Reflecting a general trend in the rural local exchange carrier industry, the number of access lines we serve has been decreasing gradually when normalized for territory acquisitions. We expect that either this trend will continue or the number of access lines that we serve in the future will remain relatively flat. In addition to the impact of the economy on our customers, the growth of our high-speed Internet access services will have an impact on residential and small business customers' requirements for second access lines. Our response to this trend will have an important impact on our future revenues. Our primary strategy consists of leveraging our strong incumbent market position to increase revenue per access line by selling additional services to our customer base.

	Access Line and Customer Data, as of and for the Year Ended December 31,
				Nine Months Ended September 30, 2004
	2001	2002	2003(1)
Access line equivalents(2):
Residential access lines	20,020	19,343	22,100	21,831
Business access lines	6,717	6,654	7,355	7,268
High-speed lines	502	1,361	2,185	3,117

Total access line equivalents	27,239	27,358	31,640	32,216
Long distance customers	5,650	8,183	11,374	12,413
Cable television customers	3,354	3,442	3,628	3,640
Dial-up Internet customers	2,673	2,463	2,331	2,216
Average monthly revenue per access line(3)	$91.41	$94.40	$101.45	$104.28

(1)
Includes 4,033 access lines and 1,166 long distance customers related to Blountsville.

(2)
We define access line equivalents as access lines, cable modems and digital subscriber lines.

(3)
We calculate average monthly revenue per access line as equal to (A) our average revenues for the period divided by (B) the average of the number of access lines on the first day and the last day of the period.

We will continue our strategy of increasing revenues by cross-selling to our existing customer base, in the form of bundled service packages and individual additional services as they become available. Our high-speed Internet customers have grown rapidly over the two-year period from 502 customers at December 31, 2001 to 2,185 customers at December 31, 2003, and we expect continued revenue growth in this area of our business. We expect the growth in our high-speed Internet customers will have a negative effect on our dial-up Internet customers as some customers migrate to high-speed Internet access. In addition, we expect the growth in our high-speed Internet access customers will have a negative effect on our access lines as some customers will no longer have a need for second lines for purposes of dial-up Internet access. Our long distance customers increased at a compound annual growth rate of 41.9% from December 31, 2001 to December 31, 2003. Our cable television customers have grown at a compound annual growth rate of 4.0% from December 31, 2001 to December 31, 2003 as a result of the expansion of our cable television service area and the introduction of additional channels to our cable television service offering. While we have experienced annual increases in our cable television programming costs, and expect this trend to continue in the future, we expect these increases will be offset by a corresponding increase in the price that we charge our cable television customers for cable television service offerings. Thus, although we have experienced a gradual decline in the number of access lines we serve, when normalized for territory acquisitions, our average revenue per access line increased by 3.3% from 2001 to 2002 and 7.5% from 2002 and 2003. The primary contributor to our ability to maintain our revenue stream during a time of decreasing access lines has been our success with cross-selling additional services to our existing customers.

The following is a discussion of the major factors affecting our access line count:

Cyclical Economic and Industry Factors.    We believe that the general downturn in economic conditions and its related impact on residential and small business customers since 2000 has had a negative effect on our access line count. We expect that improved performance of the Alabama local economy will stabilize this cyclical factor.

Competition.    There are currently no wireline telephone competitors operating within our territory. We believe we have experienced an impact on our local toll and long distance minutes of use due to flat rate "free minutes and long distance calling" offers from certain wireless carriers. While we cannot precisely quantify the effect of this competition on the number of our access lines, we believe that our access line losses to wireless carriers have been immaterial to date. We are currently tracking the reasons for all disconnected service to monitor this impact going forward. In addition, we have responded to the threat of wireless competition by offering bundled minutes packages at industry competitive rates and are developing service bundles to meet the broader communications needs of our customers.

Acquisitions.    In June 2003, we purchased Blountsville, a rural local exchange carrier serving 4,080 access line equivalents that is contiguous to our other Alabama rural local exchange carriers, for $18.7 million. This acquisition allows us to cross-sell additional services to these customers, including high-speed and dial-up Internet access and long distance services.

Ancillary Effects of our Internet Services.    As we increase penetration of our high-speed Internet services, customer demand for second access lines for dial-up Internet access decreases. We believe that the revenue potential of our high-speed Internet businesses outweighs the effect of the potential access line loss.

Our Rate and Pricing Structure

In 1995, the APSC "rebalanced" the formula for service rates within Alabama as part of the move from rate-of-return regulation to a "price cap" regulation. Under this plan, local service rates for residential and business customers increased annually for five years. At the same time, the APSC reduced access rates paid by carriers. The plan was intended to be revenue neutral for telephone companies. The Alabama Service Fund (which later became the Alabama Transition Service Fund, or TSF) was established to insure this goal was met. We raised monthly rates for residential and business customers to their current levels of $16.30 and $32.60, respectively, under this plan. The ability to increase basic residential and business rates, while still available through the APSC, is significantly limited through this rebalancing effort to material changes in the cost of providing services. Four of our operating subsidiaries continue to receive compensation from the TSF. We received total compensation of $2.8 million, representing 8.2% of our total revenue, from the TSF for the year ended December 31, 2003. We do not expect material changes in the amount of revenue we receive from the TSF.

Selected local telecommunications services not classified as basic communications services, such as caller identification, call waiting, call forwarding and other enhanced calling services, are regulated by the APSC as "non-basic communications services." We are allowed to increase our rates each year for some or all of the non-basic communications services we provide by amounts that are up to 10.0% higher than the rates for such services during the prior year.

Our rates for other services we provide, including cable, long-distance, and dial-up and high-speed Internet access, are not price regulated. The combined revenues from these non-price regulated services were $6.0 million in 2003, up from $5.0 million in 2002 and $4.3 million in 2001. In 2003, 17.7% of our total revenues were generated from these services, up from 16.7% in 2002 and 14.6% in 2001.

Categories of Operating Expenses

Our operating expenses are categorized as cost of services; selling, general and administrative expenses; and depreciation and amortization. In addition, we had a one-time write-off of capitalized transaction costs in 2003.

Cost of services.    This includes expense for salaries, wages and benefits relating to plant operation, maintenance and customer service; other plant operations, maintenance and administrative costs; network access costs; and costs of sales for long distance, cable television, Internet and directory services.

Selling, general and administrative expenses.    This includes expenses for salaries, wages and benefits and contract service payments (e.g., legal fees) relating to engineering, financial, human resources and corporate operations; information management expenses, including billing; allowance for uncollectibles; expenses for travel, lodging and meals; internal communications costs; non-cash stock option compensation expense; insurance premiums; banking fees; and postage. Included in selling, general and administrative expenses historically has been annual management fees of approximately $0.9 million in 2003 payable to Seaport Capital Partners II, L.P. and its affiliates, or Seaport Capital. In connection with the closing of this offering, the related management agreements and the annual management fees will be terminated. Following the closing of this offering, we anticipate incurring incremental selling, general and administrative expenses associated with being a public company.

Write-off of capitalized transaction costs.    This consists of expenses associated with a proposed financing transaction not consummated and includes associated legal and accounting fees.

Depreciation and amortization.    This includes depreciation of our telecommunications, cable and Internet networks and equipment, and amortization of intangible assets. Prior to January 1, 2002, when we implemented the "Statement of Financial Accounting Standards," or "SFAS," Goodwill and Other Intangible Assets, No. 142, or SFAS 142, this expense category also included amortization of goodwill relating to our acquisitions of Otelco, Brindlee and Hopper.

Our Ability to Control Operating Expenses

We strive to control expenses in order to maintain our strong operating margins. As our revenue shifts to non-regulated services, operating margins decrease reflecting the lower margins associated with more competitive services. As an example, the cost of services as a percentage of revenue increased from 21.2% in 2002 to 22.2% in 2003, but the absolute dollars available to cover all other expenses after these service costs increased 11.4% or $2.7 million. We will attempt to control expenses while we continue to grow our business.

Results of Operations

The following table sets forth our results of operations as a percentage of total revenues for the periods indicated.

	Years Ended December 31,			Nine Months Ended September 30,
	2001	2002	2003	2003	2004
Revenues:
Local service	45.3%	43.1%	38.8%	39.4%	38.2%
Network access	40.1	40.2	43.5	42.9	44.1
Long distance and other telephone services	7.2	7.4	7.6	7.6	7.2
Cable television	4.6	5.3	5.2	5.2	4.9
Internet	2.8	4.0	4.9	4.9	5.6

Total revenues	100.0%	100.0%	100.0%	100.0%	100.0%

Operating expenses:
Cost of services	19.5%	21.2%	22.2%	21.6%	22.1%
Selling, general and administrative expenses	13.7	12.7	15.0	14.5	17.5
Write-off of capitalized transaction costs	–	–	3.0	—	—
Depreciation and amortization	39.7	16.3	16.2	16.9	16.7

Total operating expenses	72.9	50.2	56.4	53.0	56.3

Income from operations	27.1	49.8	43.6	47.0	43.7
Other income (expense):
Interest expense	(27.5)	(15.3)	(10.0)	(10.1)	(8.8)
Gain on sale of marketable securities	16.4	–	–
Write-off of capitalized loan costs	(11.7)	–	–
Other income	1.7	2.5	0.8	0.8	0.3

Total other income (expense)	(21.1)	(12.8)	(9.2)	(9.3)	(8.5)

Income before income taxes	6.0	37.0	34.4	37.7	35.2
Income tax (expense)	(7.4)	(12.8)	(12.2)	(13.4)	(12.5)

Net income (loss)	(1.4)%	24.2%	22.2%	24.3%	22.7%

Nine months ended September 30, 2004 compared to nine months ended September 30, 2003

Total Revenues.    Total revenues grew 12.3% in the first nine months of 2004 to $27.5 million from $24.5 million in the first nine months of 2003. The table below provides the components of our revenues for the first nine months of 2004 compared to the first nine months of 2003.

	Nine Months Ended September 30,		Change
	2003	2004	Amount	Percent
	(dollars in thousands)
Local service	$9,631	$10,492	$861	8.9%
Network access	10,491	12,113	1,622	15.5%
Long distance and other telephone services	1,851	1,992	141	7.6%
Cable television	1,285	1,337	52	4.0%
Internet	1,201	1,542	341	28.4%

Total	$24,459	$27,476	$3,017	12.3%

  Local service.    Local service revenue in the first nine months of 2004 grew 8.9% to $10.5 million from $9.6 million in the first nine months of 2003. This increase was attributable to an increase of $1.2 million from the acquisition of Blountsville offset by a reduction of $0.2 million from an access line loss of 2.4% or 623 lines by our other three rural local exchange carriers. This loss of access lines was partially caused by increased penetration of our high-speed Internet service which resulted in the loss of some second access lines used by customers for dial-up Internet access. Local service revenue was also impacted by a reduction of $0.1 million associated with a decline in usage of our local calling plans.

  Network access.    Network access revenue in the first nine months of 2004 grew 15.5% to $12.1 million from $10.5 million in the first nine months of 2003. This increase was attributable to an increase of $1.3 million from the acquisition of Blountsville, an increase of $0.2 million associated with additional trunks of interexchange carrier traffic and an increase of $0.1 million associated with miscellaneous items.

  Long distance and other telephone services.    Long distance and other telephone services revenue in the first nine months of 2004 increased 7.6% to $2.0 million from $1.9 million in the first nine months of 2003. This increase was primarily due to the addition of approximately 2,400 long distance customers and a $0.1 million increase in directory advertising and inside wire maintenance revenue.

  Cable television.    Cable television revenue remained flat at $1.3 million in the first nine months of 2004 and the first nine months of 2003. The addition of 44 digital cable customers since the first nine months of 2003 increased premium service revenue slightly.

  Internet.    Internet revenue in the first nine months of 2004 increased 28.4% to $1.5 million from $1.2 million in the first nine months of 2003. This increase was attributable to the addition of over 1,100 new high-speed Internet customers.

Operating expenses.    Operating expenses in the first nine months of 2004 increased 19.3% to $15.5 million from $13.0 million in the first nine months of 2003. The increase was primarily attributable to the purchase of Blountsville and increased costs associated with higher Internet and long distance revenues, offset by reductions in other general overhead costs.

	Nine Months Ended September 30,		Change
	2003	2004	Amount	Percent
	(dollars in thousands)
Cost of services	$5,291	$6,057	$766	14.5%
Selling, general and administrative expenses	3,532	4,810	1,278	36.2%
Depreciation and amortization	4,132	4,595	463	11.2%

Total	$12,955	$15,462	2,506	19.3%

  Cost of services.    The cost of services increased 14.5% to $6.1 million in the first nine months of 2004 from $5.3 million in the first nine months of 2003. The acquisition of Blountsville accounted for $0.6 million of this increase. The balance of the increase was attributable to the higher costs associated with the increase in Internet and long distance customers.

  Selling, general and administrative expenses.    Selling, general and administrative expenses increased 36.2% to $4.8 million in the first nine months of 2004 from $3.5 million in the first nine months of 2003. The acquisition of Blountsville accounted for $0.7 million of this increase. The balance is related to an increase of $0.6 million in non-cash stock option compensation expense.

  Depreciation and amortization.    Depreciation and amortization increased 11.2% to $4.6 million in the first nine months of 2004 from $4.1 million in the first nine months of 2003. This increase was due to the acquisition of Blountsville.

Interest expense.    Interest expense decreased 2.4% to $2.4 million in the first nine months of 2004 from $2.5 million in the first nine months of 2003. The average long-term notes payable outstanding declined to $79.3 million in the first nine months of 2004 from $84.0 million in the first nine months of 2003. This decrease was offset by an increase in the average interest rate on our long-term notes payable to 4.0% in the first nine months of 2004 from 3.9% in the first nine months of 2003. The interest rate on the long-term notes payable associated with the purchase of Blountsville was higher than our existing long-term notes payable rate.

Other income.    Other income decreased 67.4% to less than $0.1 million in the first nine months of 2004 from $0.2 million in the first nine months of 2003. The decline was primarily attributable to the reduced patronage dividend income from the Rural Telephone Finance Cooperative as a result of our refinancing of our notes payable with another institution.

Income taxes.    Income taxes in the first nine months of 2004 increased 4.6% to $3.4 million from $3.3 million in the first nine months of 2003. This increase is a direct result of an increase in taxable income.

Net Income.    As a result of the foregoing, net income in the first nine months of 2004 increased 4.6% to $6.2 million from $6.0 million in the first nine months of 2003.

Year ended December 31, 2003 compared to year ended December 31, 2002

Total Revenues.    Total revenues grew 13.0% in 2003 to $33.8 million from $29.9 million in 2002. The table below provides the components of our revenues for 2003 compared to 2002.

	Year Ended December 31,		Change
	2002	2003	Amount	Percent
	(dollars in thousands)
Local service	$12,882	$13,090	$208	1.6%
Network access	12,003	14,701	2,698	22.5
Long distance and other telephone services	2,197	2,571	374	17.0
Cable television	1,586	1,748	162	10.2
Internet	1,202	1,645	443	36.9

Total	$29,870	$33,755	$3,885	13.0

  Local service.    Local service revenue in 2003 grew 1.6% to $13.1 million from $12.9 million in 2002. This increase was attributable to an increase of $1.1 million from the acquisition of Blountsville, offset by a decrease of $0.1 million from an access line loss of 2.2%, or 575 lines, by our three other rural local exchange carriers partially caused by the loss of some secondary access lines as customers migrated from dial-up to high-speed Internet access and thereby eliminated the need for certain second access lines, $0.4 million in area calling service due to a decline in minutes of use from our local calling plans, and $0.4 million from a reclassification of revenue from local service to network access.

  Network access.    Network access revenue in 2003 increased 22.5% to $14.7 million from $12.0 million in 2002. This increase was attributable to an increase of $1.4 million from the acquisition of Blountsville, $0.7 million from the full year effect of utilizing the Company's toll switch to serve as the point of exchange for long distance calling traffic to and from its operating companies which resulted in additional revenue from long distance carriers starting in June 2002, $0.4 million from a reclassification of revenue from local service to network access and $0.2 in higher end user access fees.

  Long distance and other telephone services.    Long distance and other telephone services revenue in 2003 increased 17.0% to $2.6 million from $2.2 million in 2002. This increase was due to an increase of $0.2 million from the increase of 3,191 long distance customers during the year and $0.2 million from increased directory advertising and inside wire maintenance revenues.

  Cable television.    Cable television revenue in 2003 increased 10.2% to $1.7 million from $1.6 million in 2002. This increase was due to a 5.4% growth in our cable television customers as a result of the expansion of our cable service area, the full year impact of a $3.00 per month price increase to cable television customers beginning July 2002 and new digital and premium packages introduced in March 2002.

  Internet.    Internet revenue in 2003 increased 36.9% to $1.6 million from $1.2 million in 2002. This increase was attributable to an increase in the availability of high-speed Internet access service to additional areas of our territory and the successful marketing of the service in new and existing service areas, generating 824 new high-speed Internet customers during this period.

Operating expenses.    Operating expenses for 2003 increased 26.7% to $19.0 million from $15.0 million in 2002. This increase is primarily attributable to the purchase of Blountsville, one time expenses of $1.0 million associated with a proposed financing that was not consummated, increased costs associated with higher Internet, cable television and long distance revenues and higher non-cash stock option compensation expense.

	Year Ended December 31,		Change
	2002	2003	Amount	Percent
	(dollars in thousands)
Cost of services	$6,346	$7,488	$1,142	18.0%
Selling, general and administrative expenses	3,796	5,062	1,266	33.3
Write-off of capitalized transaction costs	–	1,005	1,005
Depreciation and amortization	4,881	5,482	601	12.3

Total	$15,023	$19,036	$4,013	26.7

  Cost of services.    The cost of services increased 18.0% to $7.5 million in 2003 from $6.3 million in 2002. The acquisition of Blountsville added $0.7 million. The balance of the increase is attributable to higher costs associated with the increase in Internet ($0.2 million) and long distance ($0.1 million) customers, higher cable programming costs ($0.1 million) and increased telephone directory costs ($0.1 million).

  Selling, general and administrative expenses.    Selling, general and administrative expenses increased 33.3% to $5.1 million in 2003 from $3.8 million in 2002. The acquisition of Blountsville accounted for $0.6 million of this increase. The balance is related to an increase of $0.7 million in non-cash stock option compensation expense.

  Write-off of capitalized transaction costs.    These expenses relate to one time charges associated with a proposed financing transaction that was not consummated.

  Depreciation and amortization.    Depreciation and amortization increased 12.3% to $5.5 million from $4.9 million in 2002. This increase was due to the acquisition of Blountsville.

Interest expense.    Interest expense in 2003 decreased 26.2% to $3.4 million from $4.6 million in 2002. The average long-term notes payable outstanding was $84.6 million in 2003 compared to $87.1 million in 2002. In addition, the average interest rate on our debt decreased from 5.2% in 2002 to 4.0% in 2003.

Other income.    Other income in 2003 decreased 64.8% to $0.3 million from $0.8 million in 2002. This was attributable to the reduction of $0.5 million in patronage dividend income from the Rural Telephone Finance Cooperative as a result of our refinancing of our notes payable with another institution.

Income taxes.    Income taxes in 2003 increased 7.6% to $4.1 million from $3.8 million in 2002. In addition to an increase in taxable income, the effective income tax rate for the year ended December 31, 2003 was 35.4% compared to 34.7% in the prior year. The increase in the effective tax rate in 2003 was related to higher marginal tax rates as the net operating loss carryforward was fully utilized in 2003.

Net income.    As a result of the foregoing, net income in 2003 increased 4.1% to $7.5 million from $7.2 million in 2002.

Year ended December 31, 2002 compared to year ended December 31, 2001

Total revenues.    Total revenues grew 2.0% in 2002 to $29.9 million from $29.3 million in 2001. The table below provides the components of our revenues for 2002 compared to 2001.

	Year Ended December 31,		Change
	2001	2002	Amount	Percent
	(dollars in thousands)
Local service	$13,251	$12,882	$(369)	(2.8)%
Network access	11,750	12,003	253	2.2
Long distance and other telephone services	2,113	2,197	84	4.0
Cable television	1,361	1,586	225	16.5
Internet	806	1,202	396	49.1

Total	$29,281	$29,870	$589	2.0

  Local service.    Local service revenue in 2002 declined 2.8% to $12.9 million from $13.3 million in 2001. $0.1 million of this decrease was attributable to an access line loss of 2.8%, or 740 lines, from 2001 to 2002. Such line loss resulted from a combination of (i) the loss of some secondary access lines as customers migrated from dial-up to high-speed Internet access and thereby eliminated the need for certain second access lines and (ii) a weaker economy in 2002. The balance of the decrease was the result of lower local toll minutes due to the loss of access lines and the impact of flat rate "free minutes and long distance calling offers" from certain wireless carriers.

  Network access.    Network access revenue in 2002 increased 2.2% to $12.0 million from $11.8 million in 2001. This increase was due to an increase in the federal universal service charge and an increase in the number of special access circuits in service.

  Long distance and other telephone services.    Long distance and other telephone services revenue in 2002 increased 4.0% to $2.2 million from $2.1 million in 2001. This increase was due to an increase of $0.2 million from the addition of 2,533 long distance customers during the year, offset by a decrease of $0.1 million from a decline in revenue from billing and collection services for long distance carriers.

  Cable television.    Cable television revenue in 2002 increased 16.5% to $1.6 million from $1.4 million in 2001. The increase in cable customers accounted for $0.1 million and the increase in digital and premium packages and the partial year impact of a $3.00 per month price increase to cable television customers beginning July 2002 accounted for $0.1 million.

  Internet.    Internet revenue in 2002 increased 49.1% to $1.2 million from $0.8 million in 2001. This increase was attributable to an increase of 859 high-speed Internet customers.

Operating expenses.    Operating expenses for 2002 decreased 29.7% to $15.0 million from $21.4 million in 2001. This decrease is primarily attributable to our adoption of SFAS 142, under which goodwill is no longer amortized but is instead tested for impairment on an annual basis. We determined that our goodwill was not impaired in 2002. The goodwill expense for 2002 was zero, representing a $7.2 million decline from goodwill expense of $7.2 million in 2001. This decrease was partially offset by a

$0.6 million increase in cost of services attributable to increases in cable and Internet activities due to an increased number of customers.

	Year Ended December 31,		Change
	2001	2002	Amount	Percent
	(dollars in thousands)
Cost of services	$5,719	$6,346	$627	11.0%
Selling, general and administrative expenses	4,026	3,796	(230)	(5.7)
Depreciation and amortization	11,612	4,881	(6,731)	(58.0)

Total	$21,357	$15,023	$(6,334)	(29.7)

  Cost of services.    The cost of services increased 11.0% to $6.3 million from $5.7 million in 2001. This increase is attributable to an increase of $0.2 million in programming costs for cable television as a result of adding digital channels to our channel lineup, an increase of $0.2 million in Internet costs resulting from an increase in high-speed Internet subscribers, an increase of $0.1 million as a result of an increase in our long distances customers and a $0.1 million increase in our switching expenses as a result of scheduled software upgrades to our switch.

  Selling, general and administrative expenses.    Selling, general and administrative expenses decreased 5.7% to $3.8 million from $4.0 million in 2001 related to the decrease in non-cash stock option compensation expense.

  Depreciation and amortization.    Depreciation and amortization expense declined 58.0% to $4.9 million from $11.6 million in 2001. The implementation of SFAS 142 eliminated the amortization of goodwill, accounting for a reduction of $7.2 million. Regulated and non-regulated depreciation increased by $0.5 million.

Interest expense.    Interest expense in 2002 decreased 43.1% to $4.6 million from $8.1 million in 2001. This decrease was primarily attributable to a reduction in average long-term notes payable from $103.8 million in 2001 to $87.1 million in 2002.

Other income (expense).    In 2001, we sold marketable securities resulting in a pre-tax gain of $4.8 million and incurred a $3.4 million loss attributable to the write-off of capitalized loan costs associated with the extinguishment of notes payable that we refinanced. No comparable events occurred in 2002. In addition, other income in 2002 increased to $0.8 million from $0.5 million in 2001. This was attributable to the increased patronage dividend income from the Rural Telephone Finance Cooperative associated with notes payable placed with that institution.

Income taxes.    Income taxes in 2002 increased 77.0% to $3.8 million from $2.2 million in 2001. This includes the tax benefit of $1.4 million reflected in 2001 as a result of the write-off of capitalized loan costs explained above in other income (expense). The effective income tax rate for the year ended December 31, 2002 was 34.7% compared to 103.6% in the prior year. The higher rate in 2001 was primarily attributable to our election to change our tax filing status. Prior to June 30, 2001, we filed a partnership tax return. Subsequent to June 30, 2001, we elected to be taxed as a C-corporation and filed a short year return. At that time, the respective deferred tax effects of temporary differences were recorded, which resulted in incremental current tax expense of approximately $1.1 million.

Net income.    As a result of the foregoing, net income in 2002 increased to $7.2 million from $(0.4) million in 2001.

Liquidity and Capital Resources

Following consummation of this offering, our liquidity needs will arise primarily from: (i) interest payments related to our new credit facility and our senior subordinated notes; (ii) capital expenditures, which are expected to be approximately $4.2 million in 2004, including $1.0 million associated with Mid-Missouri Holding; (iii) working capital requirements; (iv) dividend payments on our common stock; and (v) potential acquisitions.

Cash flows provided by operating activities for the first nine months of 2004 amounted to $14.8 million compared to $14.4 million for the nine months of 2003. The $0.4 million increase in cash provided by operating activities was the result of an increase of $0.3 million in net income, an increase of $0.5 million in depreciation and amortization, offset by a decrease of $0.4 million in working capital and deferred taxes, including adjustments associated with the purchase of Blountsville.

Cash flows used for investing activities for the first nine months of 2004 amounted to $3.4 million compared to $18.6 million for the first nine months of 2003. The acquisition and construction of property and equipment used $2.7 million in the first nine months of 2004, a decrease of $0.3 million from $3.0 million in the first nine months of 2003. In 2003, we purchased Blountsville for $15.2 million, net of cash. In the first nine months of 2004, $0.8 million was used for related capitalized transaction costs, an increase of $0.5 million from $0.3 million in the first nine months of 2003.

Cash flows used for financing activities for the first nine months of 2004 amounted to $5.8 million compared to cash flows provided by financing activities for the first nine months of 2003 of $7.1 million. Repayments of long-term notes payable increased $1.2 million in the first nine months of 2004 to $5.8 million from $4.6 million in the first nine months of 2003. Financing for the acquisition of Blountsville provided cash flows of $11.7 million in the first nine months of 2003 consisting of additional long-term notes payable of $12.0 million partially offset by loan origination fees of $0.3 million.

Total capital expenditures in the first nine months of 2004 were $2.7 million, down $0.3 million from $3.0 million in the first nine months of 2003. In the first nine months of 2004, $0.7 million was spent for upgrades to our telephone network and expansion of our cable network and $2.0 million was spent for upgrades to extend the life of existing facilities. Included in our capital expenditures in the first nine months of 2004 were $0.1 million in non-recurring capital expenditures related to our fiber network that connects our telephone companies and $0.1 million in non-recurring capital expenditures related to one-time purchases of equipment for our Internet network. Our management views non-recurring capital expenditures as either one-time capital expenditures or discretionary capital expenditures, which are not necessary to maintain our network infrastructure or operate our business.

We expect annual capital expenditures through fiscal 2009 to be approximately $4.2 million, including $1.0 million associated with Mid Missouri Holding. This amount is lower than the average of the last several years, reflecting the significant capital expenditures during that period for improvement projects such as the upgrade of our switching systems, the construction of our fiber rings and the upgrade of our cable television plant. We estimate that approximately $3.3 million of this amount will be used to maintain our network infrastructure and operate our business and that approximately $0.9 million of this amount will be available for one-time or discretionary capital expenditures. We expect to fund all of these capital expenditures through our cash flow from operations. If cash is available beyond what is required to support our dividend policies, we may consider additional capital expenditures if we believe they are beneficial. Although the amount of capital expenditures can fluctuate from quarter to quarter, on an annual basis we do not expect capital expenditures through fiscal 2009 to vary significantly from our estimated amounts. We do not believe that our dividend policies will materially affect our ability to maintain our network infrastructure and operate our business.

Cash flows provided by operating activities for 2003 amounted to $17.1 million, the same as in 2002. An increase of $0.3 million in net income and an increase of $0.6 million in depreciation and amortization was offset by a decrease of $0.9 million in net changes to deferred taxes and working capital.

Cash flows used for investing activities for 2003 amounted to $19.0 million compared to $4.3 million in 2002. In 2003, we purchased Blountsville, an adjacent rural local exchange carrier property, for $15.2 million, net of cash. This increase was partially offset by a decline in net cash used for acquisition and construction of property and equipment of $0.5 million.

Cash flows provided by financing activities for 2003 consisted of additional long-term notes payable of $12.0 million to partially fund the purchase of Blountsville, loan origination fees of $0.3 million related to the additional notes payable and notes payable repayments of $10.4 million. As of December 31, 2003, we had $83.1 million in outstanding notes payable.

Total capital expenditures were $3.8 million in 2003 compared to $4.3 million in 2002. In 2003, $1.5 million was spent for the expansion of our cable television network and upgrading our telephone network and $2.3 million was spent for upgrades to extend the life of existing facilities. Included in our capital expenditures in 2003 were $0.8 million in non-recurring capital expenditures related to the upgrade of our central office equipment to allow us to serve as the point of exchange for long distance calling traffic, $0.5 million in non-recurring capital expenditures for the expansion of our cable television network into new territories, $0.1 million in non-recurring capital expenditures to replace obsolete remote switching equipment and $0.2 million in non-recurring capital expenditures related to miscellaneous items.

Cash flow provided by operating activities for 2002 amounted to $17.1 million compared to $10.9 million in 2001. The $6.2 million increase in cash provided by operating activities in 2002 was primarily a result of an increase in net income.

Cash flow used for investing activities for 2002 amounted to $4.3 million and was used for acquisition and construction of property and equipment. Net cash provided by investing activities for 2001 amounted to $9.8 million which was primarily attributable to a $14.1 million sale of investments, offset in part by $4.2 million used for acquisition and construction of property and equipment.

Cash flow used for financing activities consisted of the repayment of $16.1 million of long-term notes payable in 2002. As of December 31, 2002, we had $81.5 million in outstanding notes payable. In 2001, cash flow used for financing activities consisted of the repayment of $113.3 million of long-term notes payable, in part with the proceeds from the issuance of $99.0 million of new long-term notes payable, and distributions to our members of $0.7 million.

Total capital expenditures in 2002 were $4.3 million compared to $4.2 million in 2001. Capital expenditures in 2002 focused primarily on expansion of our cable television network and fiber network and network changes related to our switching facilities.

We currently have outstanding notes payable in installments through 2010. As of September 30, 2004, we had outstanding $67.0 million of a tranche A term loan that bears interest at one-month LIBOR plus 2.25% (4.00% as of September 30, 2004 and 3.90% as of December 31, 2003) and $10.3 million of a tranche B term loan that bears interest at one-month LIBOR plus 3.50% (5.25% as of September 30, 2004 and 4.90% as of December 31, 2003). In addition, we currently have a revolving credit facility, which bears interest at a variable rate (5.50% at September 30, 2004 and December 31, 2003). No borrowings were outstanding under this facility at September 30, 2004 and December 31, 2003. The notes payable will be repaid in full with a portion of the proceeds from this offering and commitments, if any, under the revolving credit facility will be terminated.

In connection with this offering, we will enter into a new credit facility comprised of a secured revolving credit facility in a total principal amount of up to $15.0 million and a senior secured term loan in an aggregate principal amount of $80.0 million. See "Description of New Credit Facility" for a description of the terms of the new credit facility.

Both the new credit facility and the senior subordinated notes have material covenants based upon Adjusted EBITDA. In the new credit facility, senior leverage and fixed charge coverage covenants are calculated based upon Adjusted EBITDA. In the indenture for the senior subordinated notes, our ability to pay dividends on our common stock is dependent in large part on our Adjusted EBITDA. In addition, our ability to incur debt under the indenture for the senior subordinated notes and the new credit facility is based on our ability to meet a specified leverage ratio. If we are unable to meet the leverage ratio, our liquidity would be adversely affected to the extent that we intend to rely on additional debt to enhance our liquidity. See "Description of Senior Subordinated Notes." For your information, we have presented historical and pro forma Adjusted EBITDA, calculated in the manner provided in the new credit facility and the indenture for the senior subordinated notes, under "Summary—Summary Consolidated Financial and Other Information," to assist you in evaluating the covenants in our new credit facility and the indenture for the senior subordinated notes, although historical and pro forma results are not necessarily indicative of future results.

We anticipate that operating cash flow, together with borrowings under our new credit facility, will be adequate to meet our currently anticipated operating and capital expenditure requirements for at least the next 12 months. However, our dividend policy, the increase in our indebtedness and related debt service requirements and our capital expenditure requirements will significantly limit any cash available from operations for other uses for the foreseeable future. We may not retain a sufficient amount of cash to finance growth opportunities or unanticipated capital expenditure needs or to fund our operations in the event of a significant business downturn. We may have to forego growth opportunities or capital expenditures that would otherwise be necessary or desirable if we do not find alternative sources of financing. If we do not have sufficient cash for these purposes, our financial condition and our business will suffer.

Obligations and Commitments

Our ongoing capital commitments include capital expenditures and debt service requirements. As indicated, we plan to repay our notes payable in full with a portion of the proceeds from this offering and our new credit facility. We have no other outstanding long-term obligations or capital leases.

The following table discloses aggregate information about our contractual obligations as of September 30, 2004, after giving effect to this offering and the new credit facility, including the use of proceeds therefrom, and the periods in which payments are due (in millions):

		Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
New credit facility
Term	$80.0	—	—	80.0	—
Revolver(1)	—	—	—	—	—
Senior subordinated notes(2)	85.4	—	—	—	85.4

Total contractual cash obligations	$165.4	$—	$—	$80.0	$85.4

(1)
We will have a $15.0 million revolving credit facility with a five year maturity available. No amounts will be drawn on this facility at the closing of this offering.

(2)
Includes $4.3 million liquidation value of Class B common shares convertible into senior subordinated notes.

Critical Accounting Policies and Accounting Estimates

The process of preparing financial statements requires the use of estimates on the part of management. These estimates are based on our historical experience combined with management's understanding of current facts and circumstances. Certain of our accounting policies are considered critical as they are both important to the portrayal of our financial statements and require significant or complex judgment on the part of management. The following is a summary of certain policies considered critical by management.

Regulatory Accounting.    We follow the accounting for regulated enterprises prescribed by SFAS No. 71, Accounting for The Effects of Certain Types of Regulations, or SFAS 71. This accounting recognizes the economic effects of rate regulation by recording costs and a return on investment as such amounts are recovered through rates authorized by regulatory authorities. Accordingly, SFAS 71 requires us to depreciate telecommunications property and equipment over the useful lives approved by regulators, which could be different than the useful lives that would otherwise be determined by management. SFAS 71 also requires deferral of certain costs and obligations based upon approvals received from regulators to permit recovery of such amounts in future years. Criteria that would give rise to the discontinuance of SFAS 71 include (i) increasing competition restricting our ability to establish prices that allow us to recover specific costs and (ii) significant changes in the manner in which rates are set by regulators from cost-based regulation to another form of regulation. We periodically review these criteria to determine whether the continuing application of SFAS 71 is appropriate.

We are subject to reviews and audits by regulatory agencies. The effect of these reviews and audits, if any, will be recorded in the period in which they become known and determinable.

Intangible Assets and Goodwill.    Intangible assets consist primarily of the value of customer related intangibles. Goodwill represents the excess of total acquisition cost over the assigned value of net identifiable tangible and intangible assets acquired through various business combinations. Due to the regulatory accounting required by SFAS 71, we did not record acquired telecommunications property and equipment at fair value as required by SFAS No. 141, Business Combinations. In accordance with 47 CFR 32.2000, the federal regulation governing acquired telecommunications property and equipment, such property and equipment is accounted for at original cost and depreciation and amortization of property and equipment acquired is credited to accumulated depreciation. We have acquired identifiable intangible assets associated with the territories we serve through our acquisitions of various companies. Any excess of the total purchase price over the amounts assigned to net tangible and intangible assets is recorded as goodwill.

Revenue Recognition.    Revenue for monthly recurring local services is billed in advance to a portion of our customers and in arrears to the balance of our customers. We record our revenue for charges that have not yet been invoiced to our customers as unbilled revenue when services are rendered. We record revenue billed in advance as advance billings and defers recognition until such revenue is earned.

Network access revenue is derived from several sources. Compensation for interstate access services is received through tariffed access charges filed by the National Exchange Carrier Association, or NECA, with the FCC on behalf of the NECA member companies. These access charges are billed by us to interstate interexchange carriers and pooled with like-revenues from all NECA member companies. A portion of the pooled access charge revenue received by us is based upon our actual cost of providing interstate access service, plus a return on the investment dedicated to providing that service. The balance of the pooled access charge revenue received by us is based upon the nationwide average schedule costs of providing interstate access services. In Alabama, compensation for intrastate access services is received through tariffed access charges filed with the APSC. These access charges are billed by us to intrastate interexchange carriers and retained by us. In addition, our Alabama companies receive payments for access services provided to BellSouth Telecommunications, Inc., or BellSouth, which serves as the primary intraLATA toll provider to our customers. In addition, Otelco Telephone, Hopper, Brindlee and Blountsville recover a portion of their costs for providing access through the TSF, which is administered by the APSC.

Long distance service is billed to customers in arrears based on actual usage. We record unbilled long distance revenue as unbilled revenue when services are rendered.

Cable television and Internet service revenues are recognized when services are rendered.

We record revenue for charges that have not yet been invoiced to our customers as unbilled revenue when services are rendered. We record revenue billed in advance as advance billing and we defer recognition until we have earned such revenue.

Long-Lived Assets.    We review our long-lived assets for impairment at each balance sheet date and whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. To determine if an impairment exists, we estimate the future undiscounted cash flows expected to result from the use of the asset being reviewed for impairment. If the sum of these expected future cash flows is less than the carrying amount of the asset, we recognize an impairment loss in accordance with SFAS No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets, or SFAS 144. The amount of the impairment recognized is determined by estimating the fair value of the assets and recording a loss for the excess of the carrying value over the fair value.

Additional Critical Accounting Policies and Estimates Related to IDSs and Class B Common Stock

Accounting Treatment for IDSs and Class A Common Stock.    Our IDSs include Class A common stock, senior subordinated notes and two embedded derivative features that may require bifurcation under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS 133. The embedded derivative features include a call option and a change of control put option. Upon completion of this offering, proceeds from the issuance of the IDSs will be allocated, based upon relative fair value, to our Class A common stock and the senior subordinated notes. We expect that the price paid in the IDS offering will be equivalent to the fair value of the Class A common stock and the senior subordinated notes, and that the price paid in the offering for the senior subordinated notes sold separately (not in the form of IDSs) will be equivalent to their initial stated principal amount. We currently believe there are no embedded derivative features related to the IDSs issued in this offering that may require bifurcation under SFAS 133. Therefore, we expect that we will allocate the entire proceeds of the IDS offering to the Class A common stock and the senior subordinated notes and that the allocation of the IDS proceeds to the Class A common stock and the senior subordinated notes will not result in a substantial premium or discount. If it is determined at the time of issuance that any of the embedded derivatives are required to be bifurcated and separately accounted for pursuant to SFAS 133, a portion of the proceeds from the original issuance will also be allocated to these derivatives equal to the combined fair value of the embedded derivatives that require bifurcation. If a portion of the initial proceeds is allocated to any of the derivatives, the senior subordinated notes will initially be recorded at a premium or a discount and accreted to their redemption value as a component of interest expense using the effective interest method. Any such allocation will not affect the tax treatment of the IDSs.

We have concluded that the call option and the change in control put option in the senior subordinated notes do not warrant separate accounting under SFAS 133 because they are clearly and closely related to the economic characteristics of the host debt instrument. In considering Statement 133 Implementation Issue No. B16 calls and puts that can accelerate the repayment of principal on a debt instrument are considered to be clearly and closely related to a debt host contract unless both (1) the debt involves a substantial premium or discount and (2) the put or call option is only contingently exercisable provided the call options (or put options) are also considered to be closely related to the debt host contract under paragraph 13 of SFAS 133. Although (2) applies in that the call or put option is contingently exercisable and the call and put options are closely related to the debt instrument, the debt instrument does not meet (1) in that the price paid in the offering for the senior subordinated notes will be equivalent to their initial stated principal amount and thus do not result in a substantial premium or discount. Therefore, we expect that we will allocate the entire proceeds of the offering to the Class A common stock and the senior subordinated notes.

Upon subsequent issuances, if any, of senior subordinated notes including in connection with the exchange of Class B common stock for IDSs, we will evaluate whether the call option and the change in control put option in the senior subordinated notes warrant separate accounting under SFAS 133. We expect that if there is a substantial discount or premium upon a subsequent issuance of senior subordinated notes, we may need to separately account for the call option and the change in control put option features as embedded derivatives for such subsequent issuance.

The Class A common stock portion of each IDS will be included in stockholders' equity, net of related transaction costs, and dividends paid on the Class A common stock will be recorded as a reduction to retained earnings when declared by us. The senior subordinated note portion of each IDS will be included in long-term notes payable, and the related transaction costs will be capitalized as deferred financing costs and amortized to interest expense using the effective interest method. Interest on the senior subordinated notes will be charged to expense as accrued by us. The bifurcated derivatives will be classified as a liability and will be marked to market with changes in fair value being recorded in earnings. We intend to determine the fair value of the Class A common stock, the senior subordinated notes and the embedded derivatives with reference to a number of factors, including the price obtained on the sale of the separate senior subordinated notes which have the same terms as the senior subordinated notes included in the IDSs.

Accounting Treatment for Class B Common Stock.    In connection with our conversion (see "Summary—Actions to Occur in Connection with this Offering—Our Conversion"), we will issue shares of Class B common stock. In general, beginning on the second anniversary of the closing of this offering, and subject to a financial test and other conditions, our Class B common stock will be exchangeable at the holder's option for IDSs registered under the Securities Act of 1933. Each share of Class B common stock will be exchangeable for one IDS, subject to certain adjustments.

We will initially record the portion of Class B common stock allocable to the potential debt issuance upon exchange outside stockholders' equity in the "mezzanine" section of our consolidated balance sheet based upon the present value of the par amount of the senior subordinated notes discounted for the two year period from the closing date of this offering to the date the exchange option is exercisable using the interest rate of the senior subordinated notes. This obligation will be labeled "Class B common convertible to senior subordinated notes." For all periods subsequent to the closing date of this offering, the Class B common convertible to senior subordinated notes will be accreted up to the par amount of the senior subordinated notes to be issued beginning on the second anniversary of the closing date (which will equal our maximum potential cash obligation at the maturity of the senior subordinated notes assuming the senior subordinated notes are originally issued at par value (i.e., the principal amount of the senior subordinated notes)), with a charge for the accretion recorded as a reduction to income available to shareholders.

We will also account separately for the embedded exchange feature of the Class B common stock as a derivative liability (exchange feature). We will record the fair market value of the embedded derivative liability with an immediate charge to retained earnings, resulting in a reduction to permanent equity. The derivative liability for the exchange feature of the Class B common stock will be marked to current estimated fair value at each subsequent balance sheet date, with such adjustments recorded as other non-operating income or expense. Upon any actual exchange of Class B common stock for IDSs, that pro rata portion of the Class B common convertible to senior subordinated notes of such exchange and the fair value of the derivative liability associated with the exchange will be reduced and the newly issued senior subordinated notes will be recorded at fair value. Any difference in these amounts would either reduce or increase additional paid-in capital. If the then fair value (i.e., market price) of the senior subordinated notes is above or below the par value of the senior subordinated notes, we will amortize any premium or accrete any discount on a non-cash basis on our consolidated statements of operations from the date that the exchange is made and recorded as a permanent debt obligation of our company through the maturity date of the senior subordinated notes whereby the carrying value of the senior subordinated notes at maturity would equal the par value of the senior subordinated notes. Following any exchange of a share of Class B common stock for IDSs, the portion of such exchange (the permanent equity portion of the Class B common stock) representing the exchange into shares of Class A common stock would be reallocated as par and additional paid-in capital to the Class A common stock issued upon the exchange.

To the extent that holders exercise their exchange rights, the portion of the Class B common stock included in temporary equity will be reclassified to debt and the associated interest payments will be included in interest expense. Diluted earnings per share of Class A common stock will assume all shares of Class B common stock are converted into the equivalent number of IDSs. Accretion of the discount on the Class B common convertible to senior subordinated notes will reduce the income available to Class A common stockholders for purposes of computing earnings per share.

Income Tax Treatment of IDSs.    We intend to account for our issuance in this offering of IDSs represented by shares of Class A common stock and senior subordinated notes by allocating the proceeds for each IDS unit to the underlying Class A common stock, senior subordinated notes or bifurcated embedded derivatives based upon the relative fair values of each. Accordingly, we will account for the portion of the aggregate IDSs outstanding that represents senior subordinated notes as long-term notes payable bearing a stated interest rate of    % maturing on                         , 2019. We have concluded that it is appropriate, and we intend to annually deduct interest expense of approximately $10.6 million on the senior subordinated notes from our taxable income for U.S. federal and state income tax purposes. There can be no assurances that the IRS will not seek to challenge the treatment of these senior subordinated notes as debt or the amount of interest expense deducted, although to date we have not been notified that the senior subordinated notes should be treated as equity rather than debt for U.S. federal and state income tax purposes. If the senior subordinated notes were required to be treated as equity for income tax purposes, the cumulative interest expense associated with the senior subordinated notes would not be deductible from taxable income, and we would be required to recognize additional income tax expense and establish a related income tax liability. In addition, to the extent any portion of the interest expense is determined not to be deductible, we would be required to recognize additional income tax expense and establish a related income tax liability. The additional income tax due to the federal and state authorities would be based on our taxable income or loss for each of the years that we took the interest expense deduction, would materially reduce our after tax cash flow and liquidity and could materially affect our ability to make interest or dividend payments on our senior subordinated notes, common stock and IDSs. We do not currently intend to record a liability for a potential disallowance of this interest expense deduction. In addition, non-U.S. holders could be subject to withholding taxes on the payment of interest which could subject us to additional liability for the withholding taxes that we do not intend to collect on payments of such interest.

The determination of whether the IDSs constitute investment units where the senior subordinated notes are instruments separate and distinct from the Class A common stock portion of the IDSs and appropriately classified as debt or equity for U.S. federal income tax purposes is based on all the facts and circumstances. There is no statutory definition of indebtedness for U.S. federal and state income tax purposes and its characterization is governed by principles developed in case law, which analyzes numerous factors that are intended to identify the economic substance of the investor's interest in us.

We intend to determine, upon consummation of this offering, the appropriate arm's-length interest rate on the senior subordinated notes with reference to a number of factors, including the price obtained on the sale of the separate senior subordinated notes which have the same terms as the senior subordinated notes included in the IDSs.

Based in part on the foregoing determination from independent financial advisors and advice they have received from outside legal counsel, our tax counsel believes that the senior subordinated notes should be characterized as debt for U.S. federal income tax purposes, and based on that opinion, we believe that the senior subordinated notes should be so treated.

Accounting for Interest Rate Cap.    Our primary objective for holding derivative financial instruments is to manage interest rate risk. Our derivative instruments are recorded at fair value and are reported as other assets.

We use derivative financial instruments to reduce our exposure to interest rate volatility. In connection with this offering, we will enter into a five year interest rate cap agreement in connection with the floating rate term loan under our new credit facility. The interest rate cap agreement will effectively limit the interest rate under the term loan which floats based on LIBOR to not more than 7.0% per annum for the five year term of the new credit facility. We will consider these hedges to be effective as all the critical terms noted in the interest rate cap will be identical to the terms of the new credit facility and thus will qualify for hedge accounting and be accounted for at fair value under SFAS No. 133.

We will reflect a charge to interest expense for the portion of the interest rate cap hedge that has expired in each period. Changes in the fair value of the derivative asset will be reflected in other comprehensive income in each respective period.

New Accounting Standards

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, or SFAS 143. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. We have evaluated the effects of SFAS 143 and have determined that for telecommunications and other operating facilities for which we own the underlying land, we have no contractual or legal obligation to remediate the property if we were to abandon, sell or otherwise dispose of those facilities.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. As a result, the criteria in Accounting Policy Board Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, which requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations, will now be applied. We adopted this standard effective January 1, 2003, the earliest effective date applicable.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock Based Compensation—Transition and Disclosure, an Amendment to FASB Statement 123, or SFAS 148. SFAS 148 amends SFAS No. 123, Accounting for Stock Based Compensation, or SFAS 123, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosure in both annual and interim financial statements. Although we have adopted the disclosure provision required by SFAS 148, we do not expect to voluntarily adopt the fair value-based method of accounting for our employee option-based compensation plan. The adoption of SFAS 148 did not have a material impact on our financial statements.

FASB Interpretation, or FIN, 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, or FIN 45, was issued in November 2002 and clarifies disclosure and recognition/measurement requirements related to certain guarantees. The disclosure requirements are effective for financial statements issued after December 15, 2002, and the recognition/measurement requirements are effective on a prospective basis for guarantees issued or modified after December 31, 2002. The application of the requirements of FIN 45 did not have any impact on our financial position or results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51, or FIN 46. In December 2003, the FASB revised Interpretation 46, which clarifies the application of Accounting Research Bulletin, or ARB, No. 51, Consolidated Financial Statements, or ARB 51. As per ARB 51, a general rule for preparation of consolidated financial statements of a parent and its subsidiary is ownership by the parent, either directly or indirectly, of over fifty percent of the outstanding voting shares of a subsidiary. However, application of the majority voting interest requirement of ARB 51 to certain types of entities may not identify the party with a controlling financial interest because the controlling financial interest may be achieved through arrangements that do not involve voting interest. FIN 46 clarifies applicability of ARB 51 to entities in which the equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. FIN 46 requires an entity to consolidate a variable interest entity even though the entity does not, either directly or indirectly, own over fifty percent of the outstanding voting shares. FIN 46 is applicable for financial statements issued for reporting periods that end after March 15, 2004. We are in the process of reviewing the recent provisions of FIN 46. Any potential changes, as a result of implementation of FIN 46, are not expected to have a significant impact on our financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, or SFAS 150. SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 applies specifically to a number of financial instruments that companies have historically presented within their financial statements either as equity or between the liabilities section and the equity section, rather than as liabilities. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, in which case this statement shall be effective for fiscal periods beginning after December 15, 2003. For purposes of SFAS 150, we meet the definition of a non-public entity. The adoption of SFAS 150 did not have a material impact on our financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Our short-term excess cash balance is invested in short-term commercial paper. We do not invest in any derivative or commodity type instruments. Accordingly, we are subject to minimal market risk on our investments.

We will enter into a new credit facility in connection with this offering and will have the ability to borrow up to $15.0 million under the revolving loan portion of this facility at the closing of this offering. The interest rate on the revolving loan portion of our new credit facility is variable and, accordingly, we are exposed to interest rate risk, primarily from the change in LIBOR or a base rate. See "Description of New Credit Facility" for a description of the terms of the new credit facility.

Business

History

We were formed for the purpose of operating and acquiring rural local exchange carriers. Since 1999, we have acquired four RLEC businesses, each of which serves a contiguous territory in north central Alabama, and immediately prior to the closing of this offering, we will acquire Mid-Missouri Holding, which serves a portion of central Missouri through Mid-Missouri Telephone, its wholly owned rural local exchange carrier.

The following table shows the aggregate number of our acquired access line equivalents, cable television, long distance and dial-up Internet customers as of the date of each acquisition and at September 30, 2004 and the internal growth since acquisition.

	Total Acquired	Total At September 30, 2004	Internal Growth %(1)
Access line equivalents	30,047	32,216	7.2%
Long distance customers	3,443	12,413	260.5%
Cable television customers	2,555	3,640	42.5%
Dial-up Internet customers	542	2,216	308.9%

(1)
Internal growth means the percentage growth in our acquired access line equivalents, long distance, cable television and dial-up Internet customers from the date of each rural local exchange carrier acquisition to September 30, 2004. These figures exclude Mid-Missouri Holding.

Otelco Telephone.    On January 5, 1999, we, through Otelco Telephone, acquired certain telecommunications businesses from Oneonta Telephone Company, Inc., or Oneonta, a rural local exchange carrier that serves a portion of Blount county in Alabama. In connection with the transaction, we acquired 8,127 access line equivalents.

Hopper.    On September 30, 1999, we acquired Hopper, a rural local exchange carrier that serves portions of Blount and Etowah counties in Alabama. In connection with the transaction, we acquired 3,827 access line equivalents.

Brindlee.    On July 18, 2000, we acquired Brindlee, a rural local exchange carrier that serves portions of Marshall, Morgan, Blount and Cullman counties in Alabama. In connection with the transaction, we acquired 14,013 access line equivalents.

Blountsville.    On June 30, 2003, we acquired Blountsville, a rural local exchange carrier that serves portions of Blount county in Alabama. In connection with the transaction, we acquired 4,080 access line equivalents.

Subsequent to the Blountsville acquisition, we have reduced our costs and increased our operating efficiencies by integrating Blountsville's operations with ours. In particular, we have reduced Blountsville's labor force by approximately 24%, and integrated Blountsville's billing and accounting operations with ours. We expect that these measures will result in annual cost savings of up to $1.1 million. We have also introduced dial-up Internet access and long distance services.

Mid-Missouri Holding Acquisition

Immediately prior to the completion of this offering, we will acquire Mid-Missouri Holding from an affiliate of certain of our existing equity investors. Mid-Missouri Holding is currently the sole stockholder of Mid-Missouri Telephone, a rural local exchange carrier that serves portions of Cooper,

Moniteau, Morgan, Pettis and Saline counties in Missouri. As of September 30, 2004, Mid-Missouri Telephone operated approximately 4,300 access line equivalents.

We intend to reduce costs upon completion of the Mid-Missouri Holding acquisition by integrating the billing, accounting and administrative operations of Mid-Missouri Holding with our existing operations. As a result of this integration, we expect to realize certain operational efficiencies. These future cost savings have not been factored into the pro forma financial statements included in this prospectus.

Our Strengths

Consistent and Predictable Cash Flows and Strong Margins.    We maintain a recurring revenue stream and stable and predictable cash flows as a result of (i) our established and loyal customer base, which consists primarily of residential customers, (ii) the near-essential nature of telephone services and (iii) the absence of wireline telephone competition in our rural local exchange carrier territories. In addition, our customer base is diverse, with no single customer representing more than 1% of our pro forma revenue for the year ended December 31, 2003. Due to our strong market position, our focus on cost control and our operating efficiencies, we have been able to maintain consistently high margins.

Modest Capital Expenditure Requirements.    We have made significant capital expenditures to upgrade our telephone, cable and Internet networks over the past five years. As a result of these investments, each of our telephone switches is digital, operates with current software and is capable of providing a wide array of service offerings and calling features. In addition, substantially all our cable networks have been upgraded to 750 MHz, allowing us to provide high-speed Internet access, digital packages and pay per view offerings. Due to these investments, and as a result of our disciplined capital expenditure decisions, we expect that capital expenditures required to maintain our existing networks will be modest and lower than in the past.

Sole Provider of Integrated Services.    We believe we are the only telecommunications service provider in our markets offering an integrated package consisting of local telephone, long distance, Internet access and, in certain markets, cable television. In addition, we offer enhanced features such as caller identification, call waiting, call forwarding and voicemail. We believe that our ability to provide a single, unified bill for all our services is a significant competitive advantage. By effectively cross-selling to our existing customers, we have been able to increase our average revenue per access line.

Experienced Management Team.    We are led by an experienced senior management team, the members of which have an average of more than 20 years of telecommunications industry experience. Our management team has successfully integrated four acquisitions since 1999, improving revenues and cash flow significantly while enhancing service quality and broadening service offerings.

Our Strategy

Cross-Sell Additional Services and Introduce New Services.    We will continue to focus on increasing our average revenue per access line through cross-selling additional services to our existing local telephone customers and offering new services to meet our customers' growing needs. Due to our position as the sole wireline telephone services provider in each of our markets, we believe that our long-standing relationship with our customers allows us to successfully cross-sell additional services such as long distance, high-speed Internet access, cable television and a variety of calling features.

Continue to Improve Operating Efficiencies and Profitability.    We have achieved significant efficiencies as a result of our operating, regulatory and management expertise. We intend to continue to improve our operating efficiencies by consolidating various administrative functions at Mid-Missouri Holding and implementing best practices across our company.

Increase Customer Loyalty and Brand Identity.    We believe that our local presence allows us to provide consistent and exceptional customer service that leads to high levels of customer satisfaction and greater demand for our services, thus strengthening our brand identity and customer loyalty. In addition, the presence and accessibility of our local business offices and management, as well as our participation in local fund raising events for schools and charities, promotes and reinforces customer loyalty.

Expand Through Strategic Acquisitions.    Since January 1999, we have acquired four rural local exchange carrier businesses and immediately prior to the closing of this offering, will acquire Mid-Missouri Holding. We intend to pursue selective strategic mergers or acquisitions, primarily with rural local exchange carriers that are proximate, though not necessarily contiguous, to our current territories, or which serve a customer base large enough for us to realize operational efficiencies or other strategic benefits. We will continue to maintain a disciplined approach to identifying and completing acquisitions.

Market Overview

In north central Alabama, our local telephone operations serve a contiguous territory of approximately 839 square miles with approximately 29,300 access lines. We estimate that as of December 31, 2000 the population of the territory in north central Alabama which we serve was approximately 69,500. According to the U.S. Census Bureau, the average population growth from 1990 to 2000 in the counties that we operate was 15.1% compared to the state of Alabama's population growth of 10.1% and national population growth of 13.1% for the same period.

In central Missouri, our local telephone operations serve a territory of approximately 700 square miles, with approximately 4,200 access lines. We estimate that as of December 31, 2000 the population of the territory in central Missouri which we serve was approximately 10,000. According to the U.S. Census Bureau, the average population growth from 1990 to 2000 in the counties that we operate was 13.6% compared to the state of Missouri's population growth of 9.3% and national population growth of 13.1% for the same period.

Service Offerings

The following table reflects the percentage of total revenues derived from each of our service offerings for the year ended December 31, 2003 and the nine months ended September 30, 2004 on a pro forma basis:

Revenue Mix

Source of Revenue	Year Ended December 31, 2003 (pro forma)	Nine Months Ended September 30, 2004 (pro forma)
Local services	30.5%	30.6%
Network access	46.6	47.3
Long distance and other telephone services	7.0	6.8
Cable television	4.2	4.1
Internet	11.7	11.2

Total revenue	100.0%	100.0%

  Local Services

We are the sole provider of wireline telephone services in the territories served by our five rural local exchange carriers. Local services enable customers to originate and receive telephone calls within a defined "exchange" area, or territory. The maximum amount that we can charge to a customer for local services in Alabama and Missouri is regulated by the APSC and MPSC, respectively.

Revenue derived from local services includes monthly recurring charges for access lines providing local dial tone and calling features, including caller identification, call waiting, call forwarding and voicemail. We provide local services on a retail basis to residential and business customers, in most cases for a fixed monthly charge that varies by the selected features.

  Network Access

Network access revenue relates primarily to services provided by us to long distance carriers (also referred to as interexchange carriers) in connection with their use of our facilities to originate and terminate interstate and intrastate long distance, or toll, telephone calls. As toll calls are generally billed to the customer originating the call, network access charges are applied in order to compensate each telecommunications company providing services relating to the call. Network access charges apply to both interstate and intrastate calls. Our network access revenues also include revenues we receive from wireless carriers for originating or terminating their calls on our networks pursuant to our interconnection agreements with those wireless carriers. Hopper, Blountsville and Mid-Missouri Telephone also receive USF HC revenue, which is included in our reported network access revenue. See "—Service Offerings—Network Access—Federal Universal Service Fund High Cost Revenue" and "Regulation."

Intrastate Access Charges.    We generate intrastate access revenue when a long distance call involving one of our RLECs and a long distance carrier is originated and terminated within the same state. The interexchange carrier pays us an intrastate access payment for either terminating or originating the call. We record the details of the call through our carrier access billing system. Our access charges for our intrastate access services are set by the APSC with respect to our Alabama rural local exchange carriers and by the MPSC with respect to Mid-Missouri Telephone.

Interstate Access Charges.    We generate interstate access revenue when a long distance call originates from an area served by one of our rural local exchange carriers and terminates in a local calling area outside of that state, or vice versa. We bill interstate access charges in a manner similar to intrastate access charges. Our interstate access charges are regulated by the FCC through our participation in tariffs filed by the National Exchange Carriers Association, or NECA. The FCC regulates the prices local exchange carriers charge for access services in three ways: price caps, rate-of-return and average schedule. None of our rural local exchange carriers is a price cap carrier for purposes of interstate network access regulation. Mid-Missouri Telephone, Hopper and Blountsville are rate-of-return carriers, and Otelco Telephone and Brindlee are average schedule carriers. Interstate access revenue for rate-of-return carriers is based upon an FCC regulated rate-of-return currently authorized at up to 11.25% on investment and recovery of operating expenses and taxes, in each case solely to the extent related to interstate access. Average schedule carriers share in a settlement process pursuant to which such carriers receive a portion of a pool of revenue based upon their individual cost of providing interstate access relative to an average of a statistical sample of other carriers' costs. The tariffs for average schedule carriers are developed to yield a return of up to 11.25% on the participating carriers' investment, and to cover their operating expenses and taxes, in each case solely to the extent related to interstate access.

Federal Universal Service Fund High Cost Revenue.    Hopper, Blountsville and Mid-Missouri Telephone recover a portion of their costs through the USF HC, which is regulated by the FCC and administered by the Universal Service Administrative Company, a non-profit organization. USF HC revenue allows carriers that are designated as eligible telecommunications carriers, or ETCs, by a state public service commission (or the FCC in certain instances) and that serve low density, small towns and rural areas to provide telecommunications services reasonably comparable to services available in urban and suburban areas, at reasonably comparable prices. Although all of our rural local exchange carriers have been designated as ETCs, Otelco Telephone and Brindlee do not receive USF HC support because their cost per loop does not exceed the national average by an amount sufficient to qualify them for USF HC support. See "Regulation—Federal Regulation—Universal Service Fund." The USF HC, which is funded by assessments on all United States telecommunications carriers as a percentage of their revenue from end-users of interstate and international service, distributes funds to our participating RLECs based upon their respective costs for providing local services. USF HC payments are received monthly.

Transition Service Fund Revenue.    Otelco Telephone, Hopper, Brindlee, and Blountsville recover a portion of their costs through the TSF which is administered by the APSC. All interexchange carriers originating or completing calls in Alabama contribute to the TSF on a monthly basis, with the amount of each carrier's contribution calculated based upon its relative originating and terminating minutes of use compared to the aggregate originating and terminating minutes of use for all telecommunications carriers participating in the TSF. The TSF reduces the vulnerability of our Alabama rural local exchange carriers to a loss of access and interconnection revenue. TSF payments are received monthly.

  Long Distance and Other Telephone Services

We offer long distance telephone services to our local telephone customers. The majority of our long distance revenue is derived from reselling long distance services purchased from other long distance providers. At September 30, 2004, approximately 40.4% of our access lines subscribed to our long distance services, most of which were added since the acquisition of our rural local exchange carriers. We intend to continue to expand our long distance business within our rural local exchange carrier territories, principally through marketing to our local telephone customers.

We derive revenue from other telephone related services, including leasing, selling, installing, maintaining and repairing customer premise telecommunications equipment, pay telephone service and the publication of local telephone directories in certain of our rural local exchange carrier territories. We also provide billing and collection services for interexchange carriers through negotiated billing and collection agreements for certain types of toll calls placed by our local customers.

  Cable Television Services

We provide cable television services over networks with 750 MHz of transmission capacity in the towns of Bunceton and Pilot Grove in Missouri, and in Blount and Etowah counties in Alabama. Our cable television packages offer from 59 to 184 channels, depending upon the location in which the services are offered. We intend to expand our cable services selectively by extending our cable networks into areas adjacent to our existing cable network facilities. With this strategy, we believe we will be able to capture additional customers with minimal capital expenditures. Of the 8,169 homes we pass, we are the cable television provider to approximately 4,000 of these homes.

  Internet Services

We provide two forms of Internet access to our customers: high-speed and dial-up. High-speed Internet access is provided via DSL or cable modems, depending upon the location in which the service is offered. We charge our Internet customers either a flat rate for unlimited Internet usage or a usage dependent rate and charge a premium for high-speed Internet services. We are able to provide high-speed Internet access to a majority of our access lines. We intend to expand the availability of our high-speed Internet services as warranted by customer demand by installing additional DSL equipment at certain switching locations.

Network Assets

Our telephone networks include carrier grade advanced switching capabilities provided by four digital switches, fiber rings and network software, all of which meet industry standards for service integrity, redundancy, reliability and flexibility. Our networks enable us to provide switched wireline telephone services and other calling features, long distance services and Internet access services through dial-up, DSL and cable modems. As of September 30, 2004, our networks included the following elements, all of which are owned by us:

  •
  Three Lucent 5ESS digital switches and one Siemens EWSD switch;

  •
  More than 560 route miles of high-quality, high-speed fiber optic cable; and

  •
  DSL and cable modem equipment.

Our cable television networks in Alabama and Missouri provide cable television and cable modem services with approximately 80 route miles of fiber optic cable and approximately 285 route miles of coaxial cable in Alabama and approximately 10 route miles of coaxial cable in Missouri, each of which has been upgraded to a transmission capacity of 750 MHz.

Sales, Marketing & Customer Service

Our marketing approach emphasizes locally managed, customer-oriented sales, marketing and service. We believe we are able to differentiate ourselves from our competition by providing a superior level of service in our territories. We believe that most telecommunications companies devote their resources and attention primarily toward customers in more densely populated markets, thereby providing relatively poor service to rural customers.

Each of our rural local exchange carriers has a long history in the communities it serves, which has helped to enhance our reputation among local residents by fostering familiarity with our products and level of service. To demonstrate our commitment to the markets we serve, we maintain local offices in most of the population centers within our service territories. While customers have the option of paying their bills by mail or over the Internet, a substantial portion of the customer base elects to pay their monthly bill in person at the local office. This provides us with an opportunity to directly market our other services to our existing customers. These offices typically are staffed by local residents and provide sales and customer support services in the community. Local offices facilitate a direct connection to the community, which we believe improves customer satisfaction and enhances our reputation with local residents. We also build upon our strong reputation by participating in local activities, such as local fund raising and charitable events for schools and community organizations and by airing local interest programs on our local access community cable channels.

In order to capitalize on the strong branding of each of our rural local exchange carriers, while simultaneously establishing and reinforcing the "Otelco" brand name across our Alabama territories, we identify each of our Alabama rural local exchange carriers as a division of Otelco. In each Alabama territory, both the name of the local rural local exchange carrier and the name of Otelco appear on the customers' bills and our marketing materials. Part of our strategy is to increase customer loyalty and strengthen our brand name by deploying new technologies and by offering comprehensive bundling of services, including dial-up and high-speed Internet access, cable television, long distance and a full array of calling features. In addition, we believe that our ability to provide our customers in Alabama with a single, unified bill for all of our services is a major competitive advantage and helps to enhance customer loyalty.

Prior to their acquisition by us, many of our rural local exchange carriers had not engaged in significant sales and marketing activities. Upon their acquisition, we have provided additional sales and marketing support that has enhanced the introduction of new services and the continued marketing of existing services and products.

Competition

  Local Services

We believe that many of the competitive threats now confronting larger telephone companies do not currently exist in our rural local exchange carrier service areas. Our rural local exchange carriers have never experienced wireline telephone competition because the demographic characteristics of rural telecommunications markets generally would require significant capital investment to offer competitive wireline telephone services with low potential revenues. For instance, the per minute cost of operating both telephone switches and interoffice facilities is higher in rural areas than in urban areas, because rural local exchange carriers typically have fewer, more geographically dispersed customers and lower calling volumes. Furthermore, the distance from the telephone switch to the customer is typically longer in rural areas, which results in increased distribution facilities costs that tend to discourage wireline telephone competitors from entering territories serviced by rural local exchange carriers. As a result, rural local exchange carriers generally do not face the threat of significant wireline telephone competition. However, in the future, we may face competition from new market entrants, such as providers of wireless broadband, voice over Internet protocol, or VoIP, or voice over electric lines.

We currently qualify for the rural exemption from certain interconnection obligations which benefit competition, including obligations to provide services for resale at discounted wholesale prices and to offer unbundled network elements. If the APSC or MPSC terminates this exemption for our rural local exchange carriers, we may face competition from resellers and other wireline carriers.

In our markets, we face competition from wireless carriers, one of whom in Missouri is Missouri RSA No. 7 Limited Partnership, or Missouri RSA 7, which is controlled by affiliates of certain of our existing equity investors. To date, we do not believe that we have experienced any significant decrease in access lines as a result of customers switching their residential wireline telephone service to a wireless service. Although we believe we have experienced a minor decrease in our minutes of use primarily due to flat rate "free minutes and long distance calling offers" from certain wireless carriers, we have also experienced an increase in network access revenue associated with terminating wireless calls on our telephone network. We do not expect wireless technology to represent a meaningful threat to our business in the near term due in part to the topography of our telephone territories and the inconsistent wireless coverage that has resulted therefrom to date. However, as wireless carriers continue to build-out their networks, we may experience increased competition from this technology. The FCC has recently adopted regulations requiring wireline telephone carriers to provide portability of telephone numbers to wireless carriers, which may increase the competition we face from wireless carriers. The APSC has granted our Alabama rural local exchange carriers an extension of wireline to wireless portability requirements through December 31, 2004. Our Alabama rural local exchange carriers anticipate being capable of providing portability of telephone numbers to wireless carriers prior to the expiration of this deadline. The MPSC has ruled that the cellular carrier must provide and pay for the necessary transport to implement a customer's request for wireline to wireless portability. Mid-Missouri Telephone has implemented portability of telephone numbers to wireless carriers.

In addition, under the Communications Act, a competitor can obtain USF HC support if a state public service commission (or the FCC in certain instances) determines that it would be in the public interest and designates such competitor as an ETC. While access to USF HC support by our competitors does not significantly reduce our current USF HC revenue, such economic support could facilitate competition in our rural local exchange carrier territories, particularly from wireless carriers. To date, no other telecommunications carriers receive USF HC funds within our rural local exchange carrier territories, although two wireless carriers have applied for ETC status in our Alabama territories. See "Regulation."

  Long Distance and Other Telephone Services

The long distance market is highly competitive in all of our rural local exchange carrier territories. We compete with major national and regional interexchange carriers, including AT&T Corp., MCI, Inc. and Sprint Corporation as well as wireless carriers, and other service providers. However, we believe that our position as the rural local exchange carrier in our territories, our long-standing local presence in our territories and our ability to provide a single, unified bill for all of our services, are major competitive advantages. At September 30, 2004, customers with approximately 40.4% of our access lines subscribed to our long distance services. Most of these customers added our long distance services since our acquisition of the related rural local exchange carrier.

  Cable Television Services

We offer cable television services in select areas of our territories. Our cable television competitor is Charter Communications, Inc. In addition, in all of our cable television territories, we compete against digital broadcast satellite providers including EchoStar Communications Corporation and DirecTV, Inc.

  Internet Services

Competition in the provision of Internet services currently comes from alternative dial-up and high-speed Internet service providers. Individual competitors vary on a market-to-market basis and include Mindspring Enterprises, Inc., Charter Communications, Inc. and a number of small, local competitors. At September 30, 2004, we provided Internet services to approximately 20.7% of our access lines. In Missouri, we also provide Internet services outside our telephone services territory.

Information Technology and Support Systems

We have an integrated software system that functions as an operational support and customer care/billing system. Our system includes automated provisioning and service activation, mechanized line record and trouble reporting. These services are provided through the use of licensed third-party software. By utilizing an integrated software system, we are able to reduce individual company costs and standardize functions resulting in greater efficiencies and profitability.

Our system allows us to provide a single, unified bill in Alabama for all our services which we believe is a significant competitive advantage. Additionally, our system provides us an extensive database that enables us to gather marketing information by neighborhood in our service territory. This capability allows us to market new services as they become available to particular neighborhoods.

Environment

We are subject to various federal, state and local laws relating to the protection of the environment. We believe that we are in compliance in all material respects with all such laws. The environmental compliance costs incurred by us to date have not been material, and we currently have no reason to believe that such costs will become material in the foreseeable future.

Property

Our property consists primarily of land and buildings, central office equipment, telephone lines and related equipment. Our telephone lines include aerial and underground cable, conduit, poles and wires. Our central office equipment includes digital switches and peripheral equipment. We own substantially all our real property, including our head office. We also lease certain of our real property, including land in Oneonta, Alabama, pursuant to a long-term, renewable lease. Substantially all our cable television service equipment is located on this leased property. Our real property is all located in Alabama and Missouri. As of December 31, 2003, our pro forma property and equipment consisted of the following:

Pro Forma December 31, 2003
(in thousands)
Land	$740
Building and improvements	6,782
Telephone equipment	85,204
Cable television equipment	5,207
Furniture and equipment	1,305
Vehicles	3,584
Computer hardware and software	2,953
Internet equipment	1,730

Total property and equipment	107,505
Accumulated depreciation	(56,019)

Net property and equipment	$51,486

Employees

As of December 31, 2003, we employed a total of approximately 150 full-time employees. None of our employees are members of, or are represented by, any labor union or other collective bargaining unit, except that five of the employees of Blountsville are represented by the Communications Workers of America. We consider our relations with our employees to be good.

Legal Proceedings

From time to time we may be involved in various claims, legal actions and regulatory proceedings incidental to and in the ordinary course of business, including administrative hearings of the APSC and MPSC relating primarily to rate making. Currently, none of the legal proceedings are expected to have a material adverse effect on our business.

Regulation

The following is a summary of some of the regulatory matters relevant to us, and does not purport to describe all present and proposed federal, state and local legislation and regulations affecting our business or the telecommunications industry. Some legislation and regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals that could change the manner in which this industry operates. Neither the outcome of any of these developments, nor their potential impact on us, can be predicted at this time.

Overview

Our telecommunications services are subject to federal, state and local regulation. We hold various regulatory authorizations for our service offerings. The FCC exercises jurisdiction over all facilities and services of telecommunications common carriers, such as ours, to the extent those facilities are used to provide, originate or terminate interstate or international communications. State regulatory commissions, such as the APSC and the MPSC, exercise jurisdiction over such facilities and services to the extent those facilities are used to provide, originate or terminate intrastate communications. In addition, pursuant to the Communications Act, state and federal regulators share responsibility for implementing and enforcing the pro-competitive policies introduced by that legislation. In particular, state regulatory agencies have substantial roles in determining aspects of the provision by incumbent local exchange carriers of interconnection to competitive local exchange carriers. Local governments often regulate the public rights-of-way necessary to install and operate networks, and may require communications services providers to obtain licenses or franchises regulating their use of public rights-of-way.

A stated goal of the Communications Act is to promote competition among telecommunications providers. As a result, we believe that competition in our telephone territories, whether from wireline or wireless carriers, may ultimately develop and increase, although the form and degree of such competition cannot be ascertained at this time.

Cable television service is subject to a broad range of state and federal regulation including technical standards, customer service standards and broadcast television carriage obligations. Cable television is also subject to local franchising requirements.

Federal Regulation

We must comply with the Communications Act, which requires, among other things, that communications carriers offer services at just and reasonable rates and on non-discriminatory terms and conditions. Specifically, the Communications Act established the FCC, which regulates both interstate access rates and the USF HC. In addition, the Communications Act established certain pro-competitive aspects of providing local telecommunications services that pre-empted state barriers to entry. However, the Communications Act and the FCC did leave room for states to adopt certain conditions of entry into areas served by rural local exchange carriers.

Interstate Access Charges.    The FCC regulates the access charges that incumbent local exchange carriers charge for the use of their local telephone facilities in originating or terminating interstate transmissions. The FCC has structured interstate access charges, which account for a significant part of our revenue, as a combination of flat monthly charges paid by the end-users and usage sensitive charges paid by long distance carriers. The FCC has made, and is continuing to consider, various reforms to the existing rate structure for charges assessed on long distance carriers for connection to local networks.

In 2001, the FCC adopted an order implementing a multiyear plan to reform the access charge system for rural local exchange carriers. Among other things, the plan reduced access charges and shifted a portion of cost recovery, which had been based on minutes-of-use on interexchange carriers, to flat-rate, monthly per-line charges on end-user customers and an additional universal service support mechanism. As a result, the aggregate amount of access charges paid by interexchange carriers to access providers, such as us, has decreased and may continue to decrease. The plan has been revenue neutral to us as the decrease in network access charges paid by interexchange carriers has been offset by the monthly per-line charges collected from our customers. In adopting the plan, the FCC also determined that rate-of-return carriers will continue to be permitted to earn interstate network access revenues based on the authorized rate-of-return of up to 11.25% on investment, and recovery of operating expenses and taxes, in each case, solely to the extent related to interstate access. Additionally, the FCC initiated a rulemaking proceeding to investigate a proposed incentive regulation plan and other means of allowing rate-of-return carriers to increase their efficiency and competitiveness. The current plan expires in 2006 and will need to be renewed or replaced at such time. It is unknown at this time what additional changes, if any, the FCC may eventually adopt.

The FCC regulates the levels of interstate access charges in three ways—through price cap, rate-of-return and average schedule regulation. Price caps are adjusted based on various factors, such as inflation and productivity, and otherwise through regulatory proceedings. Larger incumbent local exchange carriers are regulated under price caps. Smaller incumbent local exchange carriers may elect to base access charges on price caps, but are not required to do so unless they elected to use price caps in the past or their affiliated incumbent local exchange carriers base their access charges on price caps. Mid-Missouri Telephone, Hopper and Blountsville elected to be rate-of-return carriers while Otelco Telephone and Brindlee elected to be average schedule carriers. Interstate tariff rates for rate-of-return carriers are based upon an FCC regulated rate-of-return currently authorized at up to 11.25% on investment and recovery of operating expenses and taxes, in each case, solely to the extent related to interstate access. Average schedule carriers share in a settlement process whereby such carriers receive a portion of a pool of revenue based upon their individual cost of providing interstate access relative to an average of a statistical sample of other carriers' costs.

We have interconnection agreements with wireless carriers that require the wireless carriers to compensate us for originating or terminating calls on our networks. Proposals currently being debated within the industry may result in the elimination of interstate and intrastate access charges paid by long distance carriers, and the requirement that carriers such as our rural local exchange carriers recover those interstate and intrastate costs from a combination of end-user charges and universal service support. These proposals may also govern the compensation paid by wireless carriers to rural local exchange carriers for originating or terminating calls. The FCC has indicated it expects to take some action to reform intercarrier compensation, including access charges, in 2004 or 2005. We cannot predict what or when the FCC may adopt any changes.

Universal Service Fund.    Universal service rules have been adopted by the FCC to ensure that consumers in rural areas have reasonable access to telecommunications services similar to those received by urban consumers at just, reasonable and affordable rates. The Universal Service Fund is administered by the Universal Service Administrative Company, or USAC, and called High Cost Loop support. Based on historic and other information, a nationwide average cost per loop is determined by USAC. Any incumbent local exchange carriers whose individual cost per loop exceeds the nationwide average by more than 15% qualifies for USF HC support. The USF HC, which is funded by assessments on all telecommunications carriers, including our subsidiaries, as a percentage of their revenue from end-users of interstate and international services, distributes funds on a monthly basis based upon an eligible participant's costs for providing local service.

One of the principles implemented by the FCC provides that USF HC funds will be distributed only to carriers that are designated as ETCs by a state public service commission (or the FCC in certain instances). There is a cap on the total USF HC payments nationwide. All of the Company's rural local exchange carriers have been designated as ETCs; however, Otelco Telephone and Brindlee do not receive USF HC support because their cost per loop does not exceed the national average by an amount sufficient to qualify them for USF HC support. Under current FCC regulations, both competitive local exchange carriers and wireless competitors could obtain the same USF HC support payments as the Company's participating rural local exchange carriers do if a public service commission (or the FCC in certain instances) determines that granting such support payments to competitors would be in the public interest. To date, no other carriers receive USF HC funds within our service territories, although two wireless carriers have filed applications to be designated ETCs in certain of our Alabama territories. If a wireless or other telecommunications carrier receives ETC status in our service areas or even outside of our service areas, the amount of support we receive from the USF HC could decline under current rules.

In May 2001, the FCC adopted a proposal from the Rural Task Force to reform universal service support for rural areas. As adopted, for an interim five-year period, until no later than July 1, 2006, eligible rural carriers will continue to receive support based on a modified embedded cost mechanism. The FCC has indicated that, for the period thereafter, it will develop a comprehensive plan for high-cost support mechanisms for rural and non-rural carriers which may rely on forward-looking costs. On June 28, 2004, the FCC issued an order asking the Federal-State Joint Board on Universal Service to review the rules governing federal universal service support mechanisms for rural carriers. The FCC requested recommendations on whether USF payments should be calculated on the basis of a rural carrier's actual embedded costs or forward-looking economic cost estimates, and whether to modify the definition of rural telephone company for the purpose of determining the appropriate universal service support.

The FCC is reviewing many issues related to USF payments following recommendations from a Federal-State Joint Board on Universal Service, including the level of support for competitive local exchange carriers and the effects of payments to competitive local exchange carriers on support provided to incumbent local exchange carriers. The FCC is expected to act on some of these USF issues by the end of February 2005. Some of the proposed USF HC rule changes would cause us to receive significantly less USF HC support as a result of the loss of customers to a competitor designated as an ETC. Some incumbent local exchange carriers expect that the revised rules will reduce their support to the extent that competitive local exchange carriers in their service areas receive USF support for UNE-loop based service.

Removal of Entry Barriers.    Prior to the enactment of the federal Telecommunications Act of 1996, or the Telecommunications Act, which amended the Communications Act, many states limited the services that could be offered by a company competing with an incumbent local exchange carrier. The Telecommunications Act pre-empts state and local laws that prevent competitive entry into the provision of any communications service. However, a state can adopt conditions of entry into areas served by rural local exchange carriers if it determines that such action is consistent with the public interest and is necessary to avoid a significant adverse economic impact on users of telecommunications services, to avoid imposing a requirement that is unduly economically burdensome or avoid imposing a requirement that is technically infeasible.

Pursuant to the Communications Act, both incumbent local exchange carriers and competitive local exchange carriers are required to: (i) allow others to resell their services at retail rates; (ii) ensure that customers can keep their telephone numbers when changing carriers; (iii) ensure that competitors' customers can use the same number of digits when dialing and receive non-discriminatory access to telephone numbers, operator service, directory assistance and directory listing; (iv) ensure access to telephone poles, ducts, conduits and rights-of-way; and (v) provide reciprocal compensation for the completion of local calls. Under the Communications Act, the Company's rural local exchange carriers may request from the APSC or MPSC, as applicable, an exemption, suspension or modification of any or all of the requirements described above.

The Communications Act, with certain exceptions, imposes the following additional duties on incumbent local exchange carriers by requiring them to: (i) interconnect their facilities and equipment with any requesting telecommunications carrier at any technically feasible point; (ii) unbundle and provide non-discriminatory access to network elements, such as local loops, switches and transport facilities, at non-discriminatory rates and on non-discriminatory terms and conditions; (iii) offer their retail services for resale at wholesale rates; (iv) provide reasonable notice of changes in the information necessary for transmission and routing of services over the incumbent local exchange carrier's facilities or in the information necessary for interoperability (the exchange of service between telephone companies); and (v) provide, at rates, terms and conditions that are just, reasonable and non-discriminatory, for the physical co-location of equipment necessary for interconnection or access to unbundled network elements at the premises of the incumbent local exchange carrier. Competitors are required to compensate the incumbent local exchange carrier for the cost of providing these interconnection services. Companies that qualify as "rural telephone companies" under the Communications Act, as all our rural local exchange carriers do, are exempt from these requirements unless and until they receive a bona fide request from a telecommunications carrier, and the APSC or MPSC, as applicable, determines that it is in the public interest to remove the exemption. None of our rural local exchange carriers has been the subject of such a request. However, it is possible that we may elect to offer to meet some or all of these requirements in order to achieve greater pricing flexibility from state regulators.

For incumbent local exchange carriers that are not subject to the rural exemption, the FCC, state commissions and courts have been changing the rules applicable to the provision and pricing of unbundled network elements. There is substantial uncertainty regarding the interconnection obligations that would be applicable to any of our rural local exchange carriers if it lost the rural exemption and the resulting conditions for competitive entry. After reversal of its unbundling rules by the federal courts, on August 20, 2004, the FCC released interim rules for unbundling and initiated a proceeding to review and revise its unbundling rules. The interim rules are, and any final rules the FCC may adopt are likely to be, subject to further court challenges.

Local number portability allows a customer to retain his or her telephone number when changing telecommunications carriers within the same local market. The FCC requires that if an incumbent local exchange carrier customer wants to retain a telephone number while changing to a wireless carrier, the incumbent local exchange carrier must have the capability to allow this wireline-to-wireless number portability by May 24, 2004 or within six months of a bona fide request, where the requesting wireless carrier's coverage area overlaps the geographic location of the incumbent local exchange carrier rate center to which the number is assigned (unless the incumbent local exchange carrier can provide specific evidence demonstrating that doing so is not technically feasible). This number portability rule is expected to increase the ability of wireless carriers to win customers from incumbent local exchange carriers. The APSC has granted our Alabama rural local exchange carriers an extension of wireline to wireless portability requirements through December 31, 2004. Our Alabama rural local exchange carriers anticipate being capable of providing portability of telephone numbers to wireless carriers prior to the expiration of this deadline. The MPSC has ruled that the cellular carrier must provide and pay for the necessary transport to implement a customer's request for wireline to wireless portability. Mid-Missouri Telephone has implemented portability of telephone numbers to wireless carriers. Wireline to wireless portability may enhance the competitive position of wireless carriers, and we cannot predict the impact of such competition on us.

Other Federal Regulation.    Our local and long distance operations are subject to FCC rules setting out requirements that must be met by carriers when customers change carriers. Failure to comply with those rules can result in financial penalties, including fines and refund obligations. We have developed and implemented policies to comply with the FCC's carrier change rules.

The FCC generally must approve in advance most transfers of control and assignments of operating authorizations by FCC regulated entities. Therefore, if we seek to acquire companies that hold FCC authorizations, in most instances we will be required to seek approval from the FCC prior to completing those acquisitions. Prior approval from the FCC is also required before non-U.S. citizens may own of record or vote more than twenty-five percent of our capital stock. The FCC has the authority to condition, modify, cancel, terminate or revoke operating authority for failure to comply with applicable federal laws or rules, regulations and policies of the FCC. Fines or other penalties also may be imposed for such violations.

The FCC has required that incumbent local exchange carriers that provide interstate long distance services originating from their local exchange service territories do so through separate long distance affiliates that (i) maintain separate books of account, (ii) not own transmission or switching facilities jointly with the local exchange affiliate and (iii) acquire any services from its affiliated local exchange telephone company at tariffed rates, terms and conditions. The FCC has initiated a rulemaking proceeding to examine whether there is a continuing need for such requirements, however, we cannot predict the outcome of that proceeding.

We are also subject to laws and regulations requiring the implementation of capabilities and provision of access to information for law enforcement and national security purposes. The FCC has initiated a rulemaking proceeding to examine the application of these obligations to broadband services. We cannot predict the outcome of that proceeding.

Internet Services.    We provide Internet access services as an Internet service provider, or ISP. The FCC has classified such services as information services, so they are not subject to various regulatory obligations that are imposed on common carriers, such as paying access charges or contributing to USF. Also, the FCC generally preempts state and local regulation of information services.

In March 2002, the FCC held that high-speed Internet access service delivered using cable television facilities constitutes an information service. Although the Company's provision of high-speed Internet services over its telecommunications network is currently regulated as a telecommunications service, the FCC is considering whether to narrow the scope of this regulation to "non-dominant" status or reclassify such services as information services. The Company also offers a retail Internet service that is an information service under the FCC's current policies. The FCC's classification of cable modem services has been remanded by the United States Court of Appeals for the Ninth Circuit, which reiterated an earlier decision finding that cable modem services constituted both a "telecommunications service" and an "information service." The FCC may subject cable modem services to certain common carrier responsibilities, and has a pending proceeding examining access requirements for both telephone and cable operations.

In February 2004, the FCC determined that a particular entirely Internet-based VoIP service is an information service. Also in February 2004, the FCC launched a comprehensive rulemaking to determine the appropriate types of regulation, including such matters as intercarrier compensation and contributions to USF, to which ISPs offering or enabling different types of services, including VoIP, should be subject. Some states have also proposed regulations of various Internet services. We cannot predict the outcome of these proceedings or the effect of regulatory decisions in this area on our business.

State Regulation

Most states have some form of certification requirement that requires providers of telecommunications services to obtain authority from the state telecommunications regulatory commission prior to offering common carrier services. Our rural local exchange carriers operate as the incumbent local exchange carriers in their territories in Alabama and Missouri, as applicable, and are certified in Alabama and Missouri, as applicable, to provide local services. Alabama and Missouri, as applicable, regulate the rates that our rural local exchange carriers charge for intrastate services, including rates for intrastate access services paid by providers of intrastate long distance services. Although the FCC has pre-empted certain state regulations pursuant to the Communications Act, states have retained authority to impose requirements on carriers necessary to preserve universal service, protect public safety and welfare, ensure quality of service and protect consumers. For instance, we must file tariffs setting forth the terms, conditions and prices for our intrastate service, and such tariffs may be challenged by third parties. Each state differs to a certain degree in its regulation of incumbent local exchange carriers and we may be subject to completely different regulations if we enter states outside of Alabama and Missouri.

With respect to local service and intrastate network access charges, Otelco Telephone, Hopper, Brindlee and Blountsville are regulated under a price cap plan adopted by the APSC in 1995, or the 1995 Plan. The 1995 Plan provides for rate increases for certain basic services, such as local dial tone, grouping service, trunk lines and service connection charges based on an inflation index. Prices for other regulated services may be increased by up to 10% annually on an aggregate basis, which provides the companies with considerable pricing flexibility. Pursuant to the 1995 Plan, per minute intrastate access rates charged to other interexchange and wireless carriers were reduced at each end of access. To offset the revenue effect of the lower rates, the TSF was established by the APSC. All wireline telephone carriers carrying intrastate interexchange traffic contribute to the TSF on a monthly basis based on their relative originating and terminating minutes of use, on an aggregate basis, for all rural telephone companies participating in the TSF. The TSF reduces the vulnerability of our Alabama companies to a loss of access and interconnection revenue. The 1995 Plan is currently under review by the APSC for possible modifications. As part of such review, the APSC is considering several proposals that would result in greater pricing flexibility for our Alabama rural local exchange carriers in regard to most services, as well as the expansion of local calling options. It is also possible that a new plan would require us to reduce our rates, forego future rate increases, provide greater features as part of our basic service plan or limit our rates for certain offerings. We cannot predict the ultimate outcome of the review process or the impact that it will have on our business and revenue.

Mid-Missouri Telephone's intrastate rates are regulated by the MPSC and governed by a rate-of-return regime on investment and recovery of operating expenses and taxes, in each case, solely to the extent related to intrastate service. Access and toll revenues are not pooled in Missouri. Each telecommunications carrier bills and keeps its own network access and toll revenues, if any. All of Mid-Missouri Telephone's intrastate rates, including local, originating and terminating access rates, are established in general rate proceedings wherein the justness and reasonableness of the charges for each telecommunications service offered by Mid-Missouri Telephone are considered, taking into account all relevant factors. Mid-Missouri Telephone, along with all other incumbent local exchange carriers operating in Missouri, is required to file an annual earnings report with the MPSC. Mid-Missouri Telephone's last general rate proceeding was completed in May of 1999. Mid-Missouri Telephone's earnings on its investments are reported annually to the MPSC. The MPSC may initiate an earnings audit if it determines that Mid-Missouri Telephone has received excessive earnings, which could lead to rate reductions and could affect our revenues. The MPSC approved a Stipulation and Agreement submitted by Mid-Missouri Telephone and the MPSC Staff in establishing new rates for the Company's services.

A Missouri universal service fund does not currently exist. Missouri legislation authorizes the creation of a universal service fund, however, to date, no provision has been enacted governing the funding of or access to a Missouri universal service fund. It is not possible at this time to predict when or if Mid-Missouri Telephone will be eligible to draw revenue from a Missouri universal service fund.

Under the Communications Act, state telecommunications regulatory agencies have jurisdiction to arbitrate and review interconnection disputes and agreements between incumbent local exchange carriers and competitive local exchange carriers in accordance with rules set by the FCC. However, because each of our rural local exchange carriers qualifies as a "rural telephone company" under the Communications Act, each has an exemption from certain of the incumbent local exchange carrier interconnection requirements with competitive local exchange carriers until it receives a bona fide request for interconnection and the APSC or MPSC, as applicable, lifts the exemption. None of our rural local exchange carriers has been subject to such a request. However, it is possible that we may elect to offer to meet some or all of these requirements in order to achieve greater pricing flexibility from state regulators.

State regulatory commissions also may formulate rules regarding fees imposed on providers of telecommunications services within their respective states to support state universal service programs. States often require prior approvals or notifications for certain acquisitions and transfers of assets, customers, or ownership of regulated entities. Therefore, in some instances, we will be required to seek state approval prior to completing new acquisitions of rural local exchange carriers. State regulation also imposes various service quality regulations on incumbent local exchange carriers. States generally retain the right to sanction a carrier or to revoke certifications if a carrier materially violates relevant laws and/or regulations.

Local Government Authorizations

We may be required to obtain from municipal authorities permits for street opening and construction or operating franchises to install and expand fiber optic and cable facilities in certain rural communities. We also may be required to renew existing franchises when they expire. Some of these franchises may require the payment of franchise fees. Historically, we have obtained such municipal franchises as required. In some rural areas, we do not need to obtain such permits or franchises because the subcontractors or electric utilities with which we have contracts already possess the requisite authorizations to construct or expand our networks.

We provide cable television services pursuant to franchises granted by ten municipal or county governments. The terms of these franchises vary in length from between 20 and 30 years, and they were granted or renewed between 1998 and 2002. These franchises impose various terms and conditions on our operations, including with regard to coverage and programming availability. Failure to comply with these requirements could result in fines, loss of franchises or other penalties.

Other Regulations

The FCC regulates broad aspects of cable television service, including technical standards, customer service standards and broadcast television carriage obligations. The regulation of cable television is currently the subject of significant United States Congressional scrutiny, including with regard to rates, programming tiers and indecency. We anticipate that this interest will develop into specific legislative proposals, but cannot predict the content or its impact on our cable television operations.

Management

Directors and Executive Officers

The following table sets forth the names and positions of our current directors and executive officers, as well as our nominees for our board of directors pending closing of this offering, and their ages as of September 30, 2004.

Upon the closing of this offering, we expect to restructure our board of directors and appoint four new independent directors: Howard Haug, Patricia L. Higgins, John P. Kunz and William F. Reddersen. Messrs. Haug, Kunz and Reddersen and Ms. Higgins have consented to serve as directors. See "—Composition of the Board After the Offering" below.

Name	Age	Position
Michael D. Weaver	51	President, Chief Executive Officer and Director
Curtis L. Garner, Jr.	57	Chief Financial Officer
Keith "Scotty" Hawk	50	Senior Vice President
Dennis Andrews	48	Vice President, Regulatory Affairs
Kenneth W. Gross	53	Vice President, Operations
Stephen P. McCall	34	Director
Andrew Meyers	35	Director
Howard Haug	53	Director Nominee
Patricia L. Higgins	54	Director Nominee
John P. Kunz	70	Director Nominee
William F. Reddersen	57	Director Nominee

Michael D. Weaver has served as our President, Chief Executive Officer and a Director since January 1999. Prior to this time, he spent 10 years with Oneonta Telephone Co., Inc, the predecessor to Otelco Telephone, serving as Chief Financial Officer from 1990 to 1998 and General Manager from January 1998 to January 1999.

Curtis L. Garner, Jr. has served as our Chief Financial Officer since February 2004. Prior to this position, he provided consulting services to a number of businesses and not-for-profit organizations from October 2002. He served Ptek Holdings, Inc. from November 1997 through September 2002 (including one year as a consultant), first as President of its Premiere Communications division, and later as Chief Administrative Officer of its VoiceCom division. Prior thereto, he spent approximately 26 years at AT&T Corp., retiring in 1997 as the Chief Financial Officer of the Southern and Southwestern Regions of AT&T Corp.'s consumer long distance business.

Keith "Scotty" Hawk has served as our Senior Vice President and General Manager of Brindlee since April 1996. Prior to this position, he held various management positions with subsidiaries of Brindlee from January 1988 to April 1995 including General Manager of Valley Telephone Services d/b/a Marshall Cellular and Director, Carrier Relations and Operator Services for Delta Communication, Inc.

Dennis Andrews has served as our Vice President, Regulatory Affairs since July 2000. Prior to this position, he spent 21 years at Brindlee where he held several positions, including Vice President, Finance, General Manager, Operations Manager and Accounting Department Manager.

Kenneth W. Gross has served as our Vice President, Operations since July 2000. From March 1988 to July 2000, he served as Vice President/Manager, Marketing and Commercial Operations of Brindlee. Prior to joining Brindlee, he held several positions with two commercial lending institutions.

Stephen P. McCall has served as a director of the Company since January 1999. He is currently a Partner at Seaport Capital, one of our existing equity investors, where he has been employed since 1997. Previously, Mr. McCall worked at Patricof & Co. Ventures, a private equity investment firm, and Montgomery Securities in the Corporate Finance Department. Mr. McCall is a director of several private companies.

Andrew Meyers has served as a director of the Company since October 2003. He is currently a Principal at Seaport Capital, one of our existing equity investors, where he has been employed since 2001. Prior to that, Mr. Meyers worked at Deutsche Bank Alex. Brown in their Leveraged Finance group from July 1998. From December 2001, Mr. Meyers has served as a director for Mid-Missouri Holding and Mid-Missouri Telephone and is currently a director of several private companies.

Howard Haug will be appointed a director upon the closing of this offering. Mr. Haug is currently the Senior Vice President of Administration and Chief Financial Officer for Enterprise Florida. Before joining Enterprise Florida, he spent 13 years with BellSouth, most recently within Corporate Strategy and Planning. Prior to his career with BellSouth, he worked with PricewaterhouseCoopers and Ernst & Young and is a certified public accountant.

Patricia L. Higgins will be appointed a director upon the closing of this offering. Ms. Higgins currently serves as a director of SpectraSite, Inc. From September 2000 to February 2004, Ms. Higgins served as President and Chief Executive Officer of Switch & Data Facilities. Prior to that position, she served as Chairman and Chief Executive Officer of The Research Board and as Chief Information Officer of Alcoa. During her career, she has held senior management positions with Unisys, Verizon, Lucent and AT&T Corp.

John P. Kunz will be appointed a director upon the closing of this offering. Now retired, Mr. Kunz is the founder and President, since 1989, of J.P.K. Associates, an international consulting firm in the information industry. From 1978 to 1989, Mr. Kunz served in successive management positions with Dun & Bradstreet Corporation, culminating with his position as President of Dun & Bradstreet Marketing Services in 1982 and President of Dun & Bradstreet Business Information Services in 1984. From 1975 to 1978, Mr. Kunz served as Chairman of R.H. Donnelley Marketing Services, Europe.

William F. Reddersen will be appointed a director upon the closing of this offering. Now retired, Mr. Reddersen spent 31 years at BellSouth and AT&T Corp. From 1998 to 2000, Mr. Reddersen was Executive Vice President of Corporate Strategy at BellSouth, and from 1991 to 1998, he was responsible for BellSouth's broadband strategy and business market operations. Mr. Reddersen serves as a director of Harmonic Inc. and several private companies.

Composition of the Board After the Offering

Pursuant to our certificate of incorporation, our board of directors will be divided into three classes. The members of each class will serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. We currently anticipate that the classes will be comprised as follows:

  •
  Class I Directors. Mr. Weaver and Ms. Higgins will be Class I directors whose terms will expire at the 2005 annual meeting of stockholders;

  •
  Class II Directors. Messrs. Meyers and Kunz will be Class II directors whose terms will expire at the 2006 annual meeting of stockholders; and

  •
  Class III Directors. Messrs. McCall, Reddersen and Haug will be Class III directors whose terms will expire at the 2007 annual meeting of stockholders.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of the company.

Committees of the Board

The standing committees of our board of directors will consist of an audit committee, a compensation committee and a nominating and corporate governance committee, each of which will be comprised of directors who are "independent" (as defined in the American Stock Exchange's listing requirements).

  Audit Committee

The principal duties and responsibilities of our audit committee will be as follows:

  •
  to monitor our financial reporting process and internal control system;

  •
  to appoint and replace our independent outside auditors from time to time, determine their compensation and other terms of engagement and oversee their work; and

  •
  to oversee our compliance with legal, ethical and regulatory matters.

The audit committee will have the power to investigate any matter brought to its attention within the scope of its duties. It will also have the authority to retain counsel and advisors to fulfill its responsibilities and duties.

We anticipate that, upon completion of this offering, Messrs. Haug and Reddersen and Ms. Higgins will be appointed to serve as the Audit Committee.

  Compensation Committee

The principal duties and responsibilities of the compensation committee will be as follows:

  •
  to provide oversight on the development and implementation of the compensation policies, strategies, plans and programs for our key employees and outside directors and disclosure relating to these matters;

  •
  to administer the operation of our long term incentive plan;

  •
  to review and approve the compensation of our chief executive officer and the other executive officers of us and our subsidiaries; and

  •
  to provide oversight concerning selection of officers, management succession planning, performance of individual executives and related matters.

We anticipate that, upon completion of this offering, Messrs. Kunz and Reddersen and Ms. Higgins will be appointed to serve as the Compensation Committee.

  Nominating and Corporate Governance Committee

The principal duties and responsibilities of the nominating and corporate governance committee will be as follows:

  •
  to establish criteria for board and committee membership and recommend to our board of directors proposed nominees for election to the board of directors and for membership on committees of the board of directors;

  •
  to make recommendations regarding proposals submitted by our stockholders; and

  •
  to make recommendations to our board of directors regarding corporate governance matters and practices.

We anticipate that, upon completion of this offering, Messrs. Kunz, Reddersen and Haug will be appointed to serve as the Nominating and Corporate Governance Committee.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is an officer or employee of our company. No executive officer of our company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our compensation committee.

Limitation of Directors' Liability and Indemnification

As permitted by Delaware law, our certificate of incorporation will contain a provision eliminating the personal liability of our directors to us and our stockholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by the Delaware General Corporation Law, or the DGCL. Under the present provisions of the DGCL, our directors' personal liability to us and our stockholders for monetary damages may be so eliminated for any breach of fiduciary duty as a director other than (i) any breach of a director's duty of loyalty to us or to the stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) dividends or stock repurchases or redemptions that are illegal under Delaware law and (iv) any transaction from which a director receives an improper personal benefit. This provision pertains only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against the challenged conduct.

Our by-laws will require us to indemnify our officers and directors against expenses and costs, judgments, settlements and fines reasonably incurred in the defense of any claim, other than any claim brought by us or in our right, to which they were made parties by reason of being or having been officers or directors.

We intend to enter into formal indemnification agreements with our officers and directors and the officers and directors of our subsidiaries, whereby we will indemnify them pursuant to our by-laws.

Director and Executive Compensation

  Compensation of Directors

Initial compensation for our non-employee directors will be $30,000 per director per annum. Members of management who serve as directors will not receive any additional annual remuneration for acting in such capacity. Directors will also be reimbursed for out-of-pocket expenses for attending board and committee meetings. Directors will participate in certain insurance and indemnification arrangements.

  Compensation of Executive Officers

The following table sets forth information with respect to the compensation of our chief executive officer and our other most highly compensated executive officers with salary and bonuses in excess of $100,000 for services in all capacities for us during the year ended December 31, 2003:

				Long-Term Compensation
	Annual Compensation
Name and Position				Securities Underlying Options
	Salary	Bonus
Michael D. Weaver	$175,565	$51,150	(1)	10,000	(2)
President and Chief Executive Officer
Keith "Scotty" Hawk	150,968	20,000	(1)	2,000	(2)
Senior Vice President

(1)
Constitutes 2002 bonus paid in 2003.

(2)
Constitutes options granted in 2003. These options will vest and be exchanged for IDSs and shares of Class B common stock immediately prior to this offering.

  Options

The table below sets forth the options granted to the named executive officers during 2003. Each option represents the right to purchase one share of our common stock. Each option vests 20% on the date of grant and in installments of 20% per year over four years.

The potential realizable values are based on an assumption that the stock price of our common stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code of 1986, as amended, and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect our estimate of future stock price growth of the shares of our common stock.

					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Individual Grants
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2003
			Exercise Price per Share ($/Share)
				Expiration Date
					5% ($)	10% ($)
Michael D. Weaver	10,000	69.0%	$36.00	03/27/2013	$291,558	$677,497
Keith "Scotty" Hawk	2,000	13.8	36.00	03/27/2013	58,312	135,499

The following table provides summary information of the number of shares of our common stock represented by outstanding stock options held by each of our named executive officers as of December 31, 2003. There was no public trading market for our common stock as of December 31, 2003. Accordingly, the dollar values in the table shown below are calculated based upon an assumed initial public offering price of $16.00 per IDS, less the exercise price of the options, and multiplying the result by the number of shares.

	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003
	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael D. Weaver	60,413	12,000	$2,341,047	$272,873
Keith "Scotty" Hawk	3,200	2,300	83,818	53,670

The outstanding options will vest and be exchanged for IDSs and shares of Class B common stock immediately prior to this offering. As a result, Mr. Weaver will receive 153,324 IDSs and 10,046 shares of Class B common stock and Mr. Hawk will receive 8,065 IDSs and 528 shares of Class B common stock. The shares of Class B common stock and a portion of the IDSs issued to Messrs. Weaver and Hawk upon the exchange will be repurchased by us concurrently with this offering. See "Use of Proceeds."

  Management Employment and Severance Agreements

Agreement with Michael D. Weaver.    We entered into an employment agreement with Michael D. Weaver on June 21, 2004, that will become effective on the date of the completion of this offering, will remain in effect through the third anniversary of the completion of this offering and provides for automatic one-year extensions of the employment term unless either party provides written notice of its intention not to extend the agreement within 60 days of the end of the then-current term. Pursuant to the employment agreement, Mr. Weaver will receive an annual base salary of $225,000, an annual incentive bonus and medical and other benefits. Mr. Weaver's bonus is targeted to be 33% of his base salary for the appropriate year.

If we terminate Mr. Weaver's employment without cause or due to death or disability, he will be entitled to receive severance benefits consisting of his annual base salary, and continued medical and other benefits for one year following the date of his termination plus the pro rata portion of the annual bonus he would have received had he been employed by us through the end of the full fiscal year in which the termination occurred. Mr. Weaver's employment agreement provides that he will be restricted from engaging in competitive activities for one year after the termination of his employment.

Agreement with Curtis L. Garner.    We entered into an employment agreement with Curtis L. Garner on June 9, 2004 that will remain in effect until termination by us or Mr. Garner for any reason or by death or disability. Pursuant to the employment agreement, Mr. Garner receives an annual base salary of $137,500, an annual incentive bonus and medical and other benefits. Mr. Garner's annual bonus is targeted to be 30% of his base salary for the appropriate year.

If we terminate Mr. Garner's employment without cause, he will be entitled to receive severance benefits consisting of his annual base salary for six months following the date of his termination plus the pro rata portion of the annual bonus he would have received had he been employed by us through the end of the full fiscal year in which the termination occurred. Mr. Garner's employment agreement provides that he will be restricted from engaging in competitive activities for six months after the termination of his employment.

Long Term Incentive Plan

Members of our management team will be identified by our compensation committee to participate in our new long term incentive plan, or LTIP. The purpose of the LTIP is to provide eligible participants with compensation opportunities that will strengthen the mutuality of interests between the LTIP participants and holders of IDSs, enhance our ability to attract, retain and motivate key personnel and reward key senior management for significant performance and cash flow growth. The LTIP will be administered by our compensation committee, which shall have the power to, among other things, determine:

  •
  those individuals who will participate in the LTIP;

  •
  the level of participation of each participant;

  •
  the conditions that must be satisfied in order for the participants to vest and receive any amounts under the LTIP (including establishing specified performance targets that must be achieved in order for payment to occur); and

  •
  other conditions that the participants must satisfy in order to receive payment of amounts under the LTIP. The LTIP is an unfunded plan.

Indebtedness of Managers and Executive Officers

None of our directors, nominees for directors or executive officers, nor any member of the immediate family of any such person, is indebted to us as of the date hereof. Additionally, we have not provided any guarantee, support agreement, letter of credit or similar arrangement or undertaking in respect of any indebtedness of any such person to any other person or entity.

Principal and Selling Stockholders

The following table shows information regarding the beneficial ownership of shares of our common stock before and after the completion of this offering, after giving effect to our conversion from a limited liability company to a corporation and our acquisition of Mid-Missouri Holding, and shows the number of shares and percentage owned by:

  •
  each person who is known by us to own beneficially more than 5% of either class of our capital stock;

  •
  each member of our board of directors and director nominees;

  •
  each of our named executive officers;

  •
  all members of our board of directors and our executive officers, as a group; and

  •
  each selling stockholder.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which that person has no economic interest. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person that are exercisable within 60 days and assumes the exchange of all outstanding options with respect to Rural LEC Acquisition LLC'S membership interests and Mid-Missouri Holding's common stock.

Except as indicated in the footnotes to this table, each person has sole voting and investment power with respect to all shares attributable to such person.

	Class A Common Stock							Class B Common Stock
						Shares Beneficially Owned After this Offering Assuming Full Exercise of the Over-allotment Option
	Shares Beneficially Owned Prior to this Offering
					Shares Sold Pursuant to Over-Allotment Option
			Shares Sold in this Offering	Shares Repurchased by Us				Shares Beneficially Owned Prior to this Offering		Shares Repurchased by Us	Shares Beneficially Owned After this Offering (5)
Name
	Number	%	Number	Number	Number	Number	%	Number	%	Number	Number	%
Seaport Capital(1)	1,927,504	21.8%	1,734,805	—	192,699	—	—	126,294	21.8%	—	126,294	22.2%
CEA Capital(2)	4,136,922	46.7%	3,723,333	—	413,589	—	—	271,057	46.7%	—	271,057	47.7%
BancBoston Ventures, Inc.(3)	2,128,279	24.0%	1,915,505	—	212,774	—	—	139,448	24.0%	—	139,448	24.5%
Michael D. Weaver	167,511	1.9%	2,672	55,302	—	109,537	1.1%	10,976	1.9%	10,046	930	*
Keith "Scotty" Hawk	8,065	*	—	2,910	—	5,155	*	528	*	528	—	—
Stephen P. McCall(4)	6,064,426	68.5%	5,458,138	—	606,288	—	—	397,351	68.5%	—	397,351	69.9%
Andrew Meyers(4)	6,064,426	68.5%	5,458,138	—	606,288	—	—	397,351	68.5%	—	397,351	69.9%
Howard Haug	—	—	—	—	—	—	—	—	—	—	—	—
Patricia L. Higgins	—	—	—	—	—	—	—	—	—	—	—	—
John P. Kunz	—	—	—	—	—	—	—	—	—	—	—	—
William F. Reddersen	—	—	—	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group	6,245,834	70.5%	5,460,810	60,316	606,288	118,420	1.2%	409,237	70.5%	10,956	398,281	70.1%
Mid-Missouri Parent LLC(5)	842,135	9.5%	757,942	—	84,193	—	—	55,178	9.5%	—	55,178	9.7%
Sean Reilly	177,357	2.0%	159,626	—	17,731	—	—	11,621	2.0%	—	11,621	2.0%
Kevin Reilly	177,357	2.0%	159,626	—	17,731	—	—	11,621	2.0%	—	11,621	2.0%
Sternberg Consulting Inc.	29,979	*	26,982	—	2,997	—	—	1,964	*	—	1,964	*

*
Less than 1%

(1)
Includes shares owned by each of Seaport Capital Partners II, L.P. and Seaport Investments, LLC, each of which is an affiliate of Seaport Capital. Each entity has an address c/o Seaport Capital, 199 Water Street, 20th Floor, New York, NY 10038. The general partner of Seaport Capital Partners II, L.P. is CEA Investment Partners II, LLC. CEA Investment Partners II, LLC is controlled by Seaport Associates, LLC. Seaport Associates, LLC is controlled by William K. Luby and James J. Collis. Seaport Investments, LLC is controlled by William K. Luby and James J. Collis.

(2)
Includes shares owned by each of CEA Capital Partners USA, L.P. and CEA Capital Partners USA CI, L.P., each of which is an affiliate of Seaport Capital. Each entity has an address c/o Seaport Capital, 199 Water Street, 20th Floor, New York, NY 10038. Also includes shares to be issued to Mid-Missouri Parent, LLC in connection with the acquisition of Mid-Missouri Holding. CEA Capital Partners USA, L.P. and CEA Capital Partners USA CI, L.P. collectively own 87.6% of the equity interests of Mid-Missouri Parent, LLC. The general partner of CEA Capital Partners USA, L.P. is CEA Investment Partners, L.P. The general partner of CEA Capital Partners USA CI, L.P. is CEA Equity Offshore, Ltd. The general partner of CEA Equity Offshore, Ltd. is CEA Investment Partners, L.P. The general partner of CEA Investment Partners, L.P. is CEA Capital Corp. CEA Capital Corp. is wholly owned by Atlantic American Holdings, Inc., which is wholly owned by the J. Patrick Michaels, Jr. Family Trust.

(3)
BancBoston Ventures Inc. has an address at 175 Federal Street, Mailstop MA DE 10210A, Boston, MA 02110.

(4)
Each of Messrs. McCall and Meyers may be deemed the beneficial owner of the shares of common stock owned by affiliates of Seaport Capital and CEA Capital set forth in notes (1) and (2) above due to their status as a partner and principal, respectively, of Seaport Capital. Each such person disclaims beneficial ownership of any such shares.

(5)
Mid-Missouri Parent LLC has an address c/o Seaport Capital, 199 Water Street, 20th Floor, New York, NY 10038.

(6)
Each holder of Class B common stock after this offering will enter into the Investor Rights Agreement. See "Related Party Transactions—Investor Rights Agreement."

Related Party Transactions

Investor Rights Agreement

We will enter into an investor rights agreement with holders of our Class B common stock, including Michael D. Weaver, our President and Chief Executive Officer, pursuant to which we will provide each holder of such shares with the option to require us, subject to the conditions set forth below, to exchange such holder's Class B common stock for IDSs beginning on the second anniversary of the closing of this offering or at such later time when the conditions described below are met. Each share of Class B common stock will be exchanged for one IDS, subject to adjustment for stock splits, dividends, combinations or reclassifications. If all such Class B common stock were exchanged for IDSs, the holders of our Class B common stock would receive an aggregate of 568,453 IDSs that currently represent 568,453 shares of our Class A common stock and $4.3 million aggregate principal amount of notes. If the IDSs have automatically separated or are otherwise not outstanding at the time of the exchange of Class B common stock for IDSs, each share of Class B common stock will be exchanged for one share of Class A common stock, subject to adjustment for stock splits, dividends, combinations or reclassifications, and a note having a principal amount equal to each note which was represented by an IDS. However, if the notes are not outstanding at the time of such exchange, each share of Class B common stock will be exchanged for 1.8868 shares of Class A common stock, subject to adjustment for stock splits, dividends, combinations or reclassifications.

The first condition to the exchange of the shares of Class B common stock for IDSs is that we must have satisfied a financial test relating to our Adjusted EBITDA (as such term is defined in the indenture governing our notes). This financial condition will be tested quarterly starting on the second anniversary of the closing of this offering. All of the shares of Class B common stock held by each holder thereof will be subject to exchange if and when we have generated Adjusted EBITDA of at least $30,150,000 over the most recent four consecutive fiscal quarters immediately prior to such exchange, subject to certain adjustments, including acquisitions. The dollar amount set forth in this condition is at a level such that after incurring our estimated additional public company costs of $1,500,000, our Adjusted EBITDA would need to increase by approximately $1,000,000 from our pro forma Adjusted EBITDA for the twelve months ending September 30, 2004 in order to meet this condition. Following the fifth anniversary of the closing of this offering, this test will no longer apply and the Class B common stock will be automatically exchanged subject only to the satisfaction of the other conditions. Even if our financial performance satisfies this condition and all of our Class B common stock is exchanged for IDSs, our board of directors has full discretion to determine whether dividends shall continue to be paid on the shares of Class A common stock at any particular level or at all.

As additional conditions to any exchange of shares of Class B common stock for IDSs:

  •
  such exchange must comply with applicable laws, including, without limitation, securities laws, laws relating to redemption of common stock and laws relating to the issuance of debt;

  •
  such exchange must occur pursuant to an effective registration statement in the United States and, if necessary, a receipted prospectus for all the applicable provinces and/or territories in Canada;

  •
  such sale and exchange must not conflict with or cause a default under our certificate of incorporation or any of our or our subsidiaries' material financing agreements;

  •
  such sale and exchange must not cause a mandatory suspension of dividends or deferral of interest under any of our or our subsidiaries' material financing agreements as of the measurement date immediately following the proposed sale and exchange date;

  •
  no event of default or deferral of interest has occurred and is continuing under the indenture governing the senior subordinated notes; and

  •
  the holders must have given us at least 30 but not more than 60 days advance notice of such transaction.

If an exchange results in the issuance of IDSs that include senior subordinated notes that are issued with original issue discount for U.S. income tax purposes, holders of our senior subordinated notes outstanding prior to such exchange and the holders of our Class B common stock exchanging shares of Class B common stock will automatically exchange among themselves a portion of the senior subordinated notes they hold so that immediately following such automatic exchange, each holder will own a pro rata portion of the new senior subordinated notes and the old senior subordinated notes. See "Description of IDSs—Automatic Exchange" for a discussion of the impact of an automatic exchange.

In addition, the investor rights agreement will contain the following registration rights:

  •
  holders of our Class B common stock will collectively have demand registration rights, exercisable at any time after                        , 2006, relating to the IDSs they hold, the IDSs into which such shares of Class B common stock may be exchanged and the shares of Class A common stock and senior subordinated notes constituting the IDSs, subject to the requirement that the securities covered by each demand registration have an aggregate public offering price of at least $3 million; provided that such holders may exercise a demand right for less than an aggregate public offering price of $3 million if such proposed offering is for all the registrable securities held by such holders; and

  •
  holders of our Class B common stock will have the right to include in our future public offerings of IDSs or common stock their IDSs, Class A common stock or senior subordinated notes.

If holders of our Class B common stock exercise their demand registration rights, we will file a registration statement or prospectus and undertake an offering in the United States and Canada, as requested by our existing equity investors. The registration rights are transferable by our existing equity investors under certain circumstances.

We have agreed to pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the securities sold, and to indemnify our existing equity investors that include securities in such offering against certain liabilities, including liabilities under the Securities Act.

Indemnification and Insurance

For a description of our limitation on liability and indemnification of, and provision of insurance covering, our directors and executive officers, see "Management—Limitations of Directors' Liability and Indemnification."

Management Agreements

Affiliates of Seaport Capital provide business advisory services to each of Blountsville, Hopper and Mid-Missouri Telephone pursuant to management agreements. Annual aggregate fees paid in connection with the management agreements is $1.5 million. These management agreements and the related management fees will each be terminated in connection with the closing of this offering. Messrs. McCall and Meyers are affiliates of the entities that receive these fees.

Acquisition of Mid-Missouri Holding

Prior to the closing of this offering, we will acquire Mid-Missouri Holding from an affiliate of Seaport Capital. As a result of the acquistion, Mid-Missouri Holding will become a wholly owned subsidiary of ours. All outstanding options to acquire shares of Mid-Missouri Holding stock will vest and, immediately prior to the closing of this offering, each holder of outstanding options will exchange those options for a combination of IDSs and shares of Class B common stock. The number of IDSs and shares of Class B common stock to be received upon exchange of each outstanding option will be equal to the number of IDSs and shares of Class B common stock that the holder would have received in the merger had the holder exercised the option on a "cashless basis." No additional consideration will be paid by holders of outstanding options for the senior subordinated notes that form part of the IDSs. The stockholders of Mid-Missouri Holding immediately prior to the consummation of the transaction will receive a combination of IDSs and shares of Class B common stock. No additional consideration will be paid by holders of Mid-Missouri Holding stock for the senior subordinated notes that form part of the IDSs. See "Summary—Actions to Occur in Connection with this Offering."

The respective boards of directors of each of Rural LEC Acquisition LLC, Mid-Missouri Parent, LLC and Mid-Missouri Holding agreed that Mid-Missouri Holding's equity owners would own approximately 9.6% of the combined entity consisting of Rural LEC Acquisition LLC and Mid-Missouri Holding immediately prior to this offering. This percentage ownership approach was the basis for the consideration and conclusions by the respective boards of directors of Rural LEC Acquisition LLC, Mid-Missouri Holding and Mid-Missouri Parent LLC. None of the boards assigned a dollar value of Mid-Missouri Holding.

Repurchase of Class B common stock and IDSs

Concurrently with this offering, we will repurchase a portion of the Class B common stock and IDSs, in each case to be issued upon exchange of the options with respect to Rural LEC Acquisition LLC's membership interests and Mid-Missouri Holding's common stock. See "Principal and Selling Stockholders."

Description of New Credit Facility

Concurrent with the closing of this offering, we will enter into a new senior secured credit facility with a syndicate of financial institutions. CIBC World Markets Corp. will act as sole lead arranger in connection with the new credit facility in which capacity it will assist us with the structure and allocation of the new credit facility. The terms are not yet finalized and could change, and such changes could be significant. The closing of this offering is conditioned upon the closing of the new credit facility. The new credit facility will be comprised of:

  •
  $80.0 million secured term loan facility; and

  •
  $15.0 million secured revolving credit facility.

The term loan facility will be fully drawn at the closing of the new credit facility. Such drawn amounts that are subsequently repaid or prepaid cannot be re-borrowed. The final maturity date under the term loan facility will be five years from the closing date of the new credit facility. The term loan facility will not provide for the amortization of principal amounts prior to the maturity date.

Amounts drawn under the revolving credit facility may be borrowed, repaid and re-borrowed on and after the closing of the new credit facility until the final maturity date, which will be five years from the closing date of the new credit facility. We will have the full $15.0 million of borrowings available under the revolving credit facility at the closing of this offering.

The new credit facility will have several features similar to credit facilities of this nature, including but not limited to:

Interest Rates and Fees

Interest rates applicable to the term loans and the revolving loans will be set at a margin over a base rate (which is defined as the higher of the prime rate or the federal funds rate plus 50 basis points) or LIBOR. We must pay certain fees, including fees on undrawn committed amounts, in connection with the new credit facility.

We intend to purchase an interest rate cap in connection with the floating rate term loan under our new credit facility. The floating rate term loan under the LIBOR option of our new credit facility will bear interest at LIBOR plus an applicable margin, which is 4.0%. The interest rate cap will effectively limit the interest rate on such term debt to not more than 7.0% per annum for the five years following the closing of this offering.

Mandatory Prepayment

The new credit facility must, subject to specified exceptions, be prepaid with:

  •
  100% of net cash proceeds from certain asset sales which are not reinvested within 180 days;

  •
  100% of net casualty insurance proceeds which are not reinvested within 180 days;

  •
  100% of net cash proceeds from the issuance of certain indebtedness which are not used to finance a permitted acquisition, capital expenditures or the prepayment of certain subordinated debt;

  •
  100% of net cash proceeds from the issuance of equity or IDSs which are not used to finance a permitted acquisition, capital expenditures, the prepayment of subordinated debt or the repurchase of common stock;

  •
  during any interest deferral period the lesser of 60% of interest payable in cash on the senior subordinated notes or 100% of distributable cash (which is Consolidated EBITDA, as defined in the new credit facility, minus the sum of cash interest payments (exclusive of interest payable with respect to the senior subordinated notes), cash income tax expense, certain capital expenditures and certain mandatory prepayments of the new credit facility) minus cash dividends and cash interest payments made on the Class A common stock and the senior subordinated notes following the end of the first full quarter after the closing date; and

  •
  during any dividend suspension period, 75% of the amount of excess cash (which is distributable cash, as defined above, minus the sum of cash interest payments made in respect of the senior subordinated notes following the end of the first full quarter after the closing date) minus the sum of dividends already made on the Class A common stock following the end of the first full quarter after the closing date and any payment made pursuant to the preceding bullet on the applicable date.

Guarantees and Collateral

The new credit facility will be unconditionally guaranteed by all of our subsidiaries other than Mid-Missouri Telephone, and secured by first priority security interests in substantially all our and such subsidiaries' capital stock and tangible and intangible assets other than the assets and capital stock of Mid-Missouri Telephone.

Interest Deferral / Dividend Suspension

If we fail to meet a certain fixed charge coverage ratio and a certain senior leverage ratio, we will be required to defer interest payments under the senior subordinated notes. If such interest payments are being deferred or if we fail to meet a certain fixed charge coverage ratio and a certain senior leverage ratio, we will be required to suspend the payment of dividends on our common stock. In addition, such interest payments will be deferred and the payment of such dividends suspended if a default or event of default exists under the new credit facility.

Other Covenants

Under the terms of the new credit facility, we will be required to satisfy a fixed charge coverage ratio of at least 1.10 to 1.00 and a senior leverage ratio not more than 3.30 to 1.00. The new credit facility also will contain customary affirmative and negative covenants that will, among other things, restrict, subject to customary exceptions, our ability to incur indebtedness, create liens, sell assets, redeem indebtedness, make payments in respect of capital stock or subordinated indebtedness and enter into transactions with affiliates.

Events of Default

The new credit facility will contain customary events of default, including but not limited to, failure to pay principal, interest or other amounts when due, breach of covenants or representations, certain events of bankruptcy and insolvency, cross-defaults to certain other indebtedness and the occurrence of a change of control (as defined in the new credit facility).

Description of IDSs

General

We and our existing equity investors are offering 8,659,000 IDSs in this offering. Each IDS initially represents:

  •
  one share of our Class A common stock; and

  •
  a      % senior subordinated note due 2019 with a $7.52 principal amount.

The ratio of Class A common stock to principal amount of senior subordinated notes represented by an IDS is subject to change in the event of a stock split, recombination or reclassification of our Class A common stock. Immediately following the occurrence of any such event, we will file with the SEC a Current Report on Form 8-K or any other applicable form (and with the applicable securities regulatory authorities in Canada where a report is required), disclosing the changes in the ratio of Class A common stock to principal amount of senior subordinated notes as a result of such event.

Holders of IDSs are the beneficial owners of the Class A common stock and senior subordinated notes represented by such IDSs and will have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the indenture governing the senior subordinated notes, ranking upon bankruptcy and rights to receive communications and notices as a direct holder of Class A common stock and senior subordinated notes, as applicable.

The IDSs will be available in book-entry form only. As discussed below under "—Book-Entry Settlement and Clearance," a nominee of the book-entry clearing system will be the sole registered holder of the IDSs. That means you will not be a registered holder of IDSs or be entitled to receive a certificate evidencing your IDSs. However, a holder of Class A common stock, including a holder of an IDS that requests that IDSs be separated, has a legal right under Delaware law to request that we issue a certificate for such common stock. Until such request is made, you must rely on the procedures used by your broker or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of IDSs that are described below. You should consult with your broker or financial institution to find out what those procedures are.

Voluntary Separation and Combination

Holders of IDSs, whether purchased in this offering or in a subsequent offering of IDSs of the same series may, at any time after the earlier of 45 days from the date of the closing of this offering or the occurrence of a change of control, through their broker or other financial institution, separate the IDSs into the shares of our Class A common stock and senior subordinated notes represented thereby. Unless the IDSs have been previously automatically separated as a result of the redemption or maturity of any senior subordinated notes, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through his or her broker or other financial institution, combine the applicable number of shares of Class A common stock and senior subordinated notes to form IDSs. Any holder who has combined shares of our Class A common stock and senior subordinated notes to form IDSs may subsequently separate their IDSs back into shares of Class A common stock and senior subordinated notes in the same manner and at the same time as those holders of IDSs who purchased them in this offering or a subsequent offering. See "—Book-Entry Settlement and Clearance" and "Description of Senior Subordinated Notes—Certain Covenants Relating to IDSs—Combination of Notes and Class A Common Stock into IDSs" below for more information on the method by which delivery and surrender of IDSs and delivery of shares of Class A common stock and our senior subordinated notes will be effected.

We have applied to list the shares of our Class A common stock on the Toronto Stock Exchange under the symbol "OTT." We currently do not expect an active trading market for our Class A common stock to develop. If a sufficient number of shares of our Class A common stock are held separately to meet the minimum requirements for separate trading on the American Stock Exchange for at least 30 consecutive trading days, we have agreed that we will use our commercially reasonable efforts to cause the Class A common stock to be listed on the American Stock Exchange, provided that the Class A common stock would meet the applicable exchange or quotation system listing standards.

In the event of a voluntary separation of IDSs into senior subordinated notes and Class A common stock or the recombination of senior subordinated notes and Class A common stock into IDSs, we do not expect that trading of the IDSs or the Class A common stock (in the event that the Class A common stock has been listed for separate trading) will be suspended until the administrative functions implementing the separation and/or recombination are completed.

Automatic Separation

Upon the occurrence of any of the following, the IDSs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby:

  •
  exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by IDSs at the time of such redemption;

  •
  the date on which principal on the senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof;

  •
  the continuance (without cure) of a payment default on the senior subordinated notes for 90 days; or

  •
  the Depository Trust Company, or DTC, no longer makes the IDSs eligible for deposit or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depositary.

In addition, upon the exercise by us of our right to redeem shares of our Class A common stock, the IDSs that represent such shares subject to redemption will automatically separate.

Following the automatic separation of the IDSs as a result of the redemption or maturity of any senior subordinated notes, shares of Class A common stock and senior subordinated notes may no longer be combined to form IDSs. We have agreed that, within 30 days after the maturity or redemption of the senior subordinated notes, we will use our commercially reasonable efforts to list or quote the outstanding shares of our Class A common stock on the securities exchange(s) or automated securities quotation system(s), if any, on which the IDSs then are listed or quoted, in addition to any other securities exchange on which the Class A common stock is then listed.

Pursuant to the investor rights agreement, beginning on the second anniversary of the closing of this offering, each share of Class B common stock will, subject to certain conditions, be exchanged at the option of the holder for one IDS, subject to adjustment for stock splits, dividends, combinations or reclassifications. The conditions to such exchange include a financial test relating to our Adjusted EBITDA (as such term is defined in the indenture governing our notes). Following the fifth anniversary of this offering, this test will no longer apply and the Class B common stock will be automatically exchanged subject only to the satisfaction of the other conditions. If all of the IDSs have automatically separated or are otherwise not outstanding at the time of any such exchange, each share of Class B common stock will be exchanged for one share of Class A common stock, subject to adjustment for stock splits, dividends, combinations or reclassifications, and a note having a principal amount equal to each note that was represented by an IDS. However, if the notes are not outstanding at the time of such exchange, each share of Class B common stock will be exchanged for 1.8868 shares of Class A common stock, subject to adjustment for stock splits, dividends, combinations or reclassifications.

Automatic Exchange

In the event there is a subsequent issuance of senior subordinated notes (whether or not in the form of IDSs) and these senior subordinated notes are sold with original issue discount, or OID, for U.S. federal income tax purposes (and any subsequent issuance of senior subordinated notes thereafter), holders of our senior subordinated notes outstanding prior to such issuance and purchasers of the newly issued senior subordinated notes will automatically exchange among themselves a portion of the senior subordinated notes they hold so that immediately following such automatic exchange, each holder will own a pro rata portion of the new senior subordinated notes and the old senior subordinated notes. The automatic exchange has been structured this way to ensure fungibility of the new senior subordinated notes and the old senior subordinated notes. The automatic exchange provisions ensure that the IDSs and senior subordinated notes offered in this offering can be fungible with IDSs and senior subordinated notes offered in the future and accordingly, can trade in the same trading market. The ability to issue fungible securities in the future allows for an expansion of the public float, which could increase liquidity in the trading market and facilitate our ability to conduct future financings into an existing market. Accordingly, the aggregate amount of new senior subordinated notes and old senior subordinated notes held by any holder prior to the exchange will be the same as such holder holds subsequent to the exchange. This exchange will be effected automatically, without any action by the holders, through the facilities of DTC. DTC has advised us that the implementation of this automatic exchange may cause a delay in the settlement of trades of up to 24 hours. See "Description of IDSs—Procedures Relating to Subsequent Issuances."

Book-Entry Settlement and Clearance

DTC will act as the securities depository for the IDSs, the senior subordinated notes and shares of Class A common stock represented by the IDSs (collectively the "securities"). The transfer agent for the Class A common stock, the senior subordinated notes represented by the IDSs (collectively the "components") and the IDSs will act as custodian for the securities on behalf of the owners of the IDSs. The components and the IDSs will be issued in fully-registered form and will be represented by one or more global notes and global stock certificates. The IDSs will be registered in the name of DTC's nominee Cede & Co., and the components will be registered in the name of the custodian for the owners of the IDSs.

Book-Entry Procedures.    If you intend to purchase IDSs in the manner provided by this prospectus you must do so through the DTC system or through direct and indirect participants, including the Canadian Depository for Securities Ltd., or CDS. The participant that you purchase through will receive a credit for the applicable security on DTC's records. If you purchase IDSs in Canada, you will hold the interest in the IDSs through your registered dealer which is a CDS participant and through the DTC participant account maintained by CDS. The ownership interest of each actual purchaser of the applicable security, who we refer to as a "beneficial owner," is to be recorded on the participant's records.

All interests in the securities will be subject to the operations and procedures of DTC and CDS (if applicable). The operations and procedures of each settlement system may be changed at any time.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York State Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities

Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

To facilitate subsequent transfers, all IDSs deposited by direct participants with DTC are registered in the name of DTC's nominee, Cede & Co. Prior to separation, the components will be registered in the name of the custodian for the owners of the IDSs. The deposit of IDSs with DTC and their registration in the name of Cede & Co. or the custodians effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants and custodians will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the applicable security except in the event that use of the book-entry system for the securities is discontinued.

Cross-market transfers between DTC participants, on the one hand, and CDS participants, on the other hand, will be effected within DTC through the DTC participant that is acting as depositary for CDS. To deliver or receive an interest in securities held in a CDS account, an investor must send transfer instructions to CDS under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, CDS will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the securities in DTC and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. CDS participants may not deliver instructions directly to the DTC depositary that is acting for CDS.

Separation and recombination.    Holders of IDSs, whether purchased in this offering or in subsequent offerings of IDSs of the same series, may, at any time after 45 days from the closing of this offering or such earlier date upon a Change of Control, as defined in the indenture for the senior subordinated notes, through their broker or other financial institution, separate their IDSs into the shares of Class A common stock and senior subordinated notes represented thereby. Similarly, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through their broker, custodian or other financial institution, combine the applicable number of shares of Class A common stock and senior subordinated notes to form IDSs. Any such separation or recombination will be effective as of the close of business on the trading day that DTC receives such instructions from a participant or custodian, provided that such instructions are received by 3:00 p.m., Eastern Time, on that trading day. Any instructions received after 3:00 p.m. will be effective the next business day, if permitted by the participant or custodian delivering the instructions.

All outstanding IDSs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby upon the occurrence of the following:

  •
  exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by IDSs at the time of such redemption;

  •
  the date on which principal on the senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof;

  •
  the continuance (without cure) of a payment default on the senior subordinated notes for 90 days; or

  •
  DTC no longer makes the IDSs eligible for deposit or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depositary.

In addition, upon the exercise by us of our right to redeem shares of our Class A common stock, the IDSs that represent such shares subject to redemption will automatically separate.

Any voluntary separation of IDSs and any subsequent voluntary recombination of IDSs from components will be accomplished by entries made by DTC participants acting on behalf of beneficial owners.

Voluntary separation or recombination of IDSs will be accomplished via the use of DTC's Deposit/Withdrawal at Custodian, or DWAC, transaction. Participants or custodians seeking to separate or recombine IDSs will be required to enter a DWAC transaction in each of the IDSs and its underlying components.

Separation will require submission of a Withdrawal-DWAC in the IDSs in conjunction with a Deposit-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the transfer agent for the IDSs and its components will cause the IDSs to be debited from Cede & Co.'s account in the IDS and credited to a separation/recombination reserve account in the IDSs, and will cause an appropriate number of the components to be debited from the custodian's account in the components and registered to Cede & Co.'s account.

Recombination of IDSs from underlying components will require submission of a Deposit-DWAC in the IDSs in conjunction with a Withdrawal-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the transfer agent for the IDSs and its components will cause an appropriate number of components to be debited from Cede & Co.'s account in the components and credited to the account of the custodian, and will cause an appropriate number of IDSs to be debited from the separation/recombination reserve account and credited to Cede & Co.'s account in the IDSs.

There may be certain transactional fees imposed upon you by broker-dealers and other financial intermediaries in connection with separation or combination of IDSs and you are urged to consult your broker-dealer regarding such transactional charges.

Any transactional fees charged by DTC in connection with separation and/or recombination of IDSs will be borne by us. We have been informed by DTC that the current fee per transaction per participant account for any separation or recombination of an IDS is currently $4.50. However, DTC's fee is subject to periodic changes.

Conveyance of notices and other communications, including notices relating to separation and combination of IDSs, between DTC and direct participants, between direct participants and indirect participants, and between participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the IDSs or the underlying components and the custodian will not consent or vote with respect to the Class A common stock and senior subordinated notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy will assign Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

We and the trustee will make any payments on the senior subordinated notes to DTC and we will make all payments on the Class A common stock to the transfer agent for the benefit of the record holders. The transfer agent will deliver these payments to DTC. DTC's practice is to credit direct participants'

accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

We or the trustee will be responsible for the payment of all amounts to DTC and the transfer agent. The transfer agent will be responsible for the disbursement of those payments to DTC. DTC will be responsible for the disbursement of those payments to its participants, and the participants will be responsible for disbursements of those payments to beneficial owners. We will remain responsible for any actions DTC and participants take in accordance with instructions we provide.

DTC may discontinue providing its service as securities depository with respect to the IDSs, the shares of our Class A common stock or our senior subordinated notes at any time by giving reasonable notice to us or the trustee. If DTC discontinues providing its service as securities depository with respect to the IDSs and we are unable to obtain a successor securities depository, you will automatically take a position in the component securities. If the custodian discontinues providing its service as the custodian with respect to the shares of our Class A common stock or our senior subordinated notes and we are unable to obtain a successor custodian, we will print and deliver to you certificates for those securities and you will automatically take a position in the component securities.

Also, in case we decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) we will print and deliver to you certificates for the various certificates of Class A common stock and senior subordinated notes you may own.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, including DTC.

Except for actions taken by DTC in accordance with our instructions, neither we nor the trustee nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to:

  •
  the accuracy of the records of DTC, its nominee or any participant or any record of beneficial ownership interest in the securities on DTC's books; or

  •
  any payments, or the providing of notice, to participants or beneficial owners.

Procedures relating to subsequent issuances.    The indenture governing the senior subordinated notes and the agreements with DTC will provide that, in the event there is a subsequent issuance of senior subordinated notes with OID, each holder of senior subordinated notes or IDSs (as the case may be) agrees that, upon such issuance of senior subordinated notes and upon each issuance of senior subordinated notes thereafter, a portion of such holder's senior subordinated notes (whether held directly in book-entry form, or held as part of IDSs) will be exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, following each such subsequent issuance and exchange, each holder of senior subordinated notes or IDSs (as the case may be) will own senior subordinated notes of each separate issuance in the same proportion as each other holder. Immediately following any exchange resulting from a subsequent offering, a new CUSIP number will be assigned to represent an inseparable unit consisting of the senior subordinated notes outstanding prior to the subsequent issuance and the senior subordinated notes issued in the subsequent issuance. Accordingly, the senior subordinated notes issued in the original offering cannot be separated from the senior subordinated notes issued in any subsequent offering. In addition, the following will occur upon a subsequent issuance of IDSs and exchange of senior subordinated notes:

  •
  immediately following any exchange resulting from a subsequent offering, the IDSs will consist of the inseparable unit described above representing the proportionate principal amounts of each issuance of senior subordinated notes (but with the same aggregate principal amount as the note (or inseparable unit) represented by the IDSs immediately prior to such subsequent issuance and exchange) and the Class A common stock;

  •
  all accounts of DTC participants or custodians with a position in the securities will be automatically revised to reflect the new CUSIP numbers; and

  •
  in the event of any voluntary or automatic separation of IDSs following any such automatic exchange, holders will receive the then existing components which are the Class A common stock and the inseparable senior subordinated notes unit.

The automatic exchange of senior subordinated notes described above should not impair the rights any holder would otherwise have to assert a claim under applicable securities laws against us or any of our agents, including the underwriters, with respect to the full amount of senior subordinated notes purchased by such holder. However, if such senior subordinated notes are issued with OID, holders of such senior subordinated notes may not be able to recover the portion of their principal amount treated as unaccrued OID in the event of an acceleration of the senior subordinated notes or a bankruptcy of the issuer prior to the maturity of the senior subordinated notes. See "Risk Factors—Subsequent issuances of senior subordinated notes may cause you to recognize taxable gain and/or original issue discount and may reduce your recovery in the event of bankruptcy." Immediately following any subsequent issuance we will file with the SEC a Current Report on Form 8-K or any other applicable form disclosing the changes, if any, to the OID attributable to your senior subordinated notes as a result of such subsequent issuance.

There will be no change to the voluntary separation provisions of the IDS in the event of a subsequent issuance. The automatic exchange has been structured in this manner to promote and increase the fungibility and liquidity of our senior subordinated notes and IDSs upon the occurrence of any such subsequent issuances.

IDS Transfer Agent

Wells Fargo Bank, National Association is the IDS transfer agent.

Description of Capital Stock

The following is a description of the terms of our certificate of incorporation and by-laws, the forms of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is part and which will become effective upon the consummation of this offering.

Authorized Capitalization

Immediately prior to the closing of this offering, our authorized capital stock will consist of 2,000,000 shares of preferred stock, par value $0.01 per share, and 20,800,000 shares of common stock, par value $0.01 per share, of which 20,000,000 shares will be designated Class A common stock and 800,000 shares will be designated Class B common stock.

Preferred Stock

Our board of directors has the authority to issue shares of preferred stock from time to time on terms that it may determine, to divide shares of preferred stock into one or more series and to fix the designations, voting powers, preferences and relative participating, optional or other special rights of each series, and the qualifications, limitations or restrictions of each series, to the fullest extent permitted by the DGCL. The issuance of shares of preferred stock could have the effect of decreasing the market price of the IDSs and our shares of common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of shares of our common stock.

Class A Common Stock

Dividends.    Holders of shares of our Class A common stock will be entitled to receive dividends and other distributions in cash, stock or property of ours as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions.

Upon the closing of this offering, our board of directors will adopt a dividend policy pursuant to which, in the event and to the extent we have any available cash for distribution to the holders of shares of our Class A common stock and subject to applicable law and the terms of our new credit facility, the indenture governing our senior subordinated notes and any other then outstanding indebtedness of ours, our board of directors will declare cash dividends on our Class A common stock. The initial dividend rate on our Class A common stock is expected to be equal to $0.7024 per share per annum for the first full year following completion of this offering, subject to adjustment. We expect to make those dividend payments on March 30, June 30, September 30 and December 30 of each year to holders of record on the preceding March 15, June 15, September 15 and December 15, respectivley, commencing December 30, 2004.

Dividends will be paid on the Class A common stock as may be declared by our board of directors out of funds legally available therefor.

Rights Upon Liquidation.    In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our Class A common stock will be entitled to share ratably with the holders of shares of our Class B common stock (on an as exchanged basis) in all assets remaining after payment of all debts and other liabilities.

Voting Rights.    Shares of our Class A common stock carry one vote per share, and, except as set forth in the by-laws, shall vote as a single class with holders of our Class B common stock. Our by-laws provide that the presence of holders of a majority of the outstanding shares entitled to vote at a stockholders meeting shall constitute a quorum. When a quorum is present, the affirmative vote of the holders of a majority of shares present in person or by proxy is required to take action, unless otherwise specified by law or our certificate of incorporation, and except for the election of directors, which is determined by a plurality vote. Except as otherwise required by law, holders of our Class A common stock are not entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of the affected shares are entitled to vote on the amendment. Holders of shares of our Class A common stock have no cumulative voting rights.

Other Rights.    Holders of shares of our Class A common stock have no preemptive rights. The holders of Class A common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Restrictions.    Our certificate of incorporation and by-laws provide that until an automatic separation of IDSs occurs, we shall only be permitted to issue shares of Class A common stock as part of an IDS.

Class B Common Stock

Exchange Rights.    Pursuant to the investor rights agreement, beginning on the second anniversary of the closing of this offering, each share of Class B common stock will, subject to certain conditions, be exchangeable at the option of the holder for one IDS, subject to adjustment for stock splits, dividends, combinations or reclassifications. The conditions to such exchange include a financial test relating to our Adjusted EBITDA (as such term is defined in the indenture governing our senior subordinated notes), as more fully described in "Related Party Transactions—Investor Rights Agreement." Following the fifth anniversary of this offering, this test will no longer apply and the Class B common stock will be automatically exchanged subject only to the satisfaction of the other conditions. If all of the IDSs have automatically separated or are otherwise not outstanding at the time of any such exchange, each share of Class B common stock will be exchanged for one share of Class A common stock, subject to adjustment for stock splits, dividends, combinations or reclassifications, and a note having a principal amount equal to each note that was represented by an IDS. However, if the notes are not outstanding at the time of such exchange, each share of Class B common stock will be exchanged for 1.8868 shares of Class A common stock, subject to adjustment for stock splits, dividends, combinations or reclassifications.

Dividends.    Our certificate of incorporation prohibits the payment of any dividends, whether in cash or in property, on shares of our Class B common stock.

Rights Upon Liquidation.    In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our Class B common stock will be entitled to participate with the Class A common stock in respect of any distributions made to the Class A common stock on an as exchanged basis.

Combination with Senior Subordinated Notes to Form IDSs.    Only shares of our Class A common stock may be combined with senior subordinated notes to form IDSs. Our by-laws provide that we may issue additional shares of our Class A common stock and IDSs pursuant to a registration statement that has been declared effective by the SEC.

Voting Rights.    Shares of our Class B common stock carry one vote per share, and shall vote as a single class with holders of our Class A common stock. Our by-laws provide that the presence of holders of a majority of the outstanding shares entitled to vote at a stockholders meeting shall constitute a quorum. When a quorum is present, the affirmative vote of the holders of a majority of shares present in person or by proxy is required to take action, unless otherwise specified by law or our certificate of incorporation, and except for the election of directors, which is determined by a plurality vote. Except as otherwise required by law, holders of our Class B common stock are not entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of the affected shares are entitled to vote on the amendment. Holders of shares of our Class B common stock have no cumulative voting rights.

Other Rights.    Holders of shares of our Class B common stock have no preemptive rights. The holders of Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti-Takeover Effects of Various Provisions of Our Certificate of Incorporation and By-laws

Provisions of our certificate of incorporation and by-laws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Classified Board of Directors.    Our certificate of incorporation provides that our board of directors be divided into three classes of directors, as nearly equal in size as is practicable, serving staggered three-year terms.

Quorum Requirements; Removal of Director.    Our certificate of incorporation provides for a minimum quorum of one-third in voting power of the outstanding shares of our capital stock entitled to vote, except that a minimum quorum of a majority in voting power of the outstanding shares of our capital stock entitled to vote is necessary to hold a vote for any director in a contested election, the removal of a director or the filling of a vacancy on our board of directors. Directors may be removed only for cause by the affirmative vote of at least a majority in voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors.

No Cumulative Voting.    The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly address cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meeting of Stockholders.    Our certificate of incorporation generally prohibits stockholder action by written consent. It and our by-laws also provide that special meetings of our stockholders may be called only by our board of directors pursuant to (1) a resolution approved by a majority of the members of our board of directors or (2) a request by holders of at least a majority in voting power of all the outstanding shares entitled to vote at that special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nomination.    Our by-laws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder's notice must be delivered or mailed and received at our principal executive offices not less than 90 nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. Our by-laws also specify requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders. Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary by the later of 10 days following the day on which public disclosure of the date of the special meeting was made or 90 days prior to the date that meeting is proposed to be held.

Limitations on Liability and Indemnification of Officers and Director.    The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties as directors. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

  •
  for breach of duty of loyalty;

  •
  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

  •
  under Section 174 of the DGCL (unlawful dividends or stock repurchases); or

  •
  for transactions from which the director derived improper personal benefit.

Our certificate of incorporation and by-laws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to, and do, carry directors' and officers' insurance for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Provisions.    The DGCL provides generally that the affirmative vote of a majority in voting power of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that the following provisions in the certificate of incorporation may be amended only by a vote of two-thirds or more in voting power of all the outstanding shares of our capital stock entitled to vote:

  •
  the prohibition on stockholder action by written consent;

  •
  the ability to call a special meeting of stockholders being vested solely in (1) our board of directors and the chairman of our board of directors and (2) our board of directors upon a request by holders of at least a majority in voting power of all the outstanding shares entitled to vote at that meeting;

  •
  the provisions relating to the classification of our board of directors;

  •
  the provisions relating to the size of our board of directors;

  •
  the provisions relating to the quorum requirements for stockholder action and the removal of directors;

  •
  the limitation on the liability of our directors to us and our stockholders;

  •
  the obligation to indemnify and advance expenses to the directors and officers to the fullest extent authorized by the DGCL;

  •
  the provisions granting authority to our board of directors to amend or repeal our by-laws without a stockholder vote, as described in more detail in the next succeeding paragraph; and

  •
  the supermajority voting requirements listed above.

In addition, our certificate of incorporation grants our board of directors the authority to amend and repeal our by-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our certificate of incorporation.

Our certificate of incorporation provides that our by-laws may be amended by stockholders representing no less than two-thirds of the voting power of all the outstanding shares of our capital stock entitled to vote.

Listing

We have applied to list our Class A common stock on the Toronto Stock Exchange under the trading symbol "OTT." We currently do not expect an active trading market for our Class A common stock to develop. In addition, we will use our commercially reasonable efforts to list our Class A common stock for separate trading on the American Stock Exchange if a sufficient number of shares of our Class A common stock are held separately to meet the minimum requirements for separate trading on the American Stock Exchange for at least 30 consecutive trading days. Within 30 days after the maturity or redemption of the senior subordinated notes, we will use our commercially reasonable efforts to list or quote the outstanding shares of our Class A common stock on the securities exchange(s) or automated securities quotation system(s), if any, on which the IDSs then are listed or quoted, in addition to any other securities exchange on which the Class A common stock is then listed. The shares of Class A common stock offered hereby will be freely tradable without restriction or further registration under the Securities Act, unless they are held by "affiliates" as that term is defined in Rule 144 under the Securities Act, and under securities legislation in all the provinces (other than the province of Quebec) and territories of Canada, subject to "control person" distribution rules under the applicable Canadian provincial and territorial securities laws. Our Class B common stock will not be listed for separate trading.

Transfer Agent and Registrar

Wells Fargo Bank, National Association is the transfer agent and registrar for our shares of common stock.

Description of Senior Subordinated Notes

The following is a description of the material terms of the Indenture under which our senior subordinated notes will be issued, a copy of the form of which has been filed with the Commission as an exhibit to the registration statement of which this prospectus is a part.

It does not purport to be complete and we urge you to read the Indenture, a copy of which will be available upon request from the Company. This description is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Capitalized terms used in this "Description of Subordinated Notes" section and not otherwise defined have the meanings set forth in "—Certain Definitions" hereafter. We refer to Otelco as the "Company" in this "Description of Senior Subordinated Notes" section.

General

The senior subordinated notes (the "Notes") are to be issued under an indenture, to be dated as of            , 2004 (the "Indenture"), among us, the subsidiary guarantors and Wells Fargo Bank, National Association, as Trustee (the "Trustee").

The Notes will be issued only in fully-registered form, without coupons represented by one or more global notes which will be registered in the name of Cede & Co., the nominee of DTC. See "Description of IDSs—Book-Entry Settlement and Clearance."

Maturity and Interest

  Maturity

The Notes will be unsecured senior subordinated obligations of the Company and will mature on            , 2019.

  Interest

The Notes will bear interest at a rate per year of    % from            , 2004 or from the most recent date to which interest has been paid or provided for, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, commencing December 30, 2004, to Holders of record at the close of business on the preceding March 15, June 15, September 15 and December 15, respectively, or the immediately preceding Business Day; provided that if any such interest payment date is not a Business Day; such interest payment date shall be the next Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Interest Deferral

Prior to            , 2009, the Company will be permitted, at its election, to defer interest payments on the Notes on one or more occasions for not more than eight quarters in the aggregate; provided that:

  •
  at the end of each occasion, the Company will be obligated to resume quarterly payments of interest on the Notes including interest on deferred interest; and

  •
  no later than            , 2009, the Company must pay in full all deferred interest, together with accrued interest thereon.

After            , 2009 the Company will be permitted, at its election, to defer interest payments on the Notes on up to four occasions with respect to up to two quarters per occasion; provided that:

  •
  the Company may not defer interest on any occasion after            , 2009 unless and until all interest deferred on any prior occasion, together with accrued interest thereon, has been paid in full;

  •
  at the end of each occasion, the Company will be obligated to resume quarterly payments of interest on the Notes including interest on deferred interest; and

  •
  no later than            , 2019, the Company must pay all deferred interest, together with accrued interest thereon.

On each occasion that the Company elects to defer interest, it will be required to deliver to the Trustee a copy of a resolution of the Company's Board of Directors to the effect that, based upon a good-faith determination of the Company's Board of Directors, such interest deferral is reasonably necessary for bona-fide cash management purposes, or to reduce the likelihood of or avoid a default under any Designated Senior Indebtedness. However, no interest deferral may be commenced, and any on-going deferral shall cease, if:

  •
  default in payment of interest, principal or premium, if any, on the Notes has occurred and is continuing; or

  •
  another Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default.

Deferred interest on the Notes will bear interest at the same rate as the stated rate of interest applicable to the Notes, compounded quarterly, until paid in full.

During any interest deferral period and so long as any deferred interest or interest on deferred interest remains unpaid, the Company will not be permitted to make any payment of dividends on its common stock or make any distribution to holders of common stock, or make certain other Restricted Payments. See "—Certain Covenants—Limitation on Restricted Payments—Dividend Suspension."

Additional Notes

The Indenture will permit issuances of additional notes having identical terms and conditions to the Notes offered hereby (other than issuance date) (the "Additional Notes"):

  •
  in connection with the exchange of shares of Class B common stock of the Company outstanding on the Issue Date; or

  •
  for other purposes so long as the Incurrence of Indebtedness evidenced by such Additional Notes is permitted under the covenant described under "—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

Any Additional Notes will vote on all matters with the Notes issued in this offering. The Additional Notes will be deemed to have the same accrued current period interest, deferred interest and defaults as the Notes issued in this offering and will be deemed to have expended Payment Blockage Periods and interest deferral periods to the same extent as the Notes issued in this offering.

The Indenture will provide that, in the event there is a subsequent issuance of Additional Notes with original issue discount (and any issuance of Additional Notes thereafter), each Holder of the Notes agrees that a portion of such Holder's Notes (whether held directly in book-entry form or held as part of IDSs) will be exchanged, without any further action of such Holder, for a portion of the Additional Notes purchased by the Holders of such Additional Notes, such that, following any such additional issuance and exchange, each Holder of the Notes or the IDSs (as the case may be) owns an indivisible unit composed of the Notes and Additional Notes of each issuance in the same proportion as each other Holder, and the records of DTC and the Trustee will be revised to reflect each such exchange without any further action of such Holder. The aggregate principal amount of the Notes owned by each Holder will not change as a result of such exchange. Any Additional Notes will be guaranteed by the Guarantors on the same basis as the Notes. See "Material United States Federal Income Tax Consequences to United States Holders—Senior Subordinated Notes—Additional Issuances."

There is a possibility that holders of Additional Notes having original issue discount may not be able to collect the unamortized portion of the original issue discount in the event of an acceleration of the senior subordinated notes or bankruptcy of the Company as described under "Risk Factors—Risks Relating to the IDSs, the Shares of Class A Common Stock and Senior Subordinated Notes Represented by the IDSs and the Senior Subordinated Notes Offered Separately (not in the form of IDSs)—A Subsequent issuance of senior subordinated notes may reduce the amount you can recover upon an acceleration of the payment of principal due on the senior subordinated notes or in the event of bankruptcy." Any such automatic exchange should not impair the rights any holder might otherwise have to assert a claim under applicable securities laws, against us or the underwriters, with respect to the full amount of Notes purchased by such holder.

The Company may issue Additional Notes only if it delivers to the Trustee prior to or simultaneously with such issuance (i) an opinion of tax counsel to the effect that the Additional Notes should be treated as debt for U.S. federal income tax purposes and (ii) an opinion of counsel, subject to exceptions and assumptions customary for such opinions, to the effect that the Additional Notes and the related Guarantees constitute valid and binding obligations of the Company and the respective Guarantors entitled to the benefits of the Indenture and are enforceable against the Company and the respective Guarantors in accordance with their terms. In addition, if an issuance of Additional Notes would trigger the automatic exchange provisions of the Indenture, the Company may not issue such Additional Notes unless it delivers to the Trustee on the date of such issuance a certificate of the Company's principal financial officer stating that on such date, after giving pro forma effect to the issuance of such Additional Notes and the related Note Guarantees, the Company and the Subsidiary Guarantors are solvent.

Optional Redemption

The Company may, at its option, redeem all, but not less than all, of the Notes at any time upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the redemption date, upon the occurrence of a Tax event.

"Tax event" means the receipt by the Company of an opinion of counsel, rendered by a nationally recognized law firm experienced in such matters, to the effect that, within 90 days of receipt of the opinion, the Company is not or would not be, permitted to deduct all or a substantial portion of the interest payable on the Notes for U.S. federal income tax purposes as a result of:

  •
  any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or

  •
  any official administrative pronouncement (including, without limitation, Notice, Announcement or Revenue Ruling) or judicial decision interpreting or applying such laws or regulations,

in each case, which is announced on or after the date on which the IDSs were initially issued and sold.

Except as set forth above, the Company may not redeem the Notes at its option prior to            , 2011.

On or after            , 2011, the Company may redeem the Notes, at its option, at any time in whole and from time to time in part, for cash at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on            of the years indicated below:

Year	Percentage
2011		%
2012		%
2013		%
2014		%
2015		%
2016 and thereafter	100.000%

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on such Notes or the portions called for redemption so long as the Company has deposited with the Trustee funds (in U.S. Dollars) sufficient to pay the principal of, plus accrued and unpaid interest (if any) on, the Notes to be redeemed.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes of any series are listed, or if such Notes of such series are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with the applicable legal requirements). If the Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. New Notes in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holders thereof upon cancellation of the original Notes. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption, so long as the Company has deposited with the Trustee funds (in U.S. dollars) sufficient to pay the principal of, plus accrued and unpaid interest (if any) on, the Notes to be redeemed. No Note will be redeemed in part unless all other Notes are also redeemed in part on a pro rata basis.

A full or partial redemption of the Notes will result in an automatic separation of the IDSs. See "Description of IDSs—Automatic Separation."

Ranking

The Indebtedness evidenced by the Notes and any other amounts payable under the Notes or the Indenture will:

  •
  be unsecured senior subordinated Indebtedness of the Company;

  •
  be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all existing and future Senior Indebtedness of the Company, including the Credit Agreement;

  •
  rank pari passu in right of payment with all existing and future Pari Passu Indebtedness and trade payables of the Company, except for the impact of the contractual subordination provided in the Indenture which may have the effect of causing the Holders of the Notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the U.S. federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors rights generally; and

  •
  will rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company.

The Notes will be structurally subordinated to all indebtedness of the Non-Guarantor Subsidiaries. The Notes will also be effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "—Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

The Indebtedness evidenced by each Guarantee and any other amounts payable under each Guarantee will:

  •
  be unsecured senior subordinated Indebtedness of the applicable Guarantor;

  •
  be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all existing and future Senior Indebtedness of such Guarantor, including the Senior Indebtedness of each Guarantor represented by such Guarantor's guarantee of the Credit Agreement;

  •
  rank pari passu in right of payment with all existing and future Pari Passu Indebtedness and trade payables of such Guarantor, except for the impact of the contractual subordination provided in the Indenture which may have the effect of causing the holders of the Notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the U.S. federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors rights generally; and

  •
  rank senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor. The Guarantees will also be effectively subordinated to any Secured Indebtedness of the applicable Guarantor to the extent of the value of the assets securing such Indebtedness.

As of September 30, 2004, on a pro forma basis:

  •
  the Company would have had $80.0 million in Senior Indebtedness outstanding;

  •
  the Company would have had no Pari Passu Indebtedness outstanding other than the Notes;

  •
  the Guarantors would have had $80.0 million in Senior Indebtedness outstanding under the Credit Agreement, all of which would have been Secured Indebtedness;

  •
  the Guarantors would have had no Pari Passu Indebtedness outstanding other than the Guarantees; and

  •
  the Non-Guarantor Subsidiaries would have had total liabilities, excluding liabilities owed to us, of approximately $3.2 million.

Although the Indenture will contain limitations on the amount of additional Indebtedness which the Company, the Guarantors and the Non-Guarantor Subsidiaries may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" below.

As a holding company, the Company has no operations and, therefore, is dependent on the cash flow of its subsidiaries and other entities to meet its own obligations, including the payment of interest and principal obligations on the Notes when due. As of September 30, 2004, on a pro forma basis the total liabilities of the Company's subsidiaries were approximately $187.8 million, including trade payables. Although the Indenture will limit the Incurrence of Indebtedness by and the issuance of Preferred Stock of certain of the Company's subsidiaries, such limitation is subject to a number of significant qualifications.

Only Senior Indebtedness of the Company or a Guarantor will rank senior to the Notes or the relevant Guarantee in accordance with the provisions of the Indenture. The Notes and each Guarantee will in all respects rank pari passu with all other Pari Passu Indebtedness and trade payables of the Company and the relevant Guarantor, respectively except for the impact of the contractual subordination provided in the Indenture which may have the effect of causing the Notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the U.S. federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors' rights generally.

The Company may not pay principal of, premium (if any) or interest on, the Notes, or any other payment on or relating to the Notes, or make any deposit pursuant to the provisions described under "—Defeasance" below and may not otherwise purchase, redeem or otherwise retire any Notes (except that Holders may receive and retain (a) Permitted Junior Securities and (b) payments made from the trust described under "—Defeasance" below so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein or any other material agreement binding on the Company, including the Credit Agreement) (collectively, "pay the Notes") if:

  •
  a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness is not paid when due; or

  •
  any other default on any Designated Senior Indebtedness occurs and results in such Designated Senior Indebtedness becoming due or being declared due and payable prior to the date on which it would otherwise become due and payable in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash or discharged in full.

However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each series of the Designated Senior Indebtedness with respect to which either of the events set forth in the bullet points of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in the bullet points of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such defaulted Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending on the earliest to occur of the following events:

  •
  179 days shall have elapsed since the receipt of such Blockage Notice;

  •
  such Payment Blockage Period is terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

  •
  the repayment in full in cash or discharge in full of such defaulted Designated Senior Indebtedness; or

  •
  the default giving rise to such Blockage Notice is no longer continuing.

Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph and in the succeeding paragraph), unless the holders of such defaulted Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such defaulted Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. In no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this provision, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution, bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or an assignment for the benefit of its creditors or any marshalling of the Company's assets or liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all the Senior Indebtedness before the Noteholders are entitled to receive any payment, and until the Senior Indebtedness is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear. However, the Holders of Notes may receive and retain Permitted Junior Securities, and payments made from the trust described under "—Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein or any other material agreement binding on the Company, including the Credit Agreement. If a distribution is made to Noteholders that due to the subordination provisions of the Indenture should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

After the occurrence of an Event of Default, the Company or the Trustee shall promptly notify the holders of each series of the Designated Senior Indebtedness (or their respective Representative) of such occurrence. If any Designated Senior Indebtedness is outstanding, the Company may not make any payments then due on the Notes until five Business Days after the holders or the Representative of such Designated Senior Indebtedness receive notice of such occurrence and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders and, because of the obligation on the part of the Noteholders to turn over distributions to the holders of Senior Indebtedness, to the extent required to pay Senior Indebtedness in full, trade creditors of the Company and Guarantors may recover more, ratably, than the Noteholders.

The Indenture will contain identical subordination provisions relating to each Guarantor's obligations under its Guarantee.

Guarantees

Each Restricted Subsidiary that guarantees any Indebtedness under any Senior Credit Document and each Restricted Subsidiary that the Company shall otherwise cause to become a Guarantor pursuant to the terms of the Indenture, will jointly and severally irrevocably and unconditionally guarantee on an unsecured senior subordinated basis (as described under "—Ranking" above) the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the "Guaranteed Obligations"). Such Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the Holders in enforcing any rights under the Guarantees.

Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor after giving effect to all of its other contingent and fixed liabilities (including without limitation all of its obligations with respect to the Credit Agreement)

without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Issue Date, the Company will cause each Restricted Subsidiary that guarantees any Indebtedness under any Senior Credit Document to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on an unsecured senior subordinated basis. See "Certain Covenants—Future Guarantors" below.

Each Guarantee is a continuing Guarantee and shall until released in accordance with the next succeeding paragraph:

  •
  remain in full force and effect until payment in full of all the Notes;

  •
  be binding upon each such Guarantor and its successors; and

  •
  inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

The Guarantee of any Guarantor will be released, provided that at the time of such release, no Default or Event of Default has occurred and is continuing:

  •
  concurrently with any sale or disposition (by merger or otherwise) of such Guarantor in accordance with the terms of the Indenture (including the covenant described under "—Certain Covenants—Asset Sales"), following which such Guarantor is no longer a Restricted Subsidiary;

  •
  upon the merger or consolidation of a Guarantor with and into the Company or another Guarantor that is the surviving Person of such merger or consolidation; or

  •
  upon legal defeasance of the Company's and all Guarantors' obligations under the Indenture or satisfaction and discharge of the Indenture, in each case, in accordance with the provisions of the Indenture.

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase). In order to exercise this repurchase right, a Holder must separate its IDSs into the shares of Class A common stock and Notes represented thereby.

In the event that at the time of such Change of Control the terms of any Senior Lender Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall:

  •
  repay in full all Senior Lender Indebtedness or offer to repay in full all Senior Lender Indebtedness and repay the Senior Lender Indebtedness of each lender who has accepted such offer; or

  •
  obtain the requisite consent under the agreements governing the Senior Lender Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the Notes as described under "—Optional Redemption," the Company shall mail a notice (a "Change of Control Offer") to each Holder with a copy to the Trustee stating:

  •
  that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

  •
  the circumstances and relevant facts and financial information regarding such Change of Control;

  •
  whether the agreements then governing the Senior Lender Indebtedness will permit the repurchase of the Notes;

  •
  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

  •
  the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Covenants Relating to IDSs

Combination of Notes and Class A Common Stock into IDSs.    The Indenture will provide that as long as any Notes are outstanding, any Holder of Notes and shares of Class A common stock may, at any time and from time to time, combine these securities to form IDSs unless the IDSs have previously been automatically separated as a result of the continuance of a payment default on the Notes for 90 days, or the redemption or maturity of any Notes.

Certain Covenants

The Indenture will contain the following material covenants:

Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.    The Indenture will provide that (i) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock and (ii) the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock if the Leverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been no more than 6.25 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

  (a)
  the Incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $95.0 million outstanding at any one time;

  (b)
  the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Guarantees, as applicable;

  (c)
  Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

  (d)
  Indebtedness (including Capitalized Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (d) and all Refinancing Indebtedness (as defined below) Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (d), does not exceed the greater of 15% of Tangible Assets at the time of Incurrence or $10.0 million;

  (e)
  Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or with respect to agreements to provide services, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

  (f)
  Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

  (g)
  Indebtedness of the Company to a Restricted Subsidiary of the Company; provided that any such Indebtedness is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an Incurrence of such Indebtedness;

  (h)
  shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary of the Company; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary holding such shares of Preferred Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

  (i)
  Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary of the Company; provided that if a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

  (j)
  Hedging Obligations that are incurred in the ordinary course of business (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding, (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

  (k)
  obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

  (l)
  Indebtedness or Disqualified Stock of the Company and any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (l), does not exceed $12.5 million at any one time outstanding;

  (m)
  any guarantee by the Company or a Guarantor of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Company or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor's Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable;

  (n)
  the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (b) and (c) above, or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, "Refinancing Indebtedness"); provided, however, that such Refinancing Indebtedness:

    (i)
    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

    (ii)
    has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced;

    (iii)
    to the extent such Refinancing Indebtedness refinances Indebtedness pari passu with, or subordinate to, the Notes or the Guarantees, is pari passu with, or subordinate to, the Notes or the Guarantees, as applicable;

    (iv)
    is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing; and

    (v)
    shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

and provided further that subclauses (i) and (ii) of this clause (n) will not apply to any refunding or refinancing of any Senior Indebtedness;

  (o)
  Indebtedness or Disqualified Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that such Indebtedness or Disqualified Stock is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness or Disqualified Stock either (i) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first sentence of this covenant or (ii) the Leverage Ratio would be less than immediately prior to such acquisition;

  (p)
  The Incurrence by the Company or any Restricted Subsidiary of Indebtedness to finance, in whole or in part, an acquisition of a business or assets consummated within 60 days of such Incurrence; provided that after giving effect to such acquisition and the Incurrence of such Indebtedness the Leverage Ratio would be less than immediately prior to such acquisition;

  (q)
  Indebtedness of the Company and any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

  (r)
  the incurrence by the Company or any Restricted Subsidiary of Indebtedness, the net proceeds of which are used to defease the Notes as provided under the caption "—Defeasance;" and

  (s)
  Indebtedness represented by the issuance of Additional Notes and related Guarantees in connection with the exchange of Class B common stock of the Company outstanding on the Issue Date for IDSs provided that all the Exchange Conditions are satisfied at the time of such exchange and issuance.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (s) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company may, in its sole discretion, classify or reclassify such item of Indebtedness or any portion thereof in any manner that complies with this covenant and such item or such portion of such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of Indebtedness. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

Limitation on Restricted Payments.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (i)
    declare or pay any dividend or make any distribution or payment on account of the Company's or any of its Restricted Subsidiaries' Equity Interests, including any payment made in connection with any merger or consolidation involving the Company (other than (A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions or payments by a Restricted Subsidiary that is a Wholly Owned Restricted Subsidiary or (C) dividends or distributions on payments by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

    (ii)
    purchase or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary;

    (iii)
    make any principal payment on, cause a defeasance of, or purchase, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

    (iv)
    make any Restricted Investment (all such payments and other actions set forth in this clause (iv) and in clauses (i), (ii) and (iii) above being collectively referred to as "Restricted Payments"),

  unless, at the time of such Restricted Payment:

  (a)
  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

  (b)
  (x) no Dividend Suspension Period shall have occurred and be continuing, (y) no Interest Deferral Period shall have occurred and be continuing, and (z) no interest deferred during a prior Interest Deferral Period (including interest thereon) remains unpaid; and

  (c)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including, without duplication, Restricted Payments permitted by clauses (1), (4) and (6) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication:

  (i)
  100% of the Excess Cash of the Company for the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

    (ii)
    100% of the aggregate net cash proceeds or property, other than cash, but only when and to the extent that such property is converted to cash, in each case received by the Company and its Restricted Subsidiaries since the Issue Date from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness, Disqualified Stock and Designated Preferred Stock or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) plus

    (iii)
    100% of the aggregate amount of contributions to the capital of the Company since the Issue Date received in cash or in property other than cash, but only when and to the extent that such property is converted to cash (other than Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock), plus

    (iv)
    100% of the aggregate amount of cash or property other than cash, but only when and to the extent that such property is converted to cash, in each case received from (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments, (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or (C) a distribution or dividend from an Unrestricted Subsidiary, plus

    (v)
    in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, (A) 100% of the amount of Cash Equivalents on the balance sheet of such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (except to the extent such Cash Equivalents were financed with an incurrence of indebtedness) and (B) 100% of the aggregate net cash proceeds received by the Company (i) at the time of such redesignation, combination or transfer, or (ii) with respect to assets other than cash, but only when and to the extent that such property is converted to cash.

The foregoing provisions will not prohibit:

  (1)
  the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

  (2)
  (a) the repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) (collectively, including any such contributions, "Refunding Capital Stock") and (b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock or the sale of Subordinated Indebtedness;

  (3)
  the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant entitled "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;"

  (4)
  the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Leverage Ratio of no more than 6.25 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (4) does not exceed the net cash proceeds received by the Company from the sale of Designated Preferred Stock issued after the Issue Date;

  (5)
  the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company so long as (A) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired), (B) such Indebtedness is subordinated to the Senior Indebtedness and the Notes and the Guarantees at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

  (6)
  Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (6) that are at that time outstanding, not to exceed $5.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  (7)
  other Restricted Payments in an aggregate amount not to exceed $5.0 million;

  (8)
  repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

  (9)
  the acquisition of Class B common stock outstanding on the Issue Date in connection with the issuance of IDSs upon exchange of the Class B common stock; provided that all the Exchange Conditions are satisfied at the time of such exchange and acquisition; provided further that such exchange and acquisition will not increase the amount available for Restricted Payments under clause (c)(ii) of the preceding paragraph; and

  (10)
  repurchases of Class B common stock and IDSs on the Issue Date as described in this prospectus under "Use of Proceeds."

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (4), (6), (7) and (9), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an

Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if Restricted Payments in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Anti-Layering.    The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to Senior Indebtedness of such Guarantor and senior in right of payment to such Guarantor's Guarantee. This does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Indebtedness or securing such Indebtedness with greater or lesser priority or with different collateral.

Dividend and Other Payment Restrictions Affecting Subsidiaries.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (a)
  (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

  (b)
  make loans or advances to the Company or any of its Restricted Subsidiaries; or

  (c)
  sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries:

  except in each case for such encumbrances or restrictions existing under or by reason of

  (1)
  contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Senior Credit Documents;

  (2)
  the Indenture, the Notes and the Guarantees;

  (3)
  applicable law or any applicable rule, regulation or order;

  (4)
  any agreement or other instrument relating to Indebtedness of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

  (5)
  any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

  (6)
  Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

  (7)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

    (8)
    customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

    (9)
    customary provisions contained in leases, licenses, agreements to provide services and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above, including but not limited to, customary non-assignment provisions;

    (10)
    other Indebtedness of Restricted Subsidiaries permitted to be Incurred subsequent to the Issue Date pursuant to clause (1) of the second paragraph of the covenant described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;" or

    (11)
    any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Asset Sales.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless:

  •
  the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

  •
  except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company, or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of the following shall be deemed to be Cash Equivalents for the purposes of this provision:

  •
  any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets;

  •
  any notes or other obligations or other securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents within 180 days of the receipt thereof (to the extent of the Cash Equivalents received); and

  •
  any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause that is at that time outstanding, not to exceed the greater of 7.5% of Tangible Assets or $5.0 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option to:

  •
  permanently reduce Obligations under the Credit Agreement or other Senior Indebtedness or Pari Passu Indebtedness (provided that if the Company shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary, in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

  •
  make an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case used or useful in a Similar Business, or set aside in respect of a project in connection therewith that has been commenced or for which a binding contractual commitment has been entered into; and/or

  •
  make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale, or set aside in respect of a project in connection therewith that has been commenced or for which a binding contractual commitment has been entered into.

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. The Indenture will provide that any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $10.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Notes are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements).

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Notes at such Holder's registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

A new Note in principal amount equal to the unpurchased portion of any Note purchased in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date unless the Company defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

Transactions with Affiliates.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $1.0 million, unless:

  •
  such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

  •
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, the Company delivers to the Trustee a resolution adopted by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with the first bullet point above.

The foregoing provisions will not apply to the following:

  •
  transactions between or among the Company and/or any of its Restricted Subsidiaries;

  •
  Permitted Investments and Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments;"

  •
  the payment of compensation (including amounts paid pursuant to employee benefit plans) or the provision of indemnity to officers, directors and/or employees of the Company or any of the Restricted Subsidiaries so long as such payments are pursuant to a policy (i) established by the Board of Directors in good faith and (ii) evidenced by a resolution of the Board of Directors;

  •
  maintenance in the ordinary course of business of customary benefit plans or arrangements for employees, officers and/or directors, including vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans and similar plans or arrangements;

  •
  issuance of securities or other payments, awards or grants in cash, securities or otherwise, or the grant of options, pursuant to any employment arrangements or employee benefit plans or arrangements which are approved by a majority of the Board of Directors in good faith;

  •
  the payment of all fees and expenses relating to the Transactions;

  •
  transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of the first bullet point of the preceding paragraph;

  •
  payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the Board of Directors in good faith;

  •
  any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Notes in any material respect) or any transaction contemplated thereby;

  •
  the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter, provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect;

  •
  transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

  •
  the issuance of Capital Stock (other than Disqualified Stock) of the Company or IDSs in respect of the Company's securities (including such securities represented thereby) or Additional Notes or other Pari Passu Indebtedness evidenced by a different series of notes or shares of the Company's Capital Stock to any Permitted Holder.

Liens.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any Indebtedness of the Company or any of its Subsidiaries (other than Senior Indebtedness) unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) the Indebtedness so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require the Company or any Restricted Subsidiary to secure the Notes if the Lien consists of a Permitted Lien.

The Indenture will provide that no Guarantor will directly or indirectly create, Incur or suffer to exist any Lien on any asset or property of such Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any Indebtedness of such Guarantor (other than Senior Indebtedness of such Guarantor) unless the Guarantee of such Guarantor is equally and ratably secured with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Guarantor's Guarantee) the Indebtedness so secured or until such time as such Indebtedness are no longer secured by a Lien. The preceding sentence will not require any Guarantor to secure its Guarantee if the Lien consists of a Permitted Lien.

Reports and Other Information.    The Indenture will provide that the Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (the "SEC Reports"). If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall provide reports containing substantially the same information as that contained in the SEC Reports (the "Trustee Reports"), such Trustee Reports to be provided at the same times the Company would have been required to provide the SEC Reports to the Trustee pursuant to the immediately preceding sentence had it then been subject to Section 13 or 15(d) of the Exchange Act, provided that the Trustee Reports need not include any certifications from officers of the Company.

Future Guarantors.    The Indenture will provide that the Company will cause each Restricted Subsidiary organized under the laws of the United States of America or any state or territory thereof that Incurs Indebtedness or issues shares of Disqualified Stock or Preferred Stock (other than Mid-Missouri Telephone or any other Restricted Subsidiary that cannot guarantee Indebtedness without obtaining the consent or waiver of any U.S. federal or state regulatory or governmental agency or body) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Merger, Consolidation, or Sale of All or Substantially All Assets

The Indenture will provide that the Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

  •
  the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the "Successor Company");

  •
  the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

  •
  immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

  •
  immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first sentence of the covenant described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or (B) the Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than or equal to such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

  •
  each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to the Successor Company's obligations under the Indenture and the Notes; and

  •
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

  The Successor Company will succeed to, and be substituted for, the Company under the Indenture and the Notes. Notwithstanding the clauses in the third and fourth bullet points of the immediately preceding sentence,

    •
    any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary; and

    •
    the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

The Indenture will further provide that, subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale or disposition of a Guarantor, each Guarantor will not, and the Company will not permit a Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

  •
  such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Guarantor");

  •
  the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

  •
  immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and

  •
  the Guarantor shall have delivered or caused to be delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the clause in the third bullet point of the second preceding sentence, a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction so long as the amount of Indebtedness of the Guarantor is not increased thereby.

Defaults

An Event of Default will be defined in the Indenture as

  (i)
  a default in any payment of interest on any Note when due, whether or not prohibited by the provisions described under "—Ranking" above, continued for 30 days, subject to the interest deferral provisions contained in the Indenture; provided, however, that a default in any payment of interest on the Note required to be made on            , 2009 shall immediately constitute an Event of Default (without regard to length of time for which such default continues);

  (ii)
  a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "—Ranking" above;

  (iii)
  the failure by the Company to comply with its obligations under the covenant described under "—Merger, Consolidation or Sale of All or Substantially All Assets" above;

  (iv)
  the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "—Change of Control" or "—Certain Covenants" above (in each case, other than a failure to purchase Notes);

  (v)
  the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture;

  (vi)
  the failure by the Company or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $7.5 million or its foreign currency equivalent (the "cross acceleration provision");

  (vii)
  certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions");

  (viii)
  the rendering of any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $7.5 million or its foreign currency equivalent against the Company or a Significant Subsidiary if (A) an enforcement proceeding thereon is commenced and not discharged or stayed within 60 days thereafter or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision");

  (ix)
  any Guarantee ceases to be in full force and effect, except as contemplated by the terms thereof, or any Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee and the Default continues for 10 days; or

  (x)
  except as permitted by clause (1) under "—Limitation on Restricted Payments," the Company pays any dividend on shares of the Company's common stock (A) during any Interest Deferral Period or after the end of any Interest Deferral Period, so long as any deferred interest and accrued interest thereon has not been paid in full or (B) during a Dividend Suspension Period or the continuance of an Event of Default.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, by notice in writing to the Company and the Representative under the Credit Agreement, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium and interest will be due and payable immediately; provided that so long as there are any amounts outstanding under the Credit Agreement, such acceleration shall not be effective until the earlier of (1) the acceleration of any Indebtedness under the Credit Agreement or (2) five business days after receipt by the Company and the Representative under the Credit Agreement, of written notice of acceleration of Indebtedness under the Indenture. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of a declaration of acceleration of the Notes because of an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in the cross acceleration provision in clause (vi) above, the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in the cross acceleration provision have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

  •
  such Holder has previously given the Trustee notice that an Event of Default is continuing;

  •
  Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

  •
  such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  •
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  •
  the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture will provide that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver, to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note, no amendment may, among other things:

  •
  reduce the amount of Notes whose Holders must consent to an amendment;

  •
  reduce the rate of or extend the time for payment of interest on any Note or amend the Company's right to defer interest on the Notes in a manner adverse to the Holders;

  •
  reduce the principal of or extend the Stated Maturity of any Note;

  •
  reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above;

  •
  make any Note payable in money other than that stated in the Note;

  •
  make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder;

  •
  impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

  •
  except in connection with an offer by the Company to purchase all of the Notes (in which case a majority in principal amount of Notes will be sufficient)

  •
  make any change to the provisions of the Indenture that eliminate the prohibition on paying dividends while interest is being deferred, while any previously deferred interest remains unpaid or during a Dividend Suspension Period or the continuance of any Event of Default;

  •
  make a change to lower the Interest Coverage Ratio threshold for a Dividend Suspension Period or make a change to paragraph (c) under "—Limitation on Restricted Payments" that would have the effect of increasing the amounts permitted to be distributed in respect of the Company's Capital Stock;

  •
  waive an Event of Default under clause (x) of "Defaults;"

  •
  make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or

  •
  modify the Guarantees in any manner adverse to the Holders.

Without the consent of any Holder, the Company and Trustee may amend the Indenture to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  provide for the assumption by a successor corporation, partnership, limited liability company or other entity of the obligations of the Company under the Indenture;

  •
  provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163 (f) of the Internal Revenue Code, or in a manner such that the uncertificated Notes are described in Section l63(f) (2) (B) of the Internal Revenue Code);

  •
  add Guarantees with respect to the Notes;

  •
  secure the Notes;

  •
  add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

  •
  make any change that does not adversely affect the legal rights of any Holder, to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939; or

  •
  make certain changes to the Indenture to provide for the issuance of Additional Notes.

However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

Under the terms of the Credit Agreement, the Company will not be permitted to effect any amendment or modification if the effect would be to:

  •
  increase the interest rate applicable to the Notes or any deferred interest on the Notes;

  •
  change to an earlier date the scheduled dates of payment on any component of principal, interest or other amounts on the Notes;

  •
  increase principal repayments or amortization payments on the Notes;

  •
  alter the redemption, prepayment or subordination provisions of the Notes;

  •
  add to or alter the covenants, defaults and Events of Defaults set forth in the Indenture in a manner that would make such provisions more onerous or restrictive to the Company; or

  •
  otherwise increase the obligations of the Company or any Guarantor in respect of the Notes, the deferred interest on the Notes or confer additional rights upon the Holders thereof which individually or in the aggregate would be adverse to the Company, any Guarantor or the lenders of the Senior Lender Indebtedness.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under "Certain Covenants" and "Change of Control," the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "—Defaults" above and the limitations contained in the fourth bullet point of the first paragraph under "Merger, Consolidation or Sale of All or Substantially All Assets" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) with respect only to Significant Subsidiaries or (viii) with respect only to Significant Subsidiaries under "—Defaults" above or because of the failure of the Company to comply with the fourth bullet point of the first paragraph under "—Merger, Consolidation or Sale of All or Substantially All Assets" above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including:

  •
  delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law); and

  •
  so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions of the Indenture or any other material agreement binding on the Company, including the Credit Agreement.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

  •
  either:

  •
  all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

  •
  all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, Cash Equivalents, Investment Grade Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

  •
  no Event of Default (other than one resulting solely from the borrowing of funds to provide such deposit) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  •
  the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

  •
  the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes as maturity or the redemption date, as the case may be.

No Personal Liability of Directors, Officers, Employees or Stockholders

No director, officer, employee, incorporator or stockholder of the Company, any Guarantor or any of their Affiliates, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes The waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

Wells Fargo Bank, National Association is to be the Trustee under the Indenture.

Governing Law

The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

"Acquired Indebtedness" means, with respect to any specified Person:

  •
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person; and

  •
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

  •
  in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such person, as applicable.

"Adjusted EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  •
  taxes paid and provision for taxes based on income or profits of such Person for such period to the extent such taxes or provision for taxes were deducted in computing Consolidated Net Income, plus

  •
  Consolidated Interest Expense of such Person for such period to the extent the same was deducted in computing Consolidated Net Income, plus

  •
  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such Consolidated Depreciation and Amortization Expense was deducted in computing Consolidated Net Income, plus

  •
  any non-recurring fees, expenses or charges related to any Securities Offering, Permitted Investment, acquisition or Indebtedness permitted to be Incurred by the Indenture (in each case, whether or not successful), deducted in such period in computing Consolidated Net Income, plus

  •
  the amount of annual management and advisory fees and related expenses paid to Seaport Capital deducted in such period in computing Consolidated Net Income during any period prior to the Issue Date, plus

  •
  any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of, or cash reserve for, anticipated cash charges for any future period).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Adjusted EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of the provisions described under "—Certain Covenants—Transactions with Affiliates" and "—Certain Covenants—Asset Sales" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

"Asset Sale" means:

  •
  the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition"); or

  •
  the issuance or sale of Equity Interests of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

  •
  a disposition of Cash Equivalents or Investment Grade Securities in the ordinary course of business;

  •
  the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under "—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control;

  •
  any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "—Limitation on Restricted Payments;"

  •
  any disposition of assets with an aggregate Fair Market Value of less than $5.0 million;

  •
  any disposition of property or assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

  •
  any exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Similar Business;

  •
  sales of assets received by the Company upon the foreclosure on a Lien;

  •
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

    •
    contemporaneous exchanges by the Company or any Restricted Subsidiary of Communication Assets for other Communications Assets in the ordinary course of business so long as the applicable Communication Assets received by the Company or such Restricted Subsidiary have at least substantially equal Fair Market Value as determined by a majority of the Board of Directors in good faith;

    •
    the grant of Liens not prohibited by the Indenture;

    •
    any disposition of obsolete, worn out, uneconomical or surplus property or equipment in the ordinary course of business;

    •
    licenses of intellectual property;

    •
    any disposition of Designated Noncash Consideration; and

    •
    sales of inventory in the ordinary course of business consistent with past practices and sales of equipment upon termination of a contract with a client entered into in the ordinary course of business pursuant to the terms of such contract.

"Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

"Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

"Capital Expenditures" means any expenditure required to be classified as a capital expenditure in accordance with GAAP.

"Capital Stock" means:

  •
  in the case of a corporation, corporate stock, including, without limitation, corporate stock represented by IDSs and corporate stock outstanding upon the separation of IDSs into the securities represented thereby;

  •
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  •
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  •
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

"Cash Equivalents" means:

  •
  U.S. dollars and foreign currency exchanged into U.S. dollars within 180 days;

  •
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;

  •
  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated at least "A" or the equivalent thereof by Moody's or S&P;

  •
  repurchase obligations for underlying securities of the types described in the second and third bullet points above entered into with any financial institution meeting the qualifications specified in the third bullet point above;

  •
  commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least "A-2" or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition;

  •
  investment funds investing at least 95% of their assets in securities of the types described in clauses in the first five bullet points above;

  •
  readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P; and

  •
  Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A-2" or higher from Moody's.

"Change of Control" means the occurrence of any of the following events:

  •
  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets on a consolidated basis to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders;

  •
  the adoption of a plan relating to the liquidation or dissolution of the Company;

  •
  the consummation of any transaction the result of which is that any Person or group (as such term is used in Section 13 (d) (3) of the Exchange Act) other than the Permitted Holders is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such Person or group shall be deemed to have "beneficial ownership" of all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the voting stock of the Company, by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction);

  •
  the merger or consolidation of the Company with or into another Person or the merger of another Person into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers, or trustees of the Person surviving such merger or consolidation, in each case other than creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction; or

  •
  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

"Communication Assets" means any property or assets, whether real, personal or mixed, tangible, including Capital Stock in, and other securities of, any other Person, including licenses and applications, bids and agreements to acquire licenses, or other authority to provide telecommunication services, previously granted, or to be granted, by the Federal Communications Commission, used or intended for use primarily in connection with a Similar Business.

"Company" means Otelco Inc. until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the Trust Indenture Act, each other obligor on the Notes.

"Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted

Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

"Consolidated Interest Expense" means, with respect to any Person for any period, consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income, determined on a consolidated basis and otherwise determined in accordance with GAAP, plus, to the extent not included in such consolidated interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication:

  •
  interest expense attributable to leases constituting part of a Sale/Leaseback Transaction and/or Capitalized Lease Obligations;

  •
  amortization of debt discount and debt issuance cost;

  •
  capitalized interest;

  •
  non-cash interest expense;

  •
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  •
  net costs and net benefits associated with Hedging Obligations (including amortization of fees);

  •
  interest Incurred in connection with Investments in discontinued operations;

  •
  interest in respect of Indebtedness of any other Person to the extent such Indebtedness is guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary; and

  •
  the earned discount or yield with respect to the sale of receivables.

"Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

  •
  any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded;

  •
  any increase in amortization or depreciation resulting from purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded;

  •
  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

  •
  any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

  •
  any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors) shall be excluded;

  •
  the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

  •
  the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval

    (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or in similar distributions have been legally waived; provided that the net loss of any such Restricted Subsidiary shall be included;

  •
  any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of the Company or any Restricted Subsidiary shall be excluded; and

  •
  any non-cash impairment charges resulting from the application of SFAS 142 shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under "—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c) (iv) thereof.

"Continuing Directors" means, as of any date of determination, any member of the Company's Board of Directors who:

  •
  was a member of the Company's Board of Directors on the date of the Indenture; or

  •
  was nominated for election or elected to the Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of the Company's Board of Directors at the time of the nomination or election.

"Credit Agreement" means the new credit facility to be dated as of                        , 2004, among the Company, the Subsidiaries of the Company named therein, the financial institutions from time to time a party thereto and General Electric Capital Corporation, as Administrative Agent, as amended, restated, supplemented, waived, replaced, restructured, repaid, increased, refunded, refinanced or otherwise modified from time to time (whether or not terminated and whether with the original lenders or otherwise), including any successor or replacement facility extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement or increasing the amount of available borrowings thereunder (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refunding, refinancing or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Designated Capital Expenditures" means the positive result, if any, of (A) Capital Expenditures for the relevant period minus (B) Net Available Cash (except to the extent such Net Available Cash is included in Adjusted EBITDA) of any asset sale (net of repayments of Indebtedness therewith) applied pursuant to the covenant described under "—Certain Covenants—Asset Sales" and pursuant to the Asset Sales provisions of the Credit Agreement to finance such Capital Expenditures.

"Designated Noncash Consideration" means noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

"Designated Preferred Stock" means Preferred Stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated

Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the covenant described under "—Limitation on Restricted Payments."

"Designated Senior Indebtedness" means (i) the Senior Lender Indebtedness and (ii) any other Senior Indebtedness of the Company with a principal amount in excess of $25.0 million and designated by the Company as Designated Senior Indebtedness.

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event;

  •
  matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

  •
  is convertible or exchangeable for Indebtedness or Disqualified Stock; or

  •
  is redeemable at the option of the holder thereof, in whole or in part;

in each case prior to the first anniversary of the maturity date of the Notes provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such first anniversary shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability. Notwithstanding any provision to the contrary herein, the Company's Class B common stock that is exchangeable for Additional Notes shall not be Disqualified Stock. In addition, notwithstanding the third bullet point of this definition, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

"Dividend Suspension Period" means any period for which the Interest Coverage Ratio of the Company for the twelve-month period ended on the last day of the most recently ended fiscal quarter for which internal financial statements are available is less than 1.40 to 1.00.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"Excess Cash" shall mean, with respect to any period, Adjusted EBITDA of the Company for such period minus the sum (without duplication) of the following, each determined for such period on a consolidated basis:

  •
  cash interest expense;

  •
  deferred interest, if any, not otherwise included in the first bullet point;

  •
  cash income tax expense;

  •
  Designated Capital Expenditures (except to the extent financed with an incurrence of indebtedness, until such indebtedness is repaid);

  •
  any item included in the bullet points under the definition of Adjusted EBITDA that reflects a cash payment; and

  •
  any mandatory prepayment that results in a permanent reduction to the principal amount (or commitments under a revolving facility) of Designated Senior Indebtedness prior to its scheduled maturity (to the extent not included in the clauses contained in the first and second bullet points above); provided that if Senior Indebtedness is Incurred in any such period that replaces Designated Senior Indebtedness previously prepaid or commitments under a revolving facility are increased to previous levels, which prepayment (or reduction in commitments under a revolving facility) resulted in a reduction to Excess Cash pursuant to this clause, Excess Cash shall be increased by an amount up to such previous reduction.

"Exchange Conditions" mean the following conditions all of which must be satisfied at the time that Class B common stock is exchanged in accordance with its terms into IDSs of the Company (the "Exchange"):

  •
  the Exchange must comply with all applicable laws, including, without limitation, securities laws;

  •
  the Exchange must occur pursuant to an effective registration statement in the United States;

  •
  the Exchange will not conflict with or cause a default under any material financing agreement;

  •
  the Exchange will not cause a mandatory suspension of dividends or deferral of interest under any material financing agreement as of the measurement date immediately following the proposed exchange date;

  •
  the Company delivers to the Trustee prior to or simultaneously with such issuance an opinion of tax counsel to the effect that the Additional Notes underlying the IDSs for which the Class B common stock is exchanged should be treated as debt for U.S. federal income tax purposes;

  •
  the Company delivers to the Trustee prior to or simultaneously with such issuance an opinion of counsel, subject to exceptions and assumptions customary for such opinions, to the effect that the Additional Notes underlying the IDSs for which the Class B common stock is exchanged and the related Guarantees constitute valid and binding obligations of the Company and the respective Guarantors and are enforceable against the Company and the respective Guarantors in accordance with their terms;

  •
  if an issuance of Additional Notes underlying the IDSs for which the Class B common stock is exchanged would trigger the automatic exchange provisions of the Indenture, the Company delivers to the Trustee prior to or simultaneously with such issuance a certificate from its principal financial officer to the effect that on the date the Additional Notes underlying the IDSs for which the Class B common stock is exchanged are issued, after giving pro forma effect to the issuance of such Additional Notes and the related Note Guarantees, the Company and the Subsidiary Guarantors are solvent; and

  •
  no Default or Event of Default has occured and is continuing or will occur as a result of the Exchange under the Indenture.

"Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

"guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

"Guarantee" means any guarantee of the obligations of the Company under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

"Guarantor" means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with the Indenture, such Person ceases to be a Guarantor.

"Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  •
  currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

  •
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

"Holder" or "Noteholder" means the Person in whose name a Note is registered on the Trustee's books.

"IDS" means the Company's Income Deposit Securities, whether currently outstanding or as may be issued from time to time.

"Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

"Indebtedness" means, with respect to any Person:

  •
  the principal and premium (if any) of any indebtedness of such Person, whether or not contingent:

  •
  in respect of borrowed money;

  •
  evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

  •
  representing the deferred and unpaid purchase price of any property, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto;

  •
  in respect of Capitalized Lease Obligations; or

  •
  representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

  •
  to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

  •
  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person;

provided, further, that any obligation of the Company or any Restricted Subsidiary in respect of (i) minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business, and (ii) account credits to participants under the LTIP or any successor or similar compensation plan, shall be deemed not to constitute Indebtedness.

"Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a similar business of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

"Interest Coverage Ratio" for any period means the ratio of Adjusted EBITDA to Consolidated Interest Expense for the twelve-month period ended on the last day of any fiscal quarter.

"Investment Grade Securities" means:

  •
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

  •
  debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

  •
  investments in any fund that invests exclusively in investments of the type described in the immediately preceding to bullet points which fund may also hold immaterial amounts of cash pending investment and/or distribution.

"Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration (including agreements providing for the adjustment of purchase price) of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Limitation on Restricted Payments:"

  •
  "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

  •
  any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

"Issue Date" means the first date on which any Notes are authenticated.

"Leverage Ratio" means, with respect to any Person on any date, the ratio of (x) total Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis as of such date (which shall include the average daily balance of Indebtedness under any revolving credit facility during the twelve-month period ended on the last day of the most recently ended fiscal quarter) to (y) the Adjusted EBITDA of such Person for the most recently ended twelve-month period ended on the last day of any fiscal quarter.

In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the event for which the calculation of the Leverage Ratio is made (the "Calculation Date"), then the Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated interest coverage obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition or disposition, have discontinued any operation, or have engaged in merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers' Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

"LTIP" means any long-term incentive or similar compensation plan maintained by the Company or its Restricted Subsidiaries.

"Management Group" means the group consisting of the directors, executive officers and other personnel of the Company on the Issue Date.

"Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

  •
  all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

  •
  all payments made on any Indebtedness that is secured by any property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

  •
  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

  •
  the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

"Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

"Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other considerations received in any other noncash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the clause in the first bullet point of the second paragraph of the covenant described under "Asset Sales") to be paid as a result of such transaction (including in order to obtain any required consent therefor), and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

"Notes" means the    % senior subordinated notes of the Company, including any additional Notes unless expressly provided otherwise.

"Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

"Officer" means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

"Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in the Indenture.

"Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

"Pari Passu Indebtedness" means:

  •
  with respect to the Company, the Notes and any other Indebtedness of the Company, other than Senior Indebtedness, Secured Indebtedness or Subordinated Indebtedness of the Company; and

  •
  with respect to any Guarantor, its Guarantee and any other Indebtedness of such Guarantor, other than Senior Indebtedness, Secured Indebtedness or Subordinated Indebtedness of such Guarantor.

"Permitted Asset Swap" means any one or more transactions in which the Company or any Restricted Subsidiary exchanges assets for consideration consisting of:

  •
  assets used or useful in a Similar Business; and

  •
  any cash or Cash Equivalents, provided that such cash or Cash Equivalents will be considered Net Proceeds from an Asset Sale.

"Permitted Holders" means Seaport Capital and the Management Group.

"Permitted Investments" means:

  •
  any Investment in the Company or any Restricted Subsidiary;

  •
  any Investment in Cash Equivalents or Investment Grade Securities;

  •
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

  •
  any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "Asset Sales" or any other disposition of assets not constituting an Asset Sale;

  •
  any Investment existing on the Issue Date;

  •
  advances to employees not in excess of $1.0 million outstanding at any one time in the aggregate;

  •
  any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  •
  Hedging Obligations permitted under clause (j) of the "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" covenant;

  •
  additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed the greater of 7.5% of Tangible Assets or $5.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  •
  loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business, and account credits and payments to participants under the LTIP or any successor or similar compensation plan;

  •
  Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the "Limitation on Restricted Payments" covenant;

  •
  any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "Transactions with Affiliates" (except transactions described in the clauses contained in the second, third and fourth bullets of such paragraph);

  •
  Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  •
  Guarantees issued in accordance with "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;"

  •
  any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

  •
  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and

  •
  loans to unaffiliated clients made in connection with entering into, renegotiating, renewing or amending contracts to provide services not to exceed $1.0 million in any fiscal year or $3.0 million in aggregate amount at any time outstanding.

"Permitted Junior Securities" shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then-outstanding Senior Indebtedness of the Company at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness of the Company on the Issue Date, so long as (a) to the extent that any Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (x) the holders of any such Senior Indebtedness not so paid in full have consented to the terms of such plan of reorganization or readjustment or (y) such holders receive securities which constitute Senior Indebtedness and which have been determined by the relevant court to constitute satisfaction in full in cash of any Senior Indebtedness not paid in full in cash, and (b) in the case of debt securities, such debt securities:

  •
  are unsecured;

  •
  have no maturity, amortization, sinking fund, repayment or similar payment earlier than one year after the final maturity of all Senior Indebtedness of the Company then outstanding (as such Senior Indebtedness may be modified pursuant to any such reorganization or readjustment);

  •
  do not require the cash payment of principal, interest or other cash amounts until such time as all Senior Indebtedness of the Company then outstanding (as such Senior Indebtedness may be modified pursuant to any such reorganization or readjustment) has been paid in full in cash or cash equivalents acceptable to holders of such Senior Indebtedness;

  •
  shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such debt securities than those in effect with respect to the Notes on the Issue Date (or the Senior Indebtedness, after giving effect to such reorganization or readjustment); and

  •
  to the extent that the same are to be guaranteed, shall only be guaranteed by subsidiaries of the Company that have guaranteed the Senior Indebtedness of the Company (as such Senior Indebtedness may be modified pursuant to any such reorganization or readjustment) and such guarantees shall be subordinated at least to the same extent as the Note Guarantees are subordinated to the payment of all Senior Indebtedness of the Subsidiary Guarantors.

"Permitted Liens" means, with respect to any Person:

  (a)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (b)
  Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

  (c)
  Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

  (d)
  Liens in favor of issuers of performance and surety bonds or bid bonds or completion guarantees or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

  (e)
  minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (f)
  Liens securing Indebtedness permitted to be incurred pursuant to clause (d) of the second paragraph of the covenant described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;"

  (g)
  Liens to secure Indebtedness permitted pursuant to clause (a) of the second paragraph of the covenant described under "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;"

  (h)
  Liens existing on the Issue Date;

  (i)
  Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (j)
  Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (k)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;"

  (l)
  Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

  (m)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances, issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (n)
  leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (o)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

  (p)
  Liens in favor of the Company;

  (q)
  Liens on equipment of the Company granted in the ordinary course of business to the Company's client at which such equipment is located;

  (r)
  Liens encumbering deposits made in the ordinary course of business to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set-off;

  (s)
  Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the Indenture;

  (t)
  Liens to secure Indebtedness permitted by clause (1) of the second paragraph of the covenant described under "—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;" and

  (u)
  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h), (i), (j), (k), (l) and (t); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), (i), (j), (k), (l) or (t) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

"Person" means any individual, corporation, partnership, business trust, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

"Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

"Sale/ Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such

Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

"Secured Indebtedness" means any Indebtedness of the Company or any Subsidiary secured by a Lien.

"Securities Offering" means any public or private sale of IDSs or common stock or Preferred Stock of the Company (other than Disqualified Stock), other than public offerings with respect to IDSs or the Company's Common Stock registered on Form S-8.

"S&P" means Standard and Poor's Ratings Group.

"Senior Credit Documents" means the collective reference to the Credit Agreement, the notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto.

"Senior Indebtedness" with respect to the Company or any Guarantor means the Senior Lender Indebtedness and all other Indebtedness of the Company or such Guarantor, including principal and interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary of the Company at a rate specified in the applicable Senior Indebtedness, whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including make-whole payments, fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior, or are subordinated, in right of payment to the Notes or such Guarantor's Guarantee, as applicable; provided, however, that Senior Indebtedness shall not include, as applicable:

  •
  any obligation of the Company to any Subsidiary of the Company or of such Guarantor to the Company or any other Subsidiary of the Company;

  •
  any liability for federal, state, local or other taxes owed or owing by the Company or such Guarantor;

  •
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

  •
  any Indebtedness or obligation of the Company or such Guarantor which is Pari Passu Indebtedness;

  •
  any obligations with respect to any Capital Stock; and

  •
  any Indebtedness Incurred in violation of the Indenture, provided that as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause if the holder(s) of such Indebtedness or their representative shall have received an Officers' Certificate (or representation and warranty) from the Company to the effect that the incurrence of such Indebtedness does not (or in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate the Indenture.

"Senior Lender Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, the Senior Credit Documents with respect thereto and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor, as applicable, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

"Similar Business" means a business, the majority of whose revenues are derived from (a) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline, wireless, digital subscriber line or cable television facilities, (b) the sale or provision of phone cards, "800" services, voice mail, switching, enhanced communications services, telephone directory or telephone number information services or communications network intelligence or (c) any business ancillary or directly related to the businesses referred to in clause (a) or (b); provided that the determination of what constitutes a Similar Business shall be made in good faith by the Board of Directors.

"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

"Subordinated Indebtedness" means, any Indebtedness of the Company or any Guarantor, the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Guarantee.

"Subsidiary" means, with respect to any Person:

  •
  any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

  •
  any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

"Tangible Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, as shown on the most recent balance sheet of the Company.

"Transactions" means the transactions occurring in connection with the consummation of this offering, as described elsewhere in the prospectus, including without limitation repayment of existing indebtedness, the incurrence of Indebtedness under the Notes, the New Credit Facility, distribution of proceeds and the Company's concurrent acquisition of Mid-Missouri Holding.

"Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor, and if at any time there is more than one such party, "Trustee" as used with respect to the securities of any series shall mean the trustee with respect to securities of that series.

"Trust Officer" means:

  •
  any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject; and

  •
  who shall have direct responsibility for the administration of the Indenture.

"Unrestricted Subsidiary" means:

  •
  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

  •
  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; provided further, however, that either:

  •
  the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

  •
  if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "Limitation on Restricted Payments."

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

  •
  (1) the Company could Incur $1.00 of additional Indebtedness pursuant to the Leverage Ratio test described under "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or (2) the Leverage Ratio for the Company and its Restricted Subsidiaries would be less than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and

  •
  no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

"U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company's option.

"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing:

  •
  the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by

  •
  the sum of all such payments.

"Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

"Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

IDSs Eligible For Future Sale

Future sales or the availability for sale of substantial amounts of IDSs or shares of our Class A common stock or a significant principal amount of our senior subordinated notes in the public market could adversely affect prevailing market prices and could impair our ability to raise capital through future sales of our securities. Upon completion of this offering, we will have 9,652,951 IDSs outstanding, which represent 9,652,951 shares of our Class A common stock in the aggregate and $72.6 million aggregate principal amount of our senior subordinated notes. 8,659,000 of these IDSs and securities represented thereby will be freely tradable without restriction or further registration under the Securities Act or securities legislation in all the provinces and territories of Canada (other than the province of Quebec), unless the IDSs or securities represented thereby are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act. Upon completion of this offering, our existing equity investors will hold 568,453 shares of Class B common stock, which may be exchanged, subject to certain conditions, for IDSs. Holders of our Class B common stock will have demand and piggyback registration rights for the IDSs they hold and the IDSs into which such shares of Class B common stock may be exchanged. See "Related Party Transactions—Investor Rights Agreement." Registration rights may not be exercised during the lock-up period. See "Underwriting."

We may issue shares of our common stock or senior subordinated notes, which may be in the form of IDSs, or other securities from time to time as consideration for future acquisitions and investments. If any such acquisition or investment is significant, the number of shares of our common stock or senior subordinated notes, which may be in the form of IDSs, or other securities that we may issue, may in turn be significant. In addition, we may also grant registration rights covering those shares of our common stock or senior subordinated notes and IDSs, if applicable, or other securities in connection with any such acquisitions and investments.

Material United States Federal Income Tax Considerations

The following discussion describes the material United States federal income tax considerations associated with the purchase, ownership, and disposition of IDSs, senior subordinated notes and Class A common stock as of the date hereof by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Except where noted, this discussion deals only with IDSs, senior subordinated notes and Class A common stock held as capital assets by holders who acquired IDSs or senior subordinated notes upon their original issuance at their initial offering price and does not address special situations, such as those of:

  •
  dealers in securities or currencies;

  •
  financial institutions;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  tax-exempt entities;

  •
  insurance companies;

  •
  persons holding IDSs, senior subordinated notes or Class A common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  persons liable for alternative minimum tax;

  •
  investors in pass-through entities; or

  •
  U.S. Holders (as defined below) of IDSs whose "functional currency" is not the U.S. dollar.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. The statements of law or legal conclusions in this discussion constitute the opinion of O'Melveny & Myers LLP, our counsel. Such opinion is based in part on facts described in this prospectus and on various other assumptions, opinions, representations and determinations. Any alteration or incorrectness of such facts, assumptions, opinions, representations or determinations could adversely affect such opinion. This discussion does not address any state, local or non-U.S. tax considerations.

A "U.S. Holder" of IDSs, senior subordinated notes or Class A common stock means a holder that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds IDSs, senior subordinated notes or Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding IDSs, senior subordinated notes or Class A common stock, we urge you to consult your own tax advisor.

No statutory, administrative or judicial authority directly addresses the treatment of IDSs or instruments similar to IDSs for U.S. federal income tax purposes. We have not sought a ruling from the Internal Revenue Service (the "IRS"). As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that assumed below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the IDSs, and, in the case of Non-U.S. Holders (as defined below), could subject such holders to U.S. federal withholding taxes with regard to the senior subordinated notes in the same manner as they will be with regard to our Class A common stock. Payments to Non-U.S. Holders would not be grossed-up for any such taxes. In addition, a different treatment could result in the loss by us of all or part of the deduction for interest paid on the senior subordinated notes. If you are considering the purchase of IDSs or senior subordinated notes, we urge you to consult your own tax advisor concerning the particular U.S. federal income tax consequences to you of the ownership of IDSs or senior subordinated notes, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Consequences to U.S. Holders

  IDSs

Allocation of Purchase Price.    It is the opinion of our counsel, O'Melveny & Myers LLP, that, under U.S. federal income tax laws, your acquisition of IDSs should be treated for U.S. federal income tax purposes as an acquisition of the shares of our Class A common stock and the senior subordinated notes underlying the IDSs and, by purchasing IDSs, you will agree to such treatment. However, there is no authority that directly addresses the tax treatment of securities with terms substantially similar to the terms of the IDSs. In light of the absence of direct authority, neither we nor our counsel can conclude with certainty that the IDSs should be so treated. If such treatment is not respected, the acquisition of IDSs may be treated as an acquisition of only our stock, in which case the senior subordinated notes would be treated as equity rather than debt for U.S. federal income tax purposes. See "Senior Subordinated Notes—Characterization of Notes." The remainder of this discussion assumes that the acquisition of IDSs will be treated as an acquisition of shares of our Class A common stock and senior subordinated notes.

The purchase price of each IDS will be allocated between the shares of Class A common stock and the senior subordinated note in proportion to their respective fair market values at the time of purchase. Such allocation will establish your initial tax basis in the share of Class A common stock and the senior subordinated note. Assuming an initial public offering price of $16.00 per IDS (the midpoint of the range set forth on the cover page of this prospectus), we expect to report the initial fair market value of each share of Class A common stock as $8.48 and the initial fair market value of each senior subordinated note as $7.52, and by purchasing IDSs, you will agree to such allocation and that you will not take a contrary position for any purpose, including tax reporting purposes. If this allocation is not respected, it is possible that the senior subordinated notes will be treated as having been issued with more than a de minimis amount of original issue discount (referred to as OID) or amortizable bond premium and your initial tax basis in our common stock would be higher, or lower, respectively. You generally would have to include original issue discount in income in advance of the receipt of cash attributable to that income, and would be able to elect to amortize bond premium over the remaining term of the notes. Furthermore, in the event that the senior subordinated notes were determined to be issued at a premium, we would effectively be required to reduce our tax deduction for interest payments by the amount of that premium over the term of the senior subordinated notes, which would increase our tax liability and reduce our cash available for interest and dividend payments. The remainder of this discussion assumes that this allocation of the purchase price will be respected.

Separation and Recombination.    Based on the opinion of our counsel that an acquisition of IDSs should be treated for federal income tax purposes as an acquisition of Class A common stock and senior subordinated notes, if you separate an IDS into a share of Class A common stock and a senior subordinated note or recombine a share of Class A common stock and a senior subordinated note to form an IDS, you will not recognize gain or loss upon the separation of an IDS or a recombination of a share of Class A common stock and senior subordinated note into an IDS. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, with respect to the share of Class A common stock and the senior subordinated note, and your tax basis in the share of Class A common stock and the senior subordinated note will not be affected by the separation or recombination. However, because there is no tax authority that directly addresses this issue, O'Melveny & Myers LLP has not rendered an opinion regarding the foregoing.

  Senior Subordinated Notes

Characterization of Notes.    Our counsel, O'Melveny & Myers LLP, is of the opinion that the senior subordinated notes should be treated as separate from the Class A common stock and as debt for U.S. federal income tax purposes. Such opinion is based on customary opinions, representations and determinations, which are discussed in more detail in the following paragraphs, and such opinion is not binding on the IRS or the courts, which could disagree. We and, by acquiring senior subordinated notes, directly or in the form of IDSs, each holder agrees to treat the senior subordinated notes as our indebtedness for all purposes. Assuming such treatment is respected, stated interest on the senior subordinated notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

The determination of whether an instrument is treated as debt or equity for U.S. federal income tax purposes is based on all relevant facts and circumstances. There is no clear statutory definition of debt and its characterization is governed by principles developed in case law, which analyzes numerous factors (with no one factor being dispositive) that are intended to identify the economic substance of the investor's interest in the corporation. Our determination that the senior subordinated notes should be treated as debt for U.S. federal income tax purposes, and the opinions of counsel to this effect referred to above, rely upon certain representations and determinations by us and upon an opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., a financial advisory firm. The opinion of Houlihan Lokey includes opinions substantially to the effect that:

  •
  when taken together and considered as a whole, the term, interest rate and other material provisions of the senior subordinated notes are commercially reasonable and are substantially similar to the terms to which an unrelated third party lender or investor in corporate debt bargaining at arm's length would reasonably agree;

  •
  immediately following the offering, the aggregate principal amount of the senior subordinated notes in relation to the aggregate amount of our capital is commercially reasonable under the circumstances; and

  •
  the ratio of our aggregate outstanding indebtedness to the fair market value of our equity immediately following this offering will not exceed                : to 1.00.

The opinion of Houlihan Lokey relies on, and assumes without independent investigation the accuracy of, the financial data and other information (including the facts described in this prospectus) provided by us and the descriptions of the securities set forth in this prospectus; is being provided solely for the purpose of assisting us and our counsel regarding certain U.S. federal income tax determinations and opinions referred to in this prospectus and certain financial accounting matters and may not be relied on for any other purpose; and does not constitute a recommendation to invest in our securities or an expression of a viewpoint as to our business prospects or the fairness or merits of the offering. Houlihan Lokey is not providing any opinions as to any legal questions or tax matters. The opinions of Houlihan Lokey as to commercial reasonableness and valuation of our securities are based on a comparison of our securities and the offering to other securities and transactions deemed comparable by Houlihan Lokey and valuation methodologies deemed appropriate by it. For purposes of this opinion, Houlihan Lokey neither reviewed our books and records nor made any physical inspection or independent evaluation or appraisal of our assets and liabilities. Any alteration or inaccuracy of the facts, data, information or assumptions on which Houlihan Lokey's opinion relies could adversely affect such opinion. The Houlihan Lokey opinion is rendered at, and speaks only as of, the closing of this offering.

Our counsel's opinion also relies on our representation that we expect and intend to make all interest and principal payments on the senior subordinated notes in accordance with their terms.

In light of the representations, determinations and opinions described or referred to above and their relevance to several of the factors analyzed in case law, and taking into account the facts and circumstances relating to the issuance of the senior subordinated notes, we (and our counsel) are of the view that the senior subordinated notes should be treated as separate from the Class A common stock and as debt for U.S. federal income tax purposes. However, there is no authority that directly addresses the tax treatment of securities with terms substantially similar to the terms of the senior subordinated notes or offered under circumstances such as the offering (i.e., offered as a unit consisting of senior subordinated notes and Class A common stock). In light of this absence of direct authority, neither we nor our counsel can conclude with certainty that the senior subordinated notes will be treated as debt for U.S. federal income tax purposes.

If the senior subordinated notes were treated as equity rather than debt for U.S. federal income tax purposes, then the stated interest on the senior subordinated notes would generally be treated as a dividend to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles), but those dividends likely would not qualify for the special 15% rate described below and interest on the senior subordinated notes would not be deductible by us for U.S. federal income tax purposes. Our inability to deduct interest on the senior subordinated notes could materially increase our taxable income and, thus, our U.S. federal income tax liability. This would reduce our after-tax cash flow, thereby adversely affecting our ability to make payments on the senior subordinated notes and the Class A common stock. In addition, as discussed below under "Consequences to Non-U.S. Holders—Class A Common Stock," Non-U.S. Holders could be subject to withholding with regard to the senior subordinated notes in the same manner as they will be with regard to our Class A common stock. We would also be liable for withholding taxes on any interest payments previously made by us to Non-U.S. Holders that are recharacterized as dividends for U.S. federal income tax purposes. In addition, repayment of the senior subordinated notes, by early redemption or otherwise, would be treated as a redemption of equity, which could be treated as a dividend to Holders pursuant to applicable U.S. federal income tax rules.

Additionally, the IRS may challenge the determination that the interest rate on the senior subordinated notes represents an arm's length rate and, if successful, any excess amount over arm's length could be recharacterized as a non-deductible payment (such as a dividend) instead of an interest payment for U.S. federal income tax purposes, which could materially increase our taxable income and, thus, our U.S. federal income tax liability. In addition, as discussed below under "Consequences to Non-U.S. Holders—Class A Common Stock," Non-U.S. Holders could be subject to withholding tax with regard to payments on the senior subordinated notes in the same manner as they will be with regard to our Class A common stock. We would also be liable for withholding taxes on any interest payments previously made by us to Non-U.S. Holders that are recharacterized as dividends for U.S. federal income tax purposes. If the interest rate were determined to be less than the arm's length rate, the senior subordinated notes could be treated as issued with original issue discount, which you would be required to include in income over the term of the senior subordinated notes prior to the receipt of cash. Except where stated otherwise, the discussion of the consequences to U.S. Holders and Non-U.S. Holders described below assumes the senior subordinated notes will be respected as debt that pays interest at an arm's length rate.

Stated Interest; Deferral of Interest.    Although there is no authority that directly describes when a contingency such as the interest deferral option described in "Description of the Senior Subordinated Notes—Terms of the Notes—Interest Deferral," should be considered "remote," based on our financial forecast, we believe, but have not received an opinion of counsel, the likelihood that we will defer interest payments on the senior subordinated notes is remote, as our counsel has explained to us that such term is defined, within applicable U.S. Treasury regulations. Under those U.S. Treasury regulations, a "remote" contingency that stated interest will not be timely paid is ignored in determining whether a debt instrument is issued with OID. Accordingly, stated interest on the senior subordinated notes should generally be included in the gross income of a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes. However, if we were to defer payments of interest on the senior subordinated notes, you would be subject to the special OID rules and would be required to include amounts in income before the receipt of cash payments. If deferral of any payment of interest were determined not to be "remote," then the senior subordinated notes would be treated as issued with OID at the time of issuance. In such case, all stated interest on the senior subordinated notes would be treated as OID, with the consequence that all holders would be required to include the yield on the senior subordinated notes in income as it accrued on a constant yield basis, possibly in advance of their receipt of the associated cash and regardless of their method of tax accounting.

Sale, Exchange or Retirement of Senior Subordinated Notes.    It is the opinion of our counsel, O'Melveny & Myers LLP, that upon the sale, exchange, retirement or other disposition of an IDS, you will be treated as having sold, exchanged, retired or disposed of the senior subordinated note underlying the IDS. Upon the sale, exchange, retirement or other disposition of a senior subordinated note, you will recognize gain or loss equal to the difference between the portion of the proceeds allocable to, or received for, your senior subordinated note (less an amount equal to any accrued and unpaid interest which will be treated as a payment of interest for U.S. federal income tax purposes) and your adjusted tax basis in the senior subordinated note. As described above under "Consequences to U.S. Holders—IDSs—Allocation of Purchase Price," your tax basis in a senior subordinated note generally will be the portion of the purchase price of your IDSs allocable to the senior subordinated note, or your purchase price for the senior subordinated note, as the case may be, less any principal payments thereon and increased by any OID (if any) previously included in your income. Such gain or loss will generally be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Additional Issuances.    Subsequently issued senior subordinated notes may be issued with more than a de minimis amount of OID if they are issued at a discount to their face value. The U.S. federal income tax consequences to you of the subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) upon a subsequent offering by us of IDSs or senior subordinated notes, including IDSs in exchange for Class B common stock, are unclear and accordingly, our counsel is unable to opine on those consequences. The indenture governing the senior subordinated notes will provide that, in the event there is a subsequent issuance of senior subordinated notes with a new CUSIP number (which will occur in connection with an issuance of senior subordinated notes with OID and any issuance of senior subordinated notes thereafter) having terms that are otherwise identical (other than issuance date) in all material respects to the senior subordinated notes underlying the IDSs, each holder of senior subordinated notes or IDSs, as the case may be, agrees that a portion of such holder's senior subordinated notes will be exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, immediately following such subsequent issuance, each holder of subsequently issued senior subordinated notes, held either as part of IDSs or separately, and each holder of existing senior subordinated notes, held either as part of IDSs or separately, will own an inseparable unit composed of a proportionate percentage of both the old senior subordinated notes and the newly issued senior subordinated notes. The automatic exchange has been structured in this manner to promote and increase the fungibility and liquidity of our senior subordinated notes and IDSs upon the occurrence of any such subsequent issuances. Because a subsequent issuance will affect the senior subordinated notes in the same manner, it is the opinion of our counsel that regardless of whether these senior subordinated notes are held as part of IDSs or separately, the combination of senior subordinated notes and shares of Class A common stock to form IDSs, or the separation of IDSs, should not affect your tax treatment.

The aggregate stated principal amount of senior subordinated notes owned by each holder will not change as a result of such subsequent issuance and exchange. Whether the receipt of subsequently issued senior subordinated notes in exchange for previously issued senior subordinated notes in this automatic exchange constitutes a taxable exchange for U.S. federal income tax purposes depends on whether the subsequently issued senior subordinated notes are viewed as differing materially from the senior subordinated notes exchanged. Due to a lack of applicable guidance, it is unclear whether the subsequently issued senior subordinated notes would be viewed as differing materially from the previously issued senior subordinated notes for this purpose. Consequently, it is unclear whether an exchange of senior subordinated notes for subsequently issued senior subordinated notes results in a taxable exchange for U.S. federal income tax purposes, and it is possible that the IRS might successfully assert that such an exchange should be treated as a taxable exchange.

If the IRS successfully asserted that an automatic exchange following a subsequent issuance is a taxable exchange, an exchanging holder would generally recognize gain or loss in an amount equal to the difference between the fair market value of the subsequently issued senior subordinated notes received and such holder's adjusted tax basis in the senior subordinated notes exchanged. See "Senior Subordinated Notes—Sale, Exchange or Retirement of Senior Subordinated Notes." It is also possible that the IRS might successfully assert that any such loss should be disallowed under the wash sale rules, in which case the holder's basis in the subsequently issued senior subordinated notes would be increased to reflect the amount of the disallowed loss. In the case of a taxable exchange, a holder's initial tax basis in the subsequently issued senior subordinated notes received in the exchange would be the fair market value of such senior subordinated notes on the date of exchange (adjusted to reflect any disallowed loss) and a holder's holding period in such senior subordinated notes would begin on the day after such exchange.

Regardless of whether a subsequent issuance of senior subordinated notes with OID results in a taxable exchange, such issuance may increase the amount of OID, if any, that you are required to accrue with respect to the senior subordinated notes. Following any subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) and resulting exchange we (and our agents) will report any OID on any subsequently issued senior subordinated notes ratably among all holders of senior subordinated notes and IDSs, and each holder of senior subordinated notes and IDSs will, by purchasing senior subordinated notes or IDSs, as the case may be, agree to report OID in a manner consistent with this approach. Consequently, holders that acquire senior subordinated notes in this offering may be required to report OID as a result of a subsequent issuance (even though they purchased senior subordinated notes having no OID). This will generally result in such holders reporting more interest income over the term of the senior subordinated notes than they would have reported had no such subsequent issuance occurred, and any such additional interest income will be reflected as an increase in the tax basis of the senior subordinated notes, which will generally result in a capital loss (or reduced capital gain) upon a sale, exchange or retirement of the senior subordinated notes. However, the IRS may assert that any OID should be reported only to the persons that initially acquired such subsequently issued senior subordinated notes (and their transferees). In such case, the IRS might further assert that, unless a holder can establish that it is not such a person (or a transferee thereof), all of the senior subordinated notes held by such holder have OID. Any of these assertions by the IRS could create significant uncertainties in the pricing of IDSs and senior subordinated notes and could adversely affect the market for IDSs and senior subordinated notes. You would be required to include any OID in income as ordinary income as it accrues, in advance of the receipt of cash attributable to such income.

It is possible that senior subordinated notes we issue in a subsequent issuance will be issued at a discount to their face value and, accordingly, may have "significant OID" and thus be classified as "applicable high yield discount obligations." If any such senior subordinated notes were so classified, a portion of the OID on such senior subordinated notes could be nondeductible by us and the remainder would be deductible only when paid. This treatment would have the effect of increasing our taxable income and may adversely affect our cash flow available for interest payments and distributions to our equityholders.

Due to the complexity and uncertainty surrounding the U.S. federal income tax treatment of subsequent issuances and exchanges of senior subordinated notes, prospective investors are urged to consult their tax advisors regarding the applicable tax consequences to them in light of their particular circumstances.

  Class A Common Stock

Dividends.    The gross amount of dividends paid to you will be treated as dividend income to you to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such income will be includible in your gross income as ordinary income. Distributions to you in excess of earnings and profits will be treated first as a return of capital that reduces your tax basis in the shares, and after such tax basis is reduced to zero as gain from the sale or exchange of shares of our Class A common stock. Dividends paid through 2008 will generally be taxed to you at the rates applicable to long-term capital gains, provided that a minimum holding period and other requirements are satisfied. After 2008, dividends will be taxed at the same rate as ordinary income.

Sale or Exchange of Class A Common Stock.    Upon the sale, exchange, retirement or other disposition of an IDS, you will be treated as having sold, exchanged or disposed of the shares of our Class A common stock underlying the IDS. Upon the sale, exchange or other disposition of shares of our Class A common stock, you will recognize capital gain or loss in an amount equal to the difference between the portion of the proceeds allocable to your shares of Class A common stock and your adjusted tax basis in the shares of Class A common stock. As described above under "IDSs—Allocation of Purchase Price," your adjusted tax basis in the shares of Class A common stock generally will be the portion of the purchase price of your IDSs allocable to the shares of Class A common stock, less any prior distributions that reduced such basis. As discussed above, capital gains of individuals derived with respect to capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding.    In general, information reporting requirements will apply to payments of principal, interest and dividends on our senior subordinated notes and Class A common stock and to the proceeds of sale of IDSs, our senior subordinated notes and Class A common stock paid to a U.S. Holder other than certain exempt recipients (such as corporations). A backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Consequences to Non-U.S. Holders

The following discussion applies only to Non-U.S. Holders. A "Non-U.S. Holder" is a holder, other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder. Special rules may apply to certain Non-U.S. Holders, such as:

  •
  U.S. expatriates;

  •
  "controlled foreign corporations;"

  •
  "passive foreign investment companies;"

  •
  "foreign personal holding companies;"

  •
  corporations that accumulate earnings to avoid U.S. federal income tax; and

  •
  investors in pass-through entities that are subject to special treatment under the Code.

Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

  Senior Subordinated Notes

Characterization of Senior Subordinated Notes.    As discussed above under "Consequences to U.S. Holders—Senior Subordinated Notes—Characterization of Notes," our counsel believes that the senior subordinated notes should be treated as debt for U.S. federal income tax purposes. However, no ruling on this issue has been requested from the IRS and thus there can be no assurance that such a position would be sustained if challenged by the IRS. If the senior subordinated notes were treated as equity rather than debt for U.S. federal income tax purposes, then the senior subordinated notes would be treated in the same manner as shares of our Class A common stock as described below under "Consequences to Non-U.S. Holders—Class A Common Stock," and payments on the senior subordinated notes would be subject to U.S. federal withholding taxes. Payments to Non-U.S. Holders would not be grossed-up on account of any such taxes. In addition, we would be liable for withholding taxes on any interest payments previously made by us to Non-U.S. Holders that are recharacterized as dividends for U.S. federal income tax purposes. The remainder of this discussion assumes that the characterization of the senior subordinated notes as debt for U.S. federal income tax purposes will be respected.

U.S. Federal Withholding Tax.    Subject to the discussion below concerning backup withholding, no withholding of U.S. federal income tax should be required with respect to the payment of principal or interest on a senior subordinated note owned by you under the "portfolio interest rule," provided that:

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on a senior subordinated note is described in section 881(c)(3)(A) of the Code; and

  •
  you satisfy the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the Treasury regulations thereunder.

To satisfy the requirement referred to in the final bullet above, you, or a financial institution holding the senior subordinated note on your behalf, must provide, in accordance with specified procedures, our paying agent with a statement to the effect that you are not a U.S. person. Currently, these requirements will be met if (1) you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN), or (2) a financial institution holding the note on your behalf certifies, under penalties of perjury, that such statement has been received by it and furnishes our paying agent with a copy thereof. The statement requirement referred to in the final bullet above may also be satisfied with other documentary evidence with respect to a note held in an offshore account or through certain foreign intermediaries.

If you cannot satisfy the requirements of the "portfolio interest rule" described in the bullets above, payments of interest (including payments in respect of OID) made to you will be subject to a 30% withholding tax unless you provide us or our paying agent, as the case may be, with a properly executed:

  •
  IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI stating that interest paid on the senior subordinated note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

Alternative documentation may be applicable in special situations, such as in the case of non-U.S. governments or flow-through entities organized under non-U.S. law.

U.S. Federal Income Tax.    If you are engaged in a trade or business in the United States and interest on the senior subordinated note is effectively connected with the conduct of such trade or business (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), you, although exempt from the withholding tax discussed above (provided the certification requirements described above are satisfied), will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of such amount, subject to adjustments.

Sale or Exchange of Notes.    Upon the sale, exchange, retirement or other disposition of IDSs, you will be treated as having sold, exchanged or disposed of the senior subordinated note represented by the IDSs. Any gain realized upon the sale, exchange, retirement or other disposition of a senior subordinated note generally will not be subject to U.S. federal income tax unless:

  •
  such gain is effectively connected with your conduct of a trade or business in the United States and, if certain tax treaties apply, is attributable to your U.S. permanent establishment; or

  •
  you are an individual, you are present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

If you are an individual and are described in the first bullet above, you will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if you were a U.S. Holder. If you are an individual and are described in the second bullet above, you will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses (even though you are not considered a resident of the United States). If you are a foreign corporation and are described in the first bullet above, you will be subject to tax on your gain under regular graduated U.S. federal income tax rates in the same manner as if you were a U.S. Holder and, in addition, may be subject to the branch profits tax on your effectively connected earnings and profits at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty.

  Class A Common Stock

Dividends.    Dividends paid to you generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States and, if certain tax treaties apply, are attributable to your U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis in the same manner as if you were a U.S. Holder. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. If you are a foreign corporation, any such effectively connected dividends received by you may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If you wish to claim the benefit of an applicable treaty rate (and also avoid backup withholding as discussed below) for dividends, you will be required to:

  •
  complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that you are not a U.S. person and that you are entitled to the benefits of the applicable treaty; or

  •
  if the shares of our Class A common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations.

Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange or Retirement of Class A Common Stock.    Upon the sale, exchange, retirement or other disposition of IDSs, you will be treated as having sold, exchanged, retired or disposed of the shares of Class A common stock underlying the IDSs. You generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of shares of our Class A common stock unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States, or, if certain tax treaties apply, is attributable to your U.S. permanent establishment;

  •
  if you are an individual and hold shares of our Class A common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale or other disposition, and certain other conditions are met; or

  •
  we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes.

If you are an individual and are described in the first bullet above, you will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if you were a U.S. Holder. If you are an individual and are described in the second bullet above, you will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses (even though you are not considered a resident of the United States). If you are a foreign corporation and are described in the first bullet above, you will be subject to tax on your gain under regular graduated U.S. federal income tax rates in the same manner as if you were a U.S. Holder and, in addition, may be subject to the branch profits tax on your effectively connected earnings and profits at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not and do not anticipate becoming a "U.S. real property holding corporation" for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

The amount of interest payments and dividends paid to you and the amount of tax, if any, withheld with respect to such payments will be reported annually to the IRS.

Copies of the information returns reporting such interest payments, dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will be required with respect to payments made by us or any paying agent to you, unless a statement described in the fourth bullet under "Consequences to Non-U.S. Holders—Notes—U.S. Federal Withholding Tax" has been received (and we or the paying agent do not have actual knowledge or reason to know that you are a U.S. person).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of IDSs, Class A common stock or senior subordinated notes within the United States or conducted through U.S.-related financial intermediaries unless a statement described in the fourth bullet under "Consequences to Non-U.S. Holders—Senior Subordinated Notes—U.S. Federal Withholding Tax" has been received (and we or the paying agent do not have actual knowledge or reason to know that you are a U.S. person) or you otherwise establish an exemption. However, any payments of interest and dividends to you will be reported on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase of the IDSs by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, Similar Laws), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a Plan).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an ERISA Plan) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the IDSs on behalf of, or with the assets of, any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Whether or not our underlying assets are deemed to include "plan assets," as described below, the acquisition and/or holding of the IDSs by an ERISA Plan with respect to which we, the underwriters, the trustee or the guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor, or the DOL, has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of the IDSs. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

ERISA and the Code do not define "plan assets." However, regulations (the Plan Asset Regulations) promulgated under ERISA by the DOL generally provide that when an ERISA Plan acquires an equity interest in an entity that is an "operating company," or the equity interest is a "publicly-offered security" (in each case as defined in the Plan Asset Regulations), such equity interest will be a "plan asset," but the underlying assets of the entity will not be deemed "plan assets." The Plan Asset Regulations define an "equity interest" as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Therefore, we anticipate that shares of our common stock would be considered an equity interest and our senior subordinated notes should be treated as indebtedness. Under the Plan Asset Regulations, an "operating company" is defined as "an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital." Because we are engaged in the business of providing telephone services and operating rural local exchange carriers, we believe that we are an "operating company" for purposes of the Plan Asset Regulations, although no assurance can be given in this regard.

Alternatively, under the Plan Asset Regulations, a "publicly offered security" is a security that is: (a) "freely transferable," (b) part of a class of securities that is "widely held," and (c)(i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities to which such security is a part is registered under the Securities Exchange Act of 1934, or the Exchange Act, within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act. We intend to effect such a registration under the Securities Act and Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. It is anticipated that the IDSs will be "widely held" within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard. The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. It is anticipated that the IDSs will be "freely transferable" within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard.

Plan Asset Consequences

If we cease to be an operating company and the IDSs cease to be publicly offered securities within the meaning of the Plan Asset Regulations, our assets could be deemed to be "plan assets" under ERISA, unless, at such time, another exemption is available under the Plan Asset Regulations. This would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us and (ii) the possibility that certain transactions in which we might seek to engage could constitute "prohibited transactions" under ERISA and the Code. As a result, we may be precluded from engaging in otherwise favorable transactions with persons who may be parties in interest or disqualified parties, as defined above.

Because of the foregoing, the IDSs should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Note

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the IDSs on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the IDSs.

Underwriting

We and the selling stockholders will enter into an underwriting agreement, dated            , 2004, with the underwriters named in the table below. CIBC World Markets Corp., RBC Capital Markets Corporation and UBS Securities LLC are acting as representatives of the underwriters.

The underwriting agreement will provide for the purchase of a specified number of IDSs by each of the underwriters. The underwriters' obligations are several, which means that each underwriter is required to purchase a specified number of IDSs but is not responsible for the commitment of any other underwriter to purchase the IDSs. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us and the selling stockholders the number of IDSs set forth opposite its name below. In addition, subject to the terms and conditions of the underwriting agreement, certain underwriters, which we refer to in this section as the "separate notes underwriters," will agree to purchase from us $8,500,000 million aggregate principal amount of our senior subordinated notes due 2019 (not in the form of IDSs).

Underwriters	Number of IDSs	Senior Subordinated Notes
CIBC World Markets Corp.		$
RBC Capital Markets Corporation
UBS Securities LLC
Deutsche Bank Securities Inc.
Harris Nesbitt Corp.
KeyBanc Capital Markets, a division of McDonald Investments Inc.
Raymond James & Associates, Inc.

Total	8,659,000		$65,115,680

Under the underwriting agreement, we and each selling stockholder have agreed severally and not jointly to sell and the underwriters have agreed severally, but not jointly, to purchase the IDSs offered under this offering at a price of $            per IDS, and the separate senior subordinated notes offered under this offering at a price of      % of the principal amount thereof payable in cash to us against delivery. However, the underwriters have agreed to purchase all of the IDSs and separate senior subordinated notes offered in this offering (other than those covered by the over-allotment option described below) if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase the IDSs or separate senior subordinated notes, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.

This offering is being made concurrently in the United States and in all the provinces (other than Quebec) and territories of Canada. The IDSs and separate senior subordinated notes will be offered in the United States and Canada through certain of the underwriters, either directly or through their respective U.S. or Canadian registered broker-dealer affiliates. Subject to applicable law, the underwriters may offer the IDSs or senior subordinated notes outside of the United States and Canada.

The IDSs and separate senior subordinated notes should be ready for delivery on or about            , 2004, but in any event no later than            , 2004 against payment in immediately available funds. The underwriters are offering the IDSs and separate senior subordinated notes subject to various conditions and may reject all or part of any order. The representatives have advised us that the underwriters propose to offer the IDSs and separate senior subordinated notes directly to the public at the public offering price that appears on the cover page of this prospectus. In addition, the representatives may offer some of the IDSs or separate senior subordinated notes to other securities dealers at such price

less a concession of $            per IDS or      % of the principal amount of the senior subordinated notes. The underwriters may also allow, and such dealers may reallow, a concession not in excess of $            per IDS or      % of the principal amount of the separate senior subordinated notes to other dealers. After the IDSs and the separate senior subordinated notes are released for sale to the public, the representatives may change the offering price and other selling terms at various times. The IDSs are being offered in the United States in U.S. dollars and in Canada in U.S. dollars and Canadian dollars, at the same offering price and underwriting discounts per IDS and    % of the principal amount of the separate senior subordinated notes, calculated based on the noon buying rate on the date of this prospectus as quoted by the Federal Reserve Bank of New York.

The selling stockholders have granted the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus, permits the underwriters to purchase a maximum of 865,940 additional IDSs from the selling stockholders to cover all over-allotments. If the underwriters exercise all or part of this option, they will purchase the IDSs covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $            , and the total proceeds to us and the selling stockholders will be $            and $            , respectively. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional IDSs proportionate to the underwriter's initial amount reflected in the foregoing table.

The following table shows the underwriting discounts and commissions that we and the selling stockholders will pay to the underwriters in connection with the offerings. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional IDSs:

Offering
	IDS Offering			Senior Subordinated Notes Offering
Underwriting Discount to be Paid by	Per IDS	Total without Exercise of Over- Allotment Option	Total with Full Exercise of Over- Allotment Option	Per Senior Subordinated Note	Total
Otelco Inc.	$	$	$	$	$
Selling Stockholders

Total	$	$	$	$	$

We estimate that our total expenses of this offering, excluding the underwriting discount, will be approximately $6.4 million.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and applicable Canadian securities laws.

The selling stockholders are deemed to be underwriters in this offering.

We, our directors, our executive officers and our existing equity investors will agree to a 180-day "lock up" with respect to the IDSs, the            % senior subordinated notes and the shares of our common stock, including securities that are convertible into such securities and securities that are exchangeable or exercisable for such securities, which we may issue or they own prior to this offering or purchase in or after this offering, as the case may be, other than any IDSs, senior subordinated notes or shares of our common stock:

  •
  to be sold in the offering;

  •
  to be repurchased by us in connection with our conversion or the exchange of options;

  •
  transferred to any of the underwriters;

  •
  transferred as a gift or gifts to his or her immediate family or to a trust the beneficiary of which is exclusively the undersigned and/or a member or members of his or her immediate family (provided that any donee thereof agrees in writing to be bound by the terms of the underwriting agreement);

  •
  transferred to affiliates, provided that the affiliate agrees in writing to be bound by the terms of the underwriting agreement; or

  •
  distributed to its shareholders, partners or members, provided that such shareholders, partners or members agree in writing to be bound by the terms of the lock up agreement.

This means that for a period of 180 days following the date of this prospectus, we and such persons may not offer, sell, pledge or otherwise dispose of any of these securities or request or demand that we file a registration statement related to any of these securities without the prior written consent of the representatives, subject to specified exceptions. The representatives have informed us that they have no intentions to release any securities that are subject to the lock up.

The 180-day restricted period described above is subject to extension such that, in the event that either (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the lock up restrictions described above, will continue to apply until the expiration of the 18-day period beginning on the earnings release or the occurrence of the material news or material event, unless the underwriters waive such extension in writing.

None of the senior subordinated notes sold separately (not in the form of IDSs) in this offering, which we sometimes refer to in this section as the "separate notes," may be purchased, directly or indirectly, by persons who are also (1) purchasing IDSs in this offering or (2) holders of Class B common stock following our conversion.

Furthermore, prior to the closing of this offering, each person purchasing separate notes in this offering will be required to represent to us that:

  (a)
  neither such purchaser nor any entity, investment fund or account over which such purchaser exercises investment control is purchasing IDSs in this offering;

  (b)
  neither such purchaser nor any entity, investment fund or account over which such purchaser exercises investment control owns or has the contractual right to acquire our equity securities (including securities which are convertible, exchangeable or exercisable into or for our equity or our equity-linked securities, which we refer to collectively as our company equity); and

  (c)
  there is no plan or pre-arrangement by which (i) such purchaser will acquire any IDSs or our company equity or (ii) separate notes being acquired by such purchaser will be transferred to any holder of the IDSs or company equity.

The representatives have informed us that they do not expect discretionary sales by the underwriters to exceed 5% of the IDSs offered by this offering.

There is no established trading market for the shares of our Class A common stock, the senior subordinated notes or the IDSs. The offering price for the IDSs will be determined by us and the representatives, and the offering price of the senior subordinated notes sold separately will be determined by us and the separate note underwriters based, in each case, on the following factors:

  •
  prevailing market and general economic conditions;

  •
  our financial information;

  •
  our history and prospects;

  •
  the history of and prospects for the industry in which we compete;

  •
  an assessment of our management, our past and present operations, and the prospects for, and timing of, our future revenues; and

  •
  the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

We have applied to list the IDSs on the American Stock Exchange under the trading symbol "OTT." In addition, we have applied to list our IDSs on the Toronto Stock Exchange under the symbol "OTT.un" and the shares of our Class A common stock under the trading symbol "OTT." We currently do not anticipate an active trading market for the Class A common stock to develop.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase IDSs or senior subordinated notes before the distribution of the IDSs and separate notes is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing transactions—The representatives may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the IDSs or separate notes, so long as stabilizing bids do not exceed a specified maximum;

  •
  Over-allotment and syndicate covering transactions—The underwriters may sell more IDSs in connection with this offering than the number of IDSs that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are short sales made in an amount not greater than the underwriters' over-allotment option to purchase additional IDSs in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing IDSs in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of IDSs available for purchase in the open market as compared to the price at which they may purchase IDSs through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing IDSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the IDSs that could adversely affect investors who purchase IDSs in this offering; and

  •
  Penalty bids—If the representatives purchase IDSs or senior subordinated notes in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those IDSs or senior subordinated notes as part of this offering.

In accordance with policy statements of the Ontario Securities Commission, in Canada, the underwriters may not, throughout the period of distribution, bid for or purchase the IDSs. Such restriction is subject to certain exceptions, provided that the bid or purchase was not engaged in for the purpose of creating actual or apparent active trading in, or raising the price of the IDSs, including: (1) a bid or purchase permitted under the by-laws and rules of the Toronto Stock Exchange relating to market stabilization and passive market making activities; and (2) a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of the distribution. Under the first mentioned exemption, in connection with this offer, the underwriters in Canada may over-allot or effect transactions which stabilize or maintain the market price of the IDSs at a level other than that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

The underwriters' purchases to cover the syndicate short sales or to stabilize the market price of the IDSs or senior subordinated notes or the imposition of penalty bids may have the effect of raising or maintaining the market price of the IDSs or senior subordinated notes or preventing or mitigating a decline in the market price of the IDSs or senior subordinated notes. As a result, the price of the IDSs or senior subordinated notes may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the IDSs or senior subordinated notes if it discourages resales of the IDSs or senior subordinated notes.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the IDSs or separate notes. These transactions may occur on the American Stock Exchange, the Toronto Stock Exchange or otherwise, as permitted. If such transactions are commenced, they may be discontinued without notice at any time.

We were advised by the representatives that separate notes underwriters currently intend to make a market in the separate notes, and, upon the separation of an IDS, in the senior subordinated notes and the shares of Class A common stock, in each case in accordance with customary market practice and applicable legal and regulatory requirements. However, separate notes underwriters are not obligated to do so and may discontinue any market-making activities with respect to any of these securities at any time without notice. Moreover, if and to the extent that separate notes underwriters make any market for these securities, there can be no assurance that such market would provide sufficient liquidity for any holder of any of these securities.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters and certain of the underwriters or securities dealers may distribute prospectuses electronically. The representatives may agree to allocate a number of IDSs or senior subordinated notes to underwriters for sale to their online brokerage account holders. The representatives will allocate IDSs or senior subordinated notes to underwriters that may make Internet distributions on the same basis as other allocations.

An automatic exchange described elsewhere in this prospectus should not impair the rights any holder would otherwise have to assert a claim against us, the selling stockholders or the underwriters, with respect to the full amount of senior subordinated notes purchased by such holder.

CIBC World Markets Corp. is the sole lead arranger of the new credit facility. Affiliates of CIBC World Markets Corp. collectively own approximately 3.6% of funds managed by Seaport Capital. The underwriters have provided, and may continue to provide, from time to time investment banking, commercial banking, advisory and other services to us and our existing equity investors for customary fees and expenses in the ordinary course of their business.

Legal Matters

The validity of the IDSs offered hereby and the shares of our Class A common stock and senior subordinated notes represented thereby, the validity of the senior subordinated notes (not in the form of IDSs) and the validity of the subsidiary guarantees will be passed upon for us by O'Melveny & Myers LLP, New York, New York. Certain legal matters relating to the validity of the subsidiary guarantees by the Alabama subsidiary guarantors will be passed upon for us by Wilkerson & Bryan, P.C., Montgomery, Alabama. Certain legal matters relating to this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

Experts

The consolidated financial statements of Rural LEC Acquisition LLC and Mid-Missouri Holding Corp. included in this prospectus and in the registration statement of which this prospectus forms a part have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

The prospective financial information included in this prospectus has been prepared by, and is the responsibility of, Rural LEC Acquisition LLC's management. BDO Seidman, LLP has neither examined nor compiled the accompanying prospective financial information and, accordingly, BDO Seidman, LLP does not express an opinion or any other form of assurance with respect thereto. The BDO Seidman, LLP reports included in this offering document relate to Rural LEC Acquisition LLC and Mid-Missouri Holding Corp. historical financial information. They do not extend to the prospective financial information and should not be read to do so.

Houlihan Lokey Howard & Zukin Financial Advisors, Inc., in a consent filed with the registration statement, of which this prospectus is a part, has consented to the references in the second and third paragraphs of the section of this prospectus entitled "Material U.S. Federal Income Tax Considerations—Consequences to U.S. Holders—Senior Subordinated Notes—Characterization of Notes," to it and its opinions relating to the terms of the senior subordinated notes and our capitalization referenced in such paragraphs rendered to us and our counsel. Such opinions are for the purpose of assisting us and our counsel with respect to certain financial matters related to certain U.S. federal income tax determinations and opinions referred to in this prospectus and certain financial accounting matters and are referred to based on the reputation and experience of said firm in financial advisory matters.

Change in Independent Accountants

On July 8, 2003, we engaged PricewaterhouseCoopers LLP, or PWC, as our independent accountants. On September 24, 2003, PWC resigned as our independent accountants without having completed an audit of our financial statements. PWC did not produce any report on our financial statements. During the period of its engagement, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if they had occurred and not been resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter of such disagreements in any report on our financial statements. In addition for the same period there have been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(V)). We have requested that PWC furnish a letter addressed to the SEC stating whether or not PWC agrees with the above statements. A copy of such letter dated May 6, 2004 is filed as Exhibit 16.1 to this Form S-1.

On July 7, 2003, we approved the termination of Jackson Thornton as our independent accountants. Jackson Thornton's report on our financial statements as of and for the year ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principle. During our 2002 fiscal year and through the periods preceding Jackson Thornton's termination, there were no disagreements with Jackson Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if they had occurred and not been resolved to the satisfaction of Jackson Thornton, would have caused it to make reference to the subject matter of such disagreements in any report on our financial statements. We have requested that Jackson Thornton furnish a letter addressed to the SEC stating whether or not Jackson Thornton agrees with the above statements. A copy of such letter dated May 6, 2004 is filed as Exhibit 16.2 to this Form S-1.

On March 15, 2004, we engaged BDO Seidman, LLP as our new independent registered public accounting firm.

Where You Can Find More Information

We have filed a Registration Statement on Form S-1 with the SEC regarding this offering. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement, and you should refer to the registration statement and its exhibits to read that information. As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act, and, under the Exchange Act, we will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site's Internet address is www.sec.gov.

You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Otelco Inc.
505 Third Avenue East
Oneonta, Alabama 35121
Attention: Chief Financial Officer
(205) 625-3574

Report of Independent Registered Public Accounting Firm

Board of Directors
Rural LEC Acquisition LLC
Oneonta, Alabama

We have audited the accompanying consolidated balance sheets of Rural LEC Acquisition LLC and subsidiaries (the "Company") as of December 31, 2002 and 2003 and the related consolidated statements of operations, members' equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully discussed in Note 1 to the consolidated financial statements, the Company adopted variable accounting rules for its stock option plan and, accordingly, restated the periods ended 2001, 2002 and 2003.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2002 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As noted in note 1 and note 3 to the consolidated financial statements, the Company adopted the provisions of SFAS 142, Goodwill and Other Intangible Assets, as required for goodwill and intangible assets effective January 1, 2002.

/s/ BDO Seidman, LLP

Atlanta, Georgia
April 16, 2004

RURAL LEC ACQUISITION LLC

Consolidated Balance Sheets

	December 31,
	2002	2003
	(restated)	(restated)
Assets
Current assets
Cash and cash equivalents	$2,322,189	$1,650,307
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $130,000 and $130,400 respectively.	1,100,230	1,136,339
Unbilled receivables	1,187,729	1,544,175
Other	882,138	1,281,606
Materials and supplies	895,091	1,202,364
Prepaid expenses and other	177,325	396,891

Total current assets	6,564,702	7,211,682

Property and equipment, net	32,671,700	37,919,405
Goodwill, net	93,035,412	101,903,148
Intangible assets, net	771,428	514,285
Investments	1,371,332	1,348,178
Deferred financing costs	723,907	934,217

Total assets	$135,138,481	$149,830,915

Liabilities and Members' Equity
Current liabilities
Accounts payable	$326,615	$1,285,683
Accrued expenses	2,976,586	3,427,996
Advance billings	558,859	595,561
Customer deposits	228,524	235,114
Current portion of long-term notes payable	6,119,841	7,727,432

Total current liabilities	10,210,425	13,271,786

Net deferred tax liability	3,112,561	7,090,058
Other liabilities	16,662	204,753

Total deferred tax and other liabilities	3,129,223	7,294,811

Long-term notes payable, net of current portion	75,373,327	75,345,896

Commitments and contingencies
Members' equity
Membership units, no par, 3,000,000 units authorized and 2,512,699 issued and outstanding	39,000,010	39,000,010
Retained earnings	7,425,496	14,918,412

Total members' equity	46,425,506	53,918,422

Total liabilities and members' equity	$135,138,481	$149,830,915

The accompanying notes are an integral part of these consolidated financial statements.

RURAL LEC ACQUISITION LLC

Consolidated Statements of Operations

	Years Ended December 31,
	2001	2002	2003
	(restated)	(restated)	(restated)
Revenues
Local service	$13,251,376	$12,882,143	$13,090,059
Network access	11,750,206	12,003,154	14,700,862
Long distance and other telephone services	2,113,296	2,196,772	2,571,311
Cable television	1,360,567	1,586,140	1,747,514
Internet	805,633	1,201,964	1,645,118

Total revenues	29,281,078	29,870,173	33,754,864

Operating expenses
Cost of services	5,719,498	6,346,073	7,488,091
Selling, general and administrative expenses	4,026,023	3,795,731	5,061,499
Write-off of capitalized transaction costs	–	–	1,004,965
Depreciation and amortization	11,611,769	4,881,489	5,481,779

Total operating expenses	21,357,290	15,023,293	19,036,334

Income from operations	7,923,788	14,846,880	14,718,530

Other income (expense)
Interest expense	(8,064,898)	(4,585,431)	(3,383,876)
Gain on sale of marketable securities	4,796,937	–	–
Write-off of capitalized loan costs	(3,412,376)	–	–
Other income	508,056	755,403	265,537

Total other expense	(6,172,281)	(3,830,028)	(3,118,339)

Income before income taxes	1,751,507	11,016,852	11,600,191
Income tax expense	(2,156,818)	(3,817,438)	(4,107,275)

Net income (loss) available to members	$(405,311)	$7,199,414	$7,492,916

Weighted average units outstanding:
Basic	2,512,699	2,512,699	2,512,699
Diluted	2,512,699	2,548,118	2,561,034
Basic net income (loss) per member unit	$(0.16)	$2.87	$2.98
Diluted net income (loss) per member unit	$(0.16)	$2.83	$2.93

The accompanying notes are an integral part of these consolidated financial statements.

RURAL LEC ACQUISITION LLC

Consolidated Statements of Changes in Members' Equity

	Membership Units			Accumulated Other Comprehensive Income
			Retained Earnings		Total Members' Equity
	Units	Amount
			(restated)		(restated)
Balance, December 31, 2000	2,512,699	$39,000,010	$1,295,337	$3,084,637	$43,379,984
Comprehensive income:
Net loss			(405,311)		(405,311)
Unrealized loss on marketable securities				(158,505)
Reclassification for realized gain on marketable securities, net of tax				(2,926,132)	(3,084,637)

Total comprehensive loss					(3,489,948)

Distributions to members			(663,944)		(663,944)

Balance, December 31, 2001	2,512,699	39,000,010	226,082	–	39,226,092

Comprehensive income:
Net income			7,199,414		7,199,414

Total comprehensive income					7,199,414

Balance, December 31, 2002	2,512,699	39,000,010	7,425,496	–	46,425,506

Comprehensive income:
Net income			7,492,916		7,492,916

Total comprehensive income					7,492,916

Balance, December 31, 2003	2,512,699	$39,000,010	$14,918,412	$–	$53,918,422

The accompanying notes are an integral part of these consolidated financial statements.

RURAL LEC ACQUISITION LLC

Consolidated Statements of Cash Flows

	Years ended December 31,
	2001	2002	2003
	(restated)	(restated)	(restated)
Cash flows provided by operating activities:
Net income (loss)	$(405,311)	$7,199,414	$7,492,916
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	4,029,753	4,530,054	5,107,110
Amortization	7,582,016	351,435	374,669
Write-off of capitalized loan costs	3,412,376	–	–
Gain on sale of marketable securities	(4,796,937)	–	–
Loss on sale of assets	–	–	50,459
Provision for deferred income taxes	415,429	3,817,438	3,152,980
Provision for doubtful accounts	120,887	121,456	31,243
Changes in assets and liabilities, net of assets and liabilities acquired:
Accounts receivables	(226,671)	(80,348)	795,801
Material and supplies	(166,968)	334,642	42,001
Prepaid expenses and other assets	101,232	(81,118)	(213,230)
Accounts payable and accrued liabilities	(220,782)	873,390	269,112
Advance billings and payments	375,916	58,435	36,702
Other liabilities	724,356	(64,166)	(17,927)

Net cash provided by operating activities	10,945,296	17,060,632	17,121,836

Cash flows (used for) provided by investing activities:
Acquisition and construction of property and equipment	(4,249,450)	(4,304,355)	(3,838,477)
Proceeds from sale of investments	14,100,299	–	–
Purchase of investments	(1,000)	–	–
Payment for the purchase of Page & Kiser Communications, Inc., net of cash acquired	–	–	(15,207,565)

Net cash (used for) provided by investing activities	9,849,849	(4,304,355)	(19,046,042)

Cash flows (used for) provided by financing activities:
Proceeds from long-term notes payable	99,000,000	–	12,000,000
Loan origination costs and settlement fees	(946,620)	–	(327,836)
Repayment of long-term notes payable	(113,348,174)	(16,129,286)	(10,419,840)
Distributions to members	(663,944)	–	–

Net cash (used for) provided by financing activities	(15,958,738)	(16,129,286)	1,252,324

Net (decrease) increase in cash and cash equivalents	4,836,407	(3,373,009)	(671,882)
Cash and cash equivalents, at beginning of period	858,791	5,695,198	2,322,189

Cash and cash equivalents, at end of period	$5,695,198	$2,322,189	$1,650,307

Supplemental disclosures of cash flow information:
Interest paid	$7,525,312	$4,163,064	$4,426,187

Income taxes paid	$1,671,389	$12,500	$948,000

The accompanying notes are an integral part of these consolidated financial statements.

RURAL LEC ACQUISITION LLC

Notes to Consolidated Financial Statements

1.     Summary of Significant Accounting Policies

  Nature of Business

The Company's principal line of business is providing local telephone service, long-distance telephone service, cable television service and high-speed and dial-up Internet access. The principal markets for these services are local residential and business customers residing in the exchanges the Company serves in rural north central Alabama. The Company offers various communications services that are sold to economically similar customers in a comparable manner of distribution. The Company views, manages and evaluates the results of its operations from the various communications services as one company and therefore has identified one reporting segment as it relates to providing segment information.

  Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of Rural LEC Acquisition, LLC (the "Company"), its wholly owned subsidiary, Otelco Holdings LLC ("OH") and OH's wholly owned subsidiaries Otelco Telecommunications LLC ("OTC"), Otelco Telephone LLC ("OTP"), Hopper Holding Company, Inc. ("HHC"), and Brindlee Holdings LLC ("BH"). HHC's wholly owned subsidiary is Hopper Telecommunications Company, Inc. ("HTC"). BH's wholly owned subsidiary is Brindlee Mountain Telephone Company, Inc. ("BMTC"). On June 30, 2003, OH purchased Page & Kiser Communications, Inc. ("PKC") which is reflected in the 2003 results from the date acquired. PKC's wholly owned subsidiary is Blountsville Telephone Company, Inc. ("BTC"). The accompanying consolidated financial statements include the accounts of the Company and all of its subsidiaries after elimination of all material intercompany balances and transactions.

  Use of Estimates

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in the accompanying consolidated financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from the estimates and assumptions used in preparing the accompanying consolidated financial statements.

Significant accounting estimates include the recoverability of goodwill and long-term assets.

  Regulatory Accounting

The Company follows the accounting for regulated enterprises prescribed by Statement of Financial Accounting Standards ("SFAS") No. 71, Accounting for The Effects of Certain Types of Regulations ("SFAS 71"). This accounting recognizes the economic effects of rate regulation by recording costs and a return on investment as such amounts are recovered through rates authorized by regulatory authorities. Accordingly, SFAS 71 requires the Company to depreciate telecommunications property and equipment over the useful lives approved by regulators, which could be different than the useful lives that would otherwise be determined by management. SFAS 71 also requires deferral of certain costs and obligations based upon approvals received from regulators to permit recovery of such amounts in future years. Criteria that would give rise to the discontinuance of accounting in accordance with SFAS 71 include: (1) increasing competition restricting the ability of the Company to establish prices that allow it to recover specific costs and (2) significant changes in the manner in which rates are set by regulators from cost-based regulation to another form of regulation. The Company periodically reviews these criteria to determine whether the continuing application of SFAS 71 is appropriate.

The Company is subject to reviews and audits by regulatory agencies. The effect of these reviews and audits, if any, will be recorded in the period in which they become known and determinable.

  Intangible Assets and Goodwill

Intangible assets consist primarily of the value of customer related intangibles. Goodwill represents the excess of total acquisition cost over the assigned value of net identifiable tangible and intangible assets acquired through various business combinations. Due to the regulatory accounting required by SFAS 71, the Company did not record acquired telecommunications property and equipment at fair value as required by SFAS 141, Business Combinations. In accordance with 47 CFR 32.2000, the federal regulation governing acquired telecommunications property and equipment, such property and equipment is accounted for at original cost, and depreciation and amortization of property and equipment acquired is credited to accumulated depreciation. The Company has acquired identifiable intangible assets associated with the territories it serves as a result of its acquisitions of various companies. Any excess of the total purchase price over the amounts assigned to identifiable tangible and intangible assets is recorded as goodwill.

Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, which establishes accounting and reporting standards for intangible assets and goodwill. SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but rather tested for impairment at least annually or in the event that triggers an impairment event. SFAS 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives and reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company performed the required transition impairment tests of goodwill and other intangibles in the first six months of adoption, and determined that no impairment existed. In addition, the Company performs its annual assessment of impairment each January.

The Company performs a quarterly review of its identified intangible assets to determine if facts and circumstances exist which indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances do exist, the Company assesses the recoverability of identified intangible assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.

  Revenue Recognition

Revenue for monthly recurring local services is billed in advance to a portion of the Company's customers and in arrears to the balance of the customers. The Company records revenue for charges that have not yet been invoiced to its customers as unbilled revenue when services are rendered. The Company records revenue billed in advance as advance billings and defers recognition until such revenue is earned.

Network access revenue is derived from several sources. Revenue for interstate access services is received through tariffed access charges filed by the National Exchange Carrier Association ("NECA")

with the Federal Communications Commission ("FCC") on behalf of the NECA member companies. These access charges are billed by the Company to interstate interexchange carriers and pooled with like-revenues from all NECA member companies. A portion of the pooled access charge revenue received by the Company is based upon its actual cost of providing interstate access service, plus a return on the investment dedicated to providing that service. The balance of the pooled access charge revenue received by the Company is based upon the nationwide average schedule costs of providing interstate access services. Revenue for intrastate/intraLATA access service is received under a Primary Carrier Plan. These access charges are billed by the Company to the primary intraLATA interexchange carriers using tariffed access rates filed with the Alabama Public Service Commission ("APSC") and are retained by the Company. Revenue for intrastate/interLATA access service is received through tariffed access charges as filed with the APSC. These access charges are billed to the interLATA interchange carriers and are retained by the Company. Revenue for terminating and originating long distance service is received through charges for providing usage of the local exchange network. Toll revenues are recognized when services are rendered.

Long distance service is billed to customers in arrears based on actual usage. The Company records unbilled long distance revenue as unbilled revenue when services are rendered.

Cable television and Internet service revenues are recognized when services are rendered.

  Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Accounts Receivable

The Company extends credit to its commercial and residential customers based upon a written credit policy. Service interruption is the primary vehicle for controlling losses. Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate for the amount of probable credit losses in the Company's existing accounts receivable. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Receivable balances are reviewed on an aged basis and account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

  Materials and Supplies

Materials and supplies are stated at the lower of cost or market value. Cost is determined using a first-in, first-out method of valuation.

  Property and Equipment

Property and equipment is stated at original cost. Expenditures for improvements that significantly add to productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed when incurred. Depreciation is computed principally using the straight-line method over useful lives determined by the APSC, as discussed above.

  Long-Lived Assets

The Company reviews its long-lived assets for impairment at each balance sheet date and whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. To determine if an impairment exists, the Company estimates the future undiscounted cash flows expected to result from the use of the asset being reviewed for impairment. If the sum of these expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The amount of the impairment recognized is determined by estimating the fair value of the assets and recording a loss for the excess of the carrying value over the fair value.

  Deferred Financing Costs

Deferred financing costs consist of debt issuance costs incurred in obtaining long-term financing, which are amortized over the life of the related debt.

  Income Taxes

The Company accounts for income taxes using the asset and liability approach in accordance with SFAS No. 109, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

From January 1, 2001 to June 30, 2001, HHC and its wholly owned subsidiary, both corporations, filed consolidated federal and state tax returns. During the same period, BH, a limited liability company taxed as a corporation, filed a consolidated return with its wholly owned subsidiary, BMTC. All other entities within the consolidated group are limited liability companies and were taxed as partnerships; therefore, taxable income is included in the tax returns of the individual members through June 30, 2001.

Since July 1, 2001, all members of the consolidated group were taxed as corporations and filed consolidated federal and state tax returns.

The provision for income taxes consists of an amount for the taxes currently payable and a provision for the tax consequences deferred to future periods.

  Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and long-term notes payable approximate their fair value as of December 31, 2002 and 2003.

  Comprehensive Income

Comprehensive income equals net income plus other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses, which are reflected in the retained earnings but excluded from net income.

  Option-Based Compensation

At December 31, 2003, the Company had one member unit-based employee compensation plan, which is described more fully in Note 11. The Company accounts for its plan under the intrinsic value recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related interpretations.

  Income per Member Unit

The Company computes net income (loss) per member unit in accordance with the provisions of SFAS No. 128, "Earnings per Share" ("SFAS 128"). Under the provisions of SFAS 128, basic and diluted income per member unit are computed by dividing net income available to members by the weighted average number of member units and member unit equivalents outstanding during the period. Basic income per member unit excludes the effect of potentially dilutive securities, while diluted income per member unit reflects the potential dilution that would occur if securities or other contracts to issue member units were exercised for, converted into or otherwise resulted in the issuance of member units. Member unit equivalents consist of member units issuable under the assumed exercise of options computed based on the treasury stock method. Member unit equivalents are not included in diluted income per member unit calculations to the extent their inclusion would be anti-dilutive.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, Accounting for Asset Retirement Obligations ("SFAS 143"). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company has evaluated the effects of the SFAS 143 and has determined that for telecommunications and other operating facilities for which the Company owns the underlying real property, the Company has no contractual or legal obligation to remediate such real property if the Company were to abandon, sell or otherwise dispose of these facilities.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). Among other provisions, SFAS 145 rescinds SFAS 4, Reporting Gains and Losses from Extinguishment of Debt, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. As a result, the criteria in APB Opinion 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, which requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations, will now be applied. The Company adopted this standard effective January 1, 2003, the earliest effective date applicable.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock Based Compensation—Transition and Disclosure, an Amendment to FASB Statement 123 ("SFAS 148"). This Statement amends SFAS No. 123, Accounting for Stock Based Compensation ("SFAS 123"), to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS 123 to require prominent disclosure in both annual and interim financial statements. Although the Company has adopted the disclosure provision required by SFAS 148, it does not expect to voluntarily adopt the fair value based method of accounting for its employee option-based compensation plan. The adoption of SFAS 148 did not have a material impact on its financial statements.

FASB Interpretation ("FIN") No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"), was issued in November 2002 and clarifies disclosure and recognition/measurement requirements related to certain guarantees. The disclosure requirements are effective for financial statements issued after December 15, 2002 and the recognition/measurement requirements are effective on a prospective basis for guarantees issued or modified after December 31, 2002. The application of the requirements of FIN 45 did not have any impact on our financial position or results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. In December 2003, the FASB revised Interpretation No. 46, which clarifies the application of Accounting Research Bulletin ("ARB") No. 51, Consolidated Financial Statements ("ARB 51"). As per ARB 51, a general rule for preparation of consolidated financial statements of a parent and its subsidiary is ownership by the parent, either directly or indirectly, of over fifty percent of the outstanding voting shares of a subsidiary. However, application of the majority voting interest requirement of ARB 51 to certain types of entities may not identify the party with a controlling financial interest because the controlling financial interest may be achieved through arrangements that do not involve a voting interest. FIN 46 clarifies applicability of ARB 51 to entities in which the equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. FIN 46 requires an entity to consolidate a variable interest entity even though the entity does not, either directly or indirectly, own over fifty percent of the outstanding voting shares. FIN 46 is applicable for financial statements issued for reporting periods that end after March 15, 2004. The Company does not have any relationship with variable interest entities that would require consolidation under FIN 46.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 applies specifically to a number of financial instruments that companies have historically presented within their financial statements either as equity or between the liabilities section and the equity section, rather than as liabilities. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, in which case this statement shall be effective for fiscal periods beginning after December 15, 2003. For purposes of SFAS 150, the Company meets the definition of a non-public entity. The adoption of SFAS 150 did not have a material impact on the Company's financial statements.

Restatement

The Company restated its financial statements for the periods ended 2001, 2002 and 2003 respectively in order to properly apply variable accounting for the option based compensation plan in accordance with APB 25. The Company previously accounted for its option plan as a fixed plan under APB 25. The option plan allows for cashless exercise whereby option holders may provide payment of the exercise price in cash, units or options to buy units. As a result the Company has restated the amounts in the financial statements to reflect the adjustment from fixed accounting to variable accounting as specified by APB 25. The adjustments are depicted below and reconcile the amounts prior to the restatement to the "as adjusted" amounts for net income, net income (loss) per basic unit and net income (loss) per diluted unit after the restatement.

	2001	2002	2003
Net income (loss)
Amounts as previously reported	$(82,073)	$7,396,320	$8,155,669
Restatement amount, net of tax	(323,238)	(196,906)	(662,753)

Net income (loss), as restated	$(405,311)	$7,199,414	$7,492,916
Net income (loss) per basic unit
Amounts as previously reported	$(0.03)	$2.94	$3.25
Restatement amount, net of tax	(0.13)	(0.07)	(0.27)

Net income (loss) per basic unit, as restated	$(0.16)	$2.87	$2.98
Net income (loss) per diluted unit
Amounts as previously reported	$(0.03)	$2.90	$3.19
Restatement amount, net of tax	(0.13)	(0.07)	(0.26)

Net income (loss) per diluted unit, as restated	$(0.16)	$2.83	$2.93

2.     Acquisitions

On January 5, 1999, the Company acquired certain assets of Oneonta Telephone Co., Inc. The purchase price of this acquisition was $35,165,298. The excess of the total acquisition cost over the assigned value of the identifiable assets acquired is reflected as intangible assets in the amount of $29,247,345 of which $1,800,000 were customer relationship intangible assets and $27,447,345 was goodwill, and was amortized over 7 years and 15 years, respectively, using the straight-line method. Goodwill was amortized through 2001. The goodwill related to this acquisition is deductible for tax purposes.

On October 1, 1999, the Company acquired 100% of the outstanding common stock of Hopper Holding Company. The purchase price of this acquisition was $18,875,155. The excess of the total acquisition cost over the assigned value of the identifiable net assets acquired is reflected as goodwill in the amount of $13,659,555 and was amortized over 15 years using the straight-line method. Goodwill was amortized through 2001. The goodwill related to this acquisition is not deductible for tax purposes.

On July 18, 2000, the Company acquired 100% of the outstanding common stock of Brindlee Mountain Telephone Company. The purchase price of this acquisition was $74,458,671. The excess of the total acquisition cost over the assigned value of the identifiable net assets acquired is reflected as goodwill in the amount of $65,667,391 and was amortized over 15 years using the straight-line method through 2001. The goodwill related to this acquisition is deductible for tax purposes.

On June 30, 2003, the Company acquired 100% of the outstanding common stock of PKC. PKC owns 100% of the common stock of BTC. BTC is a local exchange telephone company with a service area that borders those of OTP, HTC and BMTC. The excess of the total acquisition cost over the assigned value of the identifiable net assets acquired is reflected as goodwill in the amount of $8,867,736. The goodwill related to this acquisition is not deductible for tax purposes.

The allocation of the net purchase price for the PKC acquisition is as follows:

2003
Current assets	$5,545,389
Property and equipment	6,566,794
Excess cost over fair value of net assets acquired	8,867,736
Current liabilities	(1,185,916)
Other liabilities	(1,065,750)

Net purchase price	$18,728,253

Each acquisition was accounted for using the purchase method of accounting and accordingly, the accompanying financial statements include the financial position and results of operations from the respective dates of acquisition.

The following unaudited pro forma information presents the combined results of operations of the Company as though the acquisition of PKC completed in 2003 occurred at the beginning of the preceding year. The results include certain adjustments, including increased interest expense on notes payable related to the acquisition. The pro forma financial information does not necessarily reflect the results of operations had the acquisition been completed at the beginning of 2002 or those which may be obtained in the future.

	Unaudited
	2002	2003
Revenues	$34,349,952	$36,461,607
Income from continuing operations	15,771,348	14,896,987
Net income	7,796,872	6,227,415
Basic net income per member unit	$3.11	$2.47
Diluted net income per member unit	$3.07	$2.44

3.     Goodwill and Intangible Assets

In June 2001, the FASB issued SFAS No. 142 Goodwill and Other Intangible Assets ("SFAS 142"). SFAS 142 requires that in periods beginning after December 15, 2001, goodwill shall no longer be amortized. Instead, goodwill shall be tested for impairment. The Company adopted SFAS 142 in 2002 and ceased amortizing goodwill and performs an annual impairment test to determine whether the carrying value of goodwill exceeds its fair market value. Based on the results of its impairment test, the Company does not believe that there is an impairment of the goodwill balance at December 31, 2003 or 2002, respectively.

In 2001, goodwill was amortized using the straight-line method over periods of benefit that did not exceed fifteen years. Customer-related intangible assets represent values placed on customer lists of acquired businesses and are amortized over periods up to seven years using the straight-line method.

Intangible assets are summarized as follows:

	December 31, 2002			December 31, 2003
	Carrying Value	Accumulated Amortization	Net Value	Carrying Value	Accumulated Amortization	Net Value
Customer relationships	$1,800,000	(1,028,572)	$771,428	$1,800,000	(1,285,715)	$514,285

The following table presents current and expected amortization expense of the existing intangible assets as of December 31, 2003 for each of the following periods:

Aggregate amortization expense:
For the year ended December 31, 2001	$7,387,110
For the year ended December 31, 2002	257,143
For the year ended December 31, 2003	257,143
Expected amortization expense for the years ending
December 31,
2004	$257,143
2005	257,143
2006	–
2007	–
2008	–

The Company ceased amortizing goodwill upon the adoption of SFAS 142 beginning in 2002. The Company performed a transitional impairment test within the first six months of adoption of SFAS 142 to evaluate exisiting goodwill for impairment. Based on the transition impairment test performed on recorded goodwill, the Company did not record a cumulative effect of a change in accounting principle in connection with the adoption of the provisions of this standard, as goodwill was not considered impaired. The following table presents transitional disclosure depicting the results had amortization expense been excluded from net income.

	2001	2002	2003
Reported net (loss) income available to members	$(405,311)	$7,199,414	$7,492,916
Add back: Goodwill amortization	7,129,967	—	—

Adjusted net income	6,724,656	7,199,414	7,492,916
Basic net (loss) income per member share:
Reported net (loss) income	$(.16)	$2.87	$2.98
Goodwill amortization	2.84	—	—
Adjusted net income	$2.68	$2.87	$2.98

Diluted net (loss) income per member share:
Reported net (loss) income	$(.16)	$2.83	$2.93
Goodwill amortization	2.84	—	—
Adjusted net income	$2.68	$2.83	$2.93

4.     Property and Equipment

A summary of property and equipment from continuing operations is shown as follows:

		December 31,
	Estimated Life
		2002	2003
Land		$551,991	$653,434
Building and improvements	20-40	4,481,840	5,465,529
Telephone equipment	6-20	48,039,375	62,027,949
Cable television equipment	7	4,426,578	4,908,938
Furniture and equipment	8-14	876,532	1,076,144
Vehicles	7-9	1,707,924	2,568,176
Computer hardware and software	5-7	2,080,967	2,628,578
Internet equipment	5	393,453	403,754

Total property and equipment		62,558,660	79,732,502
Accumulated depreciation		(29,886,960)	(41,813,097)

Net property and equipment		$32,671,700	$37,919,405

The Company's composite depreciation rate for property and equipment was 13.7%, 13.9% and 13.5% in 2001, 2002 and 2003, respectively. Depreciation expense from continuing operations for the years ended December 31, 2001, 2002 and 2003 was $4,029,753, $4,530,054 and $5,107,110, respectively.

The Company leases certain of its real property, including land in Oneonta, Alabama, pursuant to a long-term renewable lease. Payments under such lease are immaterial.

5.     Other Accounts Receivable

Other accounts receivable consist of the following:

	December 31,
	2002	2003
Carrier access bills receivable	$413,832	$621,544
Receivables from Transition Service Fund	412,491	461,673
Other miscellaneous	55,815	198,389

	$882,138	$1,281,606

6.     Investments

Investments consist of the following:

	December 31,
	2002	2003
Investment in CoBank stock	$386,365	$409,876
Investment in Rural Telephone Bank (Class C stock)	434,858	411,348
Rental property	550,109	526,954

	$1,371,332	$1,348,178

Until 2000, Hopper Wireless ("HW"), a subsidiary of HHC, owned a 28.6% interest in Central Alabama Partnership ("CAP"). In 2000, CAP was effectively dissolved. CAP's assets consisted of an investment in marketable securities consisting of a single equity security. In 2001, these securities were sold for gross proceeds of $5,117,844, resulting in a pre-tax gain on sale of $4,796,937. HW is currently being dissolved.

In 2000, the Company had an investment in Subordinated Capital Certificates ("SCCs") of Rural Telephone Finance Cooperative ("RTFC"). RTFC provided the debt financing for the Company's acquisitions in 1999 and 2000 and required the Company to invest in its securities as a condition for lending. The Company extinguished its RTFC debt in 2001 with a long-term note payable held by CoBank and sold the SCCs in conjunction with that refinancing. As part of the settlement of the extinguished debt, the Company received $8,982,455 for the sale of its investment in RTFC SCCs. This is included in the proceeds from the sale of investments in the statement of cash flows in 2001.

The investments in CoBank stock and Rural Telephone Bank Class C stock are carried at historical cost due to no readily determinable fair value for those instruments being available. These investments are patronage certificates that represent ownership in the financial institutions (CoBank and Rural Telephone Bank) where the Company has, or in the past, had, debt. These certificates yield dividends on an annual basis, and the investment is redeemed ratably subsequent to the repayment of the debt by the respective financial institution.

7.     Long-Term Notes Payable

Long-term notes payable consists of the following:

	2002	2003
Mortgage note payable, CoBank-payable in quarterly installments; variable interest rates, 3.9% to 5.75% per annum at December 31, 2003; principal and interest payments through 2010	$–	$71,909,328
Mortgage note payable, CoBank-payable in quarterly installments; variable interest rates, 4.9% to 6.75% per annum at December 31, 2003; principal and interest payments through 2010	–	11,164,000
Mortgage note payable, CoBank-payable in quarterly installments; variable interest rates, 4.5% per annum at December 31, 2002; principal and interest payments through 2010; restructured in 2003	81,493,168	–

Total long-term notes payable	$81,493,168	$83,073,328
Less: current portion	(6,119,841)	(7,727,432)

Long-term notes payable	$75,373,327	$75,345,896

Mortgage notes are secured by all the assets of the Company.

The Company has an available working line of credit of $5,000,000 through August 2004. No balance was outstanding at December 31, 2001, 2002 or 2003. The Company has a commitment fee of ..50% per annum, payable quarterly in arrears, on the unused portion of the revolver loan.

The Company refinanced all of its notes payable in 2001 from RTFC to CoBank to lower interest rates on all debt. Loan costs associated with the extinguished notes payable totaled $3,412,376 and were written off in 2001. These costs are reflected in the consolidated statement of operations.

Maturities of long-term notes payable for the next five years are as follows:

2004	$7,727,432
2005	8,162,170
2006	8,625,861
2007	9,120,436
2008	9,647,949
Thereafter	39,789,480

Total	$83,073,328

The Company's various long-term notes payable agreements contain certain financial covenants that require the maintenance of certain levels and ratios of working capital and equity to total assets as well as certain coverage ratios associated with debt service and fixed charges. As of December 31, 2002 and 2003, respectively, the Company was in compliance with all financial covenants.

8.     Income Taxes

Deferred income taxes are provided for certain temporary differences principally due to the use of accelerated depreciation and amortization for income tax purposes. Such deferred taxes are credited to income as the related temporary differences reverse.

In 2000 and 2001, OTC and OTP elected to be taxed as corporations in the consolidated group. As a result, deferred tax liabilities were recorded for the differences between the book and tax basis of property and equipment. This resulted in 2001 tax expense being disproportionately high compared to income before income taxes.

Income tax expense charged for the years ended December 31, 2001, 2002 and 2003 is summarized below. Taxes charged to other accounts are not significant.

	2001	2002	2003
Federal income taxes
Current	$1,588,859	$–	$835,013
Deferred	362,673	3,352,752	2,769,740

Total federal tax expense	1,951,532	3,352,752	3,604,753
State income taxes
Current	152,530	–	119,282
Deferred	52,756	464,686	383,240

Total state tax expense	205,286	464,686	502,522

Total tax expense	$2,156,818	$3,817,438	$4,107,275

Total income tax benefit (expense) from continuing operations was different than that computed by applying U.S. federal income tax rates to income from continuing operations before income taxes for the years ended December 31, 2001, 2002 and 2003. The reasons for the differences are presented below.

	For The Years Ended December 31,
	2001	2002	2003
Federal income tax at statutory rate	34%	34%	34%
Federal income tax (provision) at statutory rate	$595,512	$3,745,730	$3,944,065
Effect of change in tax status	1,131,894	–	–
Amortization differences in book and tax	309,615	–	–
State income tax (provision), net of federal income tax effects	140,815	306,693	331,665
Other	(21,018)	(234,985)	(168,455)

Provision for income taxes	$2,156,818	$3,817,438	$4,107,275

Effective income tax rate	123.1%	34.7%	35.4%

In 2001, as previously noted, the Company, prior to giving effect to the election described below, was being taxed as a partnership. Subsequent to June 30, 2001, the Company elected to be taxed as a C-corporation and filed a short year return. At that time, the respective deferred tax effects of temporary differences were recorded. This change in the tax status of the Company resulted in current tax expense of approximately $1.1 million which was incremental to the 2001 deferred tax provision.

The Company purchased PKC as described in Note 2, which resulted in incremental net deferred tax liabilities of approximately $0.8 million that are included in the consolidated balance sheet at December 31, 2003.

The Company had net operating loss carryforwards in 2001 and 2002 of approximately $5.1 million and $2.5 million, respectively. In 2003 the net operating loss carryforward was fully utilized.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2002 and 2003 are presented below:

	2002	2003
Deferred tax liability
Federal:
Depreciation	$(1,960,459)	$(3,101,086)
Amortization	(1,947,553)	(3,917,698)
Vacation	–	(12,820)
State:
Depreciation	(254,633)	(417,108)
Amortization	(262,819)	(530,064)
Vacation	–	(1,730)

Total deferred tax liabilities	$(4,425,464)	$(7,980,506)

Deferred tax asset:
Federal:
Retirement	$–	$130,034
Supplemental compensation	–	72,078
Net operating loss	873,403	–
Stock Options	285,033	648,214
Other	6,591	11,319
State:
Retirement	–	17,548
Supplemental compensation	–	9,728
Net operating loss	147,335	–
Other	541	1,527

Total deferred tax assets	1,312,903	890,448

Net deferred tax liability	$(3,112,561)	$(7,090,058)

9.     Employee Benefit Program

Employees of OTC, HTC and BMTC participate in a defined contribution savings plan under Section 401(k) of the Internal Revenue Code, which is sponsored by the Company. The terms of the plan provide for an elective contribution from employees of up to 15% of their annual compensation through September 30, 2002 and 100% beginning October 1, 2002, not to exceed $10,500, $11,000 and $12,000 for 2001, 2002 and 2003, respectively. The Company matches the employee's contribution up to 6% of the employee's annual compensation. In addition, the Company made a discretionary contribution for each employee equal to 4% of their annual compensation for 2001 and 2002, and 1.7% of their annual compensation in 2003. For the years ended December 31, 2001, 2002 and 2003, the total expense associated with this plan was $312,141, $315,256 and $244,625, respectively.

The employees of BTC participate in a Retirement and Security Program ("RSP") and a Savings Plan ("SP") provided through the National Telecommunications Cooperative Association. Participation in the RSP requires a minimum contribution of 1% from the employees. The Company contributes 15.1% for every participating employee. SP is a defined contribution savings plan under Section 401(k) of the Internal Revenue Code to which the Company contributes 1% of pre-tax employee earnings and the employee can make additional voluntary contributions as desired with no additional Company contribution. For the year ended December 31, 2003, the total expense associated with these plans was $148,893.

10.   Income (loss) per Member Unit and Potential Member Unit

Basic income per member unit is computed by dividing income attributable to members by the weighted-average number of units outstanding for the period. Diluted income per member unit reflects the potential dilution (considering the combined income and member unit impact) that could occur if the option-based compensation plan were exercised into member units. The potential issuance of member units is assumed to occur at the beginning of the year, and the incremental units are included using the treasury stock method. The proceeds utilized in applying the treasury stock method consist of the amount, if any, to be paid upon exercise, the amount of compensation cost attributed to future service not yet recognized, and any tax benefits credited to paid-in-capital related to the exercise. These proceeds are then assumed to be used by the Company to purchase member units at the fair value during the period. The incremental shares, to the extent they would have been dilutive, are included in the denominator of the diluted income per member unit calculation.

A reconciliation of the member unit component for the Company's basic and diluted income per member unit calculation is as follows:

	2001	2002	2003
Weighted average member units	2,512,699	2,512,699	2,512,699
Effect of dilutive securities option based member units	–	35,419	48,335

Weighted-average member units and potential member units	2,512,699	2,548,118	2,561,034
Net (loss) income	$(405,311)	$7,199,414	$7,492,916
Net (loss) income per basic unit	$(0.16)	$2.87	$2.98
Net (loss) income per diluted unit	$(0.16)	$2.83	$2.93

The summary below lists options outstanding at the end of each year which were not included in the computation of net income per member unit because the options' exercise prices were equal or greater than the fair value of the option.

	2001	2002	2003
Member options excluded	41,219	2,900	–
Average option price per member unit	$28	$36	$36

In 2001, the Company incurred a net loss. Therefore any potential dilution would be considered anti-dilutive, and thus for 2001, the basic weighted average member units is the same as the diluted weighted average member units.

11.   Option-based Compensation

  1999 Option Plan

In 1999, the Company adopted an option plan that covers senior management and consultants of the Company. The Company may issue qualified or nonqualified member options to purchase up to

130,074 units of Company membership that will vest equally over five years. The option shall remain exercisable as to all vested units until the expiration of the option term. The unvested portion of the option shall terminate upon the termination of the relationship. Only vested options exercised on or before the date of termination shall become option units after such termination of the relationship.

	Number of Units	Weighted Average Exercise Price
Outstanding at December 31, 2000	54,865	$10.00
Granted	13,500	25.20
Exercised	–	–

Outstanding at December 31, 2001	68,365	13.00
Granted	14,500	28.00
Exercised	–	–

Outstanding at December 31, 2002	82,865	15.63
Granted	14,500	36.00
Exercised	–	–

Outstanding at December 31, 2003	97,365	$18.66

The Company accounts for the option-based compensation plan based on variable accounting in accordance with APB 25. The option plan includes a cashless exercise feature that allows option holders to provide payment upon exercise of vested options in the form of cash, units or options for units. As a result of applying variable accounting, the Company recognized compensation expense net of tax in the amount of $323,238, $196,906 and $662,753 for the periods ended 2001, 2002 and 2003 respectively.

As of December 31, 2001, 2002 and 2003, the number of option units exercisable was 41,219, 60,692 and 80,165, respectively, at weighted average exercise prices of $13.26, $14.99 and $15.88, respectively.

The following table summarizes information about stock options outstanding as of December 31, 2003:

Exercise Price Range	Option Units Outstanding December 31, 2003	Weighted Average Exercise Price
$10.00	54,865	$10.00
25.20	13,500	25.20
28.00	14,500	28.00
36.00	14,500	36.00

The Company does not recognize compensation costs for its option based compensation plan. Had the Company determined compensation costs based on the fair value at the grant dates for its options granted, the Company's net income and net income per member unit would have been reduced to the pro forma amounts as follows:

	2001	2002	2003
Net (loss) income, as reported	$(405,311)	$7,199,414	$7,492,916
Pro forma net (loss) income	$(554,756)	$7,047,019	$7,399,971
Net (loss) income per member unit, as reported:
Basic	$(0.16)	$2.87	$2.98
Diluted	$(0.16)	$2.83	$2.93
Pro forma net (loss) income per member unit:
Basic	$(0.22)	$2.80	$2.95
Diluted	$(0.22)	$2.77	$2.89

The weighted average fair values of option shares granted were $11.07, $10.51 and $6.41 for fiscal 2001, 2002 and 2003, respectively. The fair value of each option unit granted is estimated during each year using the minimum value method. Because the Company was not public at the date of grant, no assumption as to the volatility of the member unit price was made.

	2001	2002	2003
Expected option life	4 years	3 years	2 years
Expected annual volatility	–	–	–
Risk free interest rate	4.26%	4.26%	4.62%
Dividend yield	–	–	–

12.   Related Party Transactions

Two of the Company's subsidiaries have advisory agreements with CEA Management Corp. and Seaport Capital, LLC (together "Seaport"). Investment funds affiliated with Seaport own approximately 68% of the Company. Under the agreements, Seaport furnishes professional advisory services.

For the years ended December 31, 2001, 2002 and 2003, OH paid Seaport $700,000, $700,000 and $850,000 respectively in advisory fees. Accounts payable at December 31, 2002 and 2003 included amounts payable to Seaport of $175,000 and $250,000, respectively.

13.   Revenue Concentrations

Revenues for interstate access services are based on reimbursement of costs and an allowed rate of return. Revenues of this nature are received from NECA in the form of monthly settlements. Such revenues amounted to 11.6%, 13.1% and 15.4% of the Company's total revenues from continuing operations for the years ended December 31, 2001, 2002 and 2003 respectively.

14.   Commitments and Contingencies

From time to time, we may be involved in various claims, legal actions and regulatory proceedings incidental to and in the ordinary course of business, including administrative hearings of the APSC relating primarily to rate making. Currently, none of the legal proceedings are expected to have a material adverse effect on our business.

RURAL LEC ACQUISITON LLC

Unaudited Consolidated Balance Sheet

September 30, 2004
Assets
Current assets
Cash and cash equivalents	$7,240,026
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $155,835	1,150,699
Unbilled receivables	1,500,750
Other	1,405,875
Materials and supplies	1,026,226
Prepaid expenses and other	207,531

Total current assets	12,531,107

Property and equipment, net	36,216,766
Goodwill, net	101,903,148
Intangible assets, net	321,424
Investments	1,326,958
Deferred IPO cost	832,308
Deferred financing costs	828,755

Total assets	$153,960,466

Liabilities and Members' Equity
Current liabilities
Accounts payable	952,031
Accrued expenses	7,840,099
Advance billings	629,402
Customer deposits	251,544
Current portion of long-term notes payable	8,050,843

Total current liabilities	17,723,919

Net deferred tax liability	6,602,246
Other liabilities	202,723

Total deferred tax and other liabilities	6,804,969

Long-term notes payable, net of current portion	69,266,576
Commitments and contingencies	—
Members' equity
Membership units, no par, 3,000,000 units authorized and 2,512,699 issued and outstanding	39,000,010
Retained earnings	21,164,992

Total members' equity	60,165,002

Total liabilities and members' equity	$153,960,466

The accompanying notes are an integral part of these unaudited consolidated financial statements.

RURAL LEC ACQUISITION LLC

Unaudited Consolidated Statements of Operations

	Nine Months Ended September 30,
	2003	2004
Revenues
Local service	$9,631,346	$10,491,800
Network access	10,491,168	12,112,679
Long distance and other telephone services	1,851,136	1,992,397
Cable television	1,285,089	1,336,982
Internet	1,200,516	1,542,191

Total revenues	24,459,255	27,476,049

Operating expenses
Cost of services	5,291,163	6,056,543
Selling, general and administrative expenses	3,532,409	4,810,167
Depreciation and amortization	4,131,956	4,595,148

Total operating expenses	12,955,528	15,461,858

Income from operations	11,503,727	12,014,191

Other income (expense)
Interest expense	(2,475,018)	(2,414,624)
Other income	214,656	70,057

Total other expense	(2,260,362)	(2,344,567)

Income before income taxes	9,243,365	9,669,624
Income tax expense	(3,272,152)	(3,423,046)

Net income available to members	$5,971,213	$6,246,578

Weighted average units outstanding:
Basic	2,512,699	2,512,699
Diluted	2,560,227	2,562,653
Basic net income per member unit	$2.38	$2.49
Diluted net income per member unit	$2.33	$2.44

The accompanying notes are an integral part of these unaudited consolidated financial statements.

RURAL LEC ACQUISITION LLC

Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2003	2004
Cash flows provided by operating activities:
Net income	$5,971,213	$6,246,578
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	3,855,716	4,296,825
Amortization	276,240	298,323
Provision for deferred taxes	2,683,014	4,078,455
Provision for doubtful accounts	78,106	79,417
Changes in assets and liabilities, net of assets and liabilities acquired:
Accounts receivables	1,048,371	(174,621)
Material and supplies	(5,873)	176,136
Prepaid expenses and other assets	(4,599)	189,360
Accounts payable and accrued liabilities	481,876	(487,812)
Advance billings and payments	5,486	33,841
Other liabilities	(13,687)	14,400

Net cash provided by operating activities	14,375,863	14,750,902

Cash flows used for investing activities:
Acquisition and construction of property and equipment	(3,009,814)	(2,650,522)
Proceeds from retirement of investment		77,556
Capitalized transaction costs	(345,704)	(832,308)
Payment for the purchase of Page & Kiser Communications, Inc., net of cash acquired	(15,207,564)	—

Net cash used for investing activities	(18,563,082)	(3,405,274)

Net cash flows (used for) provided by financing activities:
Proceeds from long-term notes payable	12,000,000	—
Loan origination cost and settlement fees	(327,836)
Repayment of long-term notes payable	(4,552,691)	(5,755,909)

Net cash (used for) provided by for financing activities	7,119,473	(5,755,909)

Net increase in cash and cash equivalents	2,932,254	5,589,719
Cash and cash equivalents, at beginning of period	2,322,189	1,650,307

Cash and cash equivalents, at end of period	$5,254,443	$7,240,026

Supplemental disclosures of cash flow information:
Interest paid	$3,205,794	$2,166,935

Income taxes paid	$128,000	$1,581,026

The accompanying notes are an integral part of these unaudited consolidated financial statements.

RURAL LEC ACQUISITION LLC

Notes to Consolidated Financial Statements

(Unaudited)

1.    Organization and Basis of Financial Reporting

        The consolidated financial statements include the accounts of Rural LEC Acquisition, LLC (the "Company") and its wholly owned subsidiary, Otelco Holdings, LLC ("OH").

These statements should be read in conjunction with the consolidated financial statements and related notes, which are included herein for the year ended December 31, 2003. The interim consolidated financial information herein is unaudited. The information reflects all adjustments (which include only normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the periods included in this prospectus.

2.    Commitments and Contingencies

        From time to time, we may be involved in various claims, legal actions and regulatory proceedings incidental to and in the ordinary course of business, including administrative hearings of the Alabama Public Service Commission related primarily to rate making. Currently, none of the legal proceedings are expected to have a material adverse effect on our business.

3.    Acquisition

        On June 30, 2003, the Company acquired 100% of the outstanding common stock of Page & Kiser Communications, Inc. ("PKC"). PKC owns 100% of the common stock of Blountsville Telephone Company, Inc. ("BTC"). BTC is a local exchange telephone company with a service area that borders those of Otelco Telephone LLC, Hopper Telecommunications Company, Inc. and Brindlee Mountain Telephone Company. The excess of the total acquisition cost over the assigned value of the identifiable net assets acquired is reflected as goodwill in the amount of $8,867,736. The goodwill related to this acquisition is not deductible for tax purposes.

The allocation of the net purchase price for PKC acquisition is as follows:

2003
Current assets	$5,545,389
Property and equipment	6,566,794
Excess cost over fair value of net assets acquired	8,867,736
Current liabilities	(1,185,916)

Other liabilities	(1,065,750)
Net purchase price	$18,728,253

The acquisition was accounted for using the purchase method of accounting and accordingly, the accompanying financial statements include the financial position and results of operations from the respective dates of acquisition.

The following unaudited pro forma information presents the combined results of operations of the Company as though the acquisition of PKC completed in 2003 occurred at January 1, 2003. The results include certain adjustments, including increased interest expense on notes payable related to the acquisition. The pro forma financial information does not necessarily reflect the results of operations had the acquisition been completed at the beginning of the period or those which may be obtained in the future.

Unaudited Nine Months Ended September 30, 2003
Revenues	$27,184,128
Income from continuing operations	11,650,011
Net income	6,088,517
Basic net income per member unit	$2.43
Diluted net income per member unit	$2.37

Report of Independent Registered Public Accounting Firm

Board of Directors
Mid-Missouri Holding Corp.
Pilot Grove, Missouri

We have audited the accompanying consolidated balance sheet of Mid-Missouri Holding Corp. and subsidiaries (the Company) as of December 31, 2003 and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Atlanta, Georgia
April 16, 2004

MID-MISSOURI HOLDING CORP.

Consolidated Balance Sheet

December 31, 2003
Assets
Current assets
Cash and cash equivalents	$1,177,907
Accounts receivable	63,807
Unbilled receivables	252,210
Other receivables	443,754
Materials and supplies	118,187
Prepaid expenses and other	107,906

Total current assets	2,163,771

Property and equipment, net	13,566,509
Goodwill	16,395,404
Deferred financing costs	168,928
Investments	40,844

Total assets	$32,335,456

Liabilities and Stockholder's Equity
Current liabilities
Accounts payable	$691,608
Accrued expenses	336,562
Advance billings	584,655
Current portion of long-term notes payable	1,714,320

Total current liabilities	3,327,145

Net deferred tax liability	2,213,240
Other liabilities	1,157,317

Total deferred tax and other liabilities	3,370,557

Long-term notes payable, net of current portion	16,714,140
Commitments and contingencies
Stockholder's Equity
Common stock $0.01 par, 10,000,000 shares authorized, 6,004,000 shares issued and 6,000,000 outstanding	60,040
Treasury stock	(11,645)
Paid in capital	5,951,605
Retained earnings	2,923,614

Total stockholder's equity	8,923,614

Total liabilities and stockholder's equity	$32,335,456

The accompanying notes are an integral part of these consolidated financial statements.

MID-MISSOURI HOLDING CORP.

Consolidated Statement of Operations

Year Ended December 31, 2003
Revenues
Local service	$599,075
Network access	6,255,107
Long distance and other telephone services	589,911
Cable television	149,638
Internet	3,585,531

Total revenues	11,179,262
Operating expenses
Cost of services	4,179,111
Selling, general and administrative expenses	1,954,617
Write-off of capitalized transaction costs	272,030
Write-off of impaired investment	3,906,942
Depreciation and amortization	1,732,018

Total operating expenses	12,044,718

Loss from operations	(865,456)
Other income (expense)
Interest expense	(621,981)
Other income	31,273

Total other expense	(590,708)
Loss before income taxes	(1,456,164)
Income tax expense	(929,408)

Net loss	$(2,385,572)

The accompanying notes are an integral part of these consolidated financial statements.

MID-MISSOURI HOLDING CORP.

Consolidated Statement of Changes in Stockholder's Equity

	Common Stock				Treasury Stock
			Paid-In Capital	Retained Earnings			Total Stockholder's Equity
	Shares	Amount			Shares	Amount
Balance, December 31, 2002	6,004,000	$60,040	$5,951,605	$5,309,186	4,000	$(11,645)	$11,309,186
Comprehensive loss
Net loss				(2,385,572)			(2,385,572)

Total comprehensive loss							(2,385,572)

Balance, December 31, 2003	6,004,000	$60,040	$5,951,605	$2,923,614	4,000	$(11,645)	$8,923,614

The accompanying notes are an integral part of these consolidated financial statements.

MID-MISSOURI HOLDING CORP.

Consolidated Statement of Cash Flows

Year Ended December 31, 2003
Cash flows provided by operating activities:
Net loss	$(2,385,572)
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	1,716,303
Amortization	15,715
Unrealized gain on assets	(10,026)
Loss on impairment of assets	3,906,942
Provision for deferred income taxes	34,073
Changes in assets and liabilities:
Accounts receivable	88,088
Materials and supplies	7,383
Prepaid expenses and other	74,768
Accounts payable and accrued expenses	433,035
Advance billings	(17,801)
Other liabilities	7,317

Net cash provided by operating activities	3,870,225

Cash flows used by investing activities:
Acquisition and construction of property and equipment	(831,195)

Net cash used by investing activities	(831,195)

Cash flows used by financing activities:
Principal payments of long-term notes payable	(1,714,320)
Principal payments on revolving credit facility, net	(710,337)

Net cash used by financing activities	(2,424,657)

Net increase in cash and cash equivalents	614,373
Cash and cash equivalents, at beginning of period	563,534

Cash and cash equivalents, at end of period	$1,177,907

Supplemental disclosures of cash flow information:
Interest paid	$606,757

Income taxes paid	$618,591

The accompanying notes are an integral part of these consolidated financial statements.

MID-MISSOURI HOLDING CORP.

Notes to Consolidated Financial Statements

1.     Summary of Significant Accounting Policies

  Nature of Business

The Company's principal line of business is providing local telephone service, long-distance telephone service, cable television service and high-speed and dial-up Internet access. The principal markets for these services are local residential and business customers residing in the exchanges the Company serves in rural central Missouri.

The Company does not have any independent assets or operations separate from its operating subsidiary, Mid-Missouri Telephone. There are no significant restrictions on the ability of the Company to obtain funds from its operating subsidiary by dividend or loan.

  Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of Mid-Missouri Holding Corp. (the "Company") and its wholly owned subsidiary, Mid-Missouri Telephone Company ("MMTC") and its wholly owned subsidiary, Imagination Inc. d/b/a I-Land Internet Services ("I-Land"). The accompanying consolidated financial statements include the accounts of the Company and all of its subsidiaries after elimination of all material intercompany balances and transactions.

  Use of Estimates

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in the accompanying consolidated financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from the estimates and assumptions used in preparing the accompanying consolidated financial statements.

Significant accounting estimates include the recoverability of goodwill and long-term assets.

  Regulatory Accounting

The Company follows the accounting for regulated enterprises prescribed by Statement of Financial Accounting Standards ("SFAS") No. 71, Accounting for The Effects of Certain Types of Regulations ("SFAS 71"). This accounting recognizes the economic effects of rate regulation by recording costs and a return on investment as such amounts are recovered through rates authorized by regulatory authorities. Accordingly, SFAS 71 requires the Company to depreciate telecommunications property and equipment over the useful lives approved by regulators, which could be different than the useful lives that would otherwise be determined by management. SFAS 71 also requires deferral of certain costs and obligations based upon approvals received from regulators to permit recovery of such amounts in future years. Criteria that would give rise to the discontinuance of accounting in accordance with SFAS 71 include: (1) increasing competition restricting the ability of the Company to establish prices that allow it to recover specific costs and (2) significant changes in the manner in which rates are set by regulators from cost-based regulation to another form of regulation. The Company periodically reviews the criteria to determine whether the continuing application of SFAS 71 is appropriate.

The Company is subject to reviews and audits by regulatory agencies. The effect of these reviews and audits, if any, will be recorded in the period in which they become known and determinable.

  Goodwill

Goodwill represents the excess of total acquisition cost over the assigned value of net identifiable tangible and intangible assets acquired through various business combinations. Due to the regulatory accounting required by SFAS 71, the Company did not record acquired telecommunications property and equipment at fair value as required by SFAS 141. In accordance with 47 CFR 32.2000, the federal regulation governing acquired telecommunications property and equipment, such property and equipment is accounted for at original cost, and depreciation and amortization of property and equipment acquired is credited to accumulated depreciation. Any excess of the total purchase price over the amounts assigned to identifiable tangible and intangible assets is recorded as goodwill.

  Revenue Recognition

Revenue for interstate access services is received through tariffed access charges filed by the National Exchange Carrier Association ("NECA") with the Federal Communications Commission ("FCC") on behalf of the NECA member companies. These access charges are billed by the Company to interstate interexchange carriers and pooled with like-revenues from all NECA member companies. The pooled access charge revenue received by MMTC is based upon its actual cost of providing interstate access service, plus a return on the investment dedicated to providing that service.

Revenue for intrastate access service is received through tariffed access charges as filed with the Missouri Public Service Commission ("MPSC"). These access charges are billed to interexchange carriers and are retained by the Company.

Revenue for long distance service is received through charges based on usage. Revenues are recognized when services are rendered.

Cable television and Internet service revenues are recognized when services are rendered.

The Company records revenue for charges that have not yet been invoiced to its customers as unbilled revenue when services are rendered. The Company records revenue billed in advance as advance billings and defers recognition until such revenue is earned.

  Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Accounts Receivable

The Company's subsidiaries extend credit to its commercial and residential customers based upon a written credit policy. Service interruption is the primary vehicle for controlling losses. Accounts receivable are recorded at the invoiced amount and do not bear interest. When an account is deemed uncollectible, the Company uses the direct write-off method to write off the receivable.

  Materials and Supplies

Materials and supplies are stated at the lower of cost or market value. Cost is determined using a first-in, first-out method of valuation.

  Property and Equipment

Property and equipment is stated at original cost. Expenditures for improvements that significantly add to productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed when incurred. Depreciation is computed principally using the straight-line method over useful lives determined by the MPSC, as discussed above.

  Long-Lived Assets

The Company reviews its long-lived assets for impairment at each balance sheet date and whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. To determine if an impairment exists, the Company estimates the future undiscounted cash flows expected to result from the use of the asset being reviewed for impairment. If the sum of these expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss in accordance with SFAS No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets. The amount of the impairment recognized is determined by estimating the fair value of the assets and recording a loss for the excess of the carrying value over the fair value.

  Deferred Financing Costs

Deferred financing costs consist of debt issuance costs incurred in obtaining long-term financing, which are amortized over the life of the related debt. Amortization for deferred financing costs for 2003 was $15,715.

  Income Taxes

The Company accounts for income taxes using the asset and liability approach in accordance with SFAS No. 109, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

  Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and long-term notes payable, approximate their fair value as of December 31, 2003.

  Option-Based Compensation

At December 31, 2003, the Company had one stock-based employee compensation plan, which is described more fully in Note 11. The Company accounts for its plan under the intrinsic value recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations.

  Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation ("FIN") No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ("FIN 46").

In December 2003, the FASB revised FIN 46, which clarifies the application of Accounting Research Bulletin ("ARB") No. 51, Consolidated Financial Statements ("ARB 51"). As per ARB 51, a general rule for preparation of consolidated financial statements of a parent and its subsidiary is ownership by the parent, either directly or indirectly, of over fifty percent of the outstanding voting shares of a subsidiary. However, application of the majority voting interest requirement of ARB 51 to certain types of entities may not identify the party with a controlling financial interest because the controlling financial interest may be achieved through arrangements that do not involve voting interest. FIN 46 clarifies applicability of ARB 51 to entities in which the equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. FIN 46 requires an entity to consolidate a variable interest entity even though the entity does not, either directly or indirectly, own over fifty percent of the outstanding voting shares. FIN 46 is applicable for financial statements issued for reporting periods that end after March 15, 2004. The Company does not have any relationship with variable interest entities that would require consolidation under FIN 46.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 applies specifically to a number of financial instruments that companies have historically presented within their financial statements either as equity or between the liabilities section and the equity section, rather than as liabilities. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, in which case this statement shall be effective for fiscal periods beginning after December 15, 2003. For purposes of SFAS 150, we meet the definition of a nonpublic entity. The adoption of SFAS 150 did not have a material impact on the Company's financial statements.

2.     Goodwill and Intangible Assets

In June 2001, the FASB issued SFAS 142. SFAS 142 requires that in periods beginning after December 15, 2001, goodwill shall no longer be amortized. Instead, goodwill shall be tested for impairment. The Company adopted SFAS 142 in 2002 and ceased amortizing goodwill, and performs an annual impairment test to determine whether the carrying value of goodwill exceeds its fair market value. Based on the results of its impairment test, the Company does not believe that there is an impairment of the goodwill balance at December 31, 2003.

3.     Property and Equipment

A summary of property and equipment from continuing operations is shown as follows:

	Estimated Life	2003
Land		$87,192
Building and improvements	5-36	1,316,327
Telephone equipment	5-27	23,176,299
Cable television equipment	5-15	297,793
Furniture and equipment	5-15	228,638
Vehicles	5-13	1,016,411
Computer hardware and software	7.5	324,199
Internet equipment	5-7	1,325,871

Total property and equipment		$27,772,730
Accumulated depreciation		(14,206,221)

Net property and equipment		$13,566,509

Depreciation expense from continuing operations for the year ended December 31, 2003 was $1,716,303.

4.     Other Accounts Receivable

Other accounts receivable consist of the following:

2003
Carrier access bills receivable	$112,875
Related party receivable	34,873
Receivable from NECA	296,006

$443,754

5.     Write-off of Impaired Investment

During 2003, the Company had an ownership interest in MMC Holding Corp., a subsidiary of our parent company, in the form of cumulative convertible preferred stock. The stock was acquired in exchange for the Company's interest in Mid-Missouri Cellular Inc. and was valued at fair value at the time of exchange. At December 31, 2003, the fair value of this investment was determined to be $0, and the investment of $3,906,942 was written off.

6.     Long-Term Notes Payable

Long-term notes payable consists of the following:

December 31, 2003
Mortgage note payable, CoBank-payable in monthly installments; variable interest rates, 2.66% to 2.99% per annum at December 31, 2003; principal and interest payments through 2014.	$18,428,460
Less: current portion	(1,714,320)

Long-term notes payable	$16,714,140

The mortgage note is secured by all the assets of the Company.

The Company has an available working line of credit of $1,500,000 through December 2004. No balance was outstanding at December 31, 2003. The Company has a commitment fee of 0.50% per annum, payable monthly in arrears, on the unused portion of the revolver loan. For 2003, the commitment fee paid was $24,353.

Maturities of long-term notes payable for the next five years are as follows:

For the years ending December 31,
2004	$1,714,320
2005	1,714,320
2006	1,714,320
2007	1,714,320
2008	1,714,320
Thereafter	9,856,860

Total	$18,428,460

The Company's long-term notes payable agreement contains certain financial covenants that require the maintenance of certain levels and ratios of EBITDA, operating cash flow and equity. As of December 31, 2003 the Company was in compliance with all financial covenants.

7.     Income Taxes

Deferred income taxes are provided for certain temporary differences principally due to the use of accelerated depreciation for income tax purposes. Such deferred taxes are credited to income as the related temporary differences reverse.

Income tax provision charged to expense for the year ended December 31, 2003 is summarized below.

2003
Federal income taxes
Current	$771,458
Deferred	24,261

Total federal tax expense	795,719
State income taxes
Current	123,877
Deferred	9,812

Total state tax expense	133,689

Total tax expense	$929,408

The Company incurred income tax expense as a result of the non-deductibility of the write-off of an investment in preferred stock described in Note 5. The write-off resulted in a charge to the statement of operations but was not deductible for tax purposes.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2003 are presented below:

2003
Deferred tax liability:
Depreciation	$(2,430,699)

Total deferred tax liabilities	$(2,430,699)

Deferred tax asset:
Differences in accrual and tax accounting basis of other assets	$217,459

Total deferred tax assets	$217,459

Net deferred tax liability	$(2,213,240)

8.     Employee Benefit Program

Employees of the Company participate in a defined contribution savings plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, which is sponsored by the Company. The terms of the plan provide for a pre-tax contribution of up to 15% of annual compensation not to exceed $12,000. Employees may make contributions with after-tax dollars up to 10% of annual compensation. The Company matches 50% of the employee's contribution up to 5% of the employee's annual compensation. For the year ended December 31, 2003, the total expense associated with this plan was $58,702.

9.     Preferred Stock

The Company is authorized to issue 1,000 shares of $0.01 par preferred stock. There were no shares of preferred stock outstanding in 2003.

10.   Option-Based Compensation

In 2001, the Company adopted the 2001 Mid-Missouri Holding Corp. Stock Option plan. The 2001 plan covers senior management of the Company. The Company may issue qualified or nonqualified stock options to purchase up to 315,789 shares of Company stock that will vest equally over 5 years. The option shall remain exercisable as to all vested units until the expiration of the option term. The unvested portion of the option shall terminate upon the termination of the relationship. Only vested options exercised on or before the date of termination shall become option units after such termination of relationship.

	Number of units	Weighted Average Exercise Price
Outstanding at December 31, 2002	162,316	$1.00
Granted	–	–
Exercised	–	–

Outstanding at December 31, 2003	162,316	$1.00

As of December 31, 2003, the number of option units exercisable was 129,853, at an exercise price of $1.00.

The Company does not recognize compensation costs for its option-based compensation plan. Had the Company determined compensation costs based on the fair value at the grant dates for its options granted, the Company's net income would have been approximately the same as the reported amounts as the fair value of the options was approximately the exercise price at the date of grant. The fair value of each option unit granted is estimated during each year using the minimum value method. Because the Company is not public at the date of grant, no assumption as to the volatility of the stock price was made.

11.   Related Party Transactions

One of the Company's subsidiaries has an advisory agreement with CEA Management Corp. ("CEA MC"). Investment funds affiliated with CEA MC own approximately 90% of the stock of the Company's parent company. Under the agreement, CEA MC furnishes professional and administrative advice.

For the year ended December 31, 2003, MMTC paid CEA MC $500,000 in advisory fees. Accounts payable at December 31, 2003 included amounts payable to CEA MC of $125,000.

The Company provided management and accounting services to MMC Holding Corp. and its subsidiaries. For the year ended December 31, 2003, MMC Holding Corp. paid the Company $34,873 for these services. Accounts receivable at December 31, 2003 included a receivable from MMC Holding Corp. of $34,873.

12.   Revenue Concentrations

Revenues for interstate access services are based on reimbursement of costs and an allowed rate of return. Revenues of this nature are received from NECA in the form of monthly settlements. Such revenues amounted to 40.6% of the Company's total revenues from continuing operations for 2003.

13.   Commitments and Contingencies

From time to time we may be involved in various claims, legal actions and regulatory proceedings incidental to and in the ordinary course of business, including administrative hearings of the MPSC relating primarily to rate making. Currently, none of the legal proceedings are expected to have a material adverse effect on our business.

14.   Assets and Operations

The Company does not have any independent assets or operations separate from its operating subsidiary, Mid-Missouri Telephone. There are no significant restrictions on the ability of the Company to obtain funds from its operating subsidiary by dividend or loan.

 MID-MISSOURI HOLDING CORP
Unaudited Consolidated Balance Sheet

September 30, 2004
Assets
Current assets
Cash and cash equivalents	$1,073,965
Accounts receivable:
Due from subscribers	65,444
Unbilled receivables	282,798
Other	568,195
Materials and supplies	32,999
Prepaid expenses and other	59,277

Total current assets	2,082,678

Property and equipment, net	12,900,026
Goodwill, net	16,395,404
Intangible assets, net	—
Investments	30,833
Deferred IPO cost	15,039
Deferred financing costs	159,486

Total assets	$31,583,466

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	611,944
Accrued expenses	677,346
Advance billings	525,738
Customer deposits	—
Current portion of long-term notes payable	1,714,320

Total current liabilities	3,529,348

Net deferred tax liability	2,213,240
Other liabilities	7,317

Total deferred tax and other liabilities	2,220,557

Long-term notes payable, net of current portion	15,428,400
Commitments and contingencies	—
Stockholders' Equity
Common stock $0.01 par, 10,000,000 shares authorized, 6,004,000 shares issued and 6,000,000 outstanding	60,040
Treasury stock	(11,645)
Paid in capital	5,951,605
Retained earnings	4,405,161

Total stockholders' equity	10,405,161

Total liabilities and stockholders' equity	$31,583,466

The accompanying notes are an integral part of these unaudited consolidated financial statements.

 MID-MISSOURI HOLDING CORP
Unaudited Consolidated Statements of Operations

	Nine Months Ended September 30,
	2003	2004
Revenues
Local service	$446,476	$460,881
Network access	4,727,369	4,806,996
Long distance and other telephone services	445,795	435,216
Cable television	112,973	115,581
Internet	2,738,068	2,476,881

Total revenues	8,470,681	8,295,555

Operating expenses
Cost of services	3,092,341	3,088,597
Selling, general and administrative expenses	1,495,263	1,191,475
Depreciation and amortization	1,305,336	1,243,149

Total operating expenses	5,892,940	5,523,221

Income from operations	2,577,741	2,772,334

Other income (expense)
Interest expense	(470,791)	(405,345)
Other income	29,287	37,143

Total other expense	(441,504)	(368,202)

Income before income taxes	2,136,237	2,404,132
Income tax expense	(810,124)	(922,585)

Net income	$1,326,113	$1,481,547

The accompanying notes are an integral part of these unaudited consolidated financial statements.

 MID-MISSOURI HOLDING CORP
Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2003	2004
Cash flows provided by operating activities:
Net income	$1,326,113	$1,481,547
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	1,293,550	1,224,331
Amortization	11,786	18,818
Unrealized gain on assets	(1,806)	10
Changes in assets and liabilities, net of assets and liabilities acquired:
Accounts receivables	43,937	(156,665)
Material and supplies	(14,705)	85,188
Prepaid expenses and other assets	62,161	48,628
Accounts payable and accrued liabilities	334,890	261,121
Advance billings and payments	6,969	(58,917)
Deferred taxes	(33,860)	—
Other liabilities	9,218	(1,150,000)

Net cash provided by operating activities	3,038,253	1,754,061

Cash flows used for investing activities:
Acquisition and construction of property and equipment	(399,440)	(557,848)
Proceeds from retirement of investment	—	10,000

Net cash used for investing activities	(399,440)	(547,848)

Net cash flows used for financing activities:
Principal payments of long-term notes payable	(1,285,740)	(1,285,740)
Principal payments on revolving credit facility, net	(710,337)	—
Loan origination cost and settlement fees	—	(9,376)
Deferred charges—IPO	—	(15,039)

Net cash used for financing activities	(1,996,077)	(1,310,155)

Net increase in cash and cash equivalents	642,736	(103,942)
Cash and cash equivalents, at beginning of period	563,534	1,177,907

Cash and cash equivalents, at end of period	$1,206,270	$1,073,965

Supplemental disclosures of cash flow information:
Interest paid	$312,125	$271,014

Income taxes paid	$113,591	$1,460,890

The accompanying notes are an integral part of these unaudited consolidated financial statements.

 MID-MISSOURI HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.     Organization and Basis of Financial Reporting

  Basis of Presentation and Principles of Consolidation

  The consolidated financial statements include the accounts of Mid-Missouri Holding Corp. (the "Company") and its wholly owned subsidiary, Mid-Missouri Telephone Company ("MMTC") and its wholly owned subsidiary, Imagination Inc. d/b/a I-Land Internet Services ("I-Land").

  These statements should be read in conjunction with the consolidated financial statements and related notes, which are included herein for the year ended December 31, 2003. The interim consolidated financial information herein is unaudited. The information reflects all adjustments (which include only normal reoccurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the periods included in this prospectus.

2.     Long-Term Notes Payable

  Long-term notes payable consists of the following:

	December 31, 2003	September 30, 2004
Mortgage note payable, CoBank-payable in monthly installments; variable interest rates, 2.66% to 2.99% at December 31, 2003; principal and interest payments through 2014.	$18,428,460	$17,142,720
Less: current portion	(1,714,320)	(1,714,320)

Long-term notes payable	$16,714,140	$15,428,400

The mortgage note is secured by all the assets of the Company.

The Company has an available working line of credit of $1,500,000 through December 2004. No balance was outstanding at December 31, 2003 or September 30, 2004. The Company has a commitment fee of .50% per annum, payable monthly in arrears, on the unused portion of the revolver loan.

Maturities of long-term notes payable for the next five years are as follows:

For the years ending September 30,
2004	$1,714,320
2005	1,714,320
2006	1,714,320
2007	1,714,320
2008	1,714,320
Thereafter	8,571,120

Total	$17,142,720

The Company's long-term notes payable agreement contains certain financial covenants that require the maintenance of certain levels and ratios of EBITDA, operating cash flow and equity.

UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma consolidated financial statements are based on the estimates and assumptions set forth in the notes to the unaudited pro forma consolidated financial statements and are preliminary. The unaudited pro forma consolidated financial statements are presented as if our conversion, the acquisition of Mid-Missouri Holding, our new credit facility and this offering and the use of proceeds therefrom, each described elsewhere in the prospectus, had occurred on the first day of the respective period presented for purposes of the unaudited pro forma consolidated statement of operations and as of the respective period presented for purposes of the unaudited pro forma consolidated balance sheet. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Rural LEC Acquisition LLC and Mid-Missouri Holding included elsewhere in this prospectus.

 RURAL LEC ACQUISITION LLC
Unaudited Pro Forma Consolidated
Balance Sheet
September 30, 2004

	Rural LEC Acquisition LLC	Conversion Adjustments	Note	Rural LEC Acquisition After Conversion	Mid Missouri	Mid Missouri Acquisition Adjustments	Note	Pro Forma Prior To IDS Offering	IDS Offering Adjustments	Note	Pro Forma
Assets
Current Assets
Cash and cash equivalents	$7,240,026			7,240,026	$1,073,965			8,313,991	13,770,512	5	$3,000,007
									(1,168,127)	6
									80,000,000	8
									8,500,000	9
									(94,460,139)	10
									(7,556,231)	11
									(4,400,000)	12
Accounts receivable	1,150,699			1,150,699	65,444			1,216,143			1,216,143
Unbilled receivables	1,500,750			1,500,750	282,798			1,783,548			1,783,548
Other	1,405,875			1,405,875	568,195			1,974,070			1,974,070
Materials and supplies	1,026,226			1,026,226	32,999			1,059,225			1,059,225
Prepaid expenses and other	207,531			207,531	59,277			266,808			266,808

Total current assets	$12,531,107			12,531,107	$2,082,678			$14,613,785	$(5,313,984)		$9,299,801

Property and equipment, net	36,216,766			36,216,766	12,900,026			49,116,792			49,116,792
Goodwill	101,903,148			101,903,148	16,395,404	2,298,743	3	120,597,295			120,597,295
Intangible assets, net	321,424			321,424		1,800,000	3	2,121,424			2,121,424
Investments	1,326,958			1,326,958	30,833			1,357,791			1,357,791
Deferred IPO costs	832,308			832,308	15,039			847,347			847,347
Deferred financing costs	828,755			828,755	159,486			988,241	(988,241)	13	5,528,328
									5,528,328	11
Other									4,400,000	12	4,400,000

Total assets	$153,960,466			$153,960,466	$31,583,466	$4,098,743		$189,642,675	$3,626,103		$193,268,778

 RURAL LEC ACQUISITION LLC
Unaudited Pro Forma Consolidated
Balance Sheet
September 30, 2004 (Continued)

	Rural LEC Acquisition LLC	Conversion Adjustments	Note	Rural LEC Acquisition After Conversion	Mid Missouri	Mid Missouri Acquisition Adjustments	Note	Pro Forma Prior To IDS Offering	IDS Offering Adjustments	Note	Pro Forma
Liabilities and Members' Equity
Current liabilities
Accounts payable	952,031			952,031	611,944			1,563,975			1,563,975
Accrued expenses	7,840,099			7,840,099	677,346			8,517,445			8,517,445
Advance billings	629,402			629,402	525,738			1,155,140			1,155,140
Customer deposits	251,544			251,544				251,544			251,544
Current portion of long-term notes payable	8,050,843			8,050,843	1,714,320			9,765,163	(9,765,163)	10	0

Total current liabilities	17,723,919			17,723,919	3,529,348			21,253,267	(9,765,163)		11,488,104

Net deferred tax liability	6,602,246			6,602,246	2,213,240			8,815,486			8,815,486
Other liabilities	202,723			202,723	7,317			210,040			210,040

Total deferred tax and other liabilities	6,804,969			6,804,969	2,220,557			9,025,526			9,025,526

Long-term notes payable, net of current portion	69,266,576			69,266,576	15,428,400			84,694,976	(84,694,976)	10	0
New credit facility									80,000,000	8	80,000,000
% Senior Subordinated Notes due 2019		60,214,678	1	60,214,678		6,397,640	3	66,612,318	6,472,141	5	72,590,192
									(494,267)	6
% Senior Subordinated Notes due 2019 held separately									8,500,000	9	8,500,000
Derivative liability		2,654,729	1	2,654,729		282,065	3	2,936,794	(60,421)	6	2,876,372
Class B common convertible to senior subordinated notes		3,089,802	1	3,089,802		328,291	3	3,418,093	(70,324)	6	3,347,769
Members' equity
Common stock					60,040	(60,040)	3
Membership units	39,000,010	(39,000,010)	1
Class A stock, $.01 par value		80,073	1	80,073		8,508	3	88,580	8,607	5	96,530
									(657)	6
Class B stock, $.01 par value		5,247	1	5,247		557	3	5,804	(119)	6	5,685
Additional paid-in capital		39,000,010	1	0		7,768,908	3	7,633,767	7,289,765	5	12,353,291
		(80,073)	1			(282,065)	3		206,083	6
		(5,247)	1			146,923	4		(2,027,902)	11
		(36,244,449)	1						(557,365)	7
		(3,089,802)	1						(191,056)	7
		419,560	2
Treasury stock					(11,645)	11,645	3
Treasury stock—Class A									(557,365)	6	0
									557,365	7
Treasury stock—Class B									(191,056)	6	0
									191,056	7
Paid in capital					5,951,605	(5,951,605)	3
Retained earnings	21,164,992	(23,970,229)	1	(5,879,526)	4,405,161	(4,405,161)	3	(6,026,449)	(988,241)	13	(7,014,690)
		(2,654,729)	1
		(419,560)	2			(146,923)	4

Total members'/stockholders' equity	60,165,002	(65,959,209)		(5,794,207)	10,405,161	(2,909,253)		1,701,701	3,739,114		5,440,815

Total liabilities and members'/stockholders' equity	$153,960,466	$0		$153,960,466	$31,583,466	$4,098,743		$189,642,675	$3,626,103		$193,268,778

RURAL LEC ACQUISITION LLC

Notes to Unaudited Pro Forma Consolidated

Balance Sheet

Our Conversion

(1)
Adjustment to reflect our conversion from a Delaware limited liability company to a Delaware corporation and the conversion of our 2,512,699.41 outstanding membership interests and 97,365 outstanding options to acquire membership interests to a combination of 8,007,271 IDSs including 8,007,271 shares of Class A common stock ($80,073 par value) underlying the IDSs and 524,650 shares of Class B common stock ($5,247 par value) based on a conversion ratio of 3.10570 IDSs and 0.20349 shares of Class B common stock for each membership interest. The number of IDSs and shares of Class B common stock to be received upon exchange of each outstanding option will be equal to the number of IDSs and shares of Class B common stock that a holder would have received in the conversion had the holder exercised the option on a "cashless basis." Each IDS represents one share of Class A common stock and a      % senior subordinated note with a $7.52 principal amount. An entry of $60,214,678 has been made to record the senior subordinated note portion of the IDSs at fair value. The Class A and Class B common stock are recorded at the carryover basis of the existing investors' equity. An adjustment of $23,970,229 has been made to retained earnings for the deficiency in additional paid-in capital resulting from our conversion.

  The Class B common stock will be exchangeable, at the holder's option, upon our liquidation or during specified periods beginning on the second anniversary of the closing date of this offering subject to certain conditions. The conditions to such exchange include a financial test related to Adjusted EBITDA (as such term is defined in the indenture governing the notes). After five years, the Adjusted EBITDA test will no longer apply and the Class B common stock will be exchangeable for IDSs at the option of the holder subject only to the satisfaction of the other conditions to such exchange.

  A pro forma entry for $3,089,802 has been made to reflect the initial allocation of Class B common stock allocable to the potential debt issuance (the "Class B common convertible to senior subordinated notes") of $3,945,368, net of $855,566 to reduce the potential debt issuance to its present value at the closing date of this offering using a discount rate equal to the interest rate on the senior subordinated notes. The embedded exchange feature of the Class B common stock is expected to be accounted for separately as a derivative liability and an entry of $2,654,729 has been made to reflect the fair value of the exchange feature to the derivative liability with an offsetting entry to retained earnings. The Company expects to account for the derivative liability for the exchange feature of the Class B common stock by marking the liability to current estimated fair value at each subsequent balance sheet date. The adjustment to fair value at each balance sheet date will increase or decrease the derivative liability with an offset to other non-operating income or expense. The accompanying pro forma financial statements do not include any adjustments to derivative liability except for recording the initial value for the issuance of the Class B common shares.

(2)
Reflects compensation expense associated with the exchange of management options for a combination of IDSs and Class B common stock of $419,560.

Mid-Missouri Acquisition

(3)
Adjustment to reflect the excess of purchase price over fair value of net tangible assets acquired from Mid-Missouri Holding Corp. The purchase price of this acquisition is estimated to be

  $31,646,624. The excess of the total purchase price over the assigned value of the identifiable net assets is reflected as goodwill and other intangible assets in the amount of $2,298,743 and $1,800,000, respectively.

Estimated value of securities to be issued	$14,503,904
Assumption of long-term notes payable	17,142,720

Estimated total purchase price for MMHC	31,646,624
Less: Assumption of long-term notes payable	(17,142,720)
Less: Fair value of net tangible assets acquired	(10,405,161)

Excess of purchase price over fair value of net tangible assets acquired	4,098,743
Other Intangible Assets	1,800,000

Goodwill	$2,298,743

  Intangible assets include the following along with their estimated useful lives:

	Fair Value	Estimated Amortizable Life (years)
Customer Base—Internet	$1,200,000	10
Customer Base—Long Distance	600,000	7

Total Fair Value of Other Intangible Assets	$1,800,000

  An adjustment has also been made to reflect 850,750 shares of Class A common stock ($8,508 par value) underlying the 850,750 IDSs and 55,744 shares of Class B common stock ($557 par value) issued in connection with the acquisition of Mid-Missouri Holding based on an exchange ratio of 0.14036 IDSs and 0.00920 shares of Class B common stock for each share of Mid-Missouri Holding. The number of IDSs and shares of Class B common stock to be received upon exchange of each outstanding option to acquire shares of Mid-Missouri Holding will be equal to the number of IDSs and shares of Class B common stock that a holder would have received in the exchange had the holder exercised the option on a "cashless basis." Each IDS represents one share of Class A common stock and a      % senior subordinated note with a $7.52 principal amount. An entry of $6,397,640 has been made to record the senior subordinated note portion of the IDSs at fair value.

  The Class B common stock will be exchangeable, at the holder's option, upon our liquidation or during specified periods beginning on the second anniversary of the closing date of this offering subject to certain conditions. The conditions to such exchange include a financial test related to Adjusted EBITDA (as such term is defined in the indenture governing the notes). After five years, the Adjusted EBITDA test will no longer apply and the Class B common stock will be exchangeable for IDSs at the option of the holder subject only to the satisfaction of the other conditions to such exchange.

  A pro forma entry for $328,291 has been made to reflect the initial allocation of Class B common stock allocable to the potential debt issuance (the "Class B common convertible to senior subordinated notes") of $419,195, net of $90,904 to reduce the potential debt issuance to its present value at the closing of this offering using a discount rate equal to the interest rate on the senior subordinated notes. The embedded exchange feature of the Class B common stock is expected to be accounted for separately as a derivative liability and an entry of $282,065 has been made for the value of the exchange feature to the derivative liability with an offsetting entry to additional paid-in capital. The Company expects to account for the derivative liability for the exchange feature of the Class B common stock by marking the liability to current estimated fair value at each subsequent balance sheet date. The adjustment to fair value at each balance sheet date will increase or decrease the derivative liability with an offset to other non-operating income or expense. The accompanying pro forma financial statements do not include any adjustments to derivative liability except for the allocation of initial values for the issuance of the Class B common shares.

  Changes to additional paid-in capital as follows:

Issuance of Class A common stock represented by IDSs	$7,205,853
Issuance of Class B common stock	563,055

$7,768,908

  Adjustments have also been made for the elimination of Mid-Missouri Holding Corp.'s stockholders equity due to the acquisition.

(4)
Reflects compensation expense associated with the exchange of management options for a combination of IDSs and Class B common stock of $146,923.

IDS Offering and New Credit Facility

(5)
Adjustments to reflect the 860,657 IDSs offered by the Company including 860,657 shares of Class A common stock ($8,607 par value) underlying the IDSs. Each IDS represents one share of Class A common stock and a      % senior subordinated note with a $7.52 principal amount. An entry of $6,472,141 has been made to record the senior subordinated note portion of the IDSs. An entry of $7,289,765 has been made to record additional paid-in capital from the issuance of Class A common stock represented by IDSs.

(6)
Adjustments to reflect the 65,727 IDSs and 11,941 shares of Class B common stock ($119 par value) purchased for $1,168,127 by the Company from management including the 65,727 shares of Class A common stock ($657 par value) underlying the IDSs. The purchase price for each IDS and share of Class B common stock will equal the public offering price per IDS less the underwriting discount per IDS. Each IDS represents one share of Class A common stock and a      % senior subordinated note with a $7.52 principal amount. An entry of $494,267 has been made to record the senior subordinated note portion of the IDSs purchased by the Company. An entry of $557,365 has been made to record the Class A common stock portion of the IDSs purchased by the Company. An entry of $191,056 has been made to record the Class B common stock purchased by the Company. An entry of $206,083 has been made to additional paid-in capital to reflect the purchase price discount from original cost (as a result of the underwriting discount) for the IDSs and Class B common stock purchased. In addition, entries have been made to the Derivative liability ($60,421) and Class B common convertible to senior subordinated notes ($70,324) as a result of the purchase of the Class B common stock by the Company.

(7)
Adjustments to reflect the retirement of the Class A and Class B common stock purchased by the Company from management.

(8)
Adjustments to reflect our new credit facility consisting of an $80,000,000 term loan and a $15,000,000 revolving credit facility. It is assumed that there will be no outstanding borrowings under the revolving credit facility upon completion of the offering. Rural LEC Acquisition LLC has no independent assets or operations separate from its operating subsidiaries. The guarantees of its senior long term notes payable by its four operating subsidiaries will be full and unconditional, joint and several. The operating subsidiaries will have no independent long term notes payable. There are no significant restrictions on the ability of Rural LEC Acquisition LLC to obtain funds from its operating subsidiaries by dividend or loan.

(9)
Adjustments to reflect the $8,500,000    % senior subordinated notes sold separately.

(10)
Adjustments to reflect the repayment of our existing indebtedness.

(11)
Represents the Company's total transaction fees and expenses of $7,556,231. Of this amount, $3,826,230 is related to IDS offering costs which have been allocated as an adjustment to additional paid-in capital of $2,027,902 and to deferred financing costs of $1,798,328 based on the relative fair value of the IDS securities issued. Total adjustments to deferred financing costs as follows:

Amount relating to new credit facility, to be amortized over 5 years	3,475,000
Amount relating to senior subordinated notes sold separately, to be amortized over 15 years	255,000
Amount related to senior subordinated notes, to be amortized over 15 years	1,798,328

Increase in deferred financing costs	$5,528,328
(12)
Adjustments to reflect the purchase of an interest rate cap in connection with the floating rate borrowings under our new credit facility. The floating rate borrowings under our new credit facility will bear interest at LIBOR plus an applicable margin, which is expected to be 4.0%. The interest rate cap will effectively limit the interest rate on such floating rate debt to not more than 7.0% per annum for the five years following the closing of this offering. The interest rate cap is considered a derivative. The critical terms of the interest rate cap will be identical to the terms of the debt and as a result will qualify for hedge accounting under SFAS 133. The fair value of the interest rate cap will be measured at each reporting period. The change in fair value will increase or decrease the interest rate cap with an offsetting entry to other comprehensive income.

(13)
Adjustments to reflect the write-off of existing deferred financing costs.

RURAL LEC ACQUISITION LLC
Unaudited Pro Forma Consolidated
Statement of Operations
For the Year Ended December 31, 2003

	Rural LEC Acquisition LLC	Conversion Adjustments	Note	Rural LEC Acquisition After Conversion	Mid Missouri	Mid Missouri Acquisition Adjustments	Note	Pro Forma Prior To IDS Offering	IDS Offering Adjustments	Note	Pro Forma
Revenues
Local service	$13,090,059			$13,090,059	$599,075			$13,689,134			$13,689,134
Network access (1)	14,700,862			14,700,862	6,255,107			20,955,969			20,955,969
Long distance and other telephone services	2,571,311			2,571,311	589,911			3,161,222			3,161,222
Cable television	1,747,514			1,747,514	149,638			1,897,152			1,897,152
Internet	1,645,118			1,645,118	3,585,531			5,230,649			5,230,649

Total revenues	33,754,864			33,754,864	11,179,262			44,934,126			44,934,126
Operating expenses
Cost of services	7,488,091			7,488,091	4,179,111			11,667,202			11,667,202
Selling, general and administrative	5,061,499			5,061,499	1,954,617			7,016,116	(1,350,000)	(9)	5,666,116
Write-off of capitalized transaction costs	1,004,965			1,004,965	272,030			1,276,995			1,276,995
Write-off of impaired investment	0			0	3,906,942			3,906,942			3,906,942
Depreciation and amortization	5,481,779			5,481,779	1,732,018	205,714	(6)	7,419,511			7,419,511

Total operating expenses	19,036,334			19,036,334	12,044,718	205,714		31,286,766	(1,350,000)		29,936,766
Income (loss) from operations	14,718,530			14,718,530	(865,456)	(205,714)		13,647,360	1,350,000		14,997,360
Other income (expense)
Interest expense	(3,383,876)	(7,827,908)	(2)	(11,211,784)	(621,981)	(831,693)	(7)	(12,665,458)	(4,468,655)	(10)	(17,134,114)
Other income	265,537			265,537	31,273			296,810			296,810

Total other expense	(3,118,339)	(7,827,908)		(10,946,247)	(590,708)	(831,693)		(12,368,648)	(4,468,655)		(16,837,304)
Income before income taxes	11,600,191	(7,827,908)		3,772,283	(1,456,164)	(1,037,407)		1,278,711	(3,118,655)		(1,839,944)
Income tax (expense) benefit	(4,107,275)	2,771,079	(3)	(1,336,196)	(929,408)	367,242	(3)	(1,898,361)	1,104,004	(3)	(794,357)

Net income (loss)	7,492,916	(5,056,829)		2,436,087	(2,385,572)	(670,165)		(619,650)	(2,014,651)		(2,634,301)
Accretion of Class B common convertible to senior subordinated notes		(427,783)	(4)	(427,783)		(45,452)	(4)	(473,235)	9,736	(4)	(463,499)

Net income (loss) available to shareholders	$7,492,916	$(5,484,612)		$2,008,304	$(2,385,572)	$(715,617)		$(1,092,885)	$(2,004,915)		$(3,097,800)

Weighted average units outstanding:
Basic	2,512,699	(2,512,699)	(5)
Diluted	2,561,034	(2,561,034)	(5)
Basic net income per unit	$2.98
Diluted net income per unit	$2.93
Class A shares outstanding		8,007,271	(5)	8,007,271		850,750	(8)	8,858,021	794,930	(11)	9,652,951
Class B shares outstanding		524,650	(5)	524,650		55,744	(8)	580,394	(11,941)	(11)	568,453
Net income (loss) per share available to shareholders:
Basic—Class A											$(0.32	)(12)
Basic—Class B											$0.82	(12)
Diluted—Class A											$(0.31	)(12)

RURAL LEC ACQUISITION LLC
Unaudited Pro Forma Consolidated
Statement of Operations
For the Nine Months Ended September 30, 2004

	Rural LEC Acquisition LLC	Conversion Adjustments	Note	Rural LEC Acquisition After Conversion	Mid Missouri	Mid Missouri Acquisition Adjustments	Note	Pro Forma Prior To IDS Offering	IDS Offering Adjustments	Note	Pro Forma
Revenues
Local service	$10,491,800			$10,491,800	$460,881			$10,952,681			$10,952,681
Network access (1)	12,112,679			12,112,679	4,806,996			16,919,675			16,919,675
Long distance and other telephone services	1,992,397			1,992,397	435,216			2,427,613			2,427,613
Cable television	1,336,982			1,336,982	115,581			1,452,563			1,452,563
Internet	1,542,191			1,542,191	2,476,881			4,019,072			4,019,072

Total revenues	27,476,049			27,476,049	8,295,555			35,771,604			35,771,604
Operating expenses
Cost of services	6,056,543			6,056,543	3,088,597			9,145,140			9,145,140
Selling, general and administrative expenses	4,810,167			4,810,167	1,191,475			6,001,642	(1,125,000)	(9)	4,876,642
Depreciation and amortization	4,595,148			4,595,148	1,243,149	154,286	(6)	5,992,583			5,992,583

Total operating expenses	15,461,858			15,461,858	5,523,221	154,286		21,139,365	(1,125,000)		20,014,365
Income from operations	12,014,191			12,014,191	2,772,334	(154,286)		14,632,239	1,125,000		15,757,239
Other income (expense)
Interest expense	(2,414,624)	(5,870,931)	(2)	(8,285,555)	(405,345)	(623,770)	(7)	(9,314,670)	(3,535,915)	(10)	(12,850,585)
Other income	70,057			70,057	37,143			107,200			107,200

Total other expense	(2,344,567)	(5,870,931)		(8,215,498)	(368,202)	(623,770)		(9,207,470)	(3,535,915)		(12,743,385)
Income (loss) before income taxes	9,669,624	(5,870,931)		3,798,693	2,404,132	(778,056)		5,424,769	(2,410,915)		3,013,854
Income tax (expense) benefit	(3,423,046)	2,078,310	(3)	(1,344,736)	(922,585)	275,432	(3)	(1,191,890)	853,464	(3)	(1,138,426)

Net income (loss)	6,246,578	(3,792,621)		2,453,957	1,481,547	(502,624)		3,432,880	(1,557,451)		1,875,428
Accretion of Class B common convertible to senior subordinated notes		(320,837)	(4)	(320,837)		(34,089)	(4)	(354,926)	7,302	(4)	(347,624)

Net income (loss) available to shareholders	$6,246,578	$(4,113,459)		$2,133,119	$1,481,547	$(536,713)		$3,077,953	$(1,550,149)		$1,527,804

Weighted average units outstanding:
Basic	2,512,699	(2,512,699)	(5)
Diluted	2,562,653	(2,562,653)	(5)
Basic net income per unit	$2.49
Diluted net income per unit	$2.44
Class A shares outstanding		8,007,271	(5)	8,007,271		850,750	(8)	8,858,021	794,930	(11)	9,652,951
Class B shares outstanding		524,650	(5)	524,650		55,744	(8)	580,394	(11,941)	(11)	568,453
Net income per share available to shareholders:
Basic—Class A											$0.16	(12)
Basic—Class B											$0.61	(12)
Diluted—Class A											$0.14	(12)

RURAL LEC ACQUISITION LLC

Notes to Unaudited Pro Forma Consolidated

Income Statements

(1)
For the year ended December 31, 2003 and the nine months ended September 30, 2004, we derived approximately 18.1% and 20.4% of our pro forma revenue, respectively, from network access charges paid by long distance carriers for use of our facilities to originate and terminate interstate and intrastate telephone calls, calculated as follows:

For the year ended December 31, 2003	Rural LEC Acquisition LLC	Mid Missouri Holding	Pro Forma
Network access charges paid by long distance carriers	$5,922,810	$2,210,703	$8,133,513
Total revenues	$33,754,864	$11,179,262	$44,934,126
Network access charges as a percent of total revenue	17.5%	19.8%	18.1%
For the nine months ended September 30, 2004	Rural LEC Acquisition LLC	Mid Missouri Holding	Pro Forma
Network access charges paid by long distance carriers	$5,284,177	$2,028,112	$7,312,289
Total revenues	$27,476,049	$8,295,555	$35,771,604
Network access charges as a percent of total revenue	19.2%	24.4%	20.4%

  For the year ended December 31, 2003 and the nine months ended September 30, 2004, we derived approximately 12.2% and 11.4% of our pro forma revenue, respectively, from federal USF HC revenue, calculated as follows:

For the year ended December 31, 2003	Rural LEC Acquisition LLC	Mid Missouri Holding	Pro Forma
Federal USF HC revenue	$2,693,454	$2,780,802	$5,474,256
Total revenues	$33,754,864	$11,179,262	$44,934,126
Federal USF HC revenue as a percent of total revenue	8.0%	24.9%	12.2%
For the nine months ended September 30, 2004	Rural LEC Acquisition LLC	Mid Missouri Holding	Pro Forma
Federal USF HC revenue	$2,320,326	$1,774,161	$4,094,487
Total revenues	$27,476,049	$8,295,555	$35,771,604
Federal USF HC revenue as a percent of total revenue	8.4%	21.4%	11.4%
(2)
Adjustment to reflect the pro forma interest expense associated with the conversion of all our outstanding membership interests to a combination of IDSs and Class B common stock. The interest expense associated with the $60,214,678        % senior subordinated notes due 2019 underlying the IDSs is estimated to be $7,827,908 and $5,870,931 for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

(3)
Adjustment to reflect the income tax effect of the pro forma adjustments using the statutory tax rate of 35.4% which approximates our federal and state tax rate.

(4)
Entries have been made to adjust for the accretion of the present value discount related to the Class B common convertible to senior subordinated notes. The total discount to be accreted is $926,998. The discount will be accreted over two years which is the length of time up to the earliest date the Class B common stock could be exchanged for IDSs.

(5)
Adjustment to reflect our conversion from a Delaware limited liability company to a Delaware corporation and the conversion of all our outstanding membership interests to a combination of IDSs including shares of Class A common stock underlying the IDSs and shares of Class B common stock.

(6)
Adjustments to reflect the other intangible assets amortization associated with the acquisition of Mid Missouri Holding of $205,714 and $154,286 for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

(7)
Adjustment to reflect the pro forma interest expense associated with the acquisition of Mid-Missouri Holding for a combination of IDSs and Class B common stock. The interest expense associated with the $6,397,640        % senior subordinated notes due 2019 underlying the IDSs is estimated to be $831,693 and $623,770 for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

(8)
Adjustment to reflect shares of Class A common stock underlying the IDSs and shares of Class B common stock issued in connection with the acquisition of Mid-Missouri Holding.

(9)
Management fees of $1,350,000 and $1,125,000 paid to Seaport Capital for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively, which will no longer be paid upon the consummation of this offering have been eliminated from the pro forma statements.

(10)
Adjustment to eliminate our historical interest expense and to reflect our pro forma interest expense associated with the IDSs offered by the Company and our new credit facility, calculated as follows:

	Pro Forma Amount Outstanding	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
Historical interest expense	$0	($4,005,857)	($2,819,969)
New credit facility (7.0%)	80,000,000	5,600,000	4,200,000
Senior subordinated notes underlying IDSs offered by the Company (13.0%)	6,472,141	841,378	631,034
Senior subordinated notes held separately (13.0%)	8,500,000	1,105,000	828,750
Senior subordinated notes purchased by the Company from management (13.0%)	(494,267)	(64,255)	(48,191)
New credit facility unused revolver commitment fee		112,500	84,375
Amortization of debt issuance costs		879,889	659,916

Incremental addition to interest expense		$4,468,655	$3,535,915

  Interest expense on a pro forma basis includes $879,889 of annual non-cash amortization of debt issuance costs including a charge related to the portion of the interest rate cap that has expired. Since the assumed interest rate on the new credit facility is the maximum rate under the interest rate cap, an increase in rates above this amount would not impact interest expense.

(11)
Adjustment to reflect the 860,657 shares of Class A common stock underlying the 860,657 IDSs issued in connection with the offering less the 65,727 shares of Class A common stock underlying the IDSs and the 11,941 shares of Class B common stock purchased by the Company from management and subsequently retired.

(12)
Earnings per share is calculated using the two-class method, based on the participation rights of each class of stock. In connection with our conversion from a Delaware limited liability company to a Delaware corporation, our charter will be amended to provide that no dividends will be paid on the Class B common stock.

  Accordingly, for purposes of basic earnings per share, earnings are allocated to each class of common stock as follows: (1) first, to the Class B common stock for the accretion of the present value discount related to the Class B common convertible to senior subordinated notes and (2) second, to the Class A common stock. The denominator for pro forma basic earnings (loss) per common share consists of: (1) for the Class A computation, the number of shares of Class A common stock included in the IDS units outstanding; and, (2) for the Class B computation, the number of Class B shares outstanding.

  For purposes of calculating pro forma diluted earnings (loss) per common share, the Company assumed that all shares of Class B common stock were converted into the equivalent number of IDS units. Accordingly, the numerator is adjusted to add back the present value discount related to the Class B common convertible to senior subordinated notes and to deduct the assumed interest expense on the senior subordinated notes portion of the IDS units to which the Class B common stock is exchangeable. The denominator for pro forma diluted earnings (loss) per common share consists of the (1) the number of shares of Class A common stock included in the IDS units outstanding; and, (2) the number shares of Class A common stock into which the outstanding shares of Class B common stock are exchangeable.

  The following table summarizes the computations of pro forma basic earnings (loss) per common share:

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
Numerators:
Net income (loss)	$(2,634,301)	$1,875,428
Accretion of discount related to Class B common convertible to senior subordinated notes	(463,499)	(347,624)

Net income available (loss attributable) to shareholders	$(3,097,800)	$1,527,804
Allocated to Class A common stock	$(3,097,800)	$1,527,804
Allocated to Class B common stock	$463,499	$347,624

	$(2,634,301)	$1,875,428
Denominators:
Shares of Class A common stock included in IDS units	9,652,951	9,652,951
Shares of Class B common stock oustanding	568,453	568,453
Basic net income available (loss attributable) to common stockholders per share:
Class A common stock	$(0.32)	$0.16
Class B common stock	$0.82	$0.61

  The following table summarizes the computations of pro forma diluted earnings (loss) per common share:

	Year Ended December 31, 2003	Nine Months Ended September 30, 2004
Numerators:
Net income (loss)	$(2,634,301)	$1,875,428
Pro forma interest expense on senior subordinated notes	(555,720)	(416,790)

Net income available (loss attributable) to shareholders	$(3,190,021)	$1,458,639
Denominators:
Shares of Class A common stock included in IDS units	9,652,951	9,652,951
Shares of Class A common stock into which the Class B common stock is exchangeable	568,453	568,453

Total	10,221,404	10,221,404
Pro forma diluted net income available (loss attributable) to common stockholders per share of Class A common stock	$(0.31)	$0.14
(13)
Non-recurring charges not reflected in the pro forma adjustments above include:

(a)
Compensation expense associated with the exchange of management options for a combination of IDSs and Class B common stock in the aggregate of $566,483. This charge is recognized in the unaudited pro forma balance sheet as an adjustment to retained earnings.

(b)
As a result of the repayment of existing indebtedness, we will reflect accelerated interest expense of $988,241 related to the write-off of existing deferred financing costs. This charge is recognized in the unaudited pro forma balance sheet as an adjustment to retained earnings.

(14)
Mid-Missouri Holding does not have any independent assets or operations separate from its operating subsidiary, Mid-Missouri Telephone. There are no significant restrictions on the ability of Mid-Missouri Holding to obtain funds from its operating subsidiary by dividend or loan.

Otelco Inc.

8,659,000 IDSs

$8,500,000       % Senior Subordinated Notes due 2019

PROSPECTUS

                        , 2004

Joint Book-Running Managers

CIBC World Markets
RBC Capital Markets
UBS Investment Bank
Deutsche Bank Securities
Harris Nesbitt
KeyBanc Capital Markets
Raymond James

Until                           , 2004, all dealers that buy, sell or trade our IDSs, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

[ALTERNATE PAGES FOR CANADIAN PROSPECTUS]

A copy this preliminary prospectus has been filed with the securities regulatory authorities in each of the provinces (other than the province of Québec) and territories of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this amended and restated preliminary prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the prospectus is obtained from the securities regulatory authorities.

No securities regulatory authority in Canada or the United States has expressed an opinion about these securities and it is an offence to claim otherwise. This amended and restated preliminary prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell these securities in those jurisdictions. The Company has filed a registration statement on Form S-1 with the United States Securities and Exchange Commission, under the United States Securities Act of 1933, as amended, with respect to these securities. See "Underwriting".

AMENDED AND RESTATED PRELIMINARY PROSPECTUS

Initial Public Offering and Secondary Offering	November •, 2004

[LOGO]

RURAL LEC ACQUISITION LLC

US$            million (C$            million)
8,659,000 INCOME DEPOSIT SECURITIES (IDSs)

US$8,500,000    •    % SENIOR SUBORDINATED NOTES DUE 2019

This offering is a public offering of 8,659,000 IDSs of Rural LEC Acquisition LLC. Rural LEC Acquisition LLC is the issuer under this prospectus. Prior to the closing of this offering, Rural LEC Acquisition LLC will be converted from a Delaware limited liability company to a Delaware corporation and its name will be changed to Otelco Inc. Accordingly, this prospectus also refers to Otelco Inc. as the issuer of the securities being offered pursuant to this prospectus. (As the context requires, Rural LEC Acquisition LLC and Otelco Inc. are referred to herein as the "Company" and, together with its consolidated operations, as "we", "our" and "us", unless otherwise indicated) in Canada (the "Canadian offering") and concurrently in the United States (the "U.S. offering", and together with the Canadian offering, the "offering"). The offering consists of an initial public offering of 860,657 IDSs by us (the "Treasury offering") and a secondary offering of 7,798,343 IDSs (the "Secondary offering") by our affiliates who are existing equity investors (the "existing equity investors"). See "Principal and Selling Stockholders". Under the offering, 8,659,000 IDSs representing an aggregate of 8,659,000 shares of our Class A common stock and US$65,115,680 (C$    •     million) aggregate principal amount of our    •    % senior subordinated notes due 2019 are being offered. Each IDS initially represents:

  •
  one share of our Class A common stock; and

  •
  a    •    % senior subordinated note due 2019 with a US$7.52 principal amount.

We are also offering separately (not in the form of IDSs) US$8,500,000 aggregate principal amount of our    •    % senior subordinated notes due 2019, which, along with the senior subordinated notes represented by IDSs, we refer to as the "senior subordinated notes". The offering of IDSs and the offering of the separate senior subordinated notes (not represented by IDSs) are each conditioned on each other.

This is our initial public offering of IDSs, the shares of Class A common stock and senior subordinated notes represented thereby and separate senior subordinated notes (not represented by IDSs). We anticipate that the public offering price of the IDSs will be between US$15.20 and US$16.80 per IDS and the public offering price of the separate senior subordinated notes (not represented by IDSs) will be 100% of their stated principal amount.

Holders of IDSs may separate the IDSs into the shares of our Class A common stock and senior subordinated notes represented thereby at any time after the earlier of 45 days from the closing of this offering or the occurrence of a change in control. Similarly, holders of our Class A common stock and senior subordinated notes may, at any time, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form IDSs.

We will be permitted to defer interest payments on our senior subordinated notes subject to the limitations described in "Description of Senior Subordinated Notes—Terms of the Note—Interest Deferral". If interest on the senior subordinated notes represented by IDSs is deferred in a taxation year, you will be required to include such amount in computing your income for the particular taxation year even though you have not received a cash interest payment. See "Risk Factors". Our obligations under the senior subordinated notes will be fully and unconditionally guaranteed by certain of our direct and indirect wholly-owned subsidiaries.

Any subsequent issuance by us of IDSs shall be made in the United States pursuant to a registration statement that has been declared effective by the United States Securities and Exchange Commission (the "SEC") and if appropriate, concurrently in Canada pursuant to a receipted prospectus by the Canadian securities regulatory authorities. Upon a subsequent issuance by us of IDSs or senior subordinated notes of the same series (not in the form of IDSs), with original issue discount for United States federal income tax purposes, and upon each such subsequent issuance thereafter, a portion of your senior subordinated notes may be automatically exchanged for an identical principal amount of senior subordinated notes issued in such subsequent issuance and, in that event, your IDSs will be replaced with new IDSs. For more information regarding these automatic exchanges and the effect they may have on your investment, see "Risk Factors—Risks Relating to our Capital Structure—Subsequent issuances of senior subordinated notes pursuant to an offering by us or in connection with an exchange of Class B common stock may cause you to recognize original issue discount", "Description of Senior Subordinated Notes—Additional Notes", "Material

(continued on next page)

United States Federal Income Tax Consequences —Consequences to U.S. Holders—Notes—Additional Issuances" and "Certain Canadian Federal Income Tax Considerations".

Although we intend to make distributions of available cash to IDS holders, these cash distributions are not assured. The actual amount distributed will depend on numerous factors including our financial performance, debt covenants and obligations, working capital requirements, future capital requirements and, if applicable, the deductibility for tax purposes of interest payments on the debt of the operating entity. The market value of the IDSs may deteriorate if we are unable to meet our cash distribution targets in the future, and that deterioration may be material.

In connection with the Canadian offering, the IDSs and the senior subordinated notes sold separately (not represented by IDSs) are being offered in Canada by CIBC World Markets Inc., RBC Capital Markets Inc., BMO Nesbitt Burns Inc. and Raymond James Ltd. (collectively, referred to herein as the "Canadian Underwriters") and in the United States by CIBC World Markets Corp., RBC Capital Markets Corporation, UBS Securities LLC, Deutsche Bank Securities Inc., Harris Nesbitt Corp., KeyBanc Capital Markets, a division of McDonald Investments Inc., and Raymond James & Associates, Inc. (collectively, referred to herein as the "U.S. Underwriters", and together with the Canadian Underwriters as the "underwriters").

CIBC World Markets Corp., an affiliate of CIBC World Markets Inc., will act as the sole lead arranger of our new $90 million senior secured credit facility described under the heading "Description of Certain Indebtedness—New Credit Facility" and will receive    •    . In addition, affiliates of CIBC World Markets Inc., and affiliates of BMO Nesbitt Burns Inc. each own a percentage of funds managed by one of our financial sponsors. Accordingly, we may be considered a connected issuer of CIBC World Markets Inc. and BMO Nesbitt Burns Inc. under applicable Canadian securities legislation. See "Underwriting".

This prospectus is being filed to qualify the distribution of our IDSs (including the underlying shares of our Class A common stock and senior subordinated notes represented thereby) and our senior subordinated notes being sold separately (not represented by IDSs). There is currently no market through which these securities may be sold and purchasers may not be able to resell securities purchased under this prospectus. We have applied to list our IDSs in U.S. dollars on the American Stock Exchange under the trading symbol "OTT". In addition, we have applied to list our IDSs in Canadian dollars on the Toronto Stock Exchange under the trading symbol "OTT.un" and our shares of Class A common stock in Canadian dollars on the Toronto Stock Exchange under the trading symbol "OTT", but holders of shares of our Class A common stock will not be able to trade such shares on the Toronto Stock Exchange until the applicable requirements for separate trading are satisfied, including that a sufficient number of shares are held separately, not represented by IDSs, by a sufficient number of holders. The offering price of the IDSs has been determined by negotiation among us, the underwriters and the existing equity investors.

Investing in our IDSs (including the shares of our Class A common stock and our senior subordinated notes represented thereby) and/or senior subordinated notes sold separately involves risks. See "Risk Factors." No stability rating for the senior subordinated notes has been applied for or obtained from any rating agency.

Price: US$        •         (C$        •        ) per IDS(1)
        •        % principal amount per Senior Subordinated Note due 2019(2)

	Price to Public	Underwriting Discount(3)	Net Proceeds to the Company (before expenses)(4)	Net Proceeds to the Existing Equity Investors(5)(6)
Per IDS(5)	US$ • (C$ • )	US$ • (C$ • )	US$ • (C$ • )	US$ • (C$ • )
Total(6)	US$ • (C$ • )	US$ • (C$ • )	US$ • (C$ • )	US$ • (C$ • )
Per Senior Subordinated Note	• %	• %	• %	• %
Total	US$ •	US$ •	US$ •	US$ •

(1)
The price to the public in Canada is payable in Canadian dollars or in U.S. dollars, and the price and related amounts as stated in Canadian dollars in this prospectus (for reference purposes only) are the approximate equivalent of the U.S. dollar offering price to the public in the United States and related amounts, based on the noon buying rate on the date of this prospectus as quoted by the Federal Reserve Bank of New York. See "Underwriting" and "Currency and Exchange Rate Information."

(2)
Related to the US$8,500,000 (C$    •     million) aggregate principal amount of our senior subordinated notes that we are selling separately (not represented by IDSs).

(3)
The underwriters will be paid a fee equal to    •    % of the gross proceeds of the offering. The underwriters' fees relating to the IDSs and senior subordinated notes (not represented by IDSs) in connection with the Treasury offering and the Secondary offering will be paid proportionately by the Company and the existing equity investors.

(4)
The expenses of the offering (including the Secondary offering), estimated to be US$    •    (C$    •    ), will be paid proportionately by the Company and the existing equity investors.

(5)
The price per IDS is comprised of US$8.48 (C$    •    ) allocated to each share of Class A common stock and US$7.52 (C$    •    ) allocated to each senior subordinated note, assuming an initial public offering price of $16.00 per IDS, the mid-point of our offering range.

(6)
Certain of our affiliates who are existing equity investors have granted the underwriters an over-allotment option, exercisable for a period of 30 days from     •    , 2004, to purchase up to 865,940 additional IDSs at the public offering price, less the underwriting discount, to cover over-allotments. We will not receive any proceeds from the sale by the existing equity investors of any additional IDSs under the underwriters' over-allotment options. If the over-allotment options are exercised in full, the total "Price to the Public", "Underwriting Discount" and "Net Proceeds to the Existing Equity Investors" will be, with respect to the shares of our Class A common stock and senior subordinated notes that the aggregate number of IDSs represent, US$    •    (C$    •    ), US$    •    (C$    •    ) and US$    •    (C$    •    ) respectively. This prospectus qualifies the distribution of the over-allotment option of the underwriters and the issuance and subsequent transfer of IDSs, and the shares of our Class A common stock and senior subordinated notes represented thereby, issuable upon exercise of that option. See "Underwriting."

The underwriters expect to deliver the IDS and the senior subordinated notes (not represented by IDSs) offered by this prospectus to purchasers on or about     •    , 2004. In connection with this distribution, the underwriters may effect transactions that stabilize or maintain the market price of the IDSs at levels other than those which otherwise might prevail on the open market. See "Underwriting".

The Canadian Underwriters, as principals, conditionally offer the IDSs and the senior subordinated notes (not represented by IDSs), subject to prior sale, if, as and when issued by, sold and delivered by us and our existing equity investors and accepted by the Canadian Underwriters in accordance with the conditions contained in the underwriting agreement referred to under "Underwriting" and subject to the approval of certain legal matters on our behalf by O'Melveny & Myers LLP with respect to matters of U.S. law and by Goodmans LLP with respect to matters of Canadian law and on behalf of the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP with respect to matters of U.S. law and by Torys LLP with respect to matters of Canadian law.

Subscriptions for the IDSs or the senior subordinated notes sold separately will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. A book entry only certificate representing the IDSs offered by this prospectus will be issued in registered form to The Depository Trust Company ("DTC") or its nominee, on the date of the closing of this offering which is expected to occur on or about    •    , 2004, or such later date as we, our existing equity investors and the underwriters may agree, but in any event not later than    •    , 2004. Beneficial interests in IDSs will be credited to the account of direct or indirect DTC participants, including The Canadian Depository for Securities Limited ("CDS"). A Canadian purchaser of IDSs will receive only a customer confirmation from the registered dealer which is a CDS participant and from or through which the IDSs are purchased.

We and all of the existing equity investors are incorporated, continued or otherwise organized under the laws of a foreign jurisdiction and reside outside of Canada. Although we and the existing equity investors have appointed Goodmans LLP, 250 Yonge Street, Suite 2400, Toronto, Ontario, M5B 2M6, as our agent for service of process in Ontario, it may not be possible for investors to collect from us judgments obtained in courts in Canada predicated upon the civil liability provisions of securities legislation.

Notice to Investors

Throughout this prospectus, unless otherwise indicated, all references to GAAP are to U.S. generally accepted accounting principles.

Our consolidated financial statements included in this prospectus have been prepared in accordance with accounting principles generally accepted in the United States of America which, as applied to us, differ in certain respects from Canadian GAAP.

We and our insiders are exempt from certain statutory financial and reporting requirements under Canadian securities legislation. Consequently, we will file with all of the provincial (other than the province of Québec) and territorial securities commissions (the "Canadian securities regulatory authorities") all documents required to be filed with the SEC under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). This means that you will receive copies of disclosure material prepared in accordance with the requirements of the Exchange Act.

Currency and Exchange Rate Information

In this prospectus, references to "C$" and "Canadian dollars" are to the lawful currency of Canada and references to "$", "US$" and "U.S. dollars" are to the lawful currency of the United States. All dollar amounts herein are in U.S. dollars unless otherwise stated.

Distributions to Canadian holders of IDSs or senior subordinated notes will be made by us in U.S. dollars only, however, generally these distributions will automatically convert to Canadian dollars upon entering your account. For more information, please contact your financial advisor.

Our financial statements included in this prospectus are presented in U.S. dollars. The following table sets forth, for each period indicated, the high and low exchange rates for Canadian dollars expressed in U.S. dollars, the average of such exchange rates on the last business day of each month during such period and the exchange rate at the end of such period, based on the inverse of the noon rate in Canadian dollars as quoted by the Federal Reserve Bank of New York (the "Noon Rate"). Such rates are set forth as U.S. dollars per C$1.00 and are the inverse of Noon Rate for Canadian dollars per $1.00.

	Twelve Months ended December 31,				Nine Months ended September 30,
	2003	2002	2001	2000	2004	2003
High	$0.7738	$0.6619	$0.6697	$0.6969	$0.7906	$0.7492
Low	0.6349	0.6200	0.6241	0.6410	0.7158	0.6349
Average(1)	0.7168	0.6368	0.6444	0.6724	0.7521	0.7037
End	0.7738	0.6329	0.6279	0.6670	0.7906	0.7404

(1)
The average of the exchange rates on the last day of each month during each such period.

On November     •    , 2004, the inverse of the Noon Rate was $    •     = C$1.00.

Eligibility for Investment

Subject to compliance with the prudent investment standards and general investment provisions and restrictions of the statutes referred to below (and, where applicable, the regulations made under those statutes) and, in certain cases, subject to the satisfaction of additional requirements relating to investment policies, standards, procedures and goals, the purchase of the IDSs or the senior subordinated notes offered by this prospectus will not, on the date hereof, be precluded under the following statutes:

Insurance Companies Act (Canada);

Pension Benefits Standards Act, 1985 (Canada);

Trust and Loan Companies Act (Canada);

Cooperative Credit Associations Act (Canada);

Loan and Trust Corporations Act (Alberta);

Insurance Act (Alberta);

Employment Pension Plans Act (Alberta);

Alberta Heritage Savings Trust Fund Act (Alberta);

Pension Benefits Standards Act (British Columbia);

Financial Institutions Act (British Columbia);

The Insurance Act (Manitoba);

The Trustee Act (Manitoba);

The Pension Benefits Act (Manitoba);

Pension Benefits Act (Nova Scotia);

Trustee Act (Nova Scotia);

Pension Benefits Act (Ontario);

Trustee Act (Ontario);

Loan and Trust Corporations Act (Ontario); and

The Pension Benefits Act, 1992 (Saskatchewan).

In the opinion of Goodmans LLP, our Canadian counsel, and of Torys LLP, Canadian counsel to the underwriters, on the date of this prospectus, if shares of our Class A common stock are listed on a prescribed stock exchange (which currently includes the Toronto Stock Exchange), the shares of our Class A common stock and the senior subordinated notes (represented by the IDSs) and the senior subordinated notes (not represented by IDSs) will be qualified investments under the Income Tax Act (Canada) and the regulations thereunder (the "Tax Act") for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans (except that the senior subordinated notes will not be qualified investments for trusts governed by a deferred profit sharing plan to which contribution payments are made by us or a person with whom we do not deal at arm's length within the meaning of the Tax Act) and registered education savings plans (collectively, the "plans") at that time. Shares of our Class A common stock and the senior subordinated notes (represented by the IDSs) and the senior subordinated notes (not represented by IDSs) will constitute "foreign property" for the purposes of the tax imposed under Part XI of the Tax Act on those plans (other than registered education savings plans), registered pension plans and other tax exempt entities. Registered education savings plans are not subject to the foreign property rules. See "Certain Canadian Federal Income Tax Considerations."

Certain Canadian Federal Income Tax Considerations

In the opinion of Goodmans LLP, Canadian counsel to us, and Torys LLP, Canadian counsel to the underwriters, the following is, as of the date of this prospectus, a summary of the principal Canadian federal income tax considerations generally applicable under the Tax Act to a holder who pursuant to this offering acquires (i) shares of our Class A common stock and our senior subordinated notes represented by the IDSs or (ii) senior subordinated notes (not represented by IDSs) and who, for purposes of the Tax Act and at all relevant times, is resident or deemed to be resident in Canada; holds the shares of Class A common stock and senior subordinated notes represented by the IDSs or the senior subordinated notes (not represented by IDSs) as capital property; deals at arm's length with us; and is not affiliated with us (a "Holder" for purposes of this section only). Generally, the shares of Class A common stock and senior subordinated notes represented by the IDSs and the senior subordinated notes (not represented by IDSs) will be considered to be capital property to a Holder provided that the Holder does not hold such securities in the course of carrying on a business of buying and selling securities and has not acquired them in one or more transactions considered to be an adventure in the nature of trade.

This summary is not applicable to a Holder that is a "financial institution" (as defined in the Tax Act for purposes of the mark-to-market rules), a "specified financial institution" or a Holder an interest in which is a "tax shelter investment" (both as defined in the Tax Act). This summary does not apply to a Holder with respect to whom we are or will be a "foreign affiliate" or a "controlled foreign affiliate" within the meaning of the Tax Act.

This summary is based upon the facts set out in this prospectus, the provisions of the Tax Act in force on the date of this prospectus, counsel's understanding of the current published administrative policies and assessing practices of the Canada Customs and Revenue Agency ("CCRA") and a certificate from us regarding certain factual matters. This summary takes into account all specific proposals to amend the Tax Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) (the "Minister") prior to the date of this prospectus (the "Tax Proposals"), although there can be no assurance that any Tax Proposals will be implemented in their current form or at all. Except for the Tax Proposals, this summary does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial decision or action, or administrative policies or assessing practices, and does not take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those discussed in this prospectus.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in shares of our Class A common stock and senior subordinated notes represented by IDSs or the senior subordinated notes (not represented by IDSs) and is not intended to be legal or tax advice to any prospective purchaser of shares of our Class A common stock and senior subordinated notes represented by IDSs or the senior subordinated notes (not represented by IDSs). Investors should consult their own tax advisors for advice with respect to the tax consequences of an investment in shares of our Class A common stock and senior subordinated notes represented by IDSs or the senior subordinated notes (not represented by IDSs) based on their particular circumstances.

For purposes of the Tax Act, all amounts relating to the shares of our Class A common stock and senior subordinated notes represented by IDSs and the senior subordinated notes (not represented by IDSs) must be expressed in Canadian dollars including interest, adjusted cost base, proceeds of disposition and dividends. Amounts denominated in U.S. dollars generally must be converted into Canadian dollars based on the prevailing U.S. dollar exchange rate at the relevant time. Holders may therefore realize additional income, gains or losses by virtue of changes in foreign currency exchange rates.

Nature of IDSs

In acquiring an IDS, a Holder will be acquiring ownership of the share of Class A common stock and senior subordinated notes represented by such IDS. The share of Class A common stock and senior subordinated notes represented by an IDS are separate properties and, accordingly, the price paid by a Holder for an IDS must be allocated on a reasonable basis between the share of Class A common stock and the senior subordinated notes represented by the IDS in order to determine their respective cost to the Holder for purposes of the Tax Act. Such cost will establish a Holder's initial adjusted cost base of the share of Class A common stock and senior subordinated notes represented by the Holder's IDS. The Company proposes to allocate the price paid for each IDS on the basis of US$8.48 (C$    •    ) to the share of Class A common stock and US$7.52 (C$    •    ) to the senior subordinated notes and, by purchasing an IDS, you are deemed to agree to such allocation. Although we believe this allocation to be reasonable, such allocation is not binding on CCRA. The allocation for the Canadian dollar offering price has been converted from U.S. dollars into Canadian dollars based on the U.S. dollar exchange rate on the date of this prospectus. The allocation for the U.S. dollar offering price must be converted from U.S. dollars into Canadian dollars at the prevailing U.S. dollar exchange rate at the time you acquire an IDS.

Depending on the fluctuation of the prevailing U.S. dollar exchange rate from the date of this prospectus until the date of the closing of this offering, the senior subordinated notes represented by an IDS offered in Canadian dollars or in U.S. dollars may be issued at an amount that is less than or exceeds the stated principal amount of the senior subordinated notes (a "discount" or a "premium", respectively) for Canadian tax purposes. If such senior subordinated notes are issued at a discount, the tax consequences to you will depend on the amount and the nature of the discount. Generally, the discount may be considered to be either in the nature of interest and included in the Holder's income during the term of the senior subordinated note or on the maturity of the senior subordinated note, or a capital gain which will be realized on the disposition of the senior subordinated note. If such senior subordinated notes are issued at a premium, you may realize a capital loss on the disposition of the senior subordinated notes as described below under "—Disposition of Senior Subordinated Notes".

The delivery by a Holder of an IDS to CDS and the contemporaneous receipt of the share of Class A common stock and senior subordinated notes represented by such IDS by the Holder from CDS will not be a disposition for purposes of the Tax Act, and, as such, the Holder will not recognize a gain or loss upon such separation of the IDS in return for a share of Class A common stock and senior subordinated notes. A Holder will continue to take into account items of income or deductions otherwise includible or deductible, respectively, with respect to the share of Class A common stock and senior subordinated notes and the Holder's adjusted cost base of the share of Class A common stock and senior subordinated notes will not be affected by such separation of an IDS in return for a share of Class A common stock and senior subordinated notes. Similarly, the combination by a Holder of a share of Class A common stock and senior subordinated notes and the contemporaneous receipt of an IDS representing such share of Class A common stock and senior subordinated notes by the Holder from CDS will not be a disposition for purposes of the Tax Act, and, as such, the Holder will not realize a gain or loss upon such delivery of the share of Class A common stock and senior subordinated notes in return for an IDS representing such share of Class A common stock and senior subordinated notes. A Holder will continue to take into account items of income or deductions otherwise includible or deductible, respectively, with respect to the share of Class A common stock and senior subordinated notes and the Holder's adjusted cost base of the share of Class A common stock and senior subordinated notes will not be affected by such delivery of the share of Class A common stock and senior subordinated notes in return for an IDS representing such share of Class A common stock and senior subordinated notes.

Dividends, Interest and Capital Gains

Since a Holder who holds an IDS will own the share of Class A common stock and senior subordinated notes represented by such IDS, the income tax consequences under the Tax Act of owning and disposing of an IDS (including the taxation of dividends and interest on the share of Class A common stock and senior subordinated notes, respectively, and the tax treatment of disposing of the shares of Class A common stock and senior subordinated notes upon the disposition of an IDS representing such securities) will not differ from those associated with owning and disposing of those securities as is described below.

Interest on the Senior Subordinated Notes

A Holder that is a corporation, partnership, unit trust or a trust of which a corporation or partnership is a beneficiary will be required to include in computing its income for a taxation year all interest that accrues to such Holder before the end of that year or that becomes receivable or is received by the Holder before the end of that year, except to the extent that such interest was included in computing the Holder's income for a preceding taxation year. Any other Holder, including an individual, will be required to include in computing its income for a taxation year all interest on the senior subordinated notes that is received or receivable by such Holder in that year (depending on the method regularly followed by the Holder in computing income), to the extent that such interest was not included in computing the Holder's income for a preceding taxation year. In addition, a Holder may be required to include in computing its income for a taxation year any interest that accrues to the Holder on the senior subordinated notes up to any "anniversary day" (as defined in the Tax Act) in the year, to the extent that such amount was not otherwise included in the Holder's income for that or a preceding taxation year. If interest on the senior subordinated notes is deferred in a taxation year, a Holder will generally be required to include such amount in computing its income for the particular taxation year even though the Holder has not received a cash interest payment.

A Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay a refundable tax of 6 2/3% on investment income, including interest income on the senior subordinated notes.

The amount of interest on the senior subordinated notes will include United States withholding tax, if any, imposed in respect of the interest. To the extent that United States withholding tax is imposed in respect of interest on the senior subordinated notes, the amount of such tax generally will be eligible for foreign tax credit or deduction treatment where applicable and subject to the detailed rules and limitations under the Tax Act. Holders are advised to consult their own tax advisors with respect to the availability of a credit or deduction to them having regard to their particular circumstances.

Disposition of Senior Subordinated Notes

On a disposition or a deemed disposition (which will include a redemption or repayment at maturity) of senior subordinated notes, including upon an additional issuance of senior subordinated notes, a Holder will generally be required to include in computing its income for the taxation year in which the disposition occurs all interest that accrued on the senior subordinated notes from the date of the last interest payment to the date of disposition, except to the extent that such interest has otherwise been included in computing the Holder's income for that year or a preceding taxation year.

Any amount paid by us as a penalty or bonuses because of early repayment of all of part of the principal amount of the senior subordinated notes will be deemed to be received by the Holder as interest on the senior subordinated notes and included in computing the Holder's income as described above, to the extent such amount can reasonably be considered to relate to, and does not exceed the value at the time of payment of, interest that would otherwise have been payable on the senior subordinated notes for periods ending after the payment of such amount.

In general, a disposition or a deemed disposition of a senior subordinated note by a Holder will result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any amount included in computing the Holder's income as interest and any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base of the senior subordinated note to the Holder immediately before the disposition.

Generally, one-half of the amount of any capital gain (a "taxable capital gain") realized by a Holder in a taxation year must be included in computing such Holder's income for that year, and one-half of any capital loss (an "allowable capital loss") realized by a Holder in a taxation year may be deducted from any taxable capital gains realized by the Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such years, subject to and in accordance with the provisions of the Tax Act.

Capital gains realized by an individual or by most trusts may give rise to alternative minimum tax under the Tax Act. A Holder that is a Canadian-controlled private corporation (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on investment income, including taxable capital gains.

Additional Issuances

As described under "Description of IDSs—Procedures Relating to Subsequent Issuances", the indenture governing the senior subordinated notes and the agreements with DTC will provide that if there is a subsequent issuance of senior subordinated notes with original issue discount for United States federal income tax purposes, upon such issuance (and upon each issuance thereafter), each Holder of the senior subordinated notes (either directly or in the form of IDSs) agrees that a portion of such Holder's senior subordinated notes (whether held directly in book-entry form or held as part of IDSs) will be deemed to be exchanged for a portion of the new senior subordinated notes. Consequently, following each such subsequent issuance, each Holder of senior subordinated notes (either directly or in the form of IDSs) will own senior subordinated notes of each separate issuance in the same proportion as each other Holder.

The deemed exchange of a portion of a senior subordinated note for a portion of a new senior subordinated note in such circumstances will be a disposition for Canadian tax purposes. A Holder will be considered to have disposed of the portion of the senior subordinated note so exchanged for a portion of a new senior subordinated note for proceeds of disposition equal to the fair market value of the portion of the new senior subordinated notes so acquired. This disposition may result in a capital gain or capital loss to the Holder, depending on a number of factors including the adjusted cost base of the portion of the senior subordinated note so exchanged for a portion of a new senior subordinated note, the fair market value of the portion of the new senior subordinated note so acquired and fluctuations in currency exchange rates from the time the IDS or separate senior subordinated note was acquired to the time of the subsequent issuance of new senior subordinated notes. For a description of the tax treatment of a capital gain, see "Disposition of Senior Subordinated Notes" above. Generally, a capital loss arising on such a disposition will be deemed to be nil for Holders who are individuals and will be deemed to be nil but capable of being revived on the occurrence of certain types of subsequent dispositions of the portion of the newly acquired senior subordinated note for Holders that are corporations, trusts or partnerships. The adjusted cost base of a Holder of the portion of the new senior subordinated note so acquired will be equal to the fair market value thereof plus, in the case of an individual, the amount of the denied loss.

In addition, to the extent that the principal amount of the portion of a new senior subordinated note so acquired exceeds the amount for which it was issued, which will generally be equal to the fair market value thereof, this difference (the "discount") will give rise to Canadian tax consequences which will depend on the amount and nature of the discount. If the amount of the discount is such that the yield on the portion of the new senior subordinated note so acquired, expressed in terms of an annual rate on the amount for which it was issued, exceeds four-thirds of the interest rate stipulated to be payable on the principal amount thereof, the discount will be included in the income of the Holder in the year the Holder acquires the portion of the new senior subordinated note. Any amount so included in the income of the Holder will be added to the adjusted cost based of the portion of the new senior subordinated note so acquired. If the amount of the discount is less, the discount will, depending on the circumstances, be considered to be either in the nature of interest and included in the Holder's income during the term of the new senior subordinated note or on the maturity of the new senior subordinated note, or a capital gain which will be realized on the maturity of the new senior subordinated note.

Holders should consult their own tax advisors for advice with respect to the specific tax consequences of a subsequent issuance of senior subordinated notes.

Dividends on the Shares of Class A Common Stock

Dividends received or deemed to be received by a Holder on the shares of Class A common stock will be required to be included in computing the Holder's income for purposes of the Tax Act. Dividends or deemed dividends received by a Holder who is an individual will not be subject to the gross-up and dividend tax credit rules generally applicable to taxable dividends received by an individual from taxable Canadian corporations. A Holder that is a corporation generally will not be entitled to deduct the amount of the dividend or deemed dividends in computing its taxable income. A Holder that is a Canadian-controlled private corporation (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on the dividends or deemed dividends.

The amount of dividends or deemed dividends on the shares of Class A common stock will include United States withholding tax, if any, imposed in respect of the dividends. To the extent United States withholding tax is imposed in respect of dividends or deemed dividends on shares of Class A common stock, the amount of such tax generally will be eligible for foreign tax credit or deduction treatment where applicable and subject to the detailed rules and limitations under the Tax Act. Holders are advised to consult their own tax advisors with respect to the availability of a credit or deduction to them having regard to their particular circumstances.

Disposition of the Shares of Class A Common Stock

A disposition or deemed disposition of the shares of Class A common stock by a Holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Holder of the shares of Class A common stock immediately before the disposition. The tax treatment of capital gains and capital losses is discussed above under "Disposition of Senior Subordinated Notes".

Foreign Investment Entity Tax Proposals

On October 30, 2003, the Minister released revised Tax Proposals addressing the taxation of certain investments in non-resident entities called "foreign investment entities" applicable for taxation years commencing after 2002. As the Tax Proposals are currently drafted, generally, where a Holder resident in Canada holds a "participating interest" (that is not an "exempt interest") in an entity that constitutes a "foreign investment entity" at the entity's taxation year-end, the Holder generally will be required to take into account in computing income for the Holder's taxation year that includes such year-end (i) an amount determined as a prescribed percentage of the Holder's "designated cost" of such interest at the end of each month ending in the Holder's taxation year at which time the interest is held by the Holder; (ii) in certain limited circumstances any gains and losses on such interest for the year; (iii) in certain limited circumstances, a Holder's proportionate share of the foreign investment entity's income (or loss) for the year calculated using Canadian tax rules. For purposes of these Tax Proposals, the shares of Class A common stock will constitute "participating interests" but the senior subordinated notes will not constitute "participating interests."

Based on the Tax Proposals as currently drafted, the Company will not be a foreign investment entity at the end of one of its taxation years if, at that time, the "carrying value" of all of our "investment property" is not greater than one-half of the "carrying value" of all of our property. Our Canadian counsel has discussed the relevant provisions of the Tax Proposals with us and we have advised such counsel that we believe that, if the Company had a taxation year-end on the date of this prospectus and our conversion, as described in "Summary—Actions to Occur in Connection with this Offering—Our Conversion" is completed, the Company would not be a foreign investment entity on such date on the basis that the "carrying value" of all of its "investment property" is not greater than one-half of the "carrying value" of all of its property for purposes of the Tax Proposals. However, the determination of whether or not the Company is a foreign investment entity must be made on an annual basis at its taxation year-end and no assurances can be given that the Company will not be a foreign investment entity at the end of any of its taxation years.

In addition, even if the Company is a foreign investment entity at the end of one of its taxation years, the shares of Class A common stock held by a Holder may be an "exempt interest" at that time and therefore exempt from the application of these Tax Proposals if, (A) at that time, it is reasonable to conclude that the Holder has no "tax avoidance motive" (within the meaning of the Tax Proposals), and (B) throughout the period of such taxation year during which the Holder held shares of Class A common stock (i) the Company is resident in the United States for purposes of the Tax Act; (ii) the shares of Class A common stock are listed on a prescribed stock exchange (which currently includes the Toronto Stock Exchange); and (iii) the shares of Class A common stock are "arm's length interests" of the Holder for the purposes of the Tax Proposals. The term "arm's length interest" is a defined term for these purposes. On the basis that ownership of an IDS represents ownership of the shares of Class A common stock represented by the IDS and that a purchase and sale of an IDS represents a purchase and sale of the shares of Class A common stock represented by the IDS, while the matter is not free from doubt, it is expected that the shares of Class A common stock would be "arm's length interests" of a Holder for the purposes of these Tax Proposals provided that such Holder and entities and individuals with whom the Holder does not deal at arm's length do not hold in aggregate more than 10% of the shares of our shares of Class A common stock, based on fair market value. The determination of whether a Holder will have a "tax avoidance motive" for the purposes of the Tax Proposals will depend upon the particular circumstances of the Holder. Holders should consult their own tax advisors regarding the determination of whether they have a "tax avoidance motive" within the meaning of these Tax Proposals. The determination of whether the shares of Class A common stock constitute an exempt interest must be made on an annual basis at our taxation year-end and no assurances can be given that the shares of Class A common stock will be an exempt interest at the end of any of our taxation years.

Foreign Property Information Reporting

A Holder that is a "specified Canadian entity" for a taxation year or a fiscal period and whose total cost amount of "specified foreign property", including IDSs and/or senior subordinated notes not represented by IDSs, at any time in the year or fiscal period exceeds C$100,000 (as such terms are defined in the Tax Act) will be required to file an information return for the year or period disclosing prescribed information. Subject to certain exceptions, a Canadian resident taxpayer in the year will generally be a specified Canadian entity. A Holder should consult its own tax advisor about whether it must comply with these rules.

Eligibility for Investment

If, as and when the shares of Class A common stock are listed on a prescribed stock exchange (which currently includes the Toronto Stock Exchange), the shares of Class A common stock and senior subordinated notes (represented by the IDSs) and the senior subordinated notes (not represented by IDSs) will be qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans (except that the senior subordinated notes will not be qualified investments for trusts governed by a deferred profit sharing plan to which contribution payments are made by the Company or a person with whom the Company does not deal at arm's length within the meaning of the Tax Act) and registered education savings plans, subject to the specific provisions of any particular plan. The shares of Class A common stock and senior subordinated notes (represented by the IDSs) and the senior subordinated notes (not represented by IDSs) will be foreign property for the purposes of the tax imposed under Part XI of the Tax Act on such plans (other than registered education savings plans), registered pension plans and certain other persons exempt from tax under Part I of the Tax Act. Registered education savings plans are not subject to the foreign property rules under the Tax Act.

Material U.S. Federal Income Tax Consequences

See "Material United States Federal Income Tax Considerations" for a discussion of the material U.S. federal income tax considerations (and certain U.S. federal estate tax considerations) of the purchase, ownership and disposition of IDSs, senior subordinated notes and Class A common stock as of the date hereby by U.S. Holders (as defined in that section) and Non-U.S. Holders (as defined in that section).

Earnings Coverage Ratios

Our interest requirements, on a pro forma basis after giving effect to the transactions contemplated by this prospectus, amounted to $    •    (C$    •    ) for the 52 weeks ended December 31, 2003 and $    •     (C$    •    ) for the 52 weeks ended September 30, 2004. Our earnings before interest and income tax on a pro forma basis after giving effect to the transactions contemplated by this prospectus for the 52 weeks ended December 31, 2003 was $    •    (C$    •    ), which is    •    times our interest requirements on a pro forma basis for this period. Our earnings before interest and income tax on a pro forma basis after giving effect to the transactions contemplated by this prospectus for the 52 weeks ended September 30, 2004 was $    •     (C$    •    ), which is    •    times our interest requirements on a pro forma basis for this period.

Material Contracts

The following are the only material contracts, other than contracts entered into in the ordinary course of business, which have been entered into by us within the past two years or which are proposed to be entered into:

  •
  Underwriting Agreement, dated as of    •    , 2004, among Rural LEC Acquisitions LLC, certain of our existing equity investors and the underwriters;

  •
  Agreement and Plan of Merger, dated as of    •    , 2004, among Mid-Missouri Parent, LLC, Mid-Missour Holding Corp., Rural LEC Acquisitions LLC and Otelco Merger Subsidiary, Inc.;

  •
  Indenture as described under "Description of Senior Subordinated Notes";

  •
  New Credit Facility as described under "Description of New Credit Facility"; and

  •
  Investor Rights Agreement as described under "Related Party Transactions".

Copies of these agreements may be examined at our head and principal office or at the office of Goodmans LLP during normal business hours during the course of distribution to the public of the IDSs and for 30 days after the distribution is completed.

Purchasers' Statutory Rights of Withdrawal and Rescission

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus or any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights or consult with a legal adviser.

Legal Matters

The validity of the IDSs offered hereby and the shares of our Class A common stock and senior subordinated notes represented thereby, the validity of the senior subordinated notes (not in the form of IDSs) and the validity of the subsidiary guarantees will be passed upon for us by O'Melveny & Myers LLP, New York, New York and certain matters with respect to Canadian law will be passed upon for us by Goodmans LLP, Toronto, Ontario. Certain legal matters relating to the validity of the subsidiary guarantees by the Alabama subsidiary guarantors will be passed upon for us by Wilkerson & Bryan, P.C., Montgomery, Alabama. Certain legal matters relating to this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and certain matters with respect to Canadian law will be passed upon for the underwriters by Torys LLP, Toronto, Ontario.

As of November     •    , 2004, the partners and associates of each of O'Melveny & Myers LLP, Goodmans LLP, Skadden, Arps, Slate, Meagher & Flom LLP and Torys LLP beneficially owned, directly or indirectly, less than one percent of any of our securities.

Houlihan Lokey Howard & Zukin Financial Advisors, Inc., in a consent filed with the registration statement and this prospectus, has consented to the references in the second and third paragraphs of the section of this prospectus entitled "Material U.S. Federal Income Tax Considerations—Consequences to U.S. Holders—Senior Subordinated Notes—Characterization of Notes", to it and its opinions relating to the terms of the senior subordinated notes and our capitalization referenced in such paragraphs rendered to us and our U.S. counsel. Such opinions are for the purpose of assisting us and our U.S. counsel with respect to certain financial matters related to certain U.S. federal income tax determinations and opinions referred to in this prospectus and certain financial accounting matters and are referred to based on the reputation and experience of said firm in financial advisory matters.

Auditors, Transfer Agent and Registrar

Our auditors are BDO Seidman LLP, independent registered public accounting firm, located at 285 Peachtree Center Avenue, Suite 800, Atlanta, Georgia, U.S.A. 30303-1230. The transfer agent for the IDSs is Wells Fargo Bank, National Association, at its principal office in    •     and    •    , through its affiliate    •    , at its principal office in Toronto, Ontario. The transfer agent and registrar for the shares of our Class A common stock represented by the IDSs is Wells Fargo Bank, National Association, at its principal office in    •    and     •    , through its affiliate    •    at its principal office in Toronto, Ontario.

The consolidated financial statements of Rural LEC Acquisition LLC and Mid-Missouri Holding Corp. included in this prospectus and in the registration statement of which this prospectus forms a part have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

The prospective financial information included in this prospectus has been prepared by, and is the responsibility of, Rural LEC Acquisition LLC's management. BDO Seidman, LLP has neither examined nor compiled the accompanying prospective financial information and, accordingly, BDO Seidman, LLP does not express an opinion or any other form of assurance with respect thereto. The BDO Seidman, LLP reports included in this offering document relate to Rural LEC Acquisition LLC and Mid-Missouri Holding Corp. historical financial information. They do not extend to the prospective financial information and should not be read to do so.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of IDSs being registered. All of the amounts shown are estimated except the SEC registration fee, the National Association of Securities Dealers, Inc. ("NASD") filing fee and the American Stock Exchange's listing fees.

Amount to be paid
SEC registration fee	$24,073
NASD filing fee	19,500
Canadian filing fees	15,000
American Stock Exchange listing fees	35,000
Toronto Stock Exchange listing fees	150,000
Printing and engraving expenses	700,000
Legal fees and expenses	1,800,000
Accounting fees and expenses	100,000
Trustee fees	12,000
Transfer agent and registrar fees	30,000
Miscellaneous fees and expenses	114,427

Total	$3,000,000

Item 14. Indemnification of Directors and Officers.

Otelco Inc.    Otelco Inc. is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

  (1)
  to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith;

  (2)
  the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

  (3)
  the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 14, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Otelco Inc. under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Otelco Inc.'s Certificate of Incorporation provides, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Registrant will indemnify any and all of its officers and directors. Otelco Inc. will enter into indemnification agreements with its officers and directors. Otelco Inc. may, in its discretion, similarly indemnify its employees and agents. Otelco Inc.'s Certificate of Incorporation also relieves its directors from monetary damages to Otelco Inc. or its stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Otelco Inc. will obtain an insurance policy which, within the limits and subject to the terms and conditions thereof, will cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Otelco Inc.

Otelco Telecommunications, LLC, Otelco Telephone, LLC, Brindlee Holdings, LLC.    Each of Otelco Telecommunications, LLC, Otelco Telephone, LLC and Brindlee Holdings, LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement. The agreements of each of these limited liability companies generally provide for the indemnification of its directors and officers in accordance with, and under the circumstances permitted by, Section 18-108 of the Delaware Limited Liability Company Act.

Hopper Holding Company, Inc., Hopper Telecommunications Company, Inc., Brindlee Mountain Telephone Company, Page & Kiser Communications, Inc., Blountsville Telephone Company, Inc.    Each of Hopper Holding Company, Inc., Hopper Telecommunications Company, Inc., Brindlee Mountain Telephone Company, Page & Kiser Communications, Inc. and Blountsville Telephone Company, Inc. is a corporation incorporated under the laws of the State of Alabama. Sections 10-2B-8.50 through 10-2B-8.58 of the Alabama Business Corporation Act generally provide that an Alabama corporation may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal administrative or investigative and whether formal or informal, because he or she is or was a director, officer, employee or agent of the corporation (or is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred in the proceeding if (i) the individual conducted himself or herself in good faith, (ii) such individual reasonably believed that, in the case of conduct in his or her official capacity with the corporation, his or her conduct was in the best interest of the corporation or that, in all other cases, his or her conduct was not opposed to the corporation's best interest and (iii) in the case of a criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

The by-laws of each of these corporations generally provide for the indemnification of its directors and officers in accordance with and under the circumstances permitted by Sections 10-2B-8.50 through 10-2B-8.58 of the Alabama Business Corporation Act.

Item 15. Recent Sales of Unregistered Securities.

Set forth below in chronological order is certain information regarding securities issued by the Registrant since January 1, 2001 in transactions that were not registered under the Securities Act of 1933, including the consideration, if any, received by the Registrant for such issuances.

On August 27, 2001, Seaport (Otelco) Corp., a member of the Registrant, was merged into the Registrant and the sole stockholder of Seaport (Otelco) Corp., Seaport Capital Partners II, L.P., received 129,342 units as consideration in the merger.

Concurrent with this offering, the Registrant will convert from a limited liability company to a corporation and will acquire Mid-Missouri Holding Corp., all as discussed in the prospectus constituting part of this Registration Statement.

The securities issued or to be issued in each of the transactions identified above were exempt from registration under Section 4(2) of the Securities Act of 1933 because they were or will be issued in a private placement.

Item 16. Exhibits and Financial Statement Schedules.

  (a)
  EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
2.1	Form of Agreement and Plan of Merger among Mid-Missouri Parent, LLC, Mid-Missouri Holding Corp., the Registrant and Otelco Merger Subsidiary, Inc.*
3.1	Form of Certificate of Incorporation of Otelco Inc.*
3.2	Form of Third Amended and Restated By-laws of Otelco Inc.*
3.3	Certificate of Formation of Otelco Telecommunications LLC.
3.4	Form of Third Amended and Restated Operating Agreement of Otelco Telecommunications LLC.
3.5	Certificate of Formation of Otelco Telephone LLC.
3.6	Form of Third Amended and Restated Operating Agreement of Otelco Telephone LLC.
3.7	Certificate of Formation of Brindlee Holdings LLC.
3.8	Form of Amended and Restated Operating Agreement of Brindlee Holdings LLC.
3.9	Form of Amended and Restated Articles of Incorporation of Hopper Holding Company, Inc.
3.10	Form of Amended and Restated Bylaws of Hopper Holding Company, Inc.
3.11	Form of Amended and Restated Articles of Incorporation of Hopper Telecommunications Company, Inc.
3.12	Form of Amended and Restated Bylaws of Hopper Telecommunications Company, Inc.
3.13	Form of Second Amended and Restated Articles of Incorporation of Brindlee Mountain Telephone Company.
3.14	Form of Amended and Restated Bylaws of Brindlee Mountain Telephone Company.
3.15	Form of Amended and Restated Articles of Incorporation of Page & Kiser Communications, Inc.
3.16	Form of Amended and Restated Bylaws of Page & Kiser Communications, Inc.
3.17	Form of Amended and Restated Articles of Incorporation of Blountsville Telephone Company, Inc.
3.18	Form of Amended and Restated Bylaws of Blountsville Telephone Company, Inc.
4.1	Form of Indenture among Otelco Inc., the guarantor subsidiaries and Wells Fargo Bank, National Association as trustee, relating to Otelco Inc.'s Senior Subordinated Notes.*
4.2	Form of Senior Subordinated Notes (included in Exhibit 4.1).*
4.3	Form of Investor Rights Agreement.*
4.4	Form of stock certificate for Class A common stock.
4.5	Form of global IDS.
5.1	Opinion of O'Melveny & Myers LLP.*
5.2	Opinion of Wilkerson & Bryan, P.C.*
8.1	Opinion of O'Melveny & Myers LLP.*
10.1	Form of Credit Agreement among Otelco Inc., the Subsidiary Guarantors named therein and the lenders named therein.*

10.2	Amended and Restated Employment Agreement dated as of June 21, 2004 between Otelco Telephone LLC and Michael D. Weaver.**
10.3	Employment Agreement dated as of June 9, 2004 between Otelco Telephone LLC and Curtis L. Garner, Jr.**
12.1	Computation of Ratio of Earnings to Fixed Charges.
16.1	Letter from PricewaterhouseCoopers LLP to the SEC.**
16.2	Letter from Jackson Thornton to the SEC.**
21.2	List of material subsidiaries of Otelco Inc.**
23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of O'Melveny & Myers LLP (included in Exhibits 5.1 and 8.1).*
23.3	Consent of Wilkerson & Bryan, P.C. (included in Exhibit 5.2)*
23.4	Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., a financial advisory firm.
24.1	Power of Attorney (included on signature page hereto).**
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee.*
99.1	Consent of Howard Haug to be named as a director nominee.**
99.2	Consent of John P. Kunz to be named as a director nominee.**
99.3	Consent of William F. Reddersen to be named as a director nominee.**
99.4	Consent of Patricia L. Higgins to be named as a director nominee.**

*
To be filed by amendment.

**
Previously filed.

  (b)
  FINANCIAL STATEMENT SCHEDULES

All financial statement schedules are omitted because they are inapplicable, not required or the information is indicated elsewhere in the consolidated financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

  (2)
  For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on the 4th day of November, 2004.

RURAL LEC ACQUISITION LLC
By:	/s/ MICHAEL D. WEAVER

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL D. WEAVER Michael D. Weaver	President, Chief Executive Officer and Manager (principal executive officer)	November 4, 2004
* Curtis L. Garner, Jr.	Chief Financial Officer (principal financial and accounting officer)	November 4, 2004
* Stephen McCall	Manager	November 4, 2004
* Andrew Meyers	Manager	November 4, 2004
*By:	/s/ MICHAEL D. WEAVER Michael D. Weaver Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on the 4th day of November, 2004.

OTELCO TELECOMMUNICATIONS LLC
By:	/s/ MICHAEL D. WEAVER

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL D. WEAVER Michael D. Weaver	President, Chief Executive Officer and Manager (principal executive officer)	November 4, 2004
* Curtis L. Garner, Jr.	Chief Financial Officer (principal financial and accounting officer)	November 4, 2004
* Stephen McCall	Manager	November 4, 2004
* Andrew Meyers	Manager	November 4, 2004
*By:	/s/ MICHAEL D. WEAVER Michael D. Weaver Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on the 4th day of November, 2004.

OTELCO TELEPHONE LLC
By:	/s/ MICHAEL D. WEAVER

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL D. WEAVER Michael D. Weaver	President, Chief Executive Officer and Manager (principal executive officer)	November 4, 2004
* Curtis L. Garner, Jr.	Chief Financial Officer (principal financial and Jr. accounting officer)	November 4, 2004
* Stephen McCall	Manager	November 4, 2004
* Andrew Meyers	Manager	November 4, 2004
*By:	/s/ MICHAEL D. WEAVER Michael D. Weaver Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on the 4th day of November, 2004.

HOPPER HOLDING COMPANY, INC.
By:	/s/ MICHAEL D. WEAVER

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL D. WEAVER Michael D. Weaver	President, Chief Executive Officer and Manager (principal executive officer)	November 4, 2004
* Curtis L. Garner, Jr.	Chief Financial Officer (principal financial and accounting officer)	November 4, 2004
* Stephen McCall	Manager	November 4, 2004
* Andrew Meyers	Manager	November 4, 2004
*By:	/s/ MICHAEL D. WEAVER Michael D. Weaver Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on the 4th day of November, 2004.

HOPPER TELECOMMUNICATIONS COMPANY, INC.
By:	/s/ MICHAEL D. WEAVER

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL D. WEAVER Michael D. Weaver	President, Chief Executive Officer and Manager (principal executive officer)	November 4, 2004
* Curtis L. Garner, Jr.	Chief Financial Officer (principal financial and accounting officer)	November 4, 2004
* Stephen McCall	Manager	November 4, 2004
* Andrew Meyers	Manager	November 4, 2004
*By:	/s/ MICHAEL D. WEAVER Michael D. Weaver Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on the 4th day of November, 2004.

BRINDLEE HOLDINGS LLC
By:	/s/ MICHAEL D. WEAVER

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL D. WEAVER Michael D. Weaver	President, Chief Executive Officer and Manager (principal executive officer)	November 4, 2004
* Curtis L. Garner, Jr.	Chief Financial Officer (principal financial and accounting officer)	November 4, 2004
* Stephen McCall	Manager	November 4, 2004
* Andrew Meyers	Manager	November 4, 2004
By:	/s/ MICHAEL D. WEAVER Michael D. Weaver Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on the 4th day of November, 2004.

BRINDLEE MOUNTAIN TELEPHONE COMPANY
By:	/s/ MICHAEL D. WEAVER

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL D. WEAVER Michael D. Weaver	President, Chief Executive Officer and Manager (principal executive officer)	November 4, 2004
* Curtis L. Garner, Jr.	Chief Financial Officer (principal financial and accounting officer)	November 4, 2004
* Stephen McCall	Director	November 4, 2004
* Andrew Meyers	Director	November 4, 2004
*By:	/s/ MICHAEL D. WEAVER Michael D. Weaver Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on the 4th day of November, 2004.

PAGE & KISER COMMUNICATIONS, INC.
By:	/s/ MICHAEL D. WEAVER

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL D. WEAVER Michael D. Weaver	President, Chief Executive Officer and Manager (principal executive officer)	November 4, 2004
* Curtis L. Garner, Jr.	Chief Financial Officer (principal financial and accounting officer)	November 4, 2004
* Stephen McCall	Director	November 4, 2004
* Andrew Meyers	Director	November 4, 2004
By:	/s/ MICHAEL D. WEAVER Michael D. Weaver Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on the 4th day of November, 2004.

BLOUNTSVILLE TELEPHONE COMPANY INC.
By:	/s/ MICHAEL D. WEAVER

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL D. WEAVER Michael D. Weaver	President, Chief Executive Officer and Manager (principal executive officer)	November 4, 2004
* Curtis L. Garner, Jr.	Chief Financial Officer (principal financial and accounting officer)	November 4, 2004
* Stephen McCall	Director	November 4, 2004
* Andrew Meyers	Director	November 4, 2004
By:	/s/ MICHAEL D. WEAVER Michael D. Weaver Attorney-in-fact

QuickLinks

Table of Additional Registrant Guarantors
Explanatory Notes
Table of Contents
Summary
Our Company
Actions to Occur in Connection with this Offering
Use of Proceeds
Our Organizational Structure After this Offering
Our Corporate Information
The Offering
Summary of the Common Stock
Summary of the Senior Subordinated Notes
Risk Factors
General Information About This Prospectus
Summary Consolidated Financial and Other Information
Risk Factors
Cautionary Statement Regarding Forward-Looking Statements
Market and Industry Data
Dividend Policy and Restrictions
Capitalization
Dilution
Selected Consolidated Financial and Other Information
Selected Unaudited Pro Forma Consolidated Financial Information
Management's Discussion and Analysis of Financial Condition and Results of Operations
Business
Regulation
Management
Principal and Selling Stockholders
Related Party Transactions
Description of New Credit Facility
Description of IDSs
Description of Capital Stock
Description of Senior Subordinated Notes
IDSs Eligible For Future Sale
Material United States Federal Income Tax Considerations
Certain ERISA Considerations
Underwriting
Legal Matters
Experts
Where You Can Find More Information
Index to Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm
RURAL LEC ACQUISITION LLC Consolidated Balance Sheets
RURAL LEC ACQUISITION LLC Consolidated Statements of Operations
RURAL LEC ACQUISITION LLC Consolidated Statements of Changes in Members' Equity
RURAL LEC ACQUISITION LLC Consolidated Statements of Cash Flows
RURAL LEC ACQUISITION LLC Notes to Consolidated Financial Statements
RURAL LEC ACQUISITON LLC Unaudited Consolidated Balance Sheet
RURAL LEC ACQUISITION LLC Unaudited Consolidated Statements of Operations
RURAL LEC ACQUISITION LLC Unaudited Consolidated Statements of Cash Flows
RURAL LEC ACQUISITION LLC Notes to Consolidated Financial Statements (Unaudited)
Report of Independent Registered Public Accounting Firm
MID-MISSOURI HOLDING CORP. Consolidated Balance Sheet
MID-MISSOURI HOLDING CORP. Consolidated Statement of Operations
MID-MISSOURI HOLDING CORP. Consolidated Statement of Changes in Stockholder's Equity
MID-MISSOURI HOLDING CORP. Consolidated Statement of Cash Flows
MID-MISSOURI HOLDING CORP. Notes to Consolidated Financial Statements
MID-MISSOURI HOLDING CORP Unaudited Consolidated Balance Sheet
MID-MISSOURI HOLDING CORP Unaudited Consolidated Statements of Operations
MID-MISSOURI HOLDING CORP Unaudited Consolidated Statements of Cash Flows
MID-MISSOURI HOLDING CORP. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
RURAL LEC ACQUISITION LLC Unaudited Pro Forma Consolidated Balance Sheet September 30, 2004
RURAL LEC ACQUISITION LLC Unaudited Pro Forma Consolidated Balance Sheet September 30, 2004 (Continued)
RURAL LEC ACQUISITION LLC Notes to Unaudited Pro Forma Consolidated Income Statements
Notice to Investors
Currency and Exchange Rate Information
Eligibility for Investment
Certain Canadian Federal Income Tax Considerations
Earnings Coverage Ratios
Material Contracts
Purchasers' Statutory Rights of Withdrawal and Rescission
Legal Matters
Auditors, Transfer Agent and Registrar
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES